                                                              RULE NO. 424(b)(5)
                                                       REGISTRATION NO. 33-80419



PROSPECTUS SUPPLEMENT
(To Prospectus Dated December 16, 1996)

                                 $300,402,933
Residential Funding Mortgage Securities II, Inc.
                                   Depositor
                        Home Equity Loan Trust 1997-HS2
                        Residential Funding Corporation
                                Master Servicer
              Home Equity Loan-Backed Term Notes, Series 1997-HS2

                               ----------------
  The Home Equity Loan Trust 1997-HS2 (the "Issuer" or the "Trust") will be formed pursuant to a Trust Agreement to be dated as of March 27, 1997 between Residential Funding Mortgage Securities II, Inc. (the "Depositor") and Wilmington Trust Company, the Owner Trustee. The Issuer will issue $300,402,933 aggregate principal amount of Home Equity Loan-Backed Term Notes, Series 1997-HS2 (the "Term Notes"). The Term Notes will be issued pursuant to an Indenture to be dated as of March 27, 1997, between the Issuer and The Chase Manhattan Bank, the Indenture Trustee. Pursuant to the Indenture, the Issuer will also issue an aggregate amount up to the Maximum Variable Funding Balance (as defined herein) of Home Equity Loan-Backed Variable Funding Notes, Series 1997-HS2 (the "Variable Funding Notes"). In addition, pursuant to the Trust Agreement, the Issuer will issue Home Equity Loan-Backed Certificates, Series 1997-HS2 (the "Certificates"). The Term Notes and the Variable Funding Notes will have equal priorities and are collectively referred to herein as the "Notes" and the Notes and the Certificates are collectively referred to herein as the "Securities." Only the Term Notes are offered hereby.

  The Term Notes will be secured by certain adjustable rate home equity revolving credit loans made or to be made in the future (the "Revolving Credit Loans") secured by first or second deeds of trust or mortgages on residential properties that are one- to four-family properties. In addition, the Notes will have the benefit of an irrevocable and unconditional financial guaranty insurance policy (the "Policy") issued by AMBAC Indemnity Corporation (the "Credit Enhancer") as described under "Description of the Policy" herein.
                                                  (Continued on following page)

                               [LOGO] AMBAC (R)

                               ----------------
 THE TERM NOTES REPRESENT OBLIGATIONS OF  THE TRUST ONLY AND DO NOT REPRESENT
  AN INTEREST  IN OR OBLIGATION OF THE DEPOSITOR, THE  MASTER SERVICER, GMAC
    MORTGAGE OR ANY OF THEIR RESPECTIVE AFFILIATES. NONE OF THE TERM NOTES
     OR THE UNDERLYING  REVOLVING CREDIT LOANS ARE  INSURED OR GUARANTEED
      BY   ANY  GOVERNMENTAL  AGENCY   OR  INSTRUMENTALITY  OR  BY   THE
        DEPOSITOR, THE MASTER SERVICER, GMAC  MORTGAGE OR ANY OF THEIR
         RESPECTIVE AFFILIATES.

                               ----------------
 THESE TERM NOTES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
  EXCHANGE  COMMISSION  OR  ANY  STATE SECURITIES  COMMISSION  NOR  HAS  THE
   SECURITIES  AND EXCHANGE COMMISSION  OR ANY STATE SECURITIES  COMMISSION
     PASSED UPON THE  ACCURACY OR ADEQUACY OF  THIS PROSPECTUS SUPPLEMENT
      OR  THE  PROSPECTUS.  ANY  REPRESENTATION  TO THE  CONTRARY  IS  A
       CRIMINAL OFFENSE.

                               ----------------
 THE ATTORNEY GENERAL OF THE STATE OF  NEW YORK HAS NOT PASSED ON OR ENDORSED
  THE  MERITS OF  THIS  OFFERING.  ANY  REPRESENTATION  TO  THE CONTRARY  IS
   UNLAWFUL.

                               ----------------
  FOR A DISCUSSION OF SIGNIFICANT MATTERS AFFECTING INVESTMENTS IN THE TERM NOTES, SEE "RISK FACTORS" COMMENCING ON PAGE S-10 HEREIN AND "RISK FACTORS" IN THE PROSPECTUS COMMENCING ON PAGE 10.

  There is currently no secondary market for the Term Notes. Morgan Stanley & Co. Incorporated (the "UNDERWRITER") intends to make a secondary market in the Term Notes, but is not obligated to do so. There can be no assurance that a secondary market for the Term Notes will develop or, if it does develop, that it will continue. The Term Notes will not be listed on any securities exchange.

  The Term Notes will be purchased from the Company by the Underwriter and will be offered by the Underwriter from time to time to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The proceeds to the Company from the sale of the Term Notes, before deducting expenses payable by the Company, will be equal to approximately 99.75% of the initial aggregate principal balance of the Term Notes. The Term Notes are offered by the Underwriter subject to prior sale, when, as and if delivered to and accepted by the Underwriter and subject to certain other conditions. The Underwriter reserves the right to withdraw, cancel or modify such offer and to reject any order in whole or in part. It is expected that delivery of the Term Notes will be made on or about March 27, 1997 in book-entry form only through DTC, Cedel and Euroclear as discussed herein, against payment therefor in immediately available funds.

                               ----------------
                             MORGAN STANLEY & CO.
                                 Incorporated

March 24, 1997

 (Continued from previous page)

  Payments of principal and interest on the Term Notes will be made on the 20th day of each month or, if such day is not a business day, then on the next business day, commencing on April 21, 1997 (each, a "Payment Date"). Interest will accrue on the Term Notes at a floating rate (the "Note Rate") during each Interest Period, as described herein. See "Description of the Securities-- Interest Payments on the Notes" herein.

  It is a condition of the issuance of the Term Notes that they be rated "Aaa" by Moody's Investors Service, Inc. ("MOODY'S") and "AAA" by Standard & Poor's Ratings Services ("STANDARD & POOR'S").

  The yield to maturity on the Term Notes will depend on the rate and timing of principal payments (including payments in excess of required installments, prepayments in full or terminations, liquidations and repurchases) and the rate and timing of Draws (as defined herein) on the Revolving Credit Loans. The Revolving Credit Loans generally may be prepaid at any time without penalty. In addition, the yield to investors on the Term Notes may also be adversely affected to the extent of any Interest Shortfalls (as defined herein). See "Certain Yield and Prepayment Considerations" herein and "Yield and Prepayment Considerations" in the Prospectus.

                               ----------------

  THE TERM NOTES OFFERED BY THIS PROSPECTUS SUPPLEMENT CONSTITUTE PART OF A SEPARATE SERIES OF SECURITIES BEING OFFERED PURSUANT TO THE DEPOSITOR'S PROSPECTUS DATED DECEMBER 16, 1996, OF WHICH THIS PROSPECTUS SUPPLEMENT IS A PART AND WHICH ACCOMPANIES THIS PROSPECTUS SUPPLEMENT. THE PROSPECTUS CONTAINS IMPORTANT INFORMATION REGARDING THIS OFFERING WHICH IS NOT CONTAINED HEREIN, AND PROSPECTIVE INVESTORS ARE URGED TO READ THE PROSPECTUS AND THIS PROSPECTUS SUPPLEMENT IN FULL. SALES OF THE TERM NOTES MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS.

                               ----------------

  UNTIL JUNE 19, 1997, ALL DEALERS EFFECTING TRANSACTIONS IN THE TERM NOTES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND THE PROSPECTUS TO WHICH IT RELATES. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

  NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE DEPOSITOR OR BY THE UNDERWRITER. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THE SECURITIES OFFERED HEREBY TO ANYONE IN ANY JURISDICTION IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE ANY SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT INFORMATION HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SINCE THE DATE OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS.

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
                           PROSPECTUS SUPPLEMENT
Summary....................................................................  S-4
Risk Factors............................................................... S-10
Description of the Mortgage Pool........................................... S-11
Servicing of Revolving Credit Loans........................................ S-20
The Issuer................................................................. S-22
The Owner Trustee.......................................................... S-22
The Indenture Trustee...................................................... S-22
The Credit Enhancer........................................................ S-22
Description of the Securities.............................................. S-24
Description of the Policy.................................................. S-31
Certain Yield and Prepayment Considerations................................ S-32
Description of the Purchase Agreement...................................... S-36
Description of the Servicing Agreement..................................... S-37
Description of the Trust Agreement and Indenture........................... S-38
Certain Federal Income Tax Consequences.................................... S-40
ERISA Considerations....................................................... S-41
Legal Investment........................................................... S-41
Method of Distribution..................................................... S-41
Experts.................................................................... S-42
Legal Matters.............................................................. S-42
Ratings.................................................................... S-42
                                PROSPECTUS
Additional Information.....................................................    2
Reports to Noteholders.....................................................    2
Incorporation of Certain Information by Reference..........................    2
Summary of Prospectus......................................................    4
Risk Factors...............................................................   10
The Pools..................................................................   16
Trust Asset Program........................................................   21
Description of the Notes...................................................   27
Description of Credit Enhancement..........................................   38
Description of FHA Insurance Under Title I.................................   42
The Company................................................................   44
Residential Funding Corporation............................................   44
Servicing of Trust Assets..................................................   44
The Agreements.............................................................   50
Yield and Prepayment Considerations........................................   53
Certain Legal Aspects of the Trust Assets and Related Matters..............   58
Certain Federal Income Tax Consequences....................................   75
State and Other Tax Consequences...........................................   81
ERISA Considerations.......................................................   81
Legal Investment Matters...................................................   84
Use of Proceeds............................................................   85
Methods of Distribution....................................................   85
Legal Matters..............................................................   86
Financial Information......................................................   86
Index of Principal Definitions.............................................   87

                                    SUMMARY

  The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere herein and in the Prospectus. Capitalized terms used herein and not otherwise defined herein have the meanings assigned in the Prospectus.

Issuer....................  The Term Notes will be issued by Home Equity Loan
                            Trust 1997-HS2, a Delaware business trust established pursuant to the Trust Agreement, dated as of March 27, 1997 between the Depositor and the Owner Trustee. The assets of the Issuer will consist of the Revolving Credit Loans (as defined herein) and certain related assets.

The Term Notes............  $300,402,933 Home Equity Loan-Backed Term Notes,
                            Series 1997-HS2, are offered hereby. The Term Notes will be issued pursuant to an Indenture, dated as of March 27, 1997 between the Issuer and the Indenture Trustee.

Depositor.................  Residential Funding Mortgage Securities II, Inc.
                            (the "DEPOSITOR" or the "COMPANY"). See "The
                            Company" in the Prospectus.

Master Servicer...........  Residential Funding Corporation (the "MASTER
                            SERVICER" or "RESIDENTIAL FUNDING"), an affiliate of the Depositor. See "Residential Funding Corporation" in the Prospectus.

Owner Trustee.............  Wilmington Trust Company.

Indenture Trustee.........  The Chase Manhattan Bank.

Closing Date..............  On or about March 27, 1997.

Payment Date..............  The 20th day of each month (or, if such day is not a business day, the next business day), beginning on April 21, 1997 (each, a "PAYMENT DATE").

Denominations and
                Registration.
                            The Term Notes will be issued in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof, except for one Term Note, evidencing the sum of an authorized denomination thereof and the remainder of the aggregate Security Balance of the Term Notes. The Term Notes will initially be issued in book-entry form. Persons acquiring beneficial ownership interests in the Term Notes ("TERM NOTE OWNERS") may elect to hold their Term Notes through DTC, in the United States, or Cedel or Euroclear, in Europe. Transfers within DTC, Cedel or Euroclear, as the case may be, will be in accordance with the usual rules and operating procedures of the relevant system. No Term Note Owner will be entitled to receive a physical certificate representing such person's interest, except in the event that Definitive Term Notes (as defined herein) are issued under the limited circumstances described herein. All references in this Prospectus Supplement to any Term Notes reflect the rights of Term Note Owners only as such rights may be exercised through DTC and its participating organizations for so long as such Term Notes are Book-Entry Notes. See "Description of the Securities--Book-Entry Notes" herein and "Description of the Notes--Form of Notes" in the Prospectus.

The Mortgage Pool.........  The Mortgage Pool will consist of a pool of
                            Revolving Credit Loans acquired by Residential Funding pursuant to its Home Equity Program, originated pursuant to Credit Line Agreements and secured by Mortgaged Properties. 99.8% of the Revolving Credit Loans (by Cut-off Date Balance) are secured by second mortgages or deeds of trust and the remainder are secured by first mortgages or deeds of trust. The Mortgage Pool will include the unpaid principal balance of the Revolving Credit Loans as of the close of the latest billing cycle on March 3, 1997 (the "CUT-OFF DATE BALANCE" and, such date, the "CUT-OFF DATE") and any additions thereto as a result of new advances of money made pursuant to the applicable Credit Line Agreement after such day (the "ADDITIONAL BALANCES" or "DRAWS") except as otherwise provided herein. With respect to any date, the "POOL BALANCE" will be equal to the aggregate of the Principal Balances of all Revolving Credit Loans as of such date. The "PRINCIPAL BALANCE" of a Revolving Credit Loan (other than a Liquidated Revolving Credit Loan) on any day is equal to its Cut-off Date Balance, plus
                            (i) any Additional Balances in respect of such Revolving Credit Loan conveyed to the Trust prior to such day, minus (ii) all collections credited against the Principal Balance of such Revolving Credit Loan in accordance with the related Credit Line Agreement since the Cut-off Date. The Principal Balance of a Liquidated Revolving Credit Loan after the final recovery of related Liquidation Proceeds shall be zero.

                            The Pool Balance of the Revolving Credit Loans as of the Cut-off Date will be $300,402,933. The Combined Loan-to-Value Ratio (as defined herein) for these Revolving Credit Loans ranged from 8.00% to 100.00% and the weighted average Combined Loan-to-Value Ratio based on the Credit Limits of the Revolving Credit Loans will be 85.2% as of the Cut-off Date. The Junior Ratios for the Revolving Credit Loans ranged from 3.29% to 100%, and the weighted average Junior Ratio will be 23.6%, as of the Cut-off Date. The weighted average Credit Limit Utilization Rate based on the Credit Limits of the Revolving Credit Loans will be 82.2% as of the Cut-off Date. The Principal Balances of the Revolving Credit Loans as of the Cut-off Date ranged from $0 to $495,149 and averaged $34,693. Credit Limits under the Revolving Credit Loans as of the Cut-off Date ranged from $7,000 to $500,000 and averaged $42,199. Each Revolving Credit Loan was originated in the period from June 1989 to February 1997. With respect to 62.1% of the Revolving Credit Loans (by Cut-off Date Balance), the related Mortgaged Properties will be located in California. For a further description of the Revolving Credit Loans, see "Description of the Mortgage Pool" herein.

Interest Payments.........  Interest on the Notes will be paid monthly on each
                            Payment Date, commencing in April 1997, at the Note Rate for the related Interest Period (as defined below), subject to the limitations set forth below which may result in Interest Shortfalls (as described below). The Note Rate for each Interest Period will be a floating rate equal to the lesser of (i) LIBOR plus 0.155% per annum and (ii) the Maximum Net Loan

                            Rate (as described herein under "Description of the Securities--Interest Payments on the Notes"). However, on any Payment Date on which interest accrued on the Notes during the related Interest Period exceeds an amount equal to one-twelfth of the product of (a) the aggregate Principal Balance of the Revolving Credit Loans multiplied by (b) the Net Loan Rate Cap (as defined herein), the amount of such difference (any such amount, an "INTEREST SHORTFALL") will not be included as interest payments on the Notes for such Payment Date and such amount will accrue interest at the Note Rate on the Notes (as adjusted from time to time) and will be paid on future Payment Dates only to the extent funds are available therefor as set forth herein under "Description of the Securities-- Allocation of Payments on the Revolving Credit Loans." Interest Shortfalls will not be covered by the Policy and may remain unpaid on the final Payment Date. Interest on the Notes in respect of any Payment Date will accrue from the preceding Payment Date (or in the case of the first Payment Date, from the date of initial issuance of the Notes (the "CLOSING DATE") through the day preceding such Payment Date (each such period, an "INTEREST PERIOD")) on the basis of the actual number of days in the Interest Period and a 360-day year.

Principal Payments........  On each Payment Date, other than the Payment Date in September 2022, principal payments will be due and payable on the Notes in an aggregate amount (the "PRINCIPAL COLLECTION DISTRIBUTION AMOUNT") equal to either (i) Net Principal Collections (as defined herein) for such Payment Date, so long as no Amortization Event (as defined herein) has occurred and such Payment Date is during the Revolving Period or (ii) Principal Collections for such Payment Date, if an Amortization Event has occurred or if such Payment Date is after the end of the Revolving Period. In addition, on any Payment Date, to the extent of funds available therefor, Noteholders will also be entitled to receive principal payments in an aggregate amount generally equal to (i) Liquidation Loss Distribution Amounts (as defined herein), as and to the extent described herein, and (ii) the amount, if any, necessary to bring the Outstanding Reserve Amount up to the Reserve Amount Target. On each Payment Date, the aggregate amount payable in respect of principal on the Notes will be allocated to the Term Notes and Variable Funding Notes on a pro rata basis based on the outstanding Security Balances (as defined herein) thereof until paid in full. In no event will principal payments on the Notes on any Payment Date exceed the Security Balance thereof on such date. On the Payment Date in September 2022, principal will be due and payable on the Notes in an amount equal to the Security Balance remaining outstanding on such Payment Date.

Allocation of Payments on
 the Revolving Credit       All collections on the Revolving Credit Loans will
 Loans....................  be allocated by the Master Servicer in accordance with the terms of the Credit Line Agreements between amounts collected in respect of interest and amounts collected in respect of principal. See
                            "Description of the

                            Servicing Agreement--Allocation of Payments on the Revolving Credit Loans" herein, which describes the calculation of the Interest Collections and the Principal Collections on the Revolving Credit Loans for the Collection Period related to each Payment Date. These amounts are calculated exclusive of the pro rata portion of collections attributable to Additional Balances not conveyed to the Trust following an Amortization Event. With respect to any Payment Date, the portion of Principal Collections and Interest Collections that are distributable pursuant to the Servicing Agreement (together, the "P&I COLLECTIONS") will equal (a) Interest Collections for such Payment Date and (b) either (1) at any time during the Revolving Period, so long as an Amortization Event has not occurred, the Net Principal Collections for such Payment Date, or (2) at any time after the end of the Revolving Period, or if an Amortization Event has occurred, Principal Collections for such Payment Date.

                            The Security Balances of the Variable Funding Notes (as described herein) will be increased from time to time during the Revolving Period (so long as an Amortization Event has not occurred) in consideration for Additional Balances sold to the Trust, if Principal Collections are insufficient or unavailable to cover the related Draws, up to the Maximum Variable Funding Balance.

                            Upon the occurrence of an Amortization Event or after the end of the Revolving Period, Principal Collections for a Collection Period will no longer be applied to acquire Additional Balances during such Collection Period. On any Payment Date after the end of the Revolving Period, so long as an Amortization Event has not occurred, the acquisition of all Additional Balances will be reflected by an increase in the Security Balance of the Variable Funding Notes, up to the Maximum Variable Funding Balance at such time, and all Principal Collections will be paid to the then-outstanding Securities. Upon the occurrence of an Amortization Event, no new Additional Balances will be acquired by the Trust. The "REVOLVING PERIOD" is the period commencing on the Closing Date and ending on March 31, 2002. See "Description of the Securities--Allocation of Payments on the Revolving Credit Loans" for a description of "Amortization Events."

Credit Enhancement........  The Credit Enhancement provided for the benefit of the Noteholders consists of (a) the Liquidation Loss Distribution Amounts, (b) the Outstanding Reserve Amount and (c) the Policy, each as described below.

                            Liquidation Loss Distribution Amounts: Holders of the Notes will be protected against Liquidation Loss Amounts (other than Excess Loss Amounts (as defined herein)) as a result of the preferential allocation to the Notes of the Liquidation Loss Distribution Amount (representing excess interest collections, if available), as described herein which will be used to make corresponding payments on the Notes and distributions on the Certificates.

                            Outstanding Reserve Amount: The Outstanding Reserve Amount will be created by distributions of the Reserve Increase Amount (as defined herein), if any, to the Notes. The Outstanding Reserve Amount, if any, will represent overcollateralization which will be available to absorb any Liquidation Loss Amounts (other than Excess Loss Amounts) that are not covered by Liquidation Loss Distribution Amounts. Any Liquidation Loss Amounts not so covered by a Liquidation Loss Distribution Amount or the Outstanding Reserve Amount will be covered by draws on the Policy to the extent provided herein. The "OUTSTANDING RESERVE AMOUNT" available on any Payment Date is the amount, if any, by which the Pool Balance as of the end of the related Collection Period exceeds the aggregate of the Security Balances of all Securities on such Payment Date (after application of Net Principal Collections or Principal Collections, as the case may be, for such date).

                            As of the Closing Date, the Reserve Amount Target is equal to 1.50% of the Cut-off Date Balance. The Reserve Amount Target may decrease from time to time pursuant to the terms of the Indenture based on specified trigger tests, as further described herein. See "Description of the Securities-- Allocation of Payments on the Revolving Credit Loans" herein. To the extent the Reserve Amount Target decreases on any Payment Date, the amount of the Principal Collection Distribution Amount will be reduced on such Payment Date and on each subsequent Payment Date to the extent the remaining Outstanding Reserve Amount is in excess of the reduced Reserve Amount Target until the Outstanding Reserve Amount equals the Reserve Amount Target.

                            Policy: On the Closing Date, the Credit Enhancer will issue a Policy in favor of the Owner Trustee on behalf of the Issuer. The Policy will unconditionally and irrevocably guarantee interest on the Notes at the Note Rate plus any Liquidation Loss Amounts allocated to the Notes. On each Payment Date, a draw will be made on the Policy to cover (a) any shortfall in amounts available to make payments of interest on the Notes at the Note Rate, (b) any Liquidation Loss Amount (other than any Excess Loss Amount) to the extent not currently covered by Liquidation Loss Distribution Amounts or a reduction in the Outstanding Reserve Amount and
                            (c) any Excess Loss Amounts. Interest Shortfalls will not be covered by the Policy. See "Description of the Policy" herein and "Description of Credit Enhancement" in the Prospectus.

Credit Enhancer...........  AMBAC Indemnity Corporation. See "The Credit
                            Enhancer" herein.

The Variable Funding        Home Equity Loan-Backed Variable Funding Notes,
 Notes....................  Series 1997-HS2. The Variable Funding Notes will be issued pursuant to the Indenture. The Variable
                            Funding Notes will have the same interest rate and will be paid in the same manner as the Term Notes.
                            As of the Closing Date, the Security Balance of the Variable Funding Notes will be zero. See
                            "Description of the Securities--General." The
                            Variable Funding Notes are not offered hereby.

The Certificates..........  Home Equity Loan-Backed Certificates, Series 1997-
                            HS2, which are not offered hereby. The Certificates will be issued pursuant to the Trust Agreement and will represent the beneficial ownership interest in the Trust.

Final Payment of
 Principal on the Notes...  The Notes will be payable in full on the Payment
                            Date in September 2022, to the extent of the outstanding related Security Balance on such date, if any. In addition, the Issuer will pay the Notes in full upon the exercise by the Master Servicer of its option to purchase all Revolving Credit Loans and all property acquired in respect of such Revolving Credit Loans. See "Description of the Securities--Maturity and Optional Redemption" herein and "The Agreements--Termination; Redemption of Notes" in the Prospectus.

Certain Federal Income
 Tax Consequences.........  In the opinion of Thacher Proffitt & Wood, counsel to the Depositor, for federal income tax purposes, the Term Notes will be characterized as indebtedness and the Issuer, as created pursuant to the terms and conditions of the Trust Agreement, will not be characterized as an association (or publicly traded partnership within the meaning of section 7704 of the Code) taxable as a corporation or as a taxable mortgage pool within the meaning of section 7701(i) of the Code.

                            For further information regarding certain federal income tax consequences of an investment in the Notes, see "Certain Federal Income Tax Consequences" herein and "Certain Federal Income Tax Consequences" and "State and Other Tax Consequences" in the Prospectus.

Legal Investment..........
                            THE TERM NOTES WILL NOT CONSTITUTE "MORTGAGE
                            RELATED SECURITIES" FOR PURPOSES OF SMMEA, BECAUSE THE MORTGAGE POOL INCLUDES REVOLVING CREDIT LOANS THAT ARE SECURED BY SUBORDINATE LIENS ON THE RELATED MORTGAGED PROPERTIES. Institutions whose investment activities are subject to legal investment laws and regulations or to review by certain regulatory authorities may be subject to restrictions on investment in the Term Notes. See "Legal Investment" herein.

Rating....................  It is a condition to the issuance of the Term Notes that they be rated "Aaa" by Moody's and "AAA" by Standard & Poor's. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. A security rating does not address the frequency of prepayments or Draws of Revolving Credit Loans, the likelihood of the receipt of any amounts in respect of Interest Shortfalls, or the corresponding effect on yield to investors. See "Certain Yield and Prepayment Considerations" and "Ratings" herein.

                                 RISK FACTORS

  PROSPECTIVE NOTEHOLDERS SHOULD CONSIDER, AMONG OTHER THINGS, THE ITEMS DISCUSSED UNDER "RISK FACTORS" WHICH BEGINS ON PAGE 10 IN THE PROSPECTUS AND THE FOLLOWING FACTORS IN CONNECTION WITH THE PURCHASE OF THE TERM NOTES:

RISKS ASSOCIATED WITH THE REVOLVING CREDIT LOANS

  Since 99.8% of the Revolving Credit Loans (by Cut-off Date Balance) are subordinate to the rights of the mortgagee under the related senior mortgage or mortgages, the proceeds from any liquidation, insurance or condemnation proceedings will be available to satisfy the outstanding balance of such Revolving Credit Loans secured by subordinate mortgages only to the extent that the claims of such senior mortgages have been satisfied in full, including any related foreclosure costs. In circumstances when it is determined to be uneconomical to foreclose on the Mortgaged Property, the Master Servicer may write off the entire outstanding balance of such Revolving Credit Loan as a bad debt. The foregoing considerations will be particularly applicable to Revolving Credit Loans secured by junior liens that have high Combined Loan-to-Value Ratios or low Junior Ratios because it is comparatively more likely that the Master Servicer would determine foreclosure to be uneconomical in the case of such Revolving Credit Loans. Any losses on Revolving Credit Loans, to the extent such losses are not covered by the Liquidation Loss Distribution Amount, a reduction in the Outstanding Reserve Amount or the Policy will be borne by the Noteholders.

  Under the Home Equity Program, Mortgagors are generally qualified based on an assumed payment which reflects a rate significantly lower than the maximum rate and, with respect to the Teaser Loans (as defined herein), the Loan Rate at origination will be below the rate that would result from the sum of the then-applicable Index and Gross Margin. The repayment of any Revolving Credit Loan may thus be dependent on the ability of the Mortgagor to make larger interest payments following the adjustment of the Loan Rate and during the life of such Revolving Credit Loan.

  Defaults on mortgage loans are generally expected to occur with greater frequency in their early years. The rate of default of second mortgage loans may be greater than that of mortgage loans secured by first liens on comparable properties.

  As to 9.0% of the Revolving Credit Loans (by Cut-off Date Balance) borrowers are not required to make any principal payments until the maturity of such Revolving Credit Loans (the "BALLOON LOANS"). As a result, a borrower generally will be required to pay the entire remaining principal amount of the Balloon Loan at its maturity. The ability of a borrower to make such a payment may depend on the ability of the borrower to obtain refinancing of the balance due on the Balloon Loan. An increase in interest rates over the Note Rate applicable at the time the Balloon Loan was originated may have an adverse effect on the borrower's ability to obtain refinancing or to pay the required monthly payment. Collections on the Revolving Credit Loans may also vary due to seasonal purchasing and payment habits of borrowers.

  With respect to certain Balloon Loans, general credit risk may also be greater to Noteholders than to holders of instruments representing interests in level payment first mortgage loans since no or only a small payment of principal generally is required until after either a five or fifteen year Draw Period under the related Credit Line Agreements. Minimum monthly payments will at least equal and may exceed accrued interest. Even assuming that the Mortgaged Properties provide adequate security for the Revolving Credit Loans, substantial delays could be encountered in connection with the liquidation of Revolving Credit Loans that are delinquent and resulting shortfalls in payments to Noteholders could occur if the Outstanding Reserve Amount has been reduced to zero, and the Credit Enhancer were unable to perform on its obligations under the Policy. Further, liquidation expenses (such as legal fees, real estate taxes, and maintenance and preservation expenses) will reduce the proceeds payable to Noteholders and thereby reduce the security for the Revolving Credit Loans. In the event any of the Mortgaged Properties fail to provide adequate security for the related Revolving Credit Loans, Noteholders could experience a loss if the Credit Enhancer was unable to perform its obligations under the Policy.

LIMITATIONS AND REDUCTION AND SUBSTITUTION OF CREDIT ENHANCEMENT

  Credit enhancement will be provided for the Notes in the form of Liquidation Loss Distribution Amounts (representing excess interest collections, if available), by the Outstanding Reserve Amount (representing any overcollateralization that may have been established as described herein), and by the Policy to the limited extent described herein. None of the Depositor, the Master Servicer, the Program Sellers (as defined herein), GMAC Mortgage or any of their affiliates will have any obligation to replace or supplement such credit enhancement, or to take any other action to maintain any rating of the Notes. To the extent that any losses are incurred on any of the Revolving Credit Loans that are not covered by Liquidation Loss Distribution Amounts, a reduction in the Outstanding Reserve Amount or the Policy, the holders of the Notes will bear all risk of such losses resulting from default by Mortgagors.

                       DESCRIPTION OF THE MORTGAGE POOL

GENERAL

  The Revolving Credit Loans were originated pursuant to Credit Line Agreements, approximately 99.8% (by Cut-off Date Balance) of which are secured by second mortgages or deeds of trust and the remainder of which are first mortgages or deeds of trust. The Mortgaged Properties securing the Revolving Credit Loans consist primarily of residential properties that are one- to four-family properties. As to each Revolving Credit Loan, the Mortgagor represented at the time of origination that the related Mortgaged Property would be owner occupied as a primary, second or vacation home.

  All percentages of the Revolving Credit Loans described herein are approximate percentages determined (except as otherwise indicated) by Cut-off Date Balance.

  The Cut-off Date Balance of the Revolving Credit Loans will be $300,402,933. As of the Cut-off Date, no Revolving Credit Loan will be 30 days or more delinquent. The average Cut-off Date Balance will be $34,693, the minimum Cut-off Date Balance will be $0, the maximum Cut-off Date Balance will be $495,149, the lowest Loan Rate and the highest Loan Rate on the Cut-off Date will be 5.99% and 16.50% per annum, respectively, the weighted average Loan Rate on the Cut-off Date will be 9.32% per annum and the maximum Combined Loan-to-Value Ratio as of the Cut-off Date will be 100%. The weighted average Combined Loan-to-Value Ratio based on the Credit Limits of the Revolving Credit Loans will be 85.2% as of the Cut-off Date. The weighted average Credit Limit Utilization Rate based on the Credit Limits of the Revolving Credit Loans will be 82.2% as of the Cut-off Date. The weighted average Junior Ratio of the Revolving Credit Loans will be approximately 23.6% as of the Cut-off Date. The latest scheduled maturity of any Revolving Credit Loan will be March 2022. With respect to 62.1% of the Revolving Credit Loans, the related Mortgaged Properties will be located in California.

  As of the Cut-off Date, the Loan Rates on approximately 40.6% of the Revolving Credit Loans (the "TEASER LOANS") will be introductory rates that are lower than the rate that would have been in effect if the applicable Index and Gross Margin at the time these loans were originated were used to determine the Loan Rate. Commencing on their first Adjustment Date, the Loan Rates on the Teaser Loans will be based on the applicable Index and Gross Margin. As of the Cut-off Date, the weighted average number of months until the Teaser Loans reach their teaser expiration date is approximately two months.

  All of the Revolving Credit Loans were acquired by Residential Funding (in such capacity, the "SELLER") from banks, savings and loan associations, mortgage bankers, investment banking firms and other mortgage loan originators and sellers (the "PROGRAM SELLERS"), under the Seller's Home Equity Program (the "HOME EQUITY PROGRAM") on a servicing released basis.

REVOLVING CREDIT LOAN TERMS

  Interest on each Revolving Credit Loan is calculated based on the average daily balance outstanding during the Billing Cycle, and with respect to each Revolving Credit Loan, the "BILLING CYCLE" is the calendar month preceding the related Due Date (as defined herein).

  Each Revolving Credit Loan has a "LOAN RATE" that is subject to adjustment on the first day of each related Billing Cycle commencing on a specified date (each such day, an "ADJUSTMENT DATE") to equal the sum of (a) the prime rate for corporate loans at United States commercial banks, as published in The Wall Street Journal (the "INDEX") on the first business day of the month in which such Billing Cycle begins, and (b) the Gross Margin specified in the related Credit Line Agreement, provided, however, that the Loan Rate on each Revolving Credit Loan will in no event be greater than the maximum Loan Rate (the "MAXIMUM LOAN RATE") set forth in the related Credit Line Agreement (subject to the maximum rate permitted by applicable law). If, on any day, more than one prime rate or a range of prime rates for corporate loans at United States commercial banks is published in The Wall Street Journal, the Index on such day will be the highest of the prime rates.

  Each Revolving Credit Loan had a term to maturity from the date of origination of not more than 311 months. The Mortgagor for each Revolving Credit Loan may make a Draw under the related Credit Line Agreement at any time during the Draw Period. The Draw Period will be 5 years (with respect to 39.9% of the Revolving Credit Loans) and 15 years (with respect to 51.1% of the Revolving Credit Loans) from the date of origination thereof. The related Mortgagor will not be permitted to make any Draw during the 10 year period (or, with respect to 3.5% of the Revolving Credit Loans, during a period of no more than 11 years) from the end of the related Draw Period to the related maturity date (the "REPAYMENT PERIOD"), except with respect to the Balloon Loans, which do not have a Repayment Period. The maximum amount of each Draw with respect to any Revolving Credit Loan is equal to the excess, if any, of the Credit Limit over the outstanding principal balance under such Credit Line Agreement at the time of such Draw. Each Revolving Credit Loan may be prepaid in full or in part at any time and without penalty, but with respect to each Revolving Credit Loan, the related Mortgagor will have the right during the related Draw Period to make a Draw in the amount of any prepayment theretofore made with respect to such Revolving Credit Loan. Each Mortgagor generally will have access to make Draws with either checks or a credit card, subject to applicable law. The Credit Line Agreement or Mortgage related to each Revolving Credit Loan generally will contain a customary "due-on-sale" clause.

  As to each Revolving Credit Loan, the Mortgagor's rights to receive Draws during the Draw Period may be suspended, or the Credit Limit may be reduced, for cause under a number of circumstances, including, but not limited to: a materially adverse change in the Mortgagor's financial circumstances; a decline in the value of the Mortgaged Property significantly below its appraised value at origination; or a payment default by the Mortgagor. However, generally such suspension or reduction will not affect the payment terms for previously drawn balances. The Subservicers and the Master Servicer will have no obligation to investigate as to whether any such circumstances have occurred and may have no knowledge thereof; therefore there can be no assurance that any Mortgagor's ability to receive Draws will be suspended or reduced in the event that the foregoing circumstances occur. In the event of default under a Revolving Credit Loan, the Revolving Credit Loan may be terminated and declared immediately due and payable in full. For this purpose, a default includes, but is not limited to: the Mortgagor's failure to make any payment as required; any action or inaction by the Mortgagor that adversely affects the Mortgaged Property or the rights in the Mortgaged Property; or fraud or material misrepresentation by a Mortgagor in connection with the Revolving Credit Loan.

  Prior to the related Repayment Period or prior to the date of maturity for loans without Repayment Periods, the Mortgagor for each Revolving Credit Loan will be obligated to make monthly payments thereon in a minimum amount that generally will be equal to the Finance Charge (as defined below) for such Billing Cycle. Except as described below, if such loan has a Repayment Period, during such period, the Mortgagor will be obligated to make monthly payments consisting of principal installments which would substantially amortize the Principal Balance by the maturity date, plus current Finance Charges and Additional Charges (as defined below).

  Notwithstanding the foregoing, with respect to the Balloon Loans, representing approximately 9.0% of the Revolving Credit Loans, the Mortgagor will be obligated to make a payment on the related maturity date in an amount equal to the related Account Balance. Such Balloon Loans will not have a Repayment Period and prior to the related maturity date, the related Mortgagors will be obligated to make minimum monthly payments generally similar to those described in the preceding paragraph. See "Risk Factors-- Risks Associated with the Revolving Credit Loans" herein.

  With respect to each Revolving Credit Loan, (a) the "FINANCE CHARGE" for any Billing Cycle will be an amount equal to the aggregate of, as calculated for each day in the Billing Cycle, the then-applicable Loan Rate divided by 365 multiplied by the daily Principal Balance and (b) the "ACCOUNT BALANCE" on any day generally will be the aggregate of the unpaid principal of the Revolving Credit Loan outstanding at the beginning of such day, plus the sum of any unpaid fees, insurance premiums and other charges, if any (collectively, "ADDITIONAL CHARGES") and any unpaid Finance Charges that are due on such Revolving Credit Loan, plus the aggregate of all related Draws funded on such day, minus the aggregate of all payments and credits that are applied to the repayment of any such Draws on such day. Payments made by or on behalf of the Mortgagor for each Revolving Credit Loan will be applied to any unpaid Finance Charges that are due thereon prior to application, to any unpaid principal outstanding.

  With respect to each Revolving Credit Loan, the "COMBINED LOAN-TO-VALUE RATIO" or "CLTV" generally will be the ratio, expressed as a percentage, of the sum of (i) the Credit Limit and (ii) any outstanding principal balance, at the time of origination of such Revolving Credit Loan, of all other mortgage loans, if any, secured by senior or subordinate liens on the related Mortgaged Property, to the Appraised Value. The "APPRAISED VALUE" for any Revolving Credit Loan will be the appraised value of the related Mortgaged Property determined in the appraisal used in the origination of such Revolving Credit Loan (which may have been obtained at an earlier time); provided that if such Revolving Credit Loan was originated simultaneously with or not more than 12 months after a senior lien on the related Mortgaged Property, the "APPRAISED VALUE" shall be the lesser of the appraised value at the origination of the senior lien and the sales price for such Mortgaged Property. See "Revolving Credit Loan Program--Underwriting Standards" in the Prospectus.

REVOLVING CREDIT LOAN CHARACTERISTICS

  Set forth below is a description of certain additional characteristics of the Revolving Credit Loans as of the Cut-off Date. Unless otherwise specified, all principal balances of the Revolving Credit Loans are as of the Cut-off Date Balance.

                                 PROPERTY TYPE

                                                                    PERCENT OF
                                          NUMBER OF                MORTGAGE POOL
                                          REVOLVING   CUT-OFF DATE  BY CUT-OFF
PROPERTY TYPE                            CREDIT LOANS   BALANCE    DATE BALANCE
-------------                            ------------ ------------ -------------
Condo 1-4 Stories.......................      390     $ 11,007,342      3.66%
PUD--Detached...........................      936       35,116,639     11.69
Single Family--Detached.................    7,095      247,216,682     82.30
Multifamily (2-4 Units).................       54        1,988,272      0.66
Townhouse/Rowhouse--Attached............       27          735,135      0.24
PUD--Attached...........................      144        3,983,324      1.33
Townhouse/Rowhouse--Detached............       13          355,539      0.12
                                            -----     ------------    ------
  Total.................................    8,659     $300,402,933    100.00%
                                            =====     ============    ======

                                OCCUPANCY TYPES

                                                                     PERCENT OF
                                           NUMBER OF                MORTGAGE POOL
OCCUPANCY                                  REVOLVING   CUT-OFF DATE  BY CUT-OFF
(AS INDICATED BY BORROWER)                CREDIT LOANS   BALANCE    DATE BALANCE
--------------------------                ------------ ------------ -------------
Primary Residence........................    8,641     $299,915,300     99.84%
Second/Vacation..........................       18          487,634      0.16
                                             -----     ------------    ------
  Totals.................................    8,659     $300,402,933    100.00%
                                             =====     ============    ======

                               PRINCIPAL BALANCES

                                                                      PERCENT OF
                                            NUMBER OF                MORTGAGE POOL
                                            REVOLVING   CUT-OFF DATE  BY CUT-OFF
RANGE OF PRINCIPAL BALANCES                CREDIT LOANS   BALANCE    DATE BALANCE
---------------------------                ------------ ------------ -------------
Equal to $0.00............................       49     $          0      0.00%
$      0.01 to  25,000.00.................    3,513       55,524,685     18.48
  25,000.01 to  50,000.00.................    3,776      139,065,799     46.29
  50,000.01 to  75,000.00.................      747       45,588,812     15.18
  75,000.01 to 100,000.00.................      422       37,828,593     12.59
 100,000.01 to 125,000.00.................       64        7,280,568      2.42
 125,000.01 to 150,000.00.................       37        5,043,163      1.68
 150,000.01 to 175,000.00.................       13        2,095,390      0.70
 175,000.01 to 200,000.00.................       33        6,402,717      2.13
 200,000.01 to 250,000.00.................        1          233,451      0.08
 250,000.01 to 300,000.00.................        3          844,606      0.28
 300,000.01 and over......................        1          495,149      0.16
                                              -----     ------------    ------
  Totals..................................    8,659     $300,402,933    100.00%
                                              =====     ============    ======

  The average Principal Balance as of the Cut-off Date will be $34,693.

                           GEOGRAPHICAL DISTRIBUTIONS

                                                                   PERCENT OF
                                         NUMBER OF       CUT-     MORTGAGE POOL
                                         REVOLVING    OFF DATE     BY CUT-OFF
STATE                                   CREDIT LOANS   BALANCE     DATE BALANCE
-----                                   ------------ ------------ --------------
California.............................    4,924     $186,477,656      62.08%
Colorado...............................      413       12,912,488       4.30
Utah...................................      373       12,115,896       4.03
Florida................................      379       10,941,935       3.64
Washington.............................      331        9,603,347       3.20
Michigan...............................      315        8,369,529       2.79
Oregon.................................      233        7,524,502       2.50
Georgia................................      239        7,068,559       2.35
Other(1)...............................    1,452       45,389,022      15.11
                                           -----     ------------     ------
  Totals...............................    8,659     $300,402,933     100.00%
                                           =====     ============     ======

--------
(1) Other includes states and the District of Columbia under 2% of the Cut-off Date Balance individually.

                         COMBINED LOAN-TO-VALUE RATIOS

                                                                   PERCENT OF
                                         NUMBER OF       CUT-     MORTGAGE POOL
RANGE OF COMBINED                        REVOLVING    OFF DATE     BY CUT-OFF
LOAN-TO-VALUE RATIOS(%)                 CREDIT LOANS   BALANCE     DATE BALANCE
-----------------------                 ------------ ------------ --------------
00.01 to  10.00........................        8     $    206,201       0.07%
10.01 to  20.00........................       41        1,215,799       0.40
20.01 to  30.00........................       55        1,946,550       0.65
30.01 to  40.00........................       80        3,202,955       1.07
40.01 to  50.00........................       88        3,234,606       1.08
50.01 to  60.00........................      163        6,118,298       2.04
60.01 to  70.00........................      355       12,193,744       4.06
70.01 to  80.00........................    1,270       49,276,758      16.40
80.01 to  90.00........................    3,643      120,756,687      40.20
90.01 to  95.00........................    1,460       52,025,608      17.32
95.01 to 100.00........................    1,496       50,225,727      16.72
                                           -----     ------------     ------
  Totals...............................    8,659     $300,402,933     100.00%
                                           =====     ============     ======

  The weighted average Combined Loan-to-Value Ratio based on the Credit Limits of the Revolving Credit Loans as of the Cut-off Date will be 85.24%.

                                 JUNIOR RATIOS

                                                                   PERCENT OF
                                         NUMBER OF       CUT-     MORTGAGE POOL
RANGE OF                                 REVOLVING    OFF DATE     BY CUT-OFF
JUNIOR RATIOS(%)                        CREDIT LOANS   BALANCE     DATE BALANCE
----------------                        ------------ ------------ --------------
 0.01 to   5.00........................       46     $    685,366       0.23%
 5.01 to  10.00........................      674       15,077,380       5.02
10.01 to  15.00........................    2,157       65,500,968      21.80
15.01 to  20.00........................    2,806       96,216,810      32.03
20.01 to  25.00........................    1,167       43,686,227      14.54
25.01 to  30.00........................      615       24,203,484       8.06
30.01 to  40.00........................      594       24,516,510       8.16
40.01 to  50.00........................      258       12,387,215       4.12
50.01 to  60.00........................       86        4,627,383       1.54
60.01 to  70.00........................       37        2,114,906       0.70
70.01 to  80.00........................       17          735,555       0.24
80.01 to  90.00........................       23        1,413,387       0.47
90.01 to 100.00........................      179        9,237,741       3.08
                                           -----     ------------     ------
  Totals...............................    8,659     $300,402,933     100.00%
                                           =====     ============     ======

  The weighted average Junior Ratio as of the Cut-off Date will be 23.55%.

                                   LOAN RATES

                                                                   PERCENT OF
                                         NUMBER OF       CUT-     MORTGAGE POOL
                                         REVOLVING    OFF DATE     BY CUT-OFF
RANGE OF LOAN RATES(%)                  CREDIT LOANS   BALANCE     DATE BALANCE
----------------------                  ------------ ------------ --------------
5.501 to 6.000.........................    1,160     $ 42,011,720      13.99%
6.501 to 7.000.........................        1           39,531       0.01
7.001 to 7.500.........................    2,318       81,260,894      27.05
8.001 to 8.500.........................       83        1,553,608       0.52
8.501 to 9.000.........................      324        7,942,460       2.64
9.001 to 9.500.........................      384       14,376,121       4.79
9.501 to 10.000........................      163        8,949,820       2.98
10.001 to 10.500.......................      801       22,936,340       7.64
10.501 to 11.000.......................      581       20,198,653       6.72
11.001 to 11.500.......................    1,458       44,905,074      14.95
11.501 to 12.000.......................    1,189       47,378,077      15.77
12.001 to 12.500.......................      187        8,469,562       2.82
12.501 to 13.000.......................        6          265,168       0.09
13.001 to 13.500.......................        3          100,646       0.03
16.001 to 16.500.......................        1           15,261       0.01
                                           -----     ------------     ------
  Totals...............................    8,659     $300,402,933     100.00%
                                           =====     ============     ======

  The weighted average Loan Rate as of the Cut-off Date will be 9.32%.

                                 GROSS MARGINS

                                                                     PERCENT OF
                                           NUMBER OF                MORTGAGE POOL
                                           REVOLVING   CUT-OFF DATE  BY CUT-OFF
RANGE OF GROSS MARGINS(%)                 CREDIT LOANS   BALANCE    DATE BALANCE
-------------------------                 ------------ ------------ -------------
0.000....................................        1     $     15,697      0.01%
0.001 to 0.500...........................      636       13,637,301      4.54
0.501 to 1.000...........................      907       36,325,990     12.09
1.001 to 1.500...........................      373       18,283,314      6.09
1.501 to 2.000...........................      319       11,229,324      3.74
2.001 to 2.500...........................    1,525       44,218,411     14.72
2.501 to 3.000...........................    1,466       50,265,989     16.73
3.001 to 3.500...........................    1,846       62,169,882     20.70
3.501 to 4.000...........................    1,364       54,995,933     18.31
4.001 to 4.500...........................      202        8,542,110      2.84
4.501 to 5.000...........................       13          524,422      0.17
5.001 to 5.500...........................        4          122,000      0.04
over 5.500...............................        3           72,561      0.02
                                             -----     ------------    ------
  Totals.................................    8,659     $300,402,933    100.00%
                                             =====     ============    ======

  The weighted average Gross Margin as of the Cut-off Date will be 2.60%.

                         CREDIT LIMIT UTILIZATION RATES

                                                                        PERCENT OF
                                              NUMBER OF                MORTGAGE POOL
                                              REVOLVING   CUT-OFF DATE  BY CUT-OFF
RANGE OF CREDIT LIMIT UTILIZATION RATES (%)  CREDIT LOANS   BALANCE    DATE BALANCE
-------------------------------------------  ------------ ------------ -------------
 00.00..................................           49     $          0      0.00%
 00.01 to  10.00........................          144          530,324      0.18
 10.01 to  20.00........................          231        1,808,575      0.60
 20.01 to  30.00........................          251        2,902,933      0.97
 30.01 to  40.00........................          242        3,581,330      1.19
 40.01 to  50.00........................          272        5,625,805      1.87
 50.01 to  60.00........................          299        7,226,301      2.41
 60.01 to  70.00........................          327        8,886,428      2.96
 70.01 to  80.00........................          395       12,429,156      4.14
 80.01 to  90.00........................          494       16,930,046      5.64
 90.01 to 100.00........................        5,915      238,971,754     79.55
100.01 to 110.00........................           40        1,510,281      0.50
                                                -----     ------------    ------
  Totals................................        8,659     $300,402,933    100.00%
                                                =====     ============    ======

  The weighted average Credit Limit Utilization Rate based on the Credit Limits of the Revolving Credit Loans as of the Cut-off Date will be 82.21%.

                                 CREDIT LIMITS

                                                                   PERCENT OF
                                       NUMBER OF                MORTGAGE POOL BY
                                       REVOLVING   CUT-OFF DATE     CUT-OFF
RANGE OF CREDIT LIMITS                CREDIT LOANS   BALANCE      DATE BALANCE
----------------------                ------------ ------------ ----------------
$     0.01 to 25,000.00..............    2,432     $ 39,722,081       13.22%
 25,000.01 to 50,000.00..............    4,494      144,864,525       48.22
 50,000.01 to 75,000.00..............      873       45,325,300       15.09
 75,000.01 to 100,000.00.............      660       45,810,277       15.25
100,000.01 to 125,000.00.............       63        6,428,244        2.14
125,000.01 to 150,000.00.............       53        5,802,999        1.93
150,000.01 to 175,000.00.............       17        1,949,934        0.65
175,000.01 to 200,000.00.............       61        8,900,367        2.96
250,000.01 to 275,000.00.............        1          260,000        0.09
275,000.01 to 300,000.00.............        4          844,057        0.28
Greater than 300,000.00..............        1          495,149        0.16
                                         -----     ------------      ------
  Totals.............................    8,659     $300,402,933      100.00%
                                         =====     ============      ======

  The aggregate of the Credit Limits as of the Cut-off Date will be $365,403,842.

                               MAXIMUM LOAN RATES

                                                                   PERCENT OF
                                       NUMBER OF                MORTGAGE POOL BY
                                       REVOLVING   CUT-OFF DATE     CUT-OFF
MAXIMUM LOAN RATES(%)                 CREDIT LOANS   BALANCE      DATE BALANCE
---------------------                 ------------ ------------ ----------------
14.000...............................        7     $    200,462        0.07%
16.000...............................       24          566,234        0.19
18.000...............................    8,164      284,346,027       94.65
20.000...............................        5           74,551        0.02
21.000...............................       20          484,412        0.16
21.750...............................       23          581,107        0.19
22.200...............................        7          243,698        0.08
24.000...............................      343       12,313,604        4.10
25.000...............................       66        1,592,839        0.53
                                         -----     ------------      ------
  Totals.............................    8,659     $300,402,933      100.00%
                                         =====     ============      ======

  The weighted average Maximum Loan Rate as of the Cut-off Date will be 18.29%.

                     MONTHS REMAINING TO SCHEDULED MATURITY

                                                                   PERCENT OF
RANGE OF MONTHS                        NUMBER OF                MORTGAGE POOL BY
REMAINING TO                           REVOLVING   CUT-OFF DATE     CUT-OFF
SCHEDULED MATURITY                    CREDIT LOANS   BALANCE      DATE BALANCE
------------------                    ------------ ------------ ----------------
  1- 96..............................        1     $     57,685        0.02%
 97-108..............................        4          349,765        0.12
109-120..............................        2           92,403        0.03
121-144..............................        1           15,697        0.01
145-156..............................       24          711,684        0.24
157-168..............................    1,170       39,633,045       13.19
169-180..............................    3,064      105,992,515       35.28
181-288..............................      350        9,630,541        3.21
289-300..............................    4,041      143,862,348       47.90
301    ..............................        2           57,250        0.02
                                         -----     ------------      ------
  Totals.............................    8,659     $300,402,933      100.00%
                                         =====     ============      ======

  The weighted average months remaining to scheduled maturity as of the Cut-off
Date will be 235 months.

                                ORIGINATION YEAR

                                                                   PERCENT OF
                                       NUMBER OF                MORTGAGE POOL BY
                                       REVOLVING   CUT-OFF DATE     CUT-OFF
ORIGINATION YEAR                      CREDIT LOANS   BALANCE      DATE BALANCE
----------------                      ------------ ------------ ----------------
1989.................................        2     $     83,133        0.03%
1990.................................        4          349,765        0.12
1991.................................        2           92,403        0.03
1993.................................        1           15,697        0.01
1994.................................       41        1,265,160        0.42
1995.................................    1,166       37,556,465       12.50
1996.................................    6,000      210,143,524       69.95
1997.................................    1,443       50,896,786       16.94
                                         -----     ------------      ------
  Totals.............................    8,659     $300,402,933      100.00%
                                         =====     ============      ======

                                 LIEN PRIORITY

                                                                    PERCENT OF
                                          NUMBER OF                MORTGAGE POOL
                                          REVOLVING   CUT-OFF DATE  BY CUT-OFF
LIEN PRIORITY                            CREDIT LOANS   BALANCE    DATE BALANCE
-------------                            ------------ ------------ -------------
First Lien..............................       15     $    686,007      0.23%
Second Lien.............................    8,644      299,716,926     99.77
                                            -----     ------------    ------
  Totals................................    8,659     $300,402,933    100.00%
                                            =====     ============    ======

UNDERWRITING STANDARDS

  The following is a brief description of the various underwriting standards and procedures applicable to the Revolving Credit Loans. For a more detailed description of the underwriting standards and procedures applicable to the Revolving Credit Loans, see "Revolving Credit Loan Program--Underwriting Standards" in the Prospectus.

  The Seller's underwriting standards with respect to the Revolving Credit Loans generally will conform to those published in the Seller Guide (together with its Servicer Guide, the "GUIDE," as modified from time to time), including the provisions of the Guide applicable to the Home Equity Program. The underwriting standards as set forth in the Guide are continuously revised based on prevailing conditions in the residential mortgage market and the market for mortgage securities. Under the Guide, the Revolving Credit Loans are generally underwritten by the related Program Seller or by a designated third party, and the Seller or a designated third party may perform only sample quality assurance reviews to determine whether Revolving Credit Loans purchased by it were underwritten in accordance with applicable standards.

  Each Program Seller is an entity approved by the Seller for participation in the Home Equity Program. Each Program Seller was required at the time of its approval to meet certain eligibility requirements, including minimum origination and net worth levels determined by the Seller. However, there can be no assurance that any Program Seller currently meets such standards. Generally, the Program Seller will have originated the Revolving Credit Loans sold by it to the Seller either directly or through correspondents or loan brokers, and will have underwritten each Revolving Credit Loan prior to funding.

  The underwriting standards set forth in the Guide with respect to Revolving Credit Loans originated under the Home Equity Program generally require that such Revolving Credit Loans be fully documented or that such Revolving Credit Loans be supported by alternative documentation. For fully documented loans, a prospective borrower is required to fill out a detailed application providing pertinent credit information. For alternatively documented loans, a borrower may demonstrate income and employment directly by providing alternative documentation in the form of copies of the borrower's own records relating thereto, rather than by having the originator obtain independent verifications from third parties (such as the borrower's employer or mortgage servicer).

  In determining the adequacy of the mortgaged property as collateral for a Revolving Credit Loan originated under the Home Equity Program, an appraisal is made of each property considered for financing. The Revolving Credit Loans included in the Mortgage Pool generally were originated subject to a maximum CLTV of 100% and a maximum total monthly debt to income ratio of 55% (except with respect to two Revolving Credit Loans, which were originated subject to a maximum debt to income ratio of 69%). There can be no assurance that the CLTV or the debt to income ratio for any Revolving Credit Loans will not increase from the levels established at origination.

  The underwriting standards set forth in the Guide with respect to Revolving Credit Loans originated under the Home Equity Program may be varied in appropriate cases. There can be no assurance that every Revolving Credit Loan was originated in conformity with the applicable underwriting standards in all material respects, or that the quality or performance of the Revolving Credit Loans will be equivalent under all circumstances.

REPRESENTATIONS AND WARRANTIES

  Each Program Seller has made or will make certain limited representations and warranties regarding the related Revolving Credit Loans, as of the date of purchase thereof by the Seller. However, such representations and warranties will not be assigned to the Owner Trustee or the Indenture Trustee for the benefit of the holders of the related series of Securities, and therefore a breach of such representations and warranties will not be enforceable on behalf of the Trust.

                      SERVICING OF REVOLVING CREDIT LOANS

GENERAL

  The Master Servicer will be responsible for servicing the Revolving Credit Loans directly or through one or more Subservicers in accordance with the Guide and the terms of the Servicing Agreement. See "Servicing of Revolving Credit Loans" in the Prospectus.

  Billing statements are mailed monthly by the Subservicers. The statement details the monthly activity on the related Revolving Credit Loan and specifies the minimum payment due to the Subservicers and the available credit line. Notice of changes in the applicable Loan Rate are provided by the related Subservicers to the Mortgagor with such statements. All payments are due by the 20th day of the month (the "DUE DATE").

  For information regarding foreclosure procedures, see "Servicing of Revolving Credit Loans--Realization Upon Defaulted Loans" in the Prospectus. Servicing and charge-off policies and collection practices may change over time in accordance with the Master Servicer's business judgment, changes in the Master Servicer's portfolio of real estate secured revolving credit line loans that it services for its clients and applicable laws and regulations, and other considerations.

INITIAL SUBSERVICER

  GMAC Mortgage Corporation (the "INITIAL SUBSERVICER" or "GMACMC"), an affiliate of the Depositor, is the Initial Subservicer for the Revolving Credit Loans. GMACMC will act as Initial Subservicer for the Revolving Credit Loans pursuant to a Subservicing Agreement with the Master Servicer. GMACMC is an indirect subsidiary of General Motors Acceptance Corporation. GMACMC is engaged in the mortgage banking business, including the origination, purchase, sale and servicing of residential and commercial loans.

  GMACMC's executive offices are located at 100 Witmer Road, Horsham, Pennsylvania 19044-0963.

DELINQUENCY AND LOSS EXPERIENCE OF THE MASTER SERVICER'S PORTFOLIO

  The following tables summarize the delinquency and loss experience for all home equity lines of credit ("HELOC") loans originated or acquired by the Master Servicer. The data presented in the following tables is for illustrative purposes only, and there is no assurance that the delinquency and loss experience of the Revolving Credit Loans will be similar to that set forth below.

  The information in the tables below has not been adjusted to eliminate the effect of the significant growth in the size of the Master Servicer's HELOC loan portfolio during the periods shown. Accordingly, loss and delinquency as percentages of aggregate principal balance of such HELOC loans serviced for each period would be higher than those shown if certain of such home equity loans were artificially isolated at a point in time and the information showed the activity only with respect to such HELOC loans.

  There can be no assurance that the delinquency experience set forth below will be representative of the results that may be experienced with respect to the Revolving Credit Loans serviced by the Subservicers.

                                 HELOC LOAN PORTFOLIO DELINQUENCY EXPERIENCE
                                ----------------------------------------------
                                AT DECEMBER 31, 1995    AT DECEMBER 31, 1996
                                ---------------------  -----------------------
                                          BY DOLLAR               BY DOLLAR
                                 BY NO.   AMOUNT OF     BY NO.    AMOUNT OF
                                OF LOANS    LOANS      OF LOANS     LOANS
                                -------- ------------  -------- --------------
Total HELOC Loan Portfolio.....  18,804  $634,502,957   38,767  $1,129,943,540
Period of Delinquency
  30-59 days...................     220     8,379,410      454      17,119,596
  60-89 days...................      54     2,450,979       84       3,345,540
  90+ days.....................      76     3,684,127      286      13,121,942
                                 ------  ------------   ------  --------------
Total delinquent loans.........     350  $ 14,514,516      824  $   33,587,077
                                 ======  ============   ======  ==============
Percent of Total HELOC Loan
 Portfolio.....................    1.86%         2.28%    2.13%           2.97%

                                        TOTAL HELOC LOAN FORECLOSURE EXPERIENCE
                                       -----------------------------------------
                                       AT DECEMBER 31, 1995 AT DECEMBER 31, 1996
                                       -------------------- --------------------
Total HELOC Loan Portfolio............     $634,502,957        $1,129,943,540
Completed Foreclosure(1)..............     $          0        $      996,763
Foreclosure %.........................             0.00%                 0.09%
Completed Chargeoffs(2)...............     $    194,311        $    4,887,149
Completed Chargeoff %.................             0.03%                 0.43%
Approved/Pending Foreclosures(3)......     $          0        $    3,254,081
Approved/Pending Foreclosure %........             0.00%                 0.29%
Approved/Pending Chargeoffs(4)........     $          0        $    6,578,608
Approved/Pending Chargeoff (%)........             0.00%                 0.58%

--------
(1) The aggregate of the outstanding principal balances of the related HELOC loans for which foreclosure proceedings have been completed and resulted in an REO property.
(2) The aggregate of the outstanding principal balances of the related HELOC loans actually charged-off.
(3) The aggregate of the outstanding principal balances of the related HELOC loans for which foreclosure action has been approved and initiated.
(4) The aggregate of the outstanding principal balances of the related HELOC loans approved for charge-off but will not be charged-off until foreclosure or liquidation with respect to the related senior lien is completed.

  As a result of substantial differences between the Revolving Credit Loans and other HELOC loans serviced by the Initial Subservicer with respect to underwriting standards and loan terms and conditions, the loss and delinquency experience of the Initial Subservicer does not provide a sufficient basis for meaningful evaluation of the Initial Subservicer's ability to subservice the Revolving Credit Loans and is therefore not included herein. Furthermore, because none of the Program Sellers sold to the Seller more than 8.0% of the Revolving Credit Loans included in the Mortgage Pool (by Cut-off Date Balance) and as a result of substantial differences between the Revolving Credit Loans and other HELOC loans serviced by the Program Sellers, the loss and delinquency experience of each of the Program Sellers does not provide a sufficient basis for any meaningful evaluation of the Revolving Credit Loans and is therefore not included herein.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

  The Servicing Fees for each Revolving Credit Loan are payable out of the interest payments on such Revolving Credit Loan. The weighted average Servicing Fee as of Cut-off Date will be approximately 0.58% per annum. The Servicing Fees consist of (a) servicing compensation payable to the Master Servicer in respect of its master servicing activities and (b) subservicing and other related compensation retained by the Subservicer. The Master Servicer is obligated to pay certain ongoing expenses associated with its servicing activities and incurred by the Master Servicer in connection with its responsibilities under the Servicing Agreement.

                                  THE ISSUER

GENERAL

  The Home Equity Loan Trust 1997-HS2 is a business trust formed under the laws of the State of Delaware pursuant to the Trust Agreement dated as of March 27, 1997 between the Depositor and the Owner Trustee for the purposes described in this Prospectus Supplement. The Trust Agreement constitutes the "governing instrument" under the laws of the State of Delaware relating to business trusts. After its formation, the Issuer will not engage in any activity other than (i) acquiring and holding the Revolving Credit Loans and the other assets of the Issuer and proceeds therefrom, (ii) issuing the Notes and the Certificates, (iii) making payments on the Notes and the Certificates and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.

  The Issuer's principal offices are in Wilmington, Delaware, in care of Wilmington Trust Company, as Owner Trustee, at the address listed below.

                               THE OWNER TRUSTEE

  Wilmington Trust Company is the Owner Trustee under the Trust Agreement. The Owner Trustee is a Delaware banking corporation and its principal offices are located in Wilmington, Delaware.

  Neither the Owner Trustee nor any director, officer or employee of the Owner Trustee will be under any liability to the Issuer or the Securityholders for any action taken or for refraining from the taking of any action in good faith pursuant to the Trust Agreement or for errors in judgment; provided, however, that none of the Owner Trustee and any director, officer or employee thereof will be protected against any liability which would otherwise be imposed by reason of willful malfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties under the Trust Agreement. All persons into which the Owner Trustee may be merged or with which it may be consolidated or any person resulting from such merger or consolidation shall be the successor of the Owner Trustee under the Trust Agreement.

                             THE INDENTURE TRUSTEE

  The Chase Manhattan Bank, a New York State banking corporation, is the Indenture Trustee under the Indenture. The principal offices of the Indenture Trustee are located in New York, New York.

                              THE CREDIT ENHANCER

  The following information has been supplied by AMBAC Indemnity Corporation (the "CREDIT ENHANCER") for inclusion in this Prospectus Supplement. No representation is made by the Depositor, the Master Servicer, the Underwriter or any of their affiliates as to the accuracy or completeness of such information.

  The Credit Enhancer is a Wisconsin-domiciled stock insurance corporation regulated by the Office of the Commissioner of Insurance of the State of Wisconsin and licensed to do business in 50 states, the District of Columbia, the Commonwealth of Puerto Rico and Guam. The Credit Enhancer primarily insures newly issued municipal and structured finance obligations. The Credit Enhancer is a wholly owned subsidiary of AMBAC Inc., a 100% publicly-held company. Moody's, Standard & Poor's and Fitch Investors Service, L.P. have each assigned a triple-A claims-paying ability rating to the Credit Enhancer.

  The consolidated financial statements of the Credit Enhancer and its subsidiaries as of December 31, 1996 and December 31, 1995, and for the three years ended December 31, 1996, prepared in accordance with generally accepted accounting principles, included in the Current Report on Form 8-K of AMBAC Inc. (which was filed with the Commission on March 12, 1997; Commission File Number 1-10777) are hereby incorporated by reference into this Prospectus Supplement and shall be deemed to be a part hereof. Any statement contained in a document incorporated herein by reference shall be modified or superseded for the purposes of this Prospectus Supplement to the extent that a statement contained herein by reference herein also modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus Supplement.

  All financial statements of the Credit Enhancer and its subsidiaries included in documents filed by AMBAC Inc. with the Commission pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Prospectus Supplement and prior to the termination of the offering of the Term Notes shall be deemed to be incorporated by reference into this Prospectus Supplement and to be a part hereof from the respective dates of filing such documents.

  The following table sets forth the Credit Enhancer's capitalization as of December 31, 1994, December 31, 1995 and December 31, 1996, respectively, in conformity with generally accepted accounting principles.

                          AMBAC INDEMNITY CORPORATION

                             CAPITALIZATION TABLE
                             (DOLLARS IN MILLIONS)

                                         DECEMBER 31, DECEMBER 31, DECEMBER 31,
                                             1994         1995         1996
                                         ------------ ------------ ------------
Unearned premiums.......................    $  840       $  906       $  995
Other liabilities.......................       136          295          259
                                            ------       ------       ------
Total liabilities.......................    $  976       $1,201       $1,254
                                            ------       ------       ------
Stockholder's equity:
  Common Stock..........................    $   82       $   82       $   82
  Additional paid-in capital............       444          481          515
  Unrealized gains (losses) on
   investments; net of tax..............       (46)          87           66
  Retained earnings.....................       782          907          992
                                            ------       ------       ------
Total stockholder's equity..............    $1,262       $1,557       $1,655
                                            ------       ------       ------
Total liabilities and stockholder's
 equity.................................    $2,238       $2,758       $2,909
                                            ======       ======       ======

  For additional financial information concerning the Credit Enhancer, see the audited financial statements of the Credit Enhancer incorporated by reference herein. Copies of the financial statements of the Credit Enhancer incorporated herein by reference and copies of the Credit Enhancer's annual statement for the year ended December 31, 1996 prepared in accordance with statutory accounting standards are available, without charge, from the Credit Enhancer. The address of the Credit Enhancer's administrative offices and its telephone number are One State Street Plaza, 17th Floor, New York, New York 10004 and
(212) 668-0340.

  THE POLICY IS NOT COVERED BY THE PROPERTY/CASUALTY INSURANCE SECURITY FUND SPECIFIED IN ARTICLE 76 OF THE NEW YORK INSURANCE LAWS.

  The Credit Enhancer makes no representation regarding the Term Notes or the advisability of investing in the Term Notes and makes no representation regarding, nor has it participated in the preparation of, this Prospectus Supplement other than the information supplied by the Credit Enhancer and presented under the headings "The Credit Enhancer" and "Description of the Policy" and in the financial statements incorporated herein by reference.

                         DESCRIPTION OF THE SECURITIES

GENERAL

  The Notes will be issued pursuant to the Indenture dated as of March 27, 1997 between the Issuer and The Chase Manhattan Bank, as Indenture Trustee. The Certificates will be issued pursuant to the Trust Agreement dated as of March 27, 1997 between the Depositor and Wilmington Trust Company, as Owner Trustee. The following summaries describe certain provisions of the Securities, the Indenture and the Trust Agreement. The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the applicable agreement. Only the Term Notes are offered hereby.

  The Notes will be secured by the assets of the Trust pledged by the Issuer to the Indenture Trustee pursuant to the Indenture which will consist of: (i) the Revolving Credit Loans; (ii) all amounts on deposit in the Payment Account; (iii) the Policy; and (iv) proceeds of the foregoing.

  The Variable Funding Notes initially will be issued to Residential Funding. The Security Balance of the Variable Funding Notes will be increased from time to time during the Revolving Period (as long as an Amortization Event has not occurred) in consideration for Additional Balances sold to the Trust under the Purchase Agreement, if Principal Collections are insufficient or unavailable to cover the related Draws. On any Payment Date after the end of the Revolving Period, so long as an Amortization Event has not occurred, the acquisition of all Additional Balances will be reflected in an increase in the Security Balance of the Variable Funding Notes. Notwithstanding the foregoing, the Security Balance of the Variable Funding Notes may not exceed an aggregate amount equal to $65,000,909 minus any amounts paid as principal on the Variable Funding Notes or such greater amount as may be permitted under the Indenture (the "MAXIMUM VARIABLE FUNDING BALANCE"). Initially the Variable Funding Notes will have no Security Balance.

BOOK-ENTRY NOTES

  The Term Notes will initially be issued as Book-Entry Notes. Term Note Owners may elect to hold their Term Notes through DTC in the United States, or Cedel or Euroclear, in Europe if they are Participants of such systems, or indirectly through organizations which are Participants in such systems. The Book-Entry Notes will be issued in one or more securities which equal the aggregate principal balance of the Term Notes and will initially be registered in the name of Cede & Co., the nominee of DTC. Cedel and Euroclear will hold omnibus positions on behalf of their Participants through customers' securities accounts in Cedel's and Euroclear's names on the books of their respective depositaries (in such capacities, individually the "RELEVANT DEPOSITARY" and collectively the "EUROPEAN DEPOSITARIES") which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Investors may hold such beneficial interests in the Book-Entry Notes in minimum denominations representing Security Balances of $1,000 and in integral multiples of $1,000 in excess thereof, except for one Term Note, evidencing the sum of an authorized denomination thereof and the remainder of the aggregate Security Balance of the Term Notes. Except as described below, no Beneficial Owner will be entitled to receive a physical certificate representing such security (a "DEFINITIVE TERM NOTE"). Unless and until Definitive Term Notes are issued, it is anticipated that the only "HOLDER" of the Term Notes will be Cede & Co., as nominee of DTC. Term Note Owners will not be Holders as that term is used in the Indenture.

  The Beneficial Owner's ownership of a Book-Entry Note will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "FINANCIAL INTERMEDIARY") that maintains the Beneficial Owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Notes will be recorded on the records of DTC (or of a Participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the Beneficial Owner's Financial Intermediary is not a DTC Participant and on the records of Cedel or Euroclear, as appropriate).

  Term Note Owners will receive all payments of principal of, and interest on, the Term Notes from the Indenture Trustee through DTC and DTC Participants. While the Term Notes are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "RULES"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Term Notes and is required to receive and transmit payments of principal of, and interest on, the Term Notes.

  Participants and Indirect Participants with whom Term Note Owners have accounts with respect to Term Notes are similarly required to make book-entry transfers and receive and transmit such payments on behalf of their respective Term Note Owners. Accordingly, although Term Note Owners will not possess physical certificates, the Rules provide a mechanism by which Term Note Owners will receive payments and will be able to transfer their interest.

  Term Note Owners will not receive or be entitled to receive Definitive Term Notes representing their respective interests in the Term Notes, except under the limited circumstances described below. Unless and until Definitive Term Notes are issued, Term Note Owners who are not Participants may transfer ownership of Term Notes only through Participants and Indirect Participants by instructing such Participants and Indirect Participants to transfer the Term Notes, by book-entry transfer, through DTC for the account of the purchasers of such Term Notes, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of Term Notes will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and Indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Term Note Owners.

  Under a book-entry format, Beneficial Owners of the Book-Entry Notes may experience some delay in their receipt of payments, since such payments will be forwarded by the Indenture Trustee to Cede & Co. Payments with respect to Term Notes held through Cedel or Euroclear will be credited to the cash accounts of Cedel Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such payments will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of Financial Intermediaries, the ability of a Beneficial Owner to pledge Book-Entry Notes to persons or entities that do not participate in the Depositary system, or otherwise take actions in respect of such Book-Entry Notes, may be limited due to the lack of physical certificates for such Book-Entry Notes. In addition, issuance of the Book-Entry Notes in book-entry form may reduce the liquidity of such Term Notes in the secondary market since certain potential investors may be unwilling to purchase securities for which they cannot obtain physical certificates.

  DTC has advised the Indenture Trustee that, unless and until Definitive Term Notes are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Notes under the Indenture only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Notes are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Notes. Cedel or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by Term Noteholders under the Indenture on behalf of a Cedel Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Term Notes which conflict with actions taken with respect to other Term Notes.

  Definitive Term Notes will be issued to Beneficial Owners of the Book-Entry Notes, or their nominees, rather than to DTC, if (a) the Indenture Trustee determines that the DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the Book-Entry Notes and the Indenture Trustee is unable to locate a qualified successor, (b) the Indenture Trustee elects to terminate a book-entry system through DTC or (c) after the occurrence of an Event of Default, pursuant to the Indenture, Beneficial Owners having Percentage Interests aggregating at least a majority of the Security Balances of the Term Notes advise the DTC through the Financial Intermediaries and the DTC Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of Beneficial Owners.

  Upon the occurrence of any of the events described in the immediately preceding paragraph, the Indenture Trustee will be required to notify all Beneficial Owners of the occurrence of such event and the availability through DTC of Definitive Term Notes. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Notes and instructions for re-registration, the Indenture Trustee will issue and authenticate Definitive Term Notes, and thereafter the Indenture Trustee will recognize the holders of such Definitive Term Notes as Holders under the Indenture.

  Although DTC, Cedel and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Term Notes among Participants of DTC, Cedel and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

  For additional information regarding DTC, Cedel, Euroclear and the Term Notes, see "Description of the Notes--Form of Notes" in the Prospectus.

PAYMENTS ON THE NOTES

  Payments on the Notes will be made by the Indenture Trustee or the Paying Agent on the 20th day of each month or, if such day is not a Business Day, then the next succeeding Business Day, commencing in April 1997. Payments on the Term Notes will be made to the persons in whose names such Term Notes are registered at the close of business on the day prior to each Payment Date or, if the Term Notes are no longer Book-Entry Notes, on the Record Date. See "Description of the Notes--Payments" in the Prospectus. Payments will be made by check or money order mailed (or upon the request of a Holder owning Term Notes having denominations aggregating at least $1,000,000, by wire transfer or otherwise) to the address of the person entitled thereto (which, in the case of Book-Entry Notes, will be DTC or its nominee) as it appears on the Security Register in amounts calculated as described herein on the Determination Date. However, the final payment in respect of the Term Notes will be made only upon presentation and surrender thereof at the office or the agency of the Indenture Trustee specified in the notice to Holders of such final payment. A "BUSINESS DAY" is any day other than (i) a Saturday or Sunday or (ii) a day on which banking institutions in the State of California, Minnesota, New York, Illinois or Delaware are required or authorized by law to be closed.

INTEREST PAYMENTS ON THE NOTES

  Interest payments will be made on the Notes on each Payment Date at the Note Rate for the related Interest Period, subject to the limitations set forth below, which may result in Interest Shortfalls. The "NOTE RATE" for an Interest Period will generally be a floating rate equal to the lesser of (i) the sum of (a) LIBOR, determined as specified herein, as of the second LIBOR Business Day prior to the first day of such Interest Period (or as of two LIBOR Business Days prior to the Closing Date, in the case of the first Interest Period) plus (b) 0.155% per annum and (ii) the Maximum Net Loan Rate (as described below). However, on any Payment Date on which interest accrued on the Notes during the related Interest Period exceeds an amount equal to one-twelfth of the product of (a) the aggregate Principal Balance of the Revolving Credit Loans multiplied by (b) the Net Loan Rate Cap (as described below), the amount of such difference (any such amount, an "INTEREST SHORTFALL") will not be included as interest payments on the Notes for such Payment Date and such amount will accrue interest at the Note Rate on the Notes (as adjusted from time to time) and will be paid on future Payment Dates only to the extent funds are available therefor as set forth herein under "-- Allocation of Payments on the Revolving Credit Loans." Interest Shortfalls will not be covered by the Policy and may remain unpaid on the final Payment Date. The Net Loan Rate Cap will be equal to the weighted average of the Loan Rates as of the last day of the related Billing Cycle (net of 0.58% per annum), adjusted to an effective rate reflecting accrued interest calculated on the basis of the actual number of days in the related Interest Period and a year assumed to consist of 360 days. The "MAXIMUM NET LOAN RATE" will be equal to (x)(1) one-twelfth of the aggregate principal balance of the Revolving Credit Loans multiplied by the weighted average of the Maximum Loan Rates on the Revolving Credit Loans as of the first day of the calendar month in which the Interest Period begins, minus (2) the sum of the Servicing Fees and the amount of the premium payable to the Credit Enhancer with respect to the Policy for such Payment Date, divided by (y) the aggregate Principal Balance of the Notes as of such Payment Date, multiplied by (z) 360 divided by the actual number of days in the related Interest Period. For a description of the

Maximum Loan Rates on the Revolving Credit Loans, see "Description of the Mortgage Pool--Revolving Credit Loan Characteristics" herein.

  Interest on the Securities in respect of any Payment Date will accrue on the applicable Security Balance from the preceding Payment Date (or in the case of the first Payment Date, from the Closing Date) through the day preceding such Payment Date (each such period, an "INTEREST PERIOD") on the basis of the actual number of days in the Interest Period and a 360-day year. Interest payments on the Securities will be funded from payments on the Revolving Credit Loans and, if necessary, from draws on the Policy.

  On each Payment Date, LIBOR shall be established by the Indenture Trustee and as to any Interest Period, LIBOR will equal the rate for United States dollar deposits for one month which appears on the Telerate Screen Page 3750 as of 11:00 A.M., London time, on the second LIBOR Business Day prior to the first day of such Interest Period. "TELERATE SCREEN PAGE 3750" means the display designated as page 3750 on the Telerate Service (or such other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks). If such rate does not appear on such page (or such other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be selected by the Indenture Trustee after consultation with the Master Servicer), the rate will be the Reference Bank Rate. The "REFERENCE BANK RATE" will be determined on the basis of the rates at which deposits in U.S. Dollars are offered by the reference banks (which shall be three major banks that are engaged in transactions in the London interbank market, selected by the Indenture Trustee after consultation with the Master Servicer) as of 11:00 A.M., London time, on the day that is two LIBOR Business Days prior to the immediately preceding Payment Date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate Security Balances of all of the Securities then outstanding. The Indenture Trustee will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two such quotations are provided, the rate will be the arithmetic mean of the quotations. If on such date fewer than two quotations are provided as requested, the rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the Indenture Trustee after consultation with the Master Servicer, as of 11:00 A.M., New York City time, on such date for loans in U.S. Dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate Security Balances of all of the Securities then outstanding. If no such quotations can be obtained, the rate will be LIBOR for the prior Payment Date. "LIBOR BUSINESS DAY" means any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the city of London, England are required or authorized by law to be closed.

  The establishment of LIBOR as to each Interest Period by the Indenture Trustee and the Indenture Trustee's calculation of the rate of interest applicable to the Notes for the related Interest Period shall (in the absence of manifest error) be final and binding.

PRINCIPAL PAYMENTS ON THE NOTES

  On each Payment Date, other than the Payment Date in September 2022, principal payments will be due and payable on the Notes in an amount equal to the aggregate of the Principal Collection Distribution Amount, together with any Reserve Increase Amounts and Liquidation Loss Distribution Amounts (each as defined below) for such Payment Date, as and to the extent described below. On the Payment Date in September 2022, principal will be due and payable on the Notes in amounts equal to the Security Balance, if any, of the Notes on such Payment Date. In no event will principal payments on the Notes on any Payment Date exceed the Security Balance thereof on such date.

ALLOCATION OF PAYMENTS ON THE REVOLVING CREDIT LOANS

  The Master Servicer on behalf of the Trust will establish an account (the "PAYMENT ACCOUNT") into which the Master Servicer will deposit P&I Collections for each Payment Date on the Business Day prior thereto. The

Payment Account will be an Eligible Account and amounts on deposit in the Payment Account will be invested in Permitted Investments.

  On each Payment Date, P&I Collections will be allocated from the Payment Account in the following order of priority:

    (i) to pay accrued interest due (other than any Interest Shortfalls) on the applicable Security Balance of the Term Notes and the Variable Funding Notes;

    (ii) to pay principal in an amount equal to the Principal Collection Distribution Amount for such Payment Date on the Term Notes and the Variable Funding Notes;

    (iii) to pay as principal on the Term Notes and the Variable Funding Notes, an amount equal to (A) 100% of the Liquidation Loss Amounts (other than any Excess Loss Amounts) on such Payment Date, plus (B) any such Liquidation Loss Amounts (other than any Excess Loss Amounts) remaining undistributed from any preceding Payment Date (together with interest thereon from the date initially distributable to the date paid), provided, that any such Liquidation Loss Amount shall not be required to be paid to the extent that such Liquidation Loss Amount was paid on the Term Notes and the Variable Funding Notes by means of a draw on the Policy or was reflected in the reduction of the Outstanding Reserve Amount (the aggregate amount so distributed under this clause (iii) on any Payment Date, a "LIQUIDATION LOSS DISTRIBUTION AMOUNT");

    (iv) to pay the Credit Enhancer the premium for the Policy and any previously unpaid premiums for the Policy (with interest thereon);

    (v) to reimburse the Credit Enhancer for prior draws made on the Policy (with interest thereon) (other than those attributable to Excess Loss Amounts);

    (vi) to pay as principal on the Term Notes and the Variable Funding Notes, an additional amount to the extent necessary to bring the Outstanding Reserve Amount up to the Reserve Amount Target (the aggregate amount so distributed on any Payment Date, the "RESERVE INCREASE AMOUNT");

    (vii) to pay the Credit Enhancer any other amounts owed pursuant to the Insurance Agreement;

    (viii) to pay the Term Notes and Variable Funding Notes, pro rata, any Interest Shortfalls not previously paid together with interest thereon; and

    (ix) to pay any remaining amounts to the holders of the Certificates.

  The "SECURITY BALANCE" of any Security on any day is, with respect to the Term Notes, the respective initial balance thereof as of the Closing Date, and with respect to the Variable Funding Notes, the aggregate principal amount added to the Variable Funding Notes prior to such day, in each case reduced by all payments of principal thereon prior to and as of such day.

  Payments pursuant to clause (i) will be allocated to the Term Notes and Variable Funding Notes pro rata based on the amount of interest each such Security is entitled to receive pursuant to such clause. Payments pursuant to clauses (ii), (iii) and (vi) will constitute payments of principal and will be allocated among the Term Notes and Variable Funding Notes pro rata based on the outstanding Security Balances.

  For any Payment Date, the "PRINCIPAL COLLECTION DISTRIBUTION AMOUNT" will equal (i) Net Principal Collections for such Payment Date so long as no Amortization Event has occurred and such Payment Date is during the Revolving Period or (ii) Principal Collections for such Payment Date if an Amortization Event has occurred or if such Payment Date is after the end of the Revolving Period, provided however, on any Payment Date with respect to which the Outstanding Reserve Amount that would result without regard to this proviso exceeds the Reserve Amount Target, the Principal Collection Distribution Amount will be reduced by the amount of such excess until the Outstanding Reserve Amount equals the Reserve Amount Target.

  "LIQUIDATION LOSS AMOUNT" means with respect to any Liquidated Revolving Credit Loan, the unrecovered Principal Balance thereof and any unpaid accrued interest thereon at the end of the related Collection

Period in which such Revolving Credit Loan became a Liquidated Revolving Credit Loan, after giving effect to the Net Liquidation Proceeds allocable to such Principal Balance in connection therewith.

  To the extent the amount payable pursuant to clause (B) of the definition of Liquidation Loss Distribution Amount is covered by a draw on the Policy, such amount will be available to reimburse the Credit Enhancer for such draws on the Policy with interest thereon (other than those attributable to Excess Loss Amounts).

  A "LIQUIDATED REVOLVING CREDIT LOAN" means, as to any Payment Date, any Revolving Credit Loan in respect of which the Master Servicer has determined, based on the servicing procedures specified in the Servicing Agreement, as of the end of the preceding Collection Period that all liquidation proceeds which it expects to recover with respect to the disposition of the related Mortgaged Property have been recovered.

  As to any Payment Date prior to the Payment Date in September 1999, the Reserve Amount Target will be 1.50% of the Cut-off Date Balance. As to any Payment Date on or after the Payment Date in September 1999, the Reserve Amount Target will be equal to the lesser of (a) the Reserve Amount Target as of the Cut-off Date and (b) 3.00% of the Pool Balance as of the beginning of the related Collection Period (but not lower than 0.5% of the Cut-off Date Balance plus 50% of the aggregate unpaid principal balance of all Revolving Credit Loans delinquent 90 or more days as of such Payment Date); provided however that any scheduled reduction to the Reserve Amount Target described above shall not be made as of any Payment Date unless (i) the outstanding Principal Balance of the Revolving Credit Loans delinquent 90 days or more averaged over the last six months as a percentage of the aggregate outstanding Principal Balance of all Revolving Credit Loans averaged over the last six months does not exceed 3%, (ii) the aggregate cumulative Liquidation Loss Amounts on the Revolving Credit Loans prior to any such Payment Date occurring during the first year and the second year (or any year thereafter) after the Payment Date in September 1999 are less than 3.0% and 4.0%, respectively, of the aggregate Pool Balance and (iii) there has been no draw on the Policy on such Payment Date that remains unreimbursed. In addition, the Reserve Amount Target may be reduced with the prior written consent of the Credit Enhancer and the Rating Agencies.

  To the extent the Reserve Amount Target decreases on any Payment Date, the amount of the Principal Collection Distribution Amount will be reduced on such Payment Date and on each subsequent Payment Date to the extent the remaining Outstanding Reserve Amount is in excess of the reduced Reserve Amount Target until the Outstanding Reserve Amount equals the Reserve Amount Target.

  An "AMORTIZATION EVENT" will be deemed to occur upon (i) the occurrence of certain events relating to a violation of the Seller's obligations under the Purchase Agreement, (ii) the occurrence of certain events of bankruptcy, insolvency or receivership relating to the Seller or the Issuer, (iii) the Issuer becomes subject to regulation as an investment company within the meaning of the Investment Company Act of 1940, as amended, (iv) a Servicing Default relating to the Master Servicer occurs under the Servicing Agreement and the Master Servicer is the Seller, (v) if the aggregate of all draws under the Policy exceeds 1% of the Cut-off Date Balance or (vi) the Issuer is determined to be an association taxable as a corporation for federal income tax purposes.

OUTSTANDING RESERVE AMOUNT

  The Outstanding Reserve Amount will initially be $0, and will be increased by distributions of the Reserve Increase Amount, if any, to the Notes. On each Payment Date, the Outstanding Reserve Amount (as in effect immediately prior to such Payment Date), if any, shall be deemed to be reduced by an amount equal to any Liquidation Loss Amounts (other than any Excess Loss Amounts) for such Payment Date, except to the extent that such Liquidation Loss Amounts were covered on such Payment Date by a Liquidation Loss Distribution Amount (which amount would be so distributed, if available, from any excess interest collections for such Payment Date). Any Liquidation Loss Amounts not so covered will be covered by draws on the Policy to the extent provided herein. However, any Excess Loss Amounts are required to be covered by a draw on the Policy in all cases, without regard to the availability of the Outstanding Reserve Amount, and the Outstanding Reserve Amount will not be reduced by any Excess Loss Amount so long as a corresponding draw on the Policy is made as so required. The "OUTSTANDING RESERVE AMOUNT" available on any Payment Date is the amount, if any, by which (i) the Pool Balance as of the end of the related Collection Period exceeds (ii) the aggregate Security Balances of all of the Notes on such Payment Date (after application of Net Principal Collections or Principal Collections, as the case may be, for such date).

  To the extent that the Outstanding Reserve Amount is insufficient or not available to absorb Liquidation Loss Amounts that are not covered by the Liquidation Loss Distribution Amount, if payments are not made under the Policy as required, a Noteholder may incur a loss.

EXCESS LOSS AMOUNT

  On any Payment Date, the "EXCESS LOSS AMOUNT" will be equal to the sum of
(i) any Liquidation Loss Amounts (other than as described in clauses (ii)-(v) below) for the related Collection Period which, when added to the aggregate of such Liquidation Loss Amounts for all preceding Collection Periods exceed $34,546,337, (ii) any Special Hazard Losses in excess of the Special Hazard Amount, (iii) any Fraud Losses in excess of the Fraud Loss Amount, (iv) any Bankruptcy Losses in excess of the Bankruptcy Loss Amount, and (v) certain losses occasioned by war, civil insurrection, certain governmental actions, nuclear reaction and certain other risks as described in the Indenture. Excess Loss Amounts will not be covered by any Liquidation Loss Distribution Amount or by a reduction in the Outstanding Reserve Amount. Any Excess Loss Amounts however, will be covered by the Policy, and in the event payments are not made as required under the Policy, such losses will be allocated first to the Certificates and, after the Security Balance of the Certificates is reduced to zero to the Notes pro rata based on the outstanding Security Balances thereof.

  The "SPECIAL HAZARD AMOUNT" shall initially be equal to $3,004,029. As of any date of determination following the Cut-off Date, the Special Hazard Amount shall equal $3,004,029 less the sum of (A) the aggregate of any Liquidation Loss Amounts on the Revolving Credit Loans due to Special Hazard Losses and (B) the Adjustment Amount. The Adjustment Amount will be equal to an amount calculated pursuant to the terms of the Indenture.

  The "FRAUD LOSS AMOUNT" shall initially be equal to $9,012,088. As of any date of determination after the Cut-off Date, the Fraud Loss Amount shall equal (X) prior to the first anniversary of the Cut-off Date an amount equal to 3% of the aggregate of the Credit Limits of the Revolving Credit Loans as of the Cut-off Date minus the aggregate of any Liquidation Loss Amounts on the Revolving Credit Loans due to Fraud Losses up to such date of determination;
(Y) from the first to the second anniversary of the Cut-off Date, an amount equal to (1) the lesser of (a) the Fraud Loss Amount as of the most recent anniversary of the Cut-off Date and (b) 2% of the aggregate of the Credit Limits of the Revolving Credit Loans as of the most recent anniversary of the Cut-off Date minus (2) the aggregate of any Liquidation Loss Amounts on the Revolving Credit Loans due to Fraud Losses since the most recent anniversary of the Cut-off Date up to such date of determination; and (Z) from the second to the fifth anniversary of the Cut-off Date, an amount equal to (1) the lesser of (a) the Fraud Loss Amount as of the most recent anniversary of the Cut-off Date and (b) 1% of the aggregate of the Credit Limits of the Revolving Credit Loans as of the most recent anniversary of the Cut-off Date minus (2) the aggregate of any Liquidation Loss Amounts on the Revolving Credit Loans due to Fraud Losses since the most recent anniversary of the Cut-off Date up to such date of determination. On and after the fifth anniversary of the Cut-off Date the Fraud Loss Amount shall be zero.

  The "BANKRUPTCY AMOUNT" will initially be equal to $100,000. As of any date of determination, the Bankruptcy Amount shall equal $100,000 less the sum of any Liquidation Loss Amounts on the Revolving Credit Loans due to such losses up to such date of determination.

THE PAYING AGENT

  The Paying Agent shall initially be the Indenture Trustee, together with any successor thereto. The Paying Agent shall have the revocable power to withdraw funds from the Payment Account for the purpose of making payments to the Noteholders.

MATURITY AND OPTIONAL REDEMPTION

  The Notes will be payable in full on the Payment Date in September 2022, to the extent of the related outstanding Security Balance on such date, if any. In addition, a principal payment may be made in partial or full redemption of the Notes after the Pool Balance is reduced to an amount less than or equal to $30,040,293 (10% of the Pool Balance as of the Cut-off Date), upon the exercise by the Master Servicer of its option to purchase all or a portion of the Revolving Credit Loans and related assets. In the event that all of the Revolving Credit Loans are purchased by the Master Servicer, the purchase price will be equal to the sum of the outstanding Pool Balance and accrued and unpaid interest thereon at the weighted average of the Loan Rates through the day preceding the Payment Date (including Interest Shortfalls and interest thereon) on which such purchase occurs together with all amounts due and owing to the Credit Enhancer.

  In the event that a portion of the Revolving Credit Loans are purchased by the Master Servicer the purchase price will be equal to the sum of the aggregate Principal Balances of the Revolving Credit Loans so purchased and accrued and unpaid interest thereon at the weighted average of the related Loan Rates on such Revolving Credit Loans through the day preceding the Payment Date on which such purchase occurs together with all amounts due and owing to the Credit Enhancer with respect to the Revolving Credit Loans so purchased. In lieu of a cash payment, if an Amortization Event had previously occurred, all or a portion of such purchase price may be in the form of Additional Balances on other Revolving Credit Loans not previously conveyed to the Trust. Any such purchase will be subject to satisfaction of certain conditions specified in the Servicing Agreement, including: (i) the Master Servicer shall have delivered to the Indenture Trustee a schedule containing a list of all Revolving Credit Loans remaining in the Trust after such removal;
(ii) the Master Servicer shall represent and warrant that no selection procedures reasonably believed by the Master Servicer to be adverse to the interests of the Securityholders or the Credit Enhancer were used by the Master Servicer in selecting such Revolving Credit Loans; and (iii) each Rating Agency shall have been notified of the proposed retransfer and shall not have notified the Master Servicer that such retransfer would result in a reduction or withdrawal of the ratings of the Securities without regard to the Policy.

                           DESCRIPTION OF THE POLICY

  On the Closing Date, the Credit Enhancer will issue the Policy in favor of the Owner Trustee on behalf of the Issuer. The Policy will unconditionally and irrevocably guarantee certain payments on the Notes. On each Payment Date, a draw will be made on the Policy equal to the sum of (a) the amount by which accrued interest on the Notes at the Note Rate on such Payment Date exceeds the amount on deposit in the Payment Account available for interest distributions on such Payment Date, (b) any Liquidation Loss Amount (other than any Excess Loss Amount) for such Payment Date, to the extent not currently covered by a Liquidation Loss Distribution Amount or a reduction in the Outstanding Reserve Amount and (c) any Excess Loss Amount for such Payment Date. For purposes of the foregoing, amounts in the Payment Account available for interest distributions on any Payment Date shall be deemed to include all amounts in the Payment Account for such Payment Date, other than the Principal Collection Distribution Amount and the Liquidation Loss Distribution Amount (if any) distributed thereon. Interest Shortfalls will not be covered by the Policy. Pursuant to the terms of the Indenture, draws under the Policy in respect of any Liquidation Loss Amount will be paid to the Notes by the Paying Agent as principal, pro rata among the Term Notes and Variable Funding Notes based on the Security Balances thereof. In addition, a draw will be made on the Policy to cover certain shortfalls in amounts allocable to the Noteholders following the sale, liquidation or other disposition of the assets of the Trust in connection with either (a) the liquidation of the Trust as permitted under the Indenture following an Event of Default thereunder, or (b) a termination of the Issuer as required under the Trust Agreement in the event of the bankruptcy of the Holder of the Certificates designated as the "Designated Certificates" in the Trust Agreement. In addition, the Policy will guarantee the payment of the outstanding Security Balance of the Notes on the Payment Date in September 2022. In the absence of payments under the Policy, Noteholders will directly bear the credit risks associated with their investment to the extent such risks are not covered by the Outstanding Reserve Amount or otherwise.

                  CERTAIN YIELD AND PREPAYMENT CONSIDERATIONS

  PROSPECTIVE NOTEHOLDERS SHOULD CONSIDER, AMONG OTHER THINGS, THE ITEMS DISCUSSED UNDER "YIELD AND PREPAYMENT CONSIDERATIONS" IN THE PROSPECTUS AND THE FOLLOWING FACTORS IN CONNECTION WITH THE PURCHASE OF THE TERM NOTES:

  The yield to maturity of the Term Notes will depend on the price paid by the holder for such Note, the Note Rate and the rate and timing of principal payments (including payments in excess of required installments, prepayments in full or terminations, liquidations and repurchases) on the Revolving Credit Loans and the rate and timing of Draws and the allocation thereof.

  In general, if a Term Note is purchased at a premium over its face amount and payments of principal on such Term Note occur at a rate faster than anticipated at the time of purchase, the purchaser's actual yield to maturity will be lower than that assumed at the time of purchase. Conversely, if a Term
Note is purchased at a discount from its face amount and payments of principal on such Term Note occur at a rate slower than that assumed at the time of purchase, the purchaser's actual yield to maturity will be lower than that originally anticipated.

  The rate and timing of defaults on the Revolving Credit Loans will also affect the rate and timing of principal payments on the Revolving Credit Loans and thus the yield on the Term Notes. There can be no assurance as to the rate of losses or delinquencies on any of the Revolving Credit Loans, however, the rate of such losses and delinquencies are likely to be higher than those of traditional first lien mortgage loans, particularly in the case of Revolving Credit Loans with high Combined Loan-to-Value Ratios or low Junior Ratios. In addition, because borrowers of Balloon Loans are required to make a relatively large single payment upon maturity, it is possible that the default risk associated with Balloon Loans is greater than that associated with fully-amortizing revolving credit loans. See "Risk Factors" herein. To the extent that any losses are incurred on any of the Revolving Credit Loans that are not covered by the Liquidation Loss Distribution Amount, a reduction in the Outstanding Reserve Amount or the Policy, holders of the Term Notes will bear all risk of such losses resulting from default by Mortgagors. See "Risk Factors--Limitations, Reduction and Substitution of Credit Enhancement" in the Prospectus. Even where the Policy covers all losses incurred on the Revolving Credit Loans, the effect of losses may be to increase prepayment rates on the Revolving Credit Loans, thus reducing the weighted average life and affecting the yield to maturity.

  With respect to the Teaser Loans representing 40.6% of the Cut-off Date Balance, the Loan Rate at origination is below the rate that would result from the sum of the then-applicable Index and Gross Margin. The repayment of any such Teaser Loan may thus be dependent on the ability of the mortgagor to make larger interest payments following the initial adjustment of the Loan Rate.

  In addition, the repayment of any Revolving Credit Loan may be dependent on the ability of the Mortgagor to make larger interest payments following the adjustment of the Loan Rate and during the life of such Revolving Credit Loan.

  There can be no assurance as to the rate of principal payments and Draws on the Revolving Credit Loans. The rate of principal payments and the rate of Draws may fluctuate substantially from time to time. Generally, home equity loans are not viewed by mortgagors as permanent financing. Due to the unpredictable nature of both principal payments and Draws, the rates of principal payments net of Draws on the Revolving Credit Loans may be much more volatile than for typical first lien mortgage loans. See "Yield and Prepayment Considerations" in the Prospectus and "Risk Factors" herein.

  Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security to the date of distribution to the investor of each dollar distributed in reduction of principal of such security (assuming no losses). The weighted average life of the Term Notes will be influenced by, among other things, the rate of principal payments and Draws on the Revolving Credit Loans.

  The prepayment model used in this Prospectus Supplement, the Constant Prepayment Rate model ("CPR"), assumes that the outstanding principal balance of a pool of HELOC loans prepays at a specified constant annual rate of CPR. In generating monthly cash flows, this rate is converted to an equivalent constant monthly rate. To assume 30% of CPR or any other CPR percentage is to assume that the stated percentage of the outstanding principal balance of the pool is prepaid over the course of a year. No representation is made that the Revolving Credit Loans will prepay at that or any other rate.

  The tables set forth below are based on a CPR, constant draw rate (which for purposes of the assumptions is the amount of Additional Balances on the Revolving Credit Loans drawn each month expressed as an annualized percentage of the Pool Balance outstanding at the beginning of such month) and optional termination assumptions as indicated in the tables below. For the following tables, it was assumed that the Revolving Credit Loans have been aggregated into three pools, one pool with a principal balance of $119,793,895.24, a second pool with a principal balance of $153,436,189.35 and a third pool with a balance of $27,172,848.71. Further, Revolving Credit Loans with respect to the three pools are assumed to have Loan Rates of 10.491% per annum, 8.622% per annum and 8.084% per annum, respectively, which will adjust to 11.40% per annum, 10.46% per annum and 10.60% per annum in the first month, respectively, Credit Limit Utilization Rates of 115.00%, 123.29% and 141.60%, respectively, terms in which the loans do not amortize and in which Additional Draws may be made of 50 months, 175 months and 176 months, respectively, and as of the Closing Date, remaining terms to maturity of 170 months, 295 months and 176 months, respectively. In addition, each pool is assumed to have an aggregate Servicing Fee Rate and Policy premium rate of 0.72% per annum.

  In addition, it was assumed that (i) payments are made in accordance with the description set forth under "Description of the Securities," (ii) payments on the Notes will be made on the 20th day of each calendar month regardless of the day on which the Payment Date actually occurs commencing in April 1997,
(iii) no extension past the scheduled maturity date of a Revolving Credit Loan is made, (iv) no delinquencies or defaults occur, (v) monthly Draws are calculated under each of the assumptions as set forth in the tables below before giving effect to prepayments, (vi) there is no restriction on the Maximum Variable Funding Balance, (vii) no Amortization Event occurs, (viii) the scheduled Due Date for each of the Revolving Credit Loans is the first day of each month, (ix) each month consists of 30 days, (x) the Closing Date is March 27, 1997, (xi) for each Payment Date, the Note Rate is equal to 5.667340% per annum and (xii) the initial Security Balance of the Term Notes as set forth on the cover page hereof is $300,402,933.30.

  The actual characteristics and performance of the Revolving Credit Loans will differ from the assumptions used in constructing the tables set forth below, which are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under varying prepayment and Draw scenarios. For example, it is very unlikely that the Revolving Credit Loans will prepay and experience Draws at a constant rate until maturity or that all of the Revolving Credit Loans will prepay or experience Draws at the same rate. Moreover, the diverse remaining terms to stated maturity of the Revolving Credit Loans could produce slower or faster principal distributions than indicated in the tables at the various assumptions specified, even if the weighted average remaining term to stated maturity of the Revolving Credit Loans is as assumed. Any difference between such assumptions and the actual characteristics and performance of the Revolving Credit Loans, or actual prepayment experience, will affect the percentages of initial Security Balance outstanding over time and the weighted average life of the Term Notes.

  Subject to the foregoing discussion and assumptions, the following table indicates the weighted average life of the Notes, and sets forth the percentages of the initial Security Balance of the Notes that would be outstanding after each of the dates shown at various percentages of the Prepayment Assumption.

  PERCENTAGE OF ORIGINAL SECURITY BALANCE OUTSTANDING OF THE TERM NOTES (1)(2)

                                                            CPR
                                            ------------------------------------
PAYMENT DATE                                 0%    10%  22%  26%  30%  34%  38%
------------                                ----- ----- ---- ---- ---- ---- ----
Initial....................................   100   100  100  100  100  100  100
March 1998.................................    99    99   94   89   84   79   74
March 1999.................................    99    99   89   80   72   64   56
March 2000.................................    99    99   85   72   61   51   42
March 2001.................................    99    99   81   65   52   41   32
March 2002.................................    97    94   71   54   41   31   23
March 2003.................................    94    82   54   39   28   20   14
March 2004.................................    92    72   41   28   19   13    8
March 2005.................................    89    63   31   20   13    8    0
March 2006.................................    86    55   23   15    9    5    0
March 2007.................................    82    48   18   11    6    0    0
March 2008.................................    78    42   14    8    4    0    0
March 2009.................................    73    37   10    5    0    0    0
March 2010.................................    68    32    8    4    0    0    0
March 2011.................................    62    28    6    3    0    0    0
March 2012.................................    49    20    4    2    0    0    0
March 2013.................................    46    17    3    0    0    0    0
March 2014.................................    42    14    2    0    0    0    0
March 2015.................................    38    11    0    0    0    0    0
March 2016.................................    34     9    0    0    0    0    0
March 2017.................................    29     7    0    0    0    0    0
March 2018.................................    24     5    0    0    0    0    0
March 2019.................................    18     3    0    0    0    0    0
March 2020.................................    12     0    0    0    0    0    0
March 2021.................................     0     0    0    0    0    0    0
Weighted Average Life (years).............. 15.60 10.85 6.82 5.44 4.40 3.60 2.98

--------
(1) Assumes (i) that an optional termination is exercised on the first Payment Date when the Pool Balance is less than or equal to 10% of the Cut-off Date Balance and (ii) a constant draw rate of 18%.
(2) All percentages are rounded to the nearest 1%.

                 WEIGHTED AVERAGE LIFE(1) AND FINAL SCHEDULED
                 PAYMENT DATE(2) SENSITIVITY OF THE TERM NOTES
                           TO PREPAYMENTS AND DRAWS

                                                                      CPR(3)
                 -----------------------------------------------------------------------------------------------------------------
                        0%              10%              22%             26%             30%             34%             38%
    CONSTANT     ---------------- ---------------- --------------- --------------- --------------- --------------- ---------------
   DRAW RATE      WAL     DATE     WAL     DATE    WAL     DATE    WAL     DATE    WAL     DATE    WAL     DATE    WAL     DATE
   ---------     ----- ---------- ----- ---------- ---- ---------- ---- ---------- ---- ---------- ---- ---------- ---- ----------
 0%............. 15.44 07/20/2020  6.81 05/20/2012 3.45 12/20/2005 2.89 08/20/2004 2.46 07/20/2003 2.12 09/20/2002 1.85 01/20/2002
10%............. 15.60 10/20/2020 10.76 11/20/2018 4.97 03/20/2010 4.01 05/20/2007 3.30 07/20/2005 2.77 03/20/2004 2.35 03/20/2003
14%............. 15.60 10/20/2020 10.94 05/20/2019 5.81 07/20/2012 4.66 08/20/2009 3.79 11/20/2006 3.13 01/20/2005 2.63 10/20/2003
18%............. 15.60 10/20/2020 10.85 05/20/2019 6.82 09/20/2014 5.44 04/20/2012 4.40 01/20/2009 3.60 05/20/2006 2.98 08/20/2004
22%............. 15.61 10/20/2020 10.85 05/20/2019 8.10 08/20/2016 6.38 03/20/2014 5.13 01/20/2012 4.17 06/20/2008 3.42 11/20/2005
                                                                      CPR(4)
                 -----------------------------------------------------------------------------------------------------------------
                        0%              10%              22%             26%             30%             34%             38%
    CONSTANT     ---------------- ---------------- --------------- --------------- --------------- --------------- ---------------
   DRAW RATE      WAL     DATE     WAL     DATE    WAL     DATE    WAL     DATE    WAL     DATE    WAL     DATE    WAL     DATE
   ---------     ----- ---------- ----- ---------- ---- ---------- ---- ---------- ---- ---------- ---- ---------- ---- ----------
 0%............. 15.50 10/20/2021  7.16 01/20/2021 3.71 12/20/2014 3.12 06/20/2012 2.66 11/20/2010 2.30 03/20/2009 2.01 11/20/2007
10%............. 15.64 10/20/2021 10.81 08/20/2021 5.09 09/20/2018 4.16 06/20/2016 3.47 02/20/2014 2.93 02/20/2012 2.50 04/20/2010
14%............. 15.64 10/20/2021 10.97 09/20/2021 5.88 10/20/2019 4.75 11/20/2017 3.91 08/20/2015 3.27 07/20/2013 2.77 11/20/2011
18%............. 15.64 10/20/2021 10.88 09/20/2021 6.86 08/20/2020 5.48 02/20/2019 4.47 01/20/2017 3.70 12/20/2014 3.10 12/20/2012
22%............. 15.64 10/20/2021 10.88 09/20/2021 8.11 03/20/2021 6.40 02/20/2020 5.16 05/20/2018 4.22 04/20/2016 3.50 04/20/2014

--------
(1) The weighted average life of the Term Notes is determined by (i) multiplying the amount of each payment allocated to principal by the number of years from the date of issuance to the related Payment Date,
    (ii) adding the results, and (iii) dividing the sum by the original Security Balance thereof.
(2) The final scheduled payment date of the Term Notes is the date on which the Security Balance thereof is reduced to zero.
(3) Assumes that an optional termination is exercised on the first Payment Date when the Pool Balance is less than or equal to 10% of the Cut-off Date Balance.
(4) Assumes no optional termination is exercised.

                     DESCRIPTION OF THE PURCHASE AGREEMENT

  The Revolving Credit Loans to be transferred to the Trust by the Depositor were or will be purchased by the Depositor from Residential Funding (in such capacity, the "SELLER") pursuant to a Revolving Credit Loan Purchase Agreement (the "PURCHASE AGREEMENT"). Under the Purchase Agreement, the Depositor acquired the Revolving Credit Loans and related Additional Balances. The following summary describes certain terms of the form of the Purchase Agreement and is qualified in its entirety by reference to the form of Purchase Agreement.

TRANSFER OF REVOLVING CREDIT LOANS

  Pursuant to the Purchase Agreement, the Seller will transfer and assign to the Depositor all of its right, title and interest in and to the Revolving Credit Loans, the related Credit Line Agreement, mortgages and other related documents (collectively, the "RELATED DOCUMENTS") and all of the Additional Balances thereafter created prior to the occurrence of an Amortization Event. The purchase price of the Revolving Credit Loans is a specified percentage of the face amount thereof as of the time of transfer and is payable by the Depositor as provided in the Purchase Agreement. The purchase price of each Additional Balance is the amount of the related new advance and is payable by the Trust, either in cash or in the form of an increase in the Security Balance of the Variable Funding Notes, as provided in the Purchase Agreement.

  The Purchase Agreement will require that, within the time period specified therein, the Seller deliver to the Indenture Trustee (as pledgee) the Revolving Credit Loans and the Related Documents. In lieu of delivery of original mortgages, the Seller may deliver true and correct copies thereof which have been certified as to authenticity by the appropriate county recording office where such mortgage is recorded. In addition, under the terms of the Purchase Agreement, the Seller will be required to record assignments of mortgages relating to such Revolving Credit Loans.

REPRESENTATIONS AND WARRANTIES

  The Seller will also represent and warrant that, among other things, (a) the information with respect to the Revolving Credit Loans set forth in the schedule attached to the Purchase Agreement is true and correct in all material respects and (b) immediately prior to the sale of the Revolving Credit Loans to the Depositor, the Seller was the sole owner and holder of the Revolving Credit Loans free and clear of any and all liens and security interests. The Seller will also represent and warrant that, among other things, as of the Closing Date, (a) the Purchase Agreement constitutes a legal, valid and binding obligation of the Seller and (b) the Purchase Agreement constitutes a valid transfer and assignment of all right, title and interest of the Seller in and to the Revolving Credit Loans and the proceeds thereof. The benefit of the representations and warranties made by the Seller in the Purchase Agreement will be assigned to the Trust.

  Within 90 days of the Closing Date, Norwest Bank Minnesota, N.A. (the "CUSTODIAN") will review or cause to be reviewed the Revolving Credit Loans and the Related Documents and if any Revolving Credit Loan or Related Document is found to be defective in any material respect, which may materially and adversely affect the value of the related Revolving Credit Loan, or the interests of the Indenture Trustee (as pledgee of the Revolving Credit Loans), the Securityholders or the Credit Enhancer in such Revolving Credit Loan and such defect is not cured within 90 days following notification thereof to the Seller and the Trust by the Custodian, the Seller will be obligated under the Purchase Agreement to deposit the Repurchase Price into the Custodial Account. In lieu of any such deposit, the Seller may substitute an Eligible Substitute Loan. Any such purchase or substitution will result in the removal of such Revolving Credit Loan required to be removed from the Trust (each such Revolving Credit Loan, a "DELETED LOAN"). The obligation of the Seller to remove a Deleted Loan from the Trust is the sole remedy regarding any defects in the Revolving Credit Loans and Related Documents available to the Trust, the Certificateholders (or the Owner Trustee on behalf of the Certificateholders) and the Noteholders (or the Indenture Trustee on behalf of the Noteholders) against the Seller.

  With respect to any Revolving Credit Loan, the "REPURCHASE PRICE" is equal to the Principal Balance of such Revolving Credit Loan at the time of any removal described above plus accrued and unpaid interest thereon to the date of removal. In connection with the substitution of an Eligible Substitute Loan, the Seller will be required to deposit in the Custodial Account an amount (the "SUBSTITUTION ADJUSTMENT AMOUNT") equal to the excess of the Principal Balance of the related Deleted Loan over the Principal Balance of such Eligible Substitute Loan.

  An "ELIGIBLE SUBSTITUTE LOAN" is a mortgage loan substituted by the Seller for a Deleted Loan which must, on the date of such substitution, (i) have an outstanding Principal Balance (or in the case of a substitution of more than one Revolving Credit Loan for a Deleted Loan, an aggregate Principal Balance) not in excess of the Principal Balance relating to such Deleted Loan; (ii) have a Loan Rate, Net Loan Rate and Gross Margin no lower than and not more than 1% in excess of the Loan Rate, Net Loan Rate and Gross Margin of such Deleted Loan; (iii) have a Combined Loan-to-Value Ratio at the time of substitution no higher than that of the Deleted Loan at the time of substitution; (iv) have a remaining term to maturity not more than one year earlier and not later than the remaining term to maturity of the Deleted Loan;
(v) comply with each representation and warranty as to the Revolving Credit Loans set forth in the Purchase Agreement (deemed to be made as of the date of substitution); and (vi) satisfy certain other conditions specified in the Indenture.

  In addition the Seller will be obligated to deposit the Repurchase Price or substitute an Eligible Substitute Loan with respect to a Revolving Credit Loan as to which there is a breach of a representation or warranty in the Purchase Agreement and such breach is not cured by the Seller within the time provided in the Purchase Agreement.

                    DESCRIPTION OF THE SERVICING AGREEMENT

  The following summary describes certain terms of the Servicing Agreement, dated as of March 27, 1997 among the Indenture Trustee, the Issuer and the Master Servicer. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the Servicing Agreement. Whenever particular defined terms of the Servicing Agreement are referred to, such defined terms are thereby incorporated herein by reference. See "Servicing of Revolving Credit Loans" and "The Agreements" in the Prospectus.

P&I COLLECTIONS

  The Master Servicer shall establish and maintain an account (the "CUSTODIAL ACCOUNT") in which the Master Servicer shall deposit or cause to be deposited any amounts representing payments on and any collections received in respect of the Revolving Credit Loans received by it subsequent to the Cut-off Date. The Custodial Account shall be an Eligible Account. On the 15th day of each month or if such day is not a Business Day, the next succeeding Business Day (the "DETERMINATION DATE"), the Master Servicer will notify the Paying Agent and the Indenture Trustee of the amount of aggregate amounts required to be withdrawn from the Distribution Account and deposited into the Payment Account prior to the close of business on the Business Day next succeeding each Determination Date.

  "PERMITTED INVESTMENTS" are specified in the Servicing Agreement and are limited to investments which meet the criteria of the Rating Agencies from time to time as being consistent with their then-current ratings of the Securities.

  The Master Servicer will make the following withdrawals from the Custodial Account and deposit such amounts as follows:

    (i) to the Distribution Account, an amount equal to the P&I Collections on the Business Day prior to each Payment Date; and

    (ii) to pay to itself or the Seller various reimbursement amounts and other amounts as provided in the Servicing Agreement.

  As to any Payment Date, "P&I COLLECTIONS" will equal the sum of (a) Interest Collections for such Payment Date and (b) so long as an Amortization Event has not occurred and if during the Revolving Period, "NET PRINCIPAL COLLECTIONS" for such Payment Date which are the excess, if any, of Principal Collections for such Payment Date over the aggregate amount of Additional Balances created during the related Collection Period and conveyed to the Trust, or if such event or date has occurred, Principal Collections for such date. Upon the occurrence of an Amortization Event or after the end of the Revolving Period, Principal Collections for a Collection Period will no longer be applied to acquire Additional Balances during such Collection Period.

  All collections on the Revolving Credit Loans will generally be allocated in accordance with the Credit Line Agreements between amounts collected in respect of interest and amounts collected in respect of principal. As to any Payment Date, "INTEREST COLLECTIONS" will be equal to the sum of (i) the amounts collected during the related Collection Period, including Net Liquidation Proceeds (as defined below), allocated to interest pursuant to the terms of the Credit Line Agreements (exclusive of the pro rata portion thereof attributable to Additional Balances not conveyed to the Trust following an Amortization Event), reduced by the Servicing Fees for such Collection Period and (ii) the interest portion of the Repurchase Price for any Deleted Loans and the cash purchase price paid in connection with any optional purchase of the Revolving Credit Loans by the Master Servicer. As to any Payment Date, "PRINCIPAL COLLECTIONS" will be equal to the sum of (i) the amount collected during the related Collection Period, including Net Liquidation Proceeds allocated to principal pursuant to the terms of the Credit Line Agreements (exclusive of the pro rata portion thereof attributable to Additional Balances not conveyed to the Trust following an Amortization Event) and (ii) the principal portion of the Repurchase Price for any Deleted Loans, any Substitution Adjustment Amounts and the cash purchase price paid in connection with any optional purchase of the Revolving Credit Loans by the Master Servicer.

  As to any Payment Date other than the first Payment Date, the "COLLECTION PERIOD" is the calendar month preceding the month of such Payment Date, and as for the first Payment Date, the Collection Period is the period from March 3, 1997 to March 31, 1997.

  "NET LIQUIDATION PROCEEDS" with respect to a Revolving Credit Loan are the proceeds (excluding amounts drawn on the Policy) received in connection with the liquidation of any Revolving Credit Loan, whether through trustee's sale, foreclosure sale or otherwise, reduced by related expenses, but not including the portion, if any, of such amount that exceeds the Principal Balance of the Revolving Credit Loan at the end of the Collection Period immediately preceding the Collection Period in which such Revolving Credit Loan became a Liquidated Revolving Credit Loan.

  With respect to any date, the "POOL BALANCE" will be equal to the aggregate of the Principal Balances of all Revolving Credit Loans as of such date owned by the Trust. The Principal Balance of a Revolving Credit Loan (other than a Liquidated Revolving Credit Loan) on any day is equal to the Cut-off Date Balance thereof, plus (i) any Additional Balances in respect of such Revolving Credit Loan conveyed to the Trust minus (ii) all collections credited against the Principal Balance of such Revolving Credit Loan in accordance with the related Credit Line Agreement prior to such day (exclusive of the pro rata portion thereof attributable to Additional Balances not conveyed to the Trust following an Amortization Event). The Principal Balance of a Liquidated Revolving Credit Loan after final recovery of substantially all of the related Liquidation Proceeds which the Master Servicer reasonably expects to receive shall be zero.

               DESCRIPTION OF THE TRUST AGREEMENT AND INDENTURE

  The following summary describes certain terms of the Trust Agreement and the Indenture. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the Trust Agreement and the Indenture. Whenever particular defined terms of the Indenture are referred to, such defined terms are thereby incorporated herein by reference. See "The Agreements" in the Prospectus.

THE TRUST

  Simultaneously with the issuance of the Notes, the Issuer will pledge the Trust to the Indenture Trustee as collateral for the Notes. As pledgee of the Revolving Credit Loans, the Indenture Trustee will be entitled to exercise of all rights and remedies of the Depositor against the Seller under the Purchase Agreement and against the Master Servicer under the Servicing Agreement.

REPORTS TO HOLDERS

  The Indenture Trustee will mail to each Holder of Term Notes, at its address listed on the Security Register maintained with the Indenture Trustee, a report setting forth certain amounts relating to the Notes for each Payment Date, among other things:

    (i) the amount of principal, if any, payable on such Payment Date to Securityholders;

    (ii) the amount of interest payable on such Payment Date to Securityholders separately stating the portion thereof in respect of overdue accrued interest;

    (iii) the Security Balances of the Notes after giving effect to the payment of principal on such Payment Date;

    (iv) P&I Collections for the related Collection Period;

    (v) the aggregate Principal Balance of the Revolving Credit Loans as of the end of the preceding Collection Period;

    (vi) the Outstanding Reserve Amount as of the end of the related Collection Period; and

    (vii) the amount paid, if any, under the Policy for such Payment Date.

  In the case of information furnished pursuant to clauses (i) and (ii) above, the amounts shall be expressed as a dollar amount per $1,000 in face amount of Notes.

CERTAIN COVENANTS

  The Indenture will provide that the Issuer may not consolidate with or merge into any other entity, unless (i) the entity formed by or surviving such consolidation or merger is organized under the laws of the United States, any state or the District of Columbia, (ii) such entity expressly assumes, by an indenture supplemental to the Indenture, the Issuer's obligation to make due and punctual payments upon the Notes and the performance or observance of any agreement and covenant of the Issuer under the Indenture, (iii) no Event of Default shall have occurred and be continuing immediately after such merger or consolidation, (iv) the Issuer has received consent of the Credit Enhancer and has been advised that the ratings of the Securities (without regard to the Policy) then in effect would not be reduced or withdrawn by any Rating Agency as a result of such merger or consolidation, (v) any action that is necessary to maintain the lien and security interest created by the Indenture is taken and (vi) the Issuer has received an Opinion of Counsel to the effect that such consolidation or merger would have no material adverse tax consequence to the Issuer or to any Noteholder or Certificateholder and (vii) the Issuer has delivered to the Indenture Trustee an officer's certificate and an Opinion of Counsel each stating that such consolidation or merger and such supplemental indenture comply with the Indenture and that all conditions precedent, as provided in the Indenture, relating to such transaction have been complied with. The Issuer will not, among other things, (i) except as expressly permitted by the Indenture, sell, transfer, exchange or otherwise dispose of any of the assets of the Issuer, (ii) claim any credit on or make any deduction from the principal and interest payable in respect of the Notes (other than amounts withheld under the Code or applicable state law) or assert any claim against any present or former holder of Notes because of the payment of taxes levied or assessed upon the Issuer, (iii) permit the validity or effectiveness of the Indenture to be impaired or permit any person to be released from any covenants or obligations with respect to the Notes under the Indenture except as may be expressly permitted thereby or (iv) permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of the Issuer or any part thereof, or any interest therein or the proceeds thereof. The Issuer may not engage in any activity other than as specified under "The Issuer" herein.

MODIFICATION OF INDENTURE

  With the consent of the holders of a majority of each of the outstanding Term Notes and Variable Funding Notes and the Credit Enhancer, the Issuer and the Indenture Trustee may execute a supplemental indenture to add provisions to, change in any manner or eliminate any provisions of, the Indenture, or modify (except as provided below) in any manner the rights of the Noteholders. Without the consent of the holder of each outstanding Note affected thereby and the Credit Enhancer, however, no supplemental indenture will: (i) change the due date of any installment of principal of or interest on any Note or reduce the principal amount thereof, the interest rate specified thereon or change any place of payment where or the coin or currency in which any Note or any interest thereon is payable; (ii) impair the right to institute suit for the enforcement of certain provisions of the Indenture regarding payment;
(iii) reduce the percentage of the aggregate amount of the outstanding Notes, the consent of the holders of which is required for any supplemental indenture or the consent of the holders of which is required for any waiver of compliance with certain provisions of the Indenture or of certain defaults thereunder and their consequences as provided for in the Indenture; (iv) modify or alter the provisions of the Indenture regarding the voting of Notes held by the Issuer, the Depositor or an affiliate of any of them; (v) decrease the percentage of the aggregate principal amount of Notes required to amend the sections of the Indenture which specify the applicable percentage of aggregate principal amount of the Notes necessary to amend the Indenture or certain other related agreements; (vi) modify any of the provisions of the Indenture in such manner as to affect the calculation of the amount of any payment of interest or principal due on any Note (including the calculation of any of the individual components of such calculation); or (vii) permit the creation of any lien ranking prior to or, except as otherwise contemplated by the Indenture, on a parity with the lien of the Indenture with respect to any of the collateral for the Notes or, except as otherwise permitted or contemplated in the Indenture, terminate the lien of the Indenture on any such collateral or deprive the holder of any Note of the security afforded by the lien of the Indenture.

  The Issuer and the Indenture Trustee may also enter into supplemental indentures, with the consent of the Credit Enhancer and without obtaining the consent of the Noteholders, for the purpose of, among other things, curing any ambiguity or correcting or supplementing any provision in the Indenture that may be inconsistent with any other provision therein.

CERTAIN MATTERS REGARDING THE INDENTURE TRUSTEE AND THE ISSUER

  Neither the Indenture Trustee nor any director, officer or employee of the Indenture Trustee will be under any liability to the Issuer or the related Noteholders for any action taken or for refraining from the taking of any action in good faith pursuant to the Indenture or for errors in judgment; provided, however, that none of the Indenture Trustee and any director, officer or employee thereof will be protected against any liability which would otherwise be imposed by reason of willful malfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties under the Indenture. Subject to certain limitations set forth in the Indenture, the Indenture Trustee and any director, officer, employee or agent of the Indenture Trustee shall be indemnified by the Issuer and held harmless against any loss, liability or expense incurred in connection with investigating, preparing to defend or defending any legal action, commenced or threatened, relating to the Indenture other than any loss, liability or expense incurred by reason of willful malfeasance, bad faith or negligence in the performance of its duties under such Indenture or by reason of reckless disregard of its obligations and duties under the Indenture. All persons into which the Indenture Trustee may be merged or with which it may be consolidated or any person resulting from such merger or consolidation shall be the successor of the Indenture Trustee under the Indenture.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

  In the opinion of Thacher Proffitt & Wood, counsel to the Depositor, for federal income tax purposes, the Term Notes will be characterized as indebtedness and the Issuer, as created pursuant to the terms and conditions of the Trust Agreement, will not be characterized as an association (or publicly traded partnership within the meaning of section 7704 of the Code) taxable as a corporation or as a taxable mortgage pool within the meaning of section 7701(i) of the Code.

  For federal income tax purposes, the Term Notes will not be treated as having been issued with "original issue discount" (as defined in the Prospectus). See "Certain Federal Income Tax Consequences" in the Prospectus.

  Each (accrual basis) holder of a Term Note will be required to accrue interest with respect to such Term Note, without giving effect to any reductions in distributions attributable to Interest Shortfalls until it can be established that any such reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a Term Note could exceed the amount of economic income actually realized by the holder in such period. Although the holder of a Term Note eventually will recognize a loss or reduction in income attributable to previously accrued and included income that, as the result of unpaid Interest Shortfalls, ultimately will not be realized, the law is unclear with respect to the timing and character of such loss on reduction in income.

  Prospective investors in the Notes should see "Certain Federal Income Tax Consequences" and "State and Other Tax Consequences" in the Prospectus for a discussion of the application of certain federal income and state and local tax laws to the Issuer and purchasers of the Term Notes.

                             ERISA CONSIDERATIONS

  Any fiduciary or other investor of Plan assets that proposes to acquire or hold the Term Notes on behalf of or with Plan assets of any Plan should consult with its counsel with respect to the potential applicability of the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and the Code to the proposed investment. See "ERISA Considerations" in the Prospectus.

                               LEGAL INVESTMENT

  The Term Notes will not constitute "mortgage related securities" for purposes of SMMEA. Accordingly, many institutions with legal authority to invest in mortgage related securities may not be legally authorized to invest in the Term Notes. No representation is made herein as to whether the Term Notes constitute legal investments for any entity under any applicable statute, law, rule, regulation or order. Prospective purchasers are urged to consult with their counsel concerning the status of the Term Notes as legal investments for such purchasers prior to investing in Term Notes.

                            METHOD OF DISTRIBUTION

  Subject to the terms and conditions set forth in an Underwriting Agreement, dated March 24, 1997 (the "UNDERWRITING AGREEMENT"), the Underwriter has agreed to purchase and the Company has agreed to sell to the Underwriter the Term Notes. It is expected that delivery of the Term Notes will be made only in book-entry form through the Same Day Funds Settlement System of DTC, Cedel and Euroclear on or about March 27, 1997, against payment therefor in immediately available funds.

  The Underwriting Agreement provides that the obligation of the Underwriter to pay for and accept delivery of the Term Notes is subject to, among other things, the receipt of certain legal opinions and to the conditions, among others, that no stop order suspending the effectiveness of the Company's Registration Statement shall be in effect, and that no proceedings for such purpose shall be pending before or threatened by the Securities and Exchange Commission.

  The distribution of the Term Notes by the Underwriter may be effected from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the Company from the sale of the Term Notes, before deducting expenses payable by the Company, will be approximately 99.75% of the aggregate Security Balance of the Term Notes. The Underwriter may effect such transactions by selling the Term Notes to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriter for whom they act as agent. In connection with the sale of the Term Notes, the Underwriter may be deemed to have received compensation from the Company in the form of underwriting compensation. The Underwriter and any dealers that participate with the Underwriter in the distribution of the Term Notes may be deemed to be underwriters and any profit on the resale of the Term Notes positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933.

  The Underwriting Agreement provides that the Company will indemnify the Underwriter, and that under limited circumstances the Underwriter will indemnify the Company, against certain civil liabilities under the Securities Act of 1933, or contribute to payments required to be made in respect thereof.

  There can be no assurance that a secondary market for the Term Notes will develop or, if it does develop, that it will continue. The primary source of information available to investors concerning the Term Notes will be the monthly statements discussed in the Prospectus under "Description of the Certificates--Reports to Certificateholders," which will include information as to the outstanding principal balance of the Term Notes. There can be no assurance that any additional information regarding the Notes will be available through any other source. In addition, the Company is not aware of any source through which price information about the Term Notes will be generally available on an ongoing basis. The limited nature of such information regarding the Term Notes may adversely affect the liquidity of the Term Notes, even if a secondary market for the Term Notes becomes available.

                                    EXPERTS

  The consolidated financial statements of the Credit Enhancer, AMBAC Indemnity Corporation, as of December 31, 1996 and 1995 and for each of the years in the three-year period ended December 31, 1996 are incorporated by reference herein and in the registration statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                                 LEGAL MATTERS

  Certain legal matters with respect to the Term Notes will be passed upon for the Depositor by Thacher Proffitt & Wood, New York, New York and for the Underwriter by Brown & Wood LLP, New York, New York.

                                    RATINGS

  It is a condition to issuance that the Term Notes be rated "Aaa" by Moody's and "AAA" by Standard & Poor's. The Depositor has not requested a rating on the Term Notes by any rating agency other than Moody's and Standard & Poor's. However, there can be no assurance as to whether any other rating agency will rate the Term Notes, or, if it does, what rating would be assigned by any such other rating agency. A rating on the Term Notes by another rating agency, if assigned at all, may be lower than the ratings assigned to the Term Notes by Moody's and Standard & Poor's. A securities rating addresses the likelihood of the receipt by holders of Term Notes of distributions on the Revolving Credit Loans. The rating takes into consideration the structural and legal aspects associated with the Term Notes. The ratings on the Term Notes do not, however, constitute statements regarding the possibility that Holders might realize a lower than anticipated yield. In addition, such ratings do not address the likelihood of the receipt of any amounts in respect of Interest Shortfalls. A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each securities rating should be evaluated independently of similar ratings on different securities.

PROSPECTUS

ASSET-BACKED NOTES

RESIDENTIAL FUNDING MORTGAGE SECURITIES II, INC.

Depositor

The Asset-Backed Notes (the "NOTES") offered hereby may be sold from time to time in series, as described in the related Prospectus Supplement. Each series of Notes will represent indebtedness of the related trust fund (the "TRUST FUND") secured by certain assets deposited therein (the "TRUST ASSETS") described below. The Trust Fund for a series of Notes and the related Certificates (as defined herein, and together with the Notes, the "SECURITIES") will consist primarily of a segregated pool (a "POOL") of (i) one- to four-family first or junior lien home equity revolving lines of credit (the "REVOLVING CREDIT LOANS"); (ii) one- to-four family first or junior lien closed end home equity loans for property improvement, debt consolidation and home equity purposes (the "HOME EQUITY LOANS"); (iii) home improvement installment sales contracts and installment loan agreements (the "HOME IMPROVEMENT CONTRACTS"), that are either unsecured or secured by first or junior liens on one- to four-family residential properties or by purchase money security interests in the home improvements financed thereby (the "HOME IMPROVEMENTS"); (iv) manufactured housing installment sales contracts and installment loan agreements (the "MANUFACTURED HOUSING CONTRACTS" and together with the Home Improvement Contracts, the "CONTRACTS") secured by either security interests in Manufactured Homes (as defined herein) or by mortgages on real estate on which the related Manufactured Homes are located; (v) certain balances of the foregoing and/or (vi) certain interests in the foregoing (which may include Private Securities, as defined herein). To the extent specified in the related Prospectus Supplement, the Contracts may be partially insured by the Federal Housing Administration (the "FHA") pursuant to Title I (as defined herein) (the "TITLE I CONTRACTS"). Each of the Trust Assets will be acquired by the Company from one or more affiliated or unaffiliated institutions. See "The Pools." Only the Notes are offered hereby. See "Index of Principal Definitions" for the meanings of capitalized terms and acronyms.

The Trust Assets described herein under "The Pools" and in the related Prospectus Supplement will be held in the related Trust Fund pursuant to a trust agreement (the "TRUST AGREEMENT") and pledged pursuant to an indenture (the "INDENTURE") to secure a series of Notes to the extent and as described herein and in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, each Pool will consist of one or more types of Trust Assets described under "The Pools." Information regarding each class of Notes of a series, and the general characteristics of the Trust Assets securing such Notes, will be set forth in the related Prospectus Supplement.

Each series of Notes will include one or more classes. Each class of Notes of any series will represent the right, which right may be senior or subordinate to the rights of one or more of the other classes of Securities or other interests in the related Trust Fund, to receive a specified portion of payments of principal or interest (or both) on the Trust Assets in the related Trust Fund in the manner described herein and in the related Prospectus Supplement. See "Description of the Notes--Payments." A series may include one or more classes of Notes entitled to principal payments, with disproportionate, nominal or no interest payments, or to interest payments, with disproportionate, nominal or no principal payments. A series may include two or more classes of Notes which differ as to the timing, sequential order, priority of payment, Interest Rate or amount of payments of principal or interest or both.

If so specified in the related Prospectus Supplement, the Trust Fund for a series of Notes may include any one or any combination of a Financial Guaranty Insurance Policy, Letter of Credit (each as defined herein), bankruptcy bond, special hazard insurance policy, Reserve Fund (as defined herein), or other form of credit support. In addition to or in lieu of the foregoing, credit enhancement may be provided by means of subordination. See "Description of Credit Enhancement."

The rate of payment of principal of each class of Notes will depend on the priority of payment of such class and the rate and timing of principal payments (including payments in excess of required installments, prepayments, Draws or terminations, liquidations and repurchases) on the Trust Assets. A rate of principal payment lower or higher than that anticipated may affect the yield on each class of Notes in the manner described herein and in the related Prospectus Supplement. See "Yield and Prepayment Considerations."

FOR A DISCUSSION OF SIGNIFICANT MATTERS AFFECTING INVESTMENTS IN THE NOTES, SEE "RISK FACTORS," WHICH BEGINS ON PAGE 10.

PROCEEDS OF THE TRUST ASSETS IN THE TRUST FUND ARE THE SOLE SOURCE OF PAYMENTS ON THE NOTES. THE NOTES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE COMPANY, RESIDENTIAL FUNDING, GMAC MORTGAGE GROUP, INC. ("GMAC MORTGAGE") OR ANY OF THEIR AFFILIATES. NEITHER THE NOTES NOR THE UNDERLYING TRUST ASSETS WILL BE GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR BY THE COMPANY, RESIDENTIAL FUNDING CORPORATION, GMAC MORTGAGE OR ANY OF THEIR AFFILIATES, EXCEPT AS EXPRESSLY SET FORTH HEREIN OR IN THE RELATED PROSPECTUS SUPPLEMENT. NONE OF SUCH ENTITIES WILL HAVE ANY OBLIGATIONS IN RESPECT OF THE NOTES, EXCEPT AS EXPRESSLY SET FORTH HEREIN OR IN THE RELATED PROSPECTUS SUPPLEMENT.

THESE NOTES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Offers of the Notes may be made through one or more different methods, including offerings through underwriters, as described under "Methods of Distribution" and in the related Prospectus Supplement.

There will be no secondary market for any series of Notes prior to the offering thereof. There can be no assurance that a secondary market for any of the Notes will develop or, if it does develop, that it will continue. The Notes will not be listed on any securities exchange.

Retain this Prospectus for future reference. This Prospectus may not be used to consummate sales of Notes offered hereby unless accompanied by a Prospectus Supplement.

The date of this Prospectus is December 16, 1996.

                            ADDITIONAL INFORMATION

  The Company has filed with the Securities and Exchange Commission (the "COMMISSION") a Registration Statement under the Securities Act of 1933, as amended, with respect to the Notes (the "REGISTRATION STATEMENT"). The Company is also subject to certain of the information requirements of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), and, accordingly, will file reports thereunder with the Commission. The Registration Statement and the exhibits thereto, and reports and other information filed by the Company pursuant to the Exchange Act can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at certain of its Regional Offices located as follows: Midwest Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and Northeast Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048 and electronically through the Commission's Electronic Data Gathering, Analysis and Retrieval System at the Commission's Web Site (http://www.sec.gov).

                            REPORTS TO NOTEHOLDERS

  Monthly reports that contain information concerning the Trust Fund for a series of Notes will be sent by the Master Servicer or the Indenture Trustee to each holder of record of the Notes of the related series. See "Description of the Notes--Reports to Noteholders." Any reports forwarded to holders will not contain financial information that has been examined and reported upon, with an opinion expressed, by an independent or certified public accountant. The Company will file with the Commission such periodic reports with respect to the Trust Fund for a series of Notes as are required under the Exchange Act, and the rules and regulations of the Commission thereunder.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

  With respect to each series of Notes offered hereby, there are incorporated herein and in the related Prospectus Supplement by reference all documents and reports filed or caused to be filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering of the related series of Notes, that relate specifically to such related series of Notes. The Company will provide or cause to be provided without charge to each person to whom this Prospectus and related Prospectus Supplement is delivered in connection with the offering of one or more classes of such series of Notes, upon written or oral request of such person, a copy of any or all such reports incorporated herein by reference, in each case to the extent such reports relate to one or more of such classes of such series of Notes, other than the exhibits to such documents, unless such exhibits are specifically incorporated by reference in such documents. Requests should be directed in writing to Residential Funding Mortgage Securities II, Inc., 8400 Normandale Lake Boulevard, Suite 700, Minneapolis, Minnesota 55437, or by telephone at (612) 832-7000.

  No dealer, salesman, or any other person has been authorized to give any information, or to make any representations, other than those contained in this Prospectus or the related Prospectus Supplement and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or any dealer, salesman, or any other person. Neither the delivery of this Prospectus or the related Prospectus Supplement nor any sale made hereunder or thereunder shall under any circumstances create an implication that there has been no change in the information herein or therein since the date hereof. This Prospectus and the related Prospectus Supplement are not an offer to sell or a solicitation of an offer to buy any security in any jurisdiction in which it is unlawful to make such offer or solicitation.

                               TABLE OF CONTENTS

ADDITIONAL INFORMATION.....................................................   2
REPORTS TO NOTEHOLDERS.....................................................   2
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE..........................   2
SUMMARY OF PROSPECTUS......................................................   4
RISK FACTORS...............................................................  10
 Special Features of Certain Trust Assets that are Secured by Junior Liens on Mortgaged Properties..................................................  10
 Limitations on FHA Insurance for Title I Contracts........................  12
 Risks Associated with Certain Trust Assets................................  13
 Limitations, Reduction and Substitution of Credit Enhancement.............  14
 Yield and Prepayment Considerations.......................................  15
 Limited Liquidity.........................................................  15
 Limited Obligations.......................................................  16
THE POOLS..................................................................  16
 General...................................................................  16
 Revolving Credit Loans....................................................  19
 The Home Equity Loans and the Contracts...................................  20
TRUST ASSET PROGRAM........................................................  21
 Underwriting Standards Applicable to the Revolving Credit Loans...........  21
 Qualifications of Sellers.................................................  24
 Representations Relating to Trust Assets..................................  25
 Subservicing..............................................................  27
DESCRIPTION OF THE NOTES...................................................  27
 General...................................................................  27
 Form of Notes.............................................................  28
 Assignment of the Trust Assets............................................  30
 Review of Trust Assets....................................................  31
 Excess Spread and Excluded Spread.........................................  32
 Payments on Trust Assets; Deposits to Payment Account.....................  32
 Withdrawals from the Custodial Account....................................  34
 Payments..................................................................  34
 Funding Account...........................................................  35
 Reports to Noteholders....................................................  36
 Hazard Insurance; Claims Thereunder.......................................  37
DESCRIPTION OF CREDIT ENHANCEMENT..........................................  38
 Financial Guaranty Insurance Policy.......................................  39
 Letter of Credit..........................................................  39
 Subordination.............................................................  39
 Overcollateralization.....................................................  40
 Reserve Funds.............................................................  40
 Maintenance of Credit Enhancement.........................................  41
 Reduction or Substitution of Credit Enhancement...........................  42
DESCRIPTION OF FHA INSURANCE UNDER TITLE I.................................  42
THE COMPANY................................................................  44
RESIDENTIAL FUNDING CORPORATION............................................  44
SERVICING OF TRUST ASSETS..................................................  44
 Subservicing..............................................................  45
 Collection and Other Servicing Procedures.................................  45
 Realization Upon Defaulted Loans..........................................  47
 Servicing Compensation and Payment of Expenses............................  48
 Evidence as to Compliance.................................................  48
 Certain Matters Regarding the Master Servicer and the Company.............  49

THE AGREEMENTS.............................................................  50
 Events of Default; Rights Upon Event of Default...........................  50
 Amendment.................................................................  52
 Termination; Redemption of Notes..........................................  52
 The Owner Trustee.........................................................  53
 The Indenture Trustee.....................................................  53
YIELD AND PREPAYMENT CONSIDERATIONS........................................  53
CERTAIN LEGAL ASPECTS OF THE TRUST ASSETS AND RELATED MATTERS..............  58
 General; Trust Assets Secured by Mortgages on Mortgaged Property..........  58
 Cooperative Loans.........................................................  59
 Tax Aspects of Cooperative Ownership......................................  60
 Manufactured Housing Contracts............................................  60
 Foreclosure on Revolving Credit Loans, Home Equity Loans and Certain Con-
  tracts...................................................................  62
 Foreclosure on Shares of Cooperatives.....................................  63
 Repossession with Respect to Manufactured Housing Contracts...............  64
 Rights of Redemption......................................................  65
 Notice of Sale; Redemption Rights with Respect to Manufactured Homes......  65
 Anti-Deficiency Legislation and Other Limitations on Lenders..............  65
 Environmental Legislation.................................................  67
 Consumer Protection Laws with Respect to Manufactured Housing Contracts...  68
 Enforceability of Certain Provisions......................................  68
 Transfer of Manufactured Homes............................................  69
 The Home Improvement Contracts............................................  70
 Applicability of Usury Laws...............................................  72
 Alternative Mortgage Instruments..........................................  72
 Formaldehyde Litigation with Respect to Manufactured Housing Contracts....  73
 Soldiers' and Sailors' Civil Relief Act of 1940...........................  73
 Forfeitures in Drug and RICO Proceedings..................................  74
 Junior Mortgages; Rights of Senior Mortgagees.............................  74
CERTAIN FEDERAL INCOME TAX CONSEQUENCES....................................  75
 General...................................................................  75
STATE AND OTHER TAX CONSEQUENCES...........................................  81
ERISA CONSIDERATIONS.......................................................  81
 Plan Asset Regulations....................................................  81
 Prohibited Transaction Exemptions.........................................  82
 Insurance Company General Accounts........................................  82
 Representation from Plans Investing in Notes with "Substantial Equity
  Features"................................................................  83
 Tax Exempt Investors......................................................  84
 Consultation with Counsel.................................................  84
LEGAL INVESTMENT MATTERS...................................................  84
USE OF PROCEEDS............................................................  85
METHODS OF DISTRIBUTION....................................................  85
LEGAL MATTERS..............................................................  86
FINANCIAL INFORMATION......................................................  86
INDEX OF PRINCIPAL DEFINITIONS.............................................  87

                             SUMMARY OF PROSPECTUS

  The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to each series of Notes contained in the Prospectus Supplement to be prepared and delivered in connection with the offering of such series. Capitalized terms used in this summary that are not otherwise defined shall have the meanings ascribed thereto in this Prospectus. An index indicating where certain terms used herein are defined appears at the end of this Prospectus.

Securities Offered..........  Asset-Backed Notes.

Company.....................  Residential Funding Mortgage Securities II, Inc.,
                              the depositor. See "The Company."

Master Servicer.............  The entity identified as Master Servicer in the related Prospectus Supplement, which may be Residential Funding Corporation, an affiliate of the Company ("RESIDENTIAL FUNDING"). See "Residential Funding Corporation" and "Servicing of the Trust Assets--Certain Matters Regarding the Master Servicer and the Company."

Administrator...............  An entity may be named as the Administrator in the related Prospectus Supplement if required in addition to or in lieu of the Master Servicer or Servicer for a series of Notes (the
                              "ADMINISTRATOR").

Indenture Trustee...........  The Indenture Trustee for each series of Notes will be specified in the related Prospectus
                              Supplement (the "INDENTURE TRUSTEE").

Owner Trustee...............  The Owner Trustee for each related Trust Fund will be specified in the related Prospectus
                              Supplement (the "OWNER TRUSTEE").

The Notes...................  Each series of Notes will be secured by a Pool of
                              Trust Assets as further described herein
                              (exclusive of any portion of interest payments (the "EXCESS SPREAD" or "EXCLUDED SPREAD" as further defined herein) relating to each Trust Asset retained by the Company or any of its affiliates), and certain other assets as described below (collectively, a "TRUST FUND"). The Trust Fund (or the "ISSUER") will be created pursuant to a Trust Agreement between the Company and the Owner Trustee. The ownership of the Trust Fund will be evidenced by certificates (the "CERTIFICATES") issued under the Trust Agreement, which are not offered hereby. Each series of Notes will represent indebtedness of the related Trust Fund and will be issued pursuant to an Indenture between the Trust Fund and the Indenture Trustee.

                              As specified in the related Prospectus
                              Supplement, each series of Notes, or class of Notes in the case of a series consisting of two or more classes, may have a stated principal balance, no stated principal balance or a notional amount and may be entitled to payments of interest based on a specified interest rate or rates (each, an "INTEREST RATE"). Each series or class of Notes may have a different Interest Rate, which may be a fixed, variable or adjustable Interest Rate, or any combination of two or more of such Interest Rates. The related Prospectus Supplement will specify the Interest Rate or Rates for each series or class of Notes, or the initial Interest Rate or Rates and the method for determining subsequent changes to the Interest Rate or Rates.

                              A series may include one or more classes of Notes (each, a "STRIP NOTE") entitled to (i) principal payments, with disproportionate, nominal or no interest payments, or (ii) interest payments, with disproportionate, nominal or no principal payments. In addition, a series may include classes of Notes that differ as to timing, sequential order, priority of payment, Interest Rate or amount of payments of principal or interest or both, or as to which payments of principal or interest or both on any class may be made upon the occurrence of specified events, in accordance with a schedule or formula, or on the basis of collections from designated portions of the Pool. In addition, a series may include one or more classes of Notes ("ACCRUAL NOTES") as to which certain accrued interest will not be paid but rather will be added to the principal balance thereof in the manner described in the related Prospectus Supplement. One or more classes of Notes in a series may be entitled to receive principal payments pursuant to an amortization schedule under the circumstances described in the related Prospectus Supplement.

                              Each series of Notes will be senior in right of payment to the related Certificates. If so provided in the related Prospectus Supplement, a series of Notes may include one or more classes of Notes which are senior to one or more other classes of Notes (collectively, together with the related Certificates, the "SUBORDINATE SECURITIES") in respect of certain payments of principal and interest and allocations of losses on the Trust Assets. See "Description of Credit Enhancement--Subordination." The Notes will be issued in fully registered certificated or book-entry form in the authorized denominations specified in the related Prospectus Supplement. See "Description of the Notes."

                              Neither the Notes nor the underlying Trust Assets will be guaranteed or insured by any governmental agency or instrumentality or the Company, Residential Funding, GMAC Mortgage or any of their affiliates, except as expressly set forth herein or in the related Prospectus Supplement. See "Risk Factors--Limited Obligations."

The Pools...................  As specified in the related Prospectus
                              Supplement, each Trust Fund will consist primarily of a Pool of Trust Assets which may include (i) Revolving Credit Loans secured by first or junior liens on one- to four-family residential properties located in any one of the fifty states, the District of Columbia or the Commonwealth of Puerto Rico (the "MORTGAGED PROPERTIES"); (ii) Home Equity Loans; (iii) Home Improvement Contracts; (iv) Manufactured Housing

                              Contracts; (v) certain balances of the foregoing and/or (vi) Private Securities. All or a portion of the Contracts underlying a series of Notes may be partially insured by the FHA pursuant to Title I ("TITLE I") of the National Housing Act of 1934, as amended (the "NATIONAL HOUSING ACT"). All of the Trust Assets will have been purchased by the Company, either directly or through Residential Funding, from loan originators or sellers who, as specified in the related Prospectus Supplement, may or may not be affiliated with the Company, including GMAC Mortgage and Homecomings Financial Network, Inc. (each affiliates of the Company). See "Trust Asset Program." For a description of the types of Trust Assets that may be included in the Pools, see "The Pools."

                              If specified in the related Prospectus
                              Supplement, a Trust Fund may include pass-through certificates or other instruments evidencing interests in or secured by Revolving Credit Loans, Home Equity Loans, Home Improvement Contracts and Manufactured Housing Contracts, or certain balances of any of the foregoing ("PRIVATE SECURITIES") and certain interests in the foregoing, as described herein. See "The Pools--General" herein.

Interest Payments...........  Except as otherwise specified herein or in the related Prospectus Supplement, interest on each class of Notes of each series, other than Strip Notes or Accrual Notes (prior to the time when accrued interest becomes payable thereon), will be remitted at the applicable Interest Rate on the outstanding principal balance of such class, on the day specified as a payment date for such series or Class in the related Prospectus Supplement (each, a "PAYMENT DATE"). Payments, if any, with respect to interest on Strip Notes will be made on each Payment Date as described herein and in the related Prospectus Supplement. See "Description of the Notes--Payments." Strip Notes that are entitled to payments of principal only will not receive payments in respect of interest. Interest that has accrued but is not yet payable on any Accrual Notes will be added to the principal balance of such class on the related Payment Date, and will thereafter bear interest at the applicable Interest Rate. Payments of interest with respect to any series of Notes (or accruals thereof in the case of Accrual Notes), or with respect to one or more classes included therein, may be reduced to the extent of interest shortfalls not covered by the applicable form of credit support. See "Yield and Prepayment Considerations" and "Description of the Notes."

Principal Payments..........  Except as otherwise specified in the related
                              Prospectus Supplement, principal payments on the Notes of each series, or of the class or classes of Notes then entitled thereto, will be made on a pro rata basis among all such Notes or among the Notes of any such class, in proportion to their respective outstanding principal balances or the percentage interests represented by such class, in the priority and manner specified in the related Prospectus Supplement. Strip Notes with no principal balance will not receive payments of principal. In the event that principal payments on the Trust Assets are reduced due to certain delinquencies or losses not covered by the applicable form of credit enhancement, the payments of principal on the Notes may be reduced.

                              In addition, for any series of Notes, there may be no principal payments on such Notes in any given month as a result of the payment terms of any of the Revolving Credit Loans in the Trust Fund, certain of which may require only limited or no payments of principal prior to the related maturity date, or the payment terms of such series of Notes, including provisions whereby principal payments on certain Revolving Credit Loans may be applied to cover Draws on other Revolving Credit Loans. If specified in the related Prospectus Supplement, a series of Notes may provide for a period during which all or a portion of the principal collections on the Revolving Credit Loans are reinvested in Additional Balances or additional Revolving Credit Loans or are accumulated in a trust account pending commencement of an amortization period. See "The Pools," "Yield and Prepayment Considerations" and "Description of the Notes."

Funding Account.............  If so specified in the related Prospectus
                              Supplement, a portion of the proceeds of the sale of one or more classes of Notes of a series or a portion of collections on the Trust Assets in respect of principal may be deposited in a segregated account to be applied to acquire additional Trust Assets from the Sellers, subject to the limitations set forth herein under "Description of the Notes--Funding Account." Monies on deposit in the Funding Account and not applied to acquire such additional Trust Assets within the time set forth in the related Trust Agreement or other applicable agreement may be treated as principal and applied in the manner described in the related Prospectus Supplement.

Yield and Prepayment          The Trust Assets supporting a series of Notes
Considerations..............  will have unique characteristics that will affect the yield to maturity and the rate of payment of principal on such Notes. See "Risk Factors" herein and "Yield and Prepayment Considerations" herein and in the related Prospectus Supplement.

Credit Enhancement..........  If so specified in the related Prospectus
                              Supplement, the Trust Fund with respect to any series of Notes may include any one or any combination of a Letter of Credit, Financial Guaranty Insurance Policy, special hazard insurance policy, bankruptcy bond, Reserve Fund, or other type of credit support to provide full or partial coverage for certain defaults and losses relating to the Trust Assets. Credit support also will be provided in the form of subordination of the Certificates and may be provided in the form of subordination of one or more classes of subordinate Notes in a series under which certain losses are first allocated to such Subordinate Securities up to a specified limit or in the form of Overcollateralization (as defined herein). Any form of credit enhancement may have certain limitations and exclusions from coverage thereunder, which will be described in the related Prospectus Supplement. Losses not covered by any form of credit enhancement will be borne by the holders of the related Notes (or certain classes thereof). If so specified in the related Prospectus Supplement, the Contracts may be partially insured by the FHA pursuant to Title I. To the extent not set forth herein, the amount and types of coverage, the identification of any entity providing the coverage, the terms of any subordination and related information will be set forth in the Prospectus Supplement relating to a series of Notes. See "Description of Credit Enhancement."

Optional Redemption.........  The Master Servicer, the Company or a person specified in the related Prospectus Supplement, may at its option either (i) effect early redemption of any series of Notes through the purchase of the Pool in the related Trust Fund or
                              (ii) purchase, in whole but not in part, the Notes of any series; in each case under the circumstances and in the manner set forth herein under "The Agreements--Termination; Redemption of Notes" and in the related Prospectus Supplement.

Rating......................  At the date of issuance, as to each series, each class of Notes offered hereby will be rated at the request of the Company in one of the four highest rating categories by one or more nationally recognized statistical rating agencies (each, a "RATING AGENCY"). See "Ratings" in the related Prospectus Supplement.

Legal Investment............  Unless otherwise specified in the related
                              Prospectus Supplement, the Notes offered hereby will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"). See "Legal Investment Matters."

ERISA Considerations........  A fiduciary of an employee benefit plan and certain other plans and arrangements, including individual retirement accounts and annuities, Keogh plans, and bank collective investment funds, insurance company general or separate accounts and certain other entities in which such plans, accounts, annuities or arrangements are invested, which is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986 (the "CODE"), and any other person contemplating purchasing a Note with Plan Assets (as defined herein), should carefully review with its legal counsel whether the purchase or holding of Notes could give rise to a transaction that is prohibited or is not otherwise permissible either under ERISA or
                              Section 4975 of the Code. See "ERISA
                              Considerations" herein and in the related
                              Prospectus Supplement.

Certain Federal Income Tax
  Consequences..............  In the opinion of Tax Counsel (as defined herein), for federal income tax purposes, the Notes will be characterized as indebtedness and the Issuer, as created pursuant to the terms and conditions of the Trust Agreement, will not be characterized as an association (or publicly traded partnership) taxable as a corporation or as a taxable mortgage pool within the meaning of section 7701(i) of the Code.

                              For further information regarding certain federal income tax consequences of an investment in the Notes see "Certain Federal Income Tax Consequences" and "State and Other Tax Consequences" herein and "Certain Federal Income Tax Consequences" in the Prospectus Supplement.

                                 RISK FACTORS

  Investors should consider, among other things, the following factors in connection with the purchase of the Notes:

SPECIAL FEATURES OF CERTAIN TRUST ASSETS THAT ARE SECURED BY JUNIOR LIENS ON MORTGAGED PROPERTIES

 General

  Although the Revolving Credit Loans, Home Equity Loans and, if applicable, Contracts may be secured by liens on Mortgaged Properties, such collateral may not provide assurance of repayment of such Trust Assets comparable to that provided under many first lien lending programs, and such Trust Assets (especially those with high Combined Loan-to-Value Ratios (as defined herein)) may have risk of repayment characteristics more similar to unsecured consumer loans.

  Since the Revolving Credit Loans, Home Equity Loans and, if applicable, Contracts may be subordinate to the rights of the mortgagee under the related senior mortgage or mortgages, the proceeds from any foreclosure, liquidation, insurance or condemnation proceedings will be available to satisfy the outstanding balance of such Trust Assets secured by junior mortgages only to the extent that the claims of such senior mortgages have been satisfied in full, including any related foreclosure costs. With respect to a Contract partially insured by the FHA pursuant to Title I, however, an FHA claim may be payable subject to certain limitations, as described in the related Prospectus Supplement and herein. With respect to the Trust Assets secured by junior liens that have low Junior Ratios (as defined herein), foreclosure costs may be substantial relative to the outstanding balance of such Trust Assets upon default, and therefore the amount of any liquidation proceeds payable to Noteholders may be smaller as a percentage of the outstanding balance of such Trust Assets than would be the case in a typical pool of first lien residential loans. In addition, the holder of a loan secured by a junior mortgage may not foreclose on the Mortgaged Property unless it forecloses subject to the senior mortgages, in which case it must either pay the entire amount due on the senior mortgages to the senior mortgagees at or prior to the foreclosure sale or undertake the obligation to make payments on the senior mortgages in the event the mortgagor is in default thereunder. The Trust Fund will not have any source of funds to satisfy the senior mortgages or make payments due to the senior mortgagees, although the Master Servicer or Subservicer may, at its option, advance such amounts to the extent deemed recoverable and prudent but will not be obligated to do so. In the event that such proceeds from a foreclosure or similar sale of the related Mortgaged Property are insufficient to satisfy all senior liens and such Trust Asset in the aggregate, the Trust Fund, as the holder of the junior lien, and, accordingly, Holders of one or more classes of the Notes are likely to (i) incur losses in jurisdictions in which a deficiency judgment against the borrower is not available or in the Master Servicer's discretion seeking such judgment is not advisable, and (ii) incur losses if any deficiency judgment obtained is not realized upon. See "Certain Legal Aspects of the Trust Assets and Related Matters."

  No assurance can be given that the values of the Mortgaged Properties have remained or will remain at their levels on the dates of origination of the related Trust Assets. If the residential real estate market should experience an overall decline in value (including as a result of the general economic factors discussed below under "--Mortgagor Credit"), any such decline could extinguish the value of the interest of a junior mortgagee in the Mortgaged Property before having any adverse effect on the interest of the related senior mortgagees.

  With respect to Trust Assets secured by junior liens that have high Combined Loan-to-Value Ratios (as defined herein) or low Junior Ratios, many circumstances exist, including those described above, under which it would be uneconomical to foreclose on the Mortgaged Property in the event of a default. For purposes of the foregoing, the actual Junior Ratio for a Trust Asset at any time may be lower than indicated in the Prospectus Supplement as a result of any reductions in the Stated Principal Balance thereof. In such circumstances, repayment of the Trust Asset would be dependent solely on the credit of the borrower under the related Revolving Credit Loan, Home Equity Loan or Contract (the "MORTGAGOR"), and the ability to obtain repayment of such Trust Asset may be generally similar to that which would be experienced if such Trust Asset were an unsecured consumer loan. Moreover, while in most jurisdictions a mortgagee would be permitted to elect to either foreclose or sue to collect the debt evidenced by the Mortgage Note, in some jurisdictions that prohibit suits to collect the debt until the mortgagee has sought to foreclose against the security, the mortgagee may be forced to foreclose first and obtain a deficiency judgment. In addition, in some jurisdictions, where the mortgagee has chosen to sue on the debt in lieu of foreclosure, the mortgagee will be barred from foreclosing against the security. In addition, no assurance can be given that a borrower under the related Home Improvement Contract (other than Title I Contracts) will use the proceeds thereof for Home Improvements and consequently, no additional value will have been added to the Mortgage Property. See "Certain Legal Aspects of the Trust Assets and Related Matters-- Anti-Deficiency Legislation and Other Limitations on Lenders."

 Mortgagor Credit

  As a result of the foregoing considerations, the underwriting standards and procedures applicable thereto, as well as the repayment prospects thereof, may be more dependent on the creditworthiness of the Mortgagor and less dependent on the adequacy of the Mortgaged Property as collateral than would be the case under many first lien lending programs. As to such Trust Assets, future changes in the Mortgagor's economic circumstances will have a significant effect on the likelihood of repayment. Although the Revolving Credit Loans are generally subject to provisions whereby the Credit Limit may be reduced as a result of a material adverse change in the Mortgagor's economic circumstances, the Servicer or Master Servicer generally will not monitor for such changes and may not become aware of them until after the Mortgagor has defaulted. Under certain circumstances, a Mortgagor may draw his entire Credit Limit in response to personal financial needs resulting from an adverse change in circumstances.

  Future changes in a Mortgagor's economic circumstances may result from a variety of unforeseeable personal factors, including loss of employment, reduction in income, illness and divorce. Any increase in prevailing market interest rates may adversely affect a Mortgagor by increasing debt service on any floating rate Revolving Credit Loans, Home Equity Loans, Contracts or other similar debt of the Mortgagor. In addition, for any Trust Assets secured by junior mortgages, changes in the payment terms of any related senior mortgage loan may adversely affect the Mortgagor's ability to pay principal and interest on such senior mortgage loan. For example, such changes may result if the senior mortgage loan is an adjustable rate loan and the interest rate thereon increases, which may occur with or without an increase in prevailing market interest rates if the increase is due to the phasing out of a reduced initial rate. Specific information about such senior mortgage loans, other than the amount thereof at origination of the corresponding Trust Asset, generally will not be available and will not be included in the related Prospectus Supplement.

  General economic conditions, both on a national and regional basis, will also have an impact on the ability of Mortgagors to repay their Revolving Credit Loans, Home Equity Loans or Contracts. Certain geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets, and, consequently, will experience higher rates of loss and delinquency than will be experienced on mortgage loans generally. For example, a region's economic condition and housing market may be directly, or indirectly, adversely affected by natural disasters or civil disturbances such as earthquakes, hurricanes, floods, eruptions or riots. The economic impact of any of these types of events may also be felt in areas beyond the region immediately affected by the disaster or disturbance. The Trust Assets underlying a series of Notes may be concentrated in these regions, and such concentration may present risk considerations in addition to those generally present for similar mortgage-backed securities without such concentration. Any change in the deductibility for federal income tax purposes of interest payments on home equity loans may also have an impact on the ability of Mortgagors to repay such Trust Assets.

 Revolving Credit Loan Characteristics

  Certain of the types of Revolving Credit Loans that may be included in the Pools may involve additional uncertainties not present in traditional types of mortgage loans, or in home equity or home improvement loans originated under other programs.

  Except for certain programs under which the Draw Period is less than the full term thereof, required minimum monthly payments on Revolving Credit Loans are generally equal to or not significantly larger than the amount of interest currently accruing thereon, and therefore are not expected to significantly amortize the outstanding principal amount of such Revolving Credit Loan prior to maturity, which amount may include substantial Draws recently made. As a result, a borrower will generally be required to pay a substantial principal amount at the maturity of a Revolving Credit Loan. The ability of a borrower to make such a payment may be dependent on the ability to obtain refinancing of the balance due on such Revolving Credit Loan or to sell the related Mortgaged Property. Furthermore, Revolving Credit Loans generally have adjustable rates that are subject to much higher maximum rates than typically apply to adjustable rate first mortgage loans, and which may be as high as applicable usury limitations. Mortgagors under such Revolving Credit Loans are generally qualified based on an assumed payment which reflects either the initial interest rate or a rate significantly lower than the maximum rate. An increase in the interest rate over the Mortgage Rate applicable at the time the Revolving Credit Loan was originated may have an adverse effect on the Mortgagor's ability to pay the required monthly payment. In addition, an increase in prevailing market interest rates may reduce the borrower's ability to obtain refinancing and to pay the balance of a Revolving Credit Loan at its maturity.

  To the extent that any losses are incurred on any of the Revolving Credit Loans that are not covered by the applicable credit enhancement, holders of Notes of the series secured by the related Pool (or certain classes thereof) will bear all risk of such losses resulting from default by Mortgagors.

LIMITATIONS ON FHA INSURANCE FOR TITLE I CONTRACTS

  The related Prospectus Supplement will specify the number and percentage of Contracts, if any, included in the related Trust Fund that are partially insured by the FHA pursuant to Title I. Since the FHA Insurance Amount (as defined herein) for the Title I Contracts is limited as described herein and in the related Prospectus Supplement, and since the adequacy of such FHA Insurance Amount is dependent upon future events, including reductions for the payment of FHA claims, no assurance can be given that the FHA Insurance Amount is or will be adequate to cover 90% of all potential losses on the Title I Contracts included in the related Trust Fund. If the FHA Insurance Amount for the Title I Contracts is reduced to zero, such contracts will be uninsured from and after the date of such reduction. Under Title I, until a claim for insurance reimbursement is submitted to the FHA, the FHA does not review or approve for qualification for insurance the individual Title I Contract insured thereunder (as is typically the case with other federal loan insurance programs). Consequently, the FHA has not acknowledged that any of the Title I Contracts are eligible for FHA insurance, nor has the FHA reviewed or approved the underwriting and qualification by the originating lenders of any individual Title I Contracts. See "Description of FHA Insurance Under Title I."

  The availability of FHA insurance reimbursement following a default on a Title I Contract is subject to a number of conditions, including strict compliance by the originating lender of such loan, the Seller, the FHA Claims Administrator (as defined herein), the servicer and any subservicer with the FHA Regulations (as defined herein) in originating and servicing such Title I Contract, and limits on the aggregate insurance coverage available in the FHA Reserve (as defined herein). For example, the FHA Regulations provide that, prior to originating a Title I Contract, a lender must exercise prudence and diligence in determining whether the borrower and any co-maker or co-signer is solvent and an acceptable credit risk with a reasonable ability to make payments on the loan. Although the related Seller will represent and warrant that the Title I Contracts have been originated and serviced in compliance with all FHA Regulations, these regulations are susceptible to substantial interpretation. Failure to comply with any FHA Regulations may result in a denial of FHA claims, and there can be no assurance that the FHA's enforcement of the FHA Regulations will not become more strict in the future. See "Description of FHA Insurance Under Title I."

  Because the Trust Fund is not eligible to hold an FHA contract of insurance under Title I, the FHA will not recognize the Trust Fund or the Noteholders as the owners of the Title I Contracts, or any portion thereof, entitled to submit FHA claims. Accordingly, neither the Trust Fund nor the Noteholders will have a direct right to receive insurance payments from the FHA. Unless otherwise specified in the related Prospectus Supplement, the Master

Servicer will either serve as or contract with the person specified in the Prospectus Supplement to serve as the Administrator for FHA claims (each an "FHA CLAIMS ADMINISTRATOR") pursuant to an FHA claims administration agreement (the "FHA CLAIMS ADMINISTRATION AGREEMENT"). The FHA Claims Administrator will be responsible for administering, processing and submitting FHA claims with respect to the Title I Contracts. The Noteholders will be dependent on the FHA Claims Administrator to (i) make claims on the Title I Contracts in accordance with FHA Regulations and (ii) remit all FHA insurance proceeds received from the FHA in accordance with the related agreement. The Noteholders' rights relating to the receipt of payment from and the administration, processing and submission of FHA claims by any FHA Claims Administrator is limited and governed by the related agreement and the FHA Claims Administration Agreement and these functions are obligations of the FHA Claims Administrator, but not the FHA.

RISKS ASSOCIATED WITH CERTAIN TRUST ASSETS

 No Hazard Insurance for Title I Contracts

  With respect to any Title I Contract, the FHA Regulations do not require that a borrower obtain title or fire and casualty insurance as a condition to obtaining a Home Improvement Contract. However, with respect to both Manufactured Home Contracts and Home Improvement Contracts that are Title I Contracts, if the related Mortgaged Property is located in a flood hazard area, flood insurance in an amount at least equal to the loan amount is required. In addition, the FHA Regulations do not require that the borrower obtain insurance against physical damage arising from earth movement (including earthquakes, landslides and mudflows) as a condition to obtaining a property improvement loan insured under Title I. Accordingly, if a Mortgaged Property that secures a Title I Contract suffers any uninsured hazard or casualty losses, holders of the related series of Notes that are secured in whole or in part by such Title I Contract may bear the risk of loss resulting from a default by the borrower to the extent such losses are not recovered by foreclosure on the defaulted loans or from any FHA Insurance Proceeds (as defined herein). Such loss may be otherwise covered by amounts available from the credit enhancement provided for the related series of Notes, as specified in the related Prospectus Supplement.

 Contracts Secured by Manufactured Homes

  The Manufactured Housing Contracts will be secured by security interests in Manufactured Homes that are not considered to be real property because such homes are not permanently affixed to real estate. Perfection of security interests in such Manufactured Homes and enforcement of rights to realize upon the value of such Manufactured Homes as collateral for such Manufactured Housing Contracts are subject to a number of Federal and state laws, including the UCC as adopted in each state and each state's certificate of title statutes. The steps necessary to perfect the security interest in a Manufactured Home will vary from state to state. Because of the expense and administrative inconvenience involved, unless otherwise specified in the related Prospectus Supplement, the certificate of title to Manufactured Homes will not be amended to change the lienholder specified therein to the applicable Owner Trustee and will not deliver any certificate of title to such Owner Trustee or note thereon. Consequently, in some states, in the absence of such an amendment, the assignment to such Owner Trustee of the security interest in the Manufactured Home may not be effective or such security interest may not be perfected and, in the absence of such notation or delivery to such Owner Trustee, the assignment of the security interest in the Manufactured Home may not be effective against creditors of the lienholder or a trustee in bankruptcy of the lienholder. In addition, if the owner of a Manufactured Home were to relocate such Manufactured Home to another state or if a Manufactured Home becomes permanently attached to its site, other parties could obtain an interest in the Manufactured Home which may be prior to the original security interest. See "Certain Legal Aspects of the Trust Assets and Related Matters--Manufactured Housing Contracts." If any related Credit Enhancement is exhausted and such Manufactured Housing Contract is in default, then recovery of outstanding principal and unpaid interest due on such Contract generally is dependent on repossession and resale of the Manufactured Home securing such Manufactured Housing Contract. Manufactured Homes, unlike Mortgaged Properties, generally depreciate in value and may have a limited market for resale. Therefore, the amount recoverable upon repossession and resale may not be sufficient to pay amounts due on the defaulted Contract. Certain other factors may limit the ability of the Master Servicer to realize upon a Manufactured Home or may limit the amount realized to less than the amount due.

 Unsecured Contracts

  The obligations of the borrower under any unsecured Contract included as part of the related Trust Fund will not be secured by an interest in the related real estate or otherwise (an "UNSECURED CONTRACT"), and the related Owner Trustee on behalf of the Trust Fund, as the owner of such Unsecured Contract, will be a general unsecured creditor as to such obligations. As a consequence, in the event of a default under an Unsecured Contract, the related Trust Fund will have recourse only against the borrower's assets generally, along with all the other general unsecured creditors of such borrower. In a bankruptcy or insolvency proceeding relating to a borrower on an Unsecured Contract, the obligations of the borrower under such Unsecured Contract may be discharged in their entirety or in part (for example, the amount due and owing by such borrower under such Unsecured Contract that exceeds payments made to the Indenture Trustee as a general unsecured creditor may be discharged). Investors should be aware that a borrower on an Unsecured Contract may not demonstrate the same degree of concern over performance of its obligations under such Unsecured Contract as a borrower whose obligations were secured by a single family residence owned by such borrower.

 Consumer Protection Laws Related to Contracts

  Numerous federal and state consumer protection laws impose requirements on lending under retail installment sales contracts and installment loan agreements such as the Contracts, and the failure by the lender or seller of goods to comply with such requirements could cause assignees of such agreements to be partially liable for amounts due under such agreements and claims by such assignees may be subject to set-off or rescission as a result of such lender's or seller's noncompliance. See "Certain Legal Aspects of the Trust Assets and Related Matters--Consumer Protection Laws with Respect to Manufactured Housing Contracts" and "--The Home Improvement Contracts-- Consumer Protection Laws." These laws would apply to an Indenture Trustee as an assignee of Contracts. Each Seller will warrant that each Contract complies with all requirements of law and, with respect to any Manufactured Housing Contract secured only by the related Manufactured Home, will make certain warranties relating to the validity, subsistence, perfection and priority of the security interest in each Manufactured Home securing such Contract.

LIMITATIONS, REDUCTION AND SUBSTITUTION OF CREDIT ENHANCEMENT

  With respect to each series of Notes, credit enhancement may be provided to cover delinquencies and losses on the underlying Trust Assets, subject to any applicable limitations. Credit enhancement will be provided in one or more of the forms referred to herein, including, but not limited to: subordination of Subordinate Securities of the same series; Overcollateralization; a Financial Guaranty Insurance Policy; a Letter of Credit; a Reserve Fund or any combination thereof. If so specified in the related Prospectus Supplement, the Contracts may be partially insured by the FHA pursuant to Title I. See "Description of Credit Enhancement" herein.

  As to any series of Notes, the amount of coverage under the applicable credit enhancement may be limited in amount, and if limited may be subject to periodic reduction in accordance with a schedule or formula. Furthermore, such credit enhancement may provide only very limited coverage as to certain types of losses or risks, and may provide no coverage as to certain other types of losses or risks. For any type of credit enhancement which is generated in whole or in part by cash flows on the underlying Trust Assets (as may be the case for a Reserve Fund or Overcollateralization, for example), the amount of coverage provided thereby may be adversely affected under a variety of scenarios by factors such as the prepayment and draw experience of the Trust Assets, changes in the Mortgage Rates or Gross Margins applicable to the Trust Assets pursuant to the terms thereof, and changes in the relationship between the Mortgage Rates on the Trust Assets and the Interest Rates on the Notes (which changes may result, in part, from changes in the relationship between different indexes respectively used to determine the Mortgage Rates and the Interest Rates). In the event losses exceed the amount of coverage provided by any credit enhancement or losses of a type not covered by any credit enhancement occur, such losses will be borne by the holders of the related Notes (or certain classes thereof).

  The rating of any series of Notes by any Rating Agency may be lowered following the initial issuance thereof as a result of the downgrading or nonperformance of the obligations of any applicable credit support provider, or as a result of losses on the related Trust Assets in excess of the levels contemplated by such Rating Agency at the time of its initial rating analysis. None of the Company, the Master Servicer, GMAC Mortgage or any of their affiliates will have any obligation to replace or supplement any credit enhancement, or to take any other action to maintain any rating of any series of Notes. See "Description of Credit Enhancement--Reduction or Substitution of Credit Enhancement."

YIELD AND PREPAYMENT CONSIDERATIONS

  The yield to maturity of the Notes of each series will depend on the rate and timing of principal payments (including payments in excess of required installments, prepayments or terminations, liquidations and repurchases) on the Trust Assets, the rate and timing of Draws, and the price paid by Noteholders. Such yield may be adversely affected by a higher or lower than anticipated rate of principal payments or Draws on the related Revolving Credit Loans. The Trust Assets generally may be prepaid in full or in part without penalty. The Company has no significant experience with respect to the rate of principal prepayments on home improvement contracts or manufactured housing contracts, but generally expects that prepayments on home improvement contracts will be higher than certain other Trust Assets due to the possibility of increased property value resulting from the home improvement and greater refinance options. The Company generally expects that prepayments on manufactured housing contracts will be lower than on other Trust Assets because manufactured housing contracts may have less refinance options. Principal payments or Draws are influenced by a number of factors, including prevailing market interest rates, national and regional economic conditions and changes in Mortgagors' personal and economic circumstances. See "Yield and Prepayment Considerations" herein. In addition, the yield to maturity of the Notes of any series, or the rate and timing of principal payments or Draws on the related Revolving Credit Loans, may be affected by a wide variety of specific terms and conditions applicable to the respective programs under which the Revolving Credit Loans were originated. For example, the Revolving Credit Loans may provide for future Draws to be made only in specified minimum amounts, or alternatively may permit Draws to be made by check or through a credit card in any amount. A pool of Revolving Credit Loans subject to the latter provisions may be likely to remain outstanding longer with a higher aggregate principal balance than a pool of Revolving Credit Loans with the former provisions, because of the relative ease of making new Draws. Furthermore, certain Trust Assets may provide for interest rate changes on a daily or monthly basis, or may have Gross Margins that may vary under certain circumstances over the term of the loan. In extremely high market interest rate scenarios, Notes secured by Trust Assets with adjustable rates subject to substantially higher maximum rates than typically apply to adjustable rate first mortgage loans may experience rates of default and liquidation substantially higher than those that have been experienced on other adjustable rate mortgage loan pools. The yield to maturity of the Notes of each series will also be affected by the rate and timing of defaults on the related Trust Assets. See "--Special Features of Certain Trust Assets Secured by Junior Liens on Mortgaged Properties" above.

  The yield to maturity on any Strip Notes will be extremely sensitive to the rate and timing of principal payments or Draws on the related Revolving Credit Loans. In addition, the yield to maturity on certain other types of classes of Notes, including Accrual Notes, Notes with a Interest Rate which fluctuates inversely with an index or certain other classes in a series including more than one class of Notes, may be relatively more sensitive to the rate and timing of principal payments or Draws on the related Revolving Credit Loans than other classes of Notes.

LIMITED LIQUIDITY

  There can be no assurance that a secondary market for the Notes of any series will develop or, if it does develop, that it will provide Noteholders with liquidity of investment or that it will continue for the life of the Notes of any series. Although the Prospectus Supplement for any series of Notes may indicate that an underwriter specified therein intends to establish a secondary market in such Notes, no underwriter will be obligated to do so. The Notes will not be listed on any securities exchange.

LIMITED OBLIGATIONS

  The Notes will evidence an obligation of the related Trust Fund to remit certain payments to the registered holder thereof. The Notes will not represent an interest in or obligation of the Company, Residential Funding, GMAC Mortgage or any of their affiliates. The only obligations of the foregoing entities with respect to the Notes, the Revolving Credit Loans, the Home Equity Loans, the Contracts or any Private Securities will be the obligations (if any) of Residential Funding pursuant to certain limited representations and warranties made with respect to such Trust Assets, the obligation of Residential Funding (or such other entity specified in the related Prospectus Supplement) to advance funds to Mortgagors in respect of Draws and the servicing obligations of Residential Funding as Master Servicer under the related Servicing Agreement. If any affiliate of the Company has originated any Trust Assets, such affiliate will only have an obligation with respect to such Trust Assets to the same extent as a Seller, as described herein. Neither the Notes nor the underlying Trust Assets will be guaranteed or insured by any governmental agency or instrumentality, or by the Company, Residential Funding, GMAC Mortgage or any of their affiliates, except as expressly set forth herein or in the related Prospectus Supplement. Proceeds of the assets included in the related Trust Fund (including the Trust Assets and any form of credit enhancement) will be the sole source of payments on the Notes, and there will be no recourse to the Company, Residential Funding, GMAC Mortgage or any other entity in the event that such proceeds are insufficient or otherwise unavailable to make all payments provided for under the Notes.

                                   THE POOLS

GENERAL

  Unless otherwise specified in the related Prospectus Supplement, each Pool will consist primarily of (i) Revolving Credit Loans; (ii) Home Equity Loans;
(iii) Home Improvement Contracts; (iv) Manufactured Housing Contracts; (v) certain balances of any of the foregoing and/or (vi) certain interests in the foregoing (which may include Private Securities) excluding any interest retained by the Company or any other entity specified in the Prospectus Supplement. The Revolving Credit Loans, Home Equity Loans and, if applicable, Contracts will be evidenced by promissory notes (the "MORTGAGE NOTES") secured by mortgages or deeds of trust or other similar security instruments creating first or junior liens on one- to four-family residential properties. All or a portion of the Contracts underlying a series of Notes may be partially insured by the FHA pursuant to Title I. The Mortgaged Properties will consist primarily of owner-occupied attached or detached one-family dwelling units, two- to four-family dwelling units, condominiums, townhouses, row houses, individual units in planned-unit developments, Manufactured Homes which may be permanently affixed to the real property on which they are located and certain other dwelling units, and the fee, leasehold or other interests in the underlying real property. The Mortgaged Properties may include vacation, second and non-owner-occupied homes. If specified in the related Prospectus Supplement relating to a series of Notes, a Pool may contain cooperative apartment loans ("COOPERATIVE LOANS") evidenced by promissory notes ("COOPERATIVE NOTES") secured by security interests in shares issued by Cooperatives and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the related buildings. As used herein, unless the context indicates otherwise, "Revolving Credit Loans," "Home Equity Loans" and, if applicable, "Contracts" include Cooperative Loans, "Mortgaged Properties" includes shares in the related Cooperative and the related proprietary leases or occupancy agreements securing Cooperative Notes, "Mortgage Notes" includes Cooperative Notes and "Mortgages" includes a security agreement with respect to a Cooperative Note.

  Each Trust Asset will be selected by the Company for inclusion in a Pool from among those purchased by the Company, either directly or through its affiliates, including Residential Funding, Homecomings Financial Network, Inc. and GMAC Mortgage ("AFFILIATED SELLERS"), or from banks, savings and loan associations, mortgage bankers, investment banking firms, the FDIC and other mortgage loan originators or sellers not affiliated with the Company ("UNAFFILIATED SELLERS"); (Unaffiliated Sellers and Affiliated Sellers are collectively referred to herein as "SELLERS"), all as described below under "Trust Asset Program." If a Pool is composed of Trust Assets acquired by the Company directly from Sellers other than Residential Funding, the related Prospectus Supplement will specify the extent of Trust Assets so acquired. The characteristics of the Trust Assets are as described in the related Prospectus Supplement. Other mortgage loans available for purchase by the Company may have characteristics which would make them eligible for inclusion in a Pool but were not selected for inclusion in such Pool.

  Under certain circumstances, the Trust Assets will be delivered either directly or indirectly to the Company by one or more Sellers identified in the related Prospectus Supplement, concurrently with the issuance of the related series of Notes (a "DESIGNATED SELLER TRANSACTION"). Such Notes may be sold in whole or in part to any such Seller in exchange for the related Trust Assets, or may be offered under any of the other methods described herein under "Methods of Distribution." The related Prospectus Supplement for a Pool composed of Trust Assets acquired by the Company pursuant to a Designated Seller Transaction will generally include information, provided by the related Seller (the "DESIGNATED SELLER"), about the Designated Seller, the Trust Assets and the underwriting standards applicable to the Trust Assets. None of the Company, Residential Funding, GMAC Mortgage or any of their affiliates will make any representation or warranty with respect to such Trust Assets, or any representation as to the accuracy or completeness of such information provided by the Seller.

  If specified in the related Prospectus Supplement, the Trust Fund securing a series of Notes may include Private Securities. The Private Securities may have been issued previously by the Company or an affiliate thereof, a financial institution or other entity engaged generally in the business of mortgage lending or a limited purpose corporation organized for the purpose of, among other things, acquiring and depositing mortgage loans into such trusts, and selling beneficial interests in such trusts. As to any such series of Notes, the related Prospectus Supplement will include a description of such Private Securities and any related credit enhancement, and the assets underlying such Private Securities will be described together with any other Trust Assets included in the Pool relating to such series.

  In addition, with respect to any series of Notes secured by Private Securities, such Private Securities may consist of an ownership interest (an "OWNERSHIP INTEREST") in a structuring entity formed by the Company for the limited purpose of holding the Trust Assets relating to such series of Notes (a "SPECIAL PURPOSE ENTITY"). A Special Purpose Entity may be organized in the form of a trust, limited partnership or limited liability company, and will be structured in a manner that will insulate the holders of Notes from liabilities of the Special Purpose Entity. The provisions governing such Special Purpose Entity generally will restrict the Special Purpose Entity from engaging in or conducting any business other than the holding of Trust Assets and any related assets and the issuance of Ownership Interests in such Trust Assets and certain activities incidental thereto. Any such Ownership Interest will evidence an ownership interest in the related Trust Assets as well as the right to receive specified cash flows derived from such Trust Assets, as described in the related Prospectus Supplement. The obligations of the Depositor in respect of any such Ownership Interest will generally be limited to certain representations and warranties with respect to the Trust Assets, as described herein. Credit support of any of the types described herein under "Description of Credit Enhancement" may be provided for the benefit of any such Ownership Interest, if so specified in the related Prospectus Supplement. As to any such series of Notes, the term "Pool" includes the Trust Assets underlying such Private Securities.

  The Prospectus Supplement for each series of Notes will contain information as to the type of Trust Assets which will be included in the related Pool. Each Prospectus Supplement applicable to a series of Notes will include certain information, generally as of the Cut-off Date and to the extent then available to the Company, on an approximate basis, as to (i) the aggregate principal balance of the Trust Assets, (ii) the type of property securing the Trust Assets and related lien priority, if any, (iii) the original or modified terms to maturity of the Trust Assets, (iv) the earliest origination or modification date and latest maturity date of the Trust Assets, (v) the Loan-to-Value Ratios or Combined Loan-to-Value Ratios of the Trust Assets, as applicable, (vi) the Mortgage Rate or range of Mortgage Rates borne by the Trust Assets, (vii) the applicable Index, the range of Gross Margins, the weighted average Gross Margin, the frequency of adjustments and maximum loan rate, (viii) the geographical distribution of the Mortgaged Properties, (ix) the aggregate Credit Limits of the related Credit Line Agreements, (x) the number and percentage of Contracts that are partially insured by the FHA pursuant to Title I and (xi) if applicable, the weighted average Junior Ratio and Credit Utilization Rate. A Current Report on Form 8-K will be available upon request to holders of the related series of Notes and will be filed, together with the related Trust Agreement, with the Commission within fifteen days after the initial issuance of such Notes. The composition and characteristics of a Pool that contains Revolving Credit Loans may change from time to time as a result of any Draws made after the related Cut-off Date under the related Credit Line Agreements that are included in such Pool. In the event that Trust Assets are added to or deleted from the Trust Fund after the date of the related Prospectus Supplement other than as a result of any such Draws with respect to the Revolving Credit Loans, such addition or deletion will be noted in the Current Report on Form 8-K.

  With respect to each Revolving Credit Loan, the "COMBINED LOAN-TO-VALUE RATIO" or "CLTV" generally will be the ratio, expressed as a percentage, of the sum of (i) the greater of the Cut-off Date Principal Balance or the Credit Limit, if applicable, and (ii) the principal balance of any related senior mortgage loan at origination of such Revolving Credit Loan together with any mortgage loan subordinate thereto, to the lesser of (x) the appraised value of the related Mortgaged Property determined in the appraisal used in the origination of such Revolving Credit Loan and (y) if applicable under the corresponding program, the sales price of each Mortgaged Property. With respect to each Revolving Credit Loan, the "JUNIOR RATIO" generally will be the ratio, expressed as a percentage, of the greater of the Cut-off Date Principal Balance or the Credit Limit, if applicable, of such Revolving Credit Loan to the sum of (i) the greater of the Cut-off Date Principal Balance or the Credit Limit, if applicable, of such Revolving Credit Loan and (ii) the principal balance of any related senior mortgage loan at origination of such Revolving Credit Loan. With respect to each Home Equity Loan or Contract, the CLTV and Junior Ratio will be computed in the manner described in the related Prospectus Supplement. The "CREDIT UTILIZATION RATE" is determined by dividing the Cut-off Date Principal Balance of a Revolving Credit Loan by the Credit Limit of the related Credit Line Agreement.

  The Company will cause the Trust Assets constituting each Pool (or Private Securities evidencing interests therein) to be assigned to the Owner Trustee named in the related Prospectus Supplement, for the benefit of the holders of all of the Securities of a series. The Master Servicer named in the related Prospectus Supplement will service the Trust Assets, either directly or through other mortgage servicing institutions ("SUBSERVICERS"), pursuant to a Servicing Agreement and will receive a fee for such services. See "Trust Asset Program" and "Description of the Notes." With respect to those Trust Assets serviced by the Master Servicer through a Subservicer, the Master Servicer will remain liable for its servicing obligations under the related Servicing Agreement as if the Master Servicer alone were servicing such Trust Assets. In addition to or in lieu of the Master Servicer for a series of Notes, the related Prospectus Supplement may identify an Administrator for the Trust Fund. The Administrator may be an affiliate of the Company. All references herein to "Master Servicer" and any discussions of the servicing and administration functions of the Master Servicer will also apply to the Administrator to the extent applicable.

  The Company's assignment of the Trust Assets to the Owner Trustee on behalf of the Trust will be without recourse. See "Description of the Notes-- Assignment of Trust Assets." The Master Servicer's obligations with respect to the Trust Assets will consist principally of its contractual servicing obligations under the related Servicing Agreement (including its obligation to enforce certain purchase obligations of Residential Funding or any Designated Seller and other obligations of Subservicers, as described herein under "Trust Asset Program--Representations Relating to Trust Assets," and "--Subservicing" and "Description of the Notes--Assignment of Trust Assets" or pursuant to the terms of any Private Securities. Residential Funding (or such other entity specified in the related Prospectus Supplement) will be obligated to advance funds to Mortgagors in respect of Draws made after the related Cut-off Date.

  A Mortgaged Property securing a Revolving Credit Loan, Home Equity Loan and, if applicable, a Contract may be subject to the senior liens of one or more conventional mortgage loans at the time of origination and may be subject to one or more junior liens at the time of origination or thereafter. A mortgage loan secured by any such junior lien or senior lien will likely not be included in the related Pool, and the Company, an affiliate of the Company or an Unaffiliated Seller may have an interest in such mortgage loan. Revolving Credit Loans, Home Equity Loans and Contracts that are secured by junior liens generally will not be required by the Company to be covered by a primary mortgage guaranty insurance policy insuring against default on such Trust Assets.

REVOLVING CREDIT LOANS

  The Revolving Credit Loans will be originated pursuant to loan agreements (the "CREDIT LINE AGREEMENTS"). Interest on each Revolving Credit Loan will be calculated based on the average daily balance outstanding during the billing cycle and the billing cycle generally will be the calendar month preceding a Due Date. Each Revolving Credit Loan will have an interest rate (a "MORTGAGE RATE") that is subject to adjustment on the day specified in the related Mortgage Note, which may be daily or monthly, equal to the sum of (a) the index* on such day as specified in the related Prospectus Supplement, and (b) a fixed percentage set forth in the related Mortgage Note (the "GROSS MARGIN"), subject to the maximum rate set forth in the Mortgage Note and permitted by applicable law. Notwithstanding the forgoing, if so specified in the related Prospectus Supplement, a Revolving Credit Loan may have an introductory rate that is lower than the rate that would be in effect if the applicable Index and Gross Margin were used to determine the Mortgage Rate and as a result of such introductory rate, interest payments on the Notes may initially be lower than expected. See "Risk Factors--Special Features of Certain Trust Assets Secured by Junior Liens on Mortgaged Properties-- Revolving Credit Loan Characteristics" herein.

  Unless otherwise specified in the related Prospectus Supplement, each Revolving Credit Loan will have a term to maturity from the date of origination of not more than 25 years. The Mortgagor for each Revolving Credit Loan may draw money (each, an "ADDITIONAL BALANCE" or a "DRAW") under the related Credit Line Agreement at any time during the period specified therein (such period as to any Revolving Credit Loan, the "DRAW PERIOD"). Unless otherwise specified in the related Prospectus Supplement, the Draw Period generally will not be more than 15 years. Unless otherwise specified in the related Prospectus Supplement, if the Draw Period is less than the full term thereof, the related Mortgagor will not be permitted to make any Draw during the period from the end of the related Draw Period to the related maturity date. The Mortgagor for each Revolving Credit Loan will be obligated to make monthly payments thereon in a minimum amount as specified in the related Mortgage Note, which generally will not be less than the Finance Charge for the related billing cycle. The Mortgagor for each Revolving Credit Loan will be obligated to make a payment on the related maturity date in an amount equal to the Account Balance thereof on such maturity date, which may be a substantial principal amount. The maximum amount of any Draw is equal to the excess, if any, of the Credit Limit over the principal balance outstanding under such Mortgage Note at the time of such Draw.

  Unless otherwise specified in the related Prospectus Supplement, (a) the Finance Charge (the "FINANCE CHARGE") for any billing cycle generally will be equal to interest accrued on the average daily principal balance of such Revolving Credit Loan for such billing cycle at the related Mortgage Rate, (b) the Account Balance (the "ACCOUNT BALANCE") on any day generally will be the aggregate of the unpaid principal of the Revolving Credit Loan outstanding at the beginning of such day, plus all related Draws funded on such day and outstanding at the beginning of such day, plus the sum of any unpaid Finance Charges and any unpaid fees, insurance premiums and other charges (collectively, "ADDITIONAL CHARGES") that are due on such Revolving Credit Loan minus the aggregate of all payments and credits that are applied to the repayment of any such Draws on such day, and (c) the "principal balance" on any day generally will be the related Account Balance minus the sum of any unpaid Finance Charges and Additional Charges that are due on such Revolving Credit Loan. Payments made by or on behalf of the Mortgagor for each Revolving Credit Loan generally will be applied, first, to any unpaid Finance Charges that are due thereon, second, to any unpaid Additional Charges that are due thereon, and third, to any related Draws outstanding.
--------
* The index (the "INDEX") for a particular Pool will be specified in the related Prospectus Supplement and may include one of the following indexes:
  (i) the weekly average yield on U.S. Treasury securities adjusted to a constant maturity of either six months or one year, (ii) the weekly auction average investment yield of U.S. Treasury bills of six months, (iii) the daily Bank Prime Loan rate made available by the Federal Reserve Board, (iv) the cost of funds of member institutions for the Federal Home Loan Bank of San Francisco, (v) the interbank offered rates for U.S. dollar deposits in the London market, each calculated as of a date prior to each scheduled interest rate adjustment date which will be specified in the related Prospectus Supplement or (vi) the weekly average of secondary market interest rates on six-month negotiable certificates of deposit.

  Unless otherwise specified in the related Prospectus Supplement, each Revolving Credit Loan may be prepaid in full or in part at any time and without penalty, the related Mortgagor will have the right during the related Draw Period to make a Draw in the amount of any prepayment theretofore made with respect to such Revolving Credit Loan. The Mortgage Note or Mortgage related to each Revolving Credit Loan will generally contain a customary "due-on-sale" clause.

  As to each Revolving Credit Loan, the Mortgagor's rights to receive Draws during the Draw Period may be suspended, or the Credit Limit may be reduced, for cause under a limited number of circumstances, including, but not limited to: a materially adverse change in the Mortgagor's financial circumstances or a non-payment default by the Mortgagor. However, with respect to each Revolving Credit Loan, generally such suspension or reduction will not affect the payment terms for previously drawn balances. In the event of default under a Revolving Credit Loan, at the discretion of the Master Servicer, the Revolving Credit Loan may be terminated and declared immediately due and payable in full. For this purpose, a default includes, but is not limited to: the Mortgagor's failure to make any payment as required; any action or inaction by the Mortgagor that materially and adversely affects the Mortgaged Property or the rights in the Mortgaged Property; or fraud or material misrepresentation by a Mortgagor in connection with the Loan.

  The proceeds of the Revolving Credit Loans may be used by the borrower to improve the related Mortgaged Properties, may be retained by the related Mortgagors or may be used for purposes unrelated to such Mortgaged Properties.

THE HOME EQUITY LOANS AND THE CONTRACTS

  As specified in the related Prospectus Supplement, the Home Equity Loans will be secured by first or junior liens on the related Mortgaged Properties, mortgage loans for property improvement, debt consolidation and/or home equity purposes. As specified in the related Prospectus Supplement, the Manufactured Housing Contracts will be secured by either Manufactured Homes (as defined below), located in any of the fifty states, the District of Columbia or the Commonwealth or Puerto Rico, or by Mortgages on the real estate on which the Manufactured Homes are located. As specified in the related Prospectus Supplement, the Home Improvement Contracts will either be unsecured or secured primarily by (i) Mortgages on one- to four-family residential properties that are generally subordinate to other mortgages on the same Mortgaged Property, or (ii) purchase money security interests in the Home Improvements financed thereby. The Contracts will be conventional contracts or contracts partially insured by the FHA pursuant to Title I. Unless otherwise specified in the related Prospectus Supplement, the Home Equity Loans and the Contracts will be fully amortizing and may have fixed interest rates or adjustable interest rates and may provide for other payment characteristics as described below and in the related Prospectus Supplement.

  Unless otherwise specified in the related Prospectus Supplement, the Home Improvements securing the Home Improvement Contracts include, but are not limited to, replacement windows, house siding, new roofs, swimming pools, satellite dishes, kitchen and bathroom remodeling goods and solar heating panels. The proceeds of loans under the Title I Program may be used only for permitted purposes, including, but not limited to, the alteration, repair or improvement of residential property, the purchase of a manufactured home or lot (or cooperative interest therein) on which to place such home or the purchase of both a manufactured home and the lot (or cooperative interest therein) on which such home is placed.

  Unless otherwise specified in the related Prospectus Supplement, the manufactured homes (the "MANUFACTURED HOMES") underlying the Manufactured Housing Contracts will consist of manufactured homes within the meaning of Title 42 of the United States Code, Section 5402(6). Section 5402(6) defines a "manufactured home" as "a structure, transportable in one or more sections, which in the traveling mode, is eight body feet or more in width, forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air-conditioning, and electrical systems contained therein; except that such term shall include any structure which meets all the requirements of [this] paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of HUD and complies with the standards established under [this] chapter."

  Manufactured Homes and Home Improvements, unlike Mortgaged Properties, generally depreciate in value. Consequently, at any time after origination it is possible, especially in the case of Contracts with high Loan-to-Value Ratios at origination, that the market value of a Manufactured Home or Home Improvement may be lower than the principal amount outstanding under the related Contract.

                              TRUST ASSET PROGRAM

  The Trust Assets will have been purchased by the Company, either directly or indirectly through Residential Funding from Sellers. The Revolving Credit Loans will generally have been originated in accordance with the Company's underwriting standards or alternative underwriting criteria as described below under "Underwriting Standards Applicable to the Revolving Credit Loans" or as described in the related Prospectus Supplement. The Home Equity Loans and the Contracts generally will have been originated in accordance with the underwriting standards described in the related Prospectus Supplement.

UNDERWRITING STANDARDS APPLICABLE TO THE REVOLVING CREDIT LOANS

 General Standards

  The Company's underwriting standards with respect to the Revolving Credit Loans will generally conform to those published in Residential Funding's Seller Guide (together with Residential Funding's Servicer Guide, the "GUIDE," as modified from time to time), including the provisions of the Guide applicable to the Company's Home Equity Program (the "HOME EQUITY PROGRAM"). The underwriting standards as set forth in the Guide are continuously revised based on opportunities and prevailing conditions in the residential mortgage market, the consumer lending market and the market for mortgage securities. The Revolving Credit Loans may be underwritten by Residential Funding or by a designated third party. In certain circumstances, however, the Revolving Credit Loans may be underwritten only by the Seller with little or no review performed by Residential Funding. See "Underwriting Standards Applicable to the Revolving Credit Loans--Guide Standards" and "Qualifications of Sellers." Residential Funding or a designated third party may perform only sample quality assurance reviews to determine whether the Revolving Credit Loans in any Pool were underwritten in accordance with applicable standards.

  With respect to the Company's underwriting standards, as well as any other underwriting standards that may be applicable to any Revolving Credit Loans, such underwriting standards generally include a set of specific criteria pursuant to which the underwriting evaluation is made. However, the application of such underwriting standards does not imply that each specific criterion was satisfied individually. Rather, a Revolving Credit Loan will be considered to be originated in accordance with a given set of underwriting standards if, based on an overall qualitative evaluation, the loan is in substantial compliance with such underwriting standards. For example, a Revolving Credit Loan may be considered to comply with a set of underwriting standards, even if one or more specific criteria included in such underwriting standards were not satisfied, if other factors compensated for the criteria that were not satisfied or if the Revolving Credit Loan is considered to be in substantial compliance with the underwriting standards.

  In addition, the Company purchases Revolving Credit Loans which do not conform to the underwriting standards set forth in the Guide. Certain of the Revolving Credit Loans will be purchased in negotiated transactions, and such negotiated transactions may be governed by agreements ("MASTER COMMITMENTS") relating to ongoing purchases of Revolving Credit Loans by Residential Funding, from Sellers who will represent that the Revolving Credit Loans have been originated in accordance with underwriting standards agreed to by

Residential Funding. Residential Funding, on behalf of the Company or a designated third party, will generally review only a limited portion of the Revolving Credit Loans in any delivery of such Revolving Credit Loans from the related Seller for conformity with the applicable underwriting standards. Certain other Revolving Credit Loans will be purchased from Sellers who will represent that the Revolving Credit Loans were originated pursuant to underwriting standards acceptable to Residential Funding.

  The level of review, if any, by Residential Funding or the Company of any Revolving Credit Loan for conformity with the applicable underwriting standards will vary depending on a number of factors, including (i) factors relating to the experience and status of the Seller, and (ii) factors relating to the specific Revolving Credit Loan, including the principal amount or Credit Limit, the Combined Loan-to-Value Ratio, the loan type or loan program, and the applicable credit score of the related Mortgagor used in connection with the origination of the Revolving Credit Loan (as determined based on a credit scoring model acceptable to the Company). Generally, such credit scoring models provide a means for evaluating the information about a prospective borrower that is available from a credit reporting agency. The underwriting criteria applicable to any program under which the Mortgage Loans may be originated may provide that qualification for the loan, the level of review of the loan's documentation, or the availability of certain loan features (such as maximum loan amount, maximum Loan-to-Value Ratio, property type and use, and documentation level) may depend on the mortgagor's credit score.

  The underwriting standards utilized in negotiated transactions and Master Commitments and the underwriting standards applicable to Revolving Credit Loans underlying Private Securities may vary substantially from the underwriting standards set forth in the Guide. Such underwriting standards are generally intended to provide an underwriter with information to evaluate the borrower's repayment ability and the value of the Mortgaged Property as collateral. Due to the variety of underwriting standards and review procedures that may be applicable to the Revolving Credit Loans included in any Pool, the related Prospectus Supplement generally will not distinguish among the various underwriting standards applicable to the Revolving Credit Loans nor describe any review for compliance with applicable underwriting standards performed by the Company or Residential Funding. Moreover, there can be no assurance that every Revolving Credit Loan was originated in conformity with the applicable underwriting standards in all material respects, or that the quality or performance of Revolving Credit Loans underwritten pursuant to varying standards as described above will be equivalent under all circumstances. In the case of a Designated Seller Transaction, the applicable underwriting standards will be those of the Designated Seller or of the originator of the Revolving Credit Loans, and will be described in the related Prospectus Supplement.

  The Company, either directly or indirectly through Residential Funding, will also purchase Revolving Credit Loans from its affiliates, including GMAC Mortgage and Homecomings Financial Network, Inc., with underwriting standards generally in accordance with the Guide or as otherwise agreed to by the Company. However, in certain limited circumstances such Revolving Credit Loans may be employee or preferred customer loans with respect to which, in accordance with such affiliate's mortgage loan programs, income, asset and employment verifications and appraisals may not have been required. With respect to Revolving Credit Loans made under any employee loan program maintained by Residential Funding, or its affiliates, in certain limited circumstances preferential interest rates may be allowed. Neither the Company nor Residential Funding will review any affiliate's mortgage loans for conformity with the underwriting standards set forth in the Guide.

 Guide Standards

  The following is a brief description of the underwriting standards under the Home Equity Program set forth in the Guide for full documentation loan programs. Initially, a prospective borrower (other than a trust if the trust is the borrower) is required to fill out a detailed application providing pertinent credit information. As part of the application, the borrower is required to provide a statement of income and expenses, as well as an authorization to apply for a credit report which summarizes the borrower's credit history with merchants and lenders and any record of bankruptcy. Under the Home Equity Program, the borrower generally must show, among other things, a minimum of one year credit history reported on the credit report and that no mortgage delinquencies (thirty days or greater) in the past 12 months existed. Borrowers who have less than a 12 month first mortgage payment history may be subject to certain additional lending restrictions. In addition, under the Home Equity Program, borrowers with a previous foreclosure or bankruptcy within the past seven years may not be allowed and a borrower generally must satisfy all judgments, liens and other legal actions with an original amount of $1,000 or greater prior to closing. In addition, an employment verification is obtained which reports the borrower's current salary and may contain the length of employment and an indication as to whether it is expected that the borrower will continue such employment in the future. If a prospective borrower is self-employed, the borrower may be required to submit copies of signed tax returns. The borrower may also be required to authorize verification of deposits at financial institutions where the borrower has accounts. In the case of a Revolving Credit Loan secured by a property owned by a trust, the foregoing procedures may be waived where the Mortgage Note is executed on behalf of the trust.

  Unless otherwise specified in the related Prospectus Supplement, an appraisal is made of the Mortgaged Property securing each Revolving Credit Loan. Such appraisals may be performed by appraisers independent from or affiliated with the Company, Residential Funding or their affiliates. Such appraisals, however, will not establish that the Mortgaged Properties provide assurance of repayment of the Revolving Credit Loans. See "Risk Factors" and "Servicing of Trust Assets--Realization Upon Defaulted Loans" herein. The appraiser is required to inspect the property and verify that it is in good condition and that construction, if new, has been completed. In certain circumstances, the appraiser is only required to perform an exterior inspection of the property. The appraisal is based on various factors, including the market value of comparable homes and the cost of replacing the improvements. Except as otherwise provided in the related Prospectus Supplement, under the Home Equity Program, each appraisal is required to be dated no more than 180 days prior to the date of origination of the Revolving Credit Loan; provided, that depending on the Credit Limit an earlier appraisal may be utilized if such appraisal was made not earlier than two years prior to the date of origination of the mortgage loan and the related appraiser certifies that the value of the related mortgaged property has not declined since the date of the original appraisal or if a field review or statistical property valuation is obtained. Title searches are undertaken in most cases, and title insurance is required on all Revolving Credit Loans with Credit Limits in excess of $100,000.

  Under the Home Equity Program, the CLTV is generally calculated by reference to the lower of the appraised value as so determined or the sales price, if the Revolving Credit Loan is originated concurrently with or not more than 12 months after the origination of a first mortgage loan. In all other cases, the value used is generally the appraised value as so determined.

  Once all applicable employment, credit and property information is received, a determination is made as to whether the prospective borrower has sufficient monthly income available to meet the borrower's monthly obligations on the proposed mortgage loan and other expenses related to the home (such as property taxes and hazard insurance) and other financial obligations (including debt service on any related mortgage loan secured by a senior lien on the related Mortgaged Property). Unless otherwise provided in the related Prospectus Supplement, for qualification purposes the monthly payment will be assumed to be an amount equal to 1.00% times the applicable Credit Limit. The Mortgage Rate in effect from the origination date of a Revolving Credit Loan to the first adjustment date generally will be lower, and may be significantly lower, than the sum of the then applicable Index and Gross Margin. Unless otherwise specified in the related Prospectus Supplement, the Revolving Credit Loans will not provide for negative amortization. Payment of the full outstanding principal balance at maturity may depend on the borrower's ability to obtain refinancing or to sell the Mortgaged Property prior to the maturity of the mortgage loan, and there can be no assurance that such refinancing will be available to the borrower or that such a sale will be possible.

  The underwriting standards set forth in the Guide may be varied in appropriate cases, including in "limited" or "reduced loan documentation" mortgage loan programs. Limited documentation programs generally permit fewer supporting documents to be obtained or waive income, asset and employment documentation requirements, and limited documentation programs generally compensate for increased credit risk by placing greater emphasis on either the review of the property to be financed or the borrower's ability to repay the Revolving Credit Loan. For example, under Residential Funding's Easy Docs limited mortgage loan documentation program, certain submission requirements regarding income verification and debt-to-income ratios are removed, but the Seller is still required to perform a thorough credit underwriting of the mortgage loan. Generally, in order to be eligible for a reduced loan documentation program, a Mortgagor must have a good credit history, and other compensating factors (such as a relatively low Combined Loan-to-Value Ratio, or other favorable underwriting factors) must be present and the borrower's eligibility for such program may be determined by use of a credit scoring model.

  The Home Equity Program sets forth certain limitations with respect to the CLTV for the Revolving Credit Loans and certain restrictions with respect to any related underlying first mortgage loan. The underwriting guidelines for the Home Equity Program generally permit CLTVs as high as 100% except as otherwise provided in the related Prospectus Supplement; however, the maximum permitted CLTV may be reduced due to a variety of underwriting criteria. In areas where property values are considered to be declining, the maximum permitted CLTV is 75%. The underwriting guidelines also include restrictions based on the borrower's debt-to-income ratio. In addition to the foregoing, an evaluation of the prospective borrower's credit quality will be made based on a credit scoring model approved by the Company. The Home Equity Program underwriting guidelines include minimum credit score levels that may apply depending on certain factors of the Revolving Credit Loan. The required Gross Margins for Revolving Credit Loans purchased under the Home Equity Program, as announced from time to time, vary based on a number of factors including CLTV, Credit Limit, documentation level, property type, and borrower debt-to-income ratio and credit score.

  In its evaluation of mortgage loans which have twenty-four or more months of payment experience, Residential Funding generally places greater weight on payment history and may take into account market and other economic trends while placing less weight on underwriting factors generally applied to newly originated mortgage loans.

QUALIFICATIONS OF SELLERS

  Except with respect to Designated Seller Transactions or unless otherwise specified in the related Prospectus Supplement, each Seller (other than the Federal Deposit Insurance Corporation (the "FDIC") and investment banking firms) will have been approved by Residential Funding for participation in Residential Funding's loan purchase program. In determining whether to approve a seller for participation in the loan purchase program, Residential Funding generally will consider, among other things, the financial status (including the net worth) of the seller, the previous experience of the seller in originating home equity, home improvement, manufactured housing or first mortgage loans, the prior delinquency and loss experience of the seller, the underwriting standards employed by the seller and the quality control and, if applicable, servicing operations established by the seller. There can be no assurance that any Seller presently meets any qualifications or will continue to meet any qualifications at the time of inclusion of mortgage loans sold by it in the Trust Fund for a series of Notes, or thereafter. If a Seller becomes subject to the direct or indirect control of the FDIC, or if a Seller's net worth, financial performance or delinquency and foreclosure rates deteriorate, such institution may continue to be treated as a Seller. Any such event may adversely affect the ability of any such Seller to repurchase the Mortgage Loans in the event of a breach of a representation or warranty which has not been cured.

  Residential Funding generally monitors which Sellers are under control of the FDIC or are insolvent, otherwise in receivership or conservatorship or financially distressed. Any such Seller may make no representations and warranties with respect to Trust Assets sold by it. The FDIC (either in its corporate capacity or as receiver for a depository institution) may also be a Seller of Trust Assets, in which event neither the FDIC nor the related depository institution may make representations and warranties with respect to the Trust Assets sold, or only limited representations and warranties may be made (for example, that the related legal documents are enforceable). The FDIC may have no obligation to repurchase any Trust Asset for a breach of a representation and warranty.

  Unless otherwise specified in the related Prospectus Supplement, the qualifications required of Sellers for approval by Residential Funding as participants in its loan purchase programs may not apply to Designated Sellers. To the extent the Designated Seller fails to or is unable to repurchase the Trust Asset due to a breach of representation and warranty, neither the Company, Residential Funding nor any other entity will have assumed the representations and warranties, and any related losses will be borne by the Noteholders or by the Credit Enhancement, if any.

REPRESENTATIONS RELATING TO TRUST ASSETS

  Except as set forth above, each Seller (other than a Designated Seller) will have made representations and warranties to Residential Funding with respect to the Trust Assets sold by such Seller. However, except as otherwise provided in the related Prospectus Supplement, the representations and warranties of the Seller will not be assigned to the Indenture Trustee for the benefit of the holders of the related series of Notes, and therefore a breach of the representations and warranties of the Seller generally will not be enforceable on behalf of the Trust Fund.

  In the case of a Pool consisting of Trust Assets purchased by the Company from Sellers through Residential Funding, Residential Funding, except in the case of a Designated Seller Transaction or as to Trust Assets underlying any Private Securities or unless otherwise specified in the related Prospectus Supplement, will have made certain limited representations and warranties regarding the Trust Assets to the Company at the time that they are sold to the Company. Such representations and warranties will generally include, among other things, that: (i) as of the Cut-off Date, the information set forth in a listing of the related Trust Assets is true and correct in all material respects; (ii) Residential Funding was the sole holder and owner of the Trust Assets free and clear of any and all liens and security interests; (iii) each Trust Asset complied in all material respects with all applicable local, state and federal laws; (iv) except as otherwise indicated in the related Prospectus Supplement, no Trust Asset is one month or more delinquent in payment of principal and interest; (v) there is no delinquent tax, or to the best of Residential Funding's knowledge, assessment lien against any Mortgaged Property; and (vi) to the best of Residential Funding's knowledge, any Contract that is partially insured by the FHA pursuant to Title I was originated in accordance with applicable FHA regulations and is insured, without set-off, surcharge or defense by the FHA. In the event of a breach of a representation or warranty made by Residential Funding that materially adversely affects the interests of the Noteholders in a Trust Asset, Residential Funding will be obligated to repurchase or substitute for such Trust Asset as described below. In addition, Residential Funding will be obligated to repurchase or substitute for any Revolving Credit Loan, Home Equity Loan and any Contract secured by a lien on Mortgaged Property as to which it is discovered that the related Mortgage is not a valid lien on the related Mortgaged Property having at least the priority set forth with respect to such Revolving Credit Loan, Home Equity Loan or such Contract, as applicable, in the listing of related Trust Assets, subject only to (a) liens of real property taxes and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage and certain other permissible title exceptions, (c) other matters to which like properties are commonly subject which do not materially adversely affect the value, use, enjoyment or marketability of the Mortgaged Property, and (d) if applicable, the liens of the related senior mortgage loans. In addition, with respect to any Revolving Credit Loan, Home Equity Loan or Contract as to which the Company delivers to the Indenture Trustee or the custodian an affidavit certifying that the original Mortgage Note has been lost or destroyed, if such Trust Asset subsequently is in default and the enforcement thereof or of the related Mortgage is materially adversely affected by the absence of the original Mortgage Note, Residential Funding will be obligated to repurchase or substitute for such Trust Asset, in the manner described below. However, Residential Funding will not be required to repurchase or substitute for any Trust Asset as described above if the circumstances giving rise to such requirement also constitute fraud in the origination of the related Revolving Credit Loan, Home Equity Loan or Contract. Furthermore, because the listing of the related Trust Assets generally contains information with respect to the Trust Assets as of the Cut-off Date, prepayments and, in certain limited circumstances, modifications to the interest rate and principal and interest payments may have been made with respect to one or more of the related Trust Assets between the Cut-off Date and the Closing Date. Residential Funding will not be required to purchase or substitute for any Trust Asset as a result of such prepayment or modification.

  In a Designated Seller Transaction, unless otherwise specified in the related Prospectus Supplement, the Designated Seller will have made certain representations and warranties regarding the Trust Assets to the Company generally similar to those made in the preceding paragraph by Residential Funding.

  The Company will assign to the Owner Trustee (or the Special Purpose Entity, if applicable) all of its right, title and interest in each agreement by which it purchased a Trust Asset from Residential Funding or a Designated Seller, insofar as such agreement relates to the representations and warranties made by a Designated Seller or Residential Funding, as the case may be, in respect of such Trust Asset and any remedies provided for with respect to any breach of such representations and warranties. If a Designated Seller or Residential Funding, as the case may be, cannot cure a breach of any representation or warranty made by it in respect of a Trust Asset which materially and adversely affects the interests of the Noteholders in such Trust Asset, within 90 days after notice from the Master Servicer, such Designated Seller or Residential Funding, as the case may be, will be obligated to purchase such Trust Asset at a price (the "PURCHASE PRICE") set forth in the related Agreement, which Purchase Price generally will be equal to the principal balance thereof as of the date of purchase plus accrued and unpaid interest to the first day of the month following the month of repurchase at the Mortgage Rate (less the amount, expressed as a percentage per annum, payable in respect of master servicing compensation or subservicing compensation, as applicable, and if applicable, the Excluded Spread (as defined herein).

  Unless otherwise specified in the related Prospectus Supplement, as to any such Trust Asset required to be purchased by Residential Funding as provided above, rather than purchase the Trust Asset, Residential Funding may, at its sole option, remove such Trust Asset (a "DELETED LOAN") from the Trust Fund (or from the assets underlying any Private Securities, if applicable) and cause the Company to substitute in its place another Trust Asset of like kind (an "ELIGIBLE SUBSTITUTE LOAN"). The related Prospectus Supplement will set forth the condition of any Eligible Substitute Loan. The related Agreement may include additional requirements or additional provisions relating to meeting the foregoing requirements on an aggregate basis where a number of substitutions occur contemporaneously. Unless otherwise specified in the related Prospectus Supplement, a Designated Seller will have no option to substitute for a Trust Asset that it is obligated to repurchase in connection with a breach of a representation and warranty.

  The Master Servicer will be required under the Servicing Agreement to use its best reasonable efforts to enforce this purchase or substitution obligation for the benefit of the Indenture Trustee and the Noteholders, using practices it would employ in its good faith business judgment and which are normal and usual in its general mortgage servicing activities; provided, however, that this purchase or substitution obligation will not become an obligation of the Master Servicer in the event the Designated Seller or Residential Funding, as the case may be, fails to honor such obligation. The Master Servicer will be entitled to reimbursement for any costs and expenses incurred in pursuing such a purchase or substitution obligation, including but not limited to any costs or expenses associated with litigation. In instances where a Designated Seller is unable, or disputes its obligation, to purchase affected Trust Assets, the Master Servicer, employing the standards set forth in the preceding sentence, may negotiate and enter into one or more settlement agreements with such Designated Seller that may provide for, among other things, the purchase of only a portion of the affected Trust Assets or coverage of certain loss amounts. Any such settlement could lead to losses on the Trust Assets which would be borne by the Credit Enhancement supporting the related series of Notes, and to the extent not available, by the Noteholders of such series. Furthermore, if applicable, the Master Servicer may pursue foreclosure (or similar remedies) concurrently with pursuing any remedy for a breach of a representation and warranty. However, the Master Servicer is not required to continue to pursue both such remedies if it determines that one such remedy is more likely to result in a greater recovery. In accordance with the above described practices, the Master Servicer will not be required to enforce any purchase of a Designated Seller arising from any misrepresentation by the Designated Seller, if the Master Servicer determines in the reasonable exercise of its business judgment that the matters related to such misrepresentation did not directly cause or are not likely to directly cause a loss on the related Trust Asset. If the Designated Seller fails to repurchase and no breach of either the Company's or Residential Funding's representations has occurred, the Designated Seller's purchase obligation will not become an obligation of the Company or Residential Funding. Unless otherwise specified in the related Prospectus Supplement, the foregoing obligations will constitute the sole remedies available to Noteholders or the Indenture Trustee for a breach of any representation by a Designated Seller or by Residential Funding in its capacity as a seller of Trust Assets to the Company, or for any other event giving rise to such obligations as described above.

  Neither the Company nor the Master Servicer will be obligated to purchase a Trust Asset if a Designated Seller defaults on its obligation to do so, and no assurance can be given that the Designated Sellers will carry out such obligations with respect to Trust Assets. Such a default by a Designated Seller is not a default by the Company or by the Master Servicer. Any Trust Asset not so purchased or substituted for shall remain in the related Trust Fund and any losses related thereto shall be allocated to the related credit enhancement, and to the extent not available to the related Notes.

  Notwithstanding the foregoing, with respect to any Designated Seller that requests Residential Funding's consent to the transfer of subservicing rights relating to any Trust Assets to a successor servicer, Residential Funding may release such Designated Seller from liability under its representations and warranties described above, upon the assumption of such successor servicer of the Designated Seller's liability for such representations and warranties as of the date they were made. In that event, Residential Funding's rights under the instrument by which such successor servicer assumes the Designated Seller's liability will be assigned to the Owner Trustee (or the Special Purpose Entity, if applicable), and such successor servicer shall be deemed to be the "Designated Seller" for purposes of the foregoing provisions.

SUBSERVICING

  The servicing for each Trust Asset will generally either be retained by the Seller (or its designee approved by the Master Servicer) as Subservicer, or will be released by the Seller to the Master Servicer and will be subsequently transferred to a Subservicer approved by the Master Servicer, and in either case will thereafter be serviced by the Subservicer pursuant to an agreement between the Master Servicer and the Subservicer (a "SUBSERVICING AGREEMENT"). The Master Servicer may, but is not obligated to, assign such subservicing to designated subservicers which will be qualified Sellers and which may include GMAC Mortgage or its affiliates. While such Subservicing Agreement will be a contract solely between the Master Servicer and the Subservicer, the Servicing Agreement applicable to any series of Notes will provide that, if for any reason the Master Servicer for such series of Notes is no longer the master servicer of the related Trust Assets, any successor Master Servicer must recognize the Subservicer's rights and obligations under such Subservicing Agreement.

                           DESCRIPTION OF THE NOTES

GENERAL

  The Notes will be issued in series. Each series of Notes will be issued pursuant to an Indenture between the related Trust Fund and the entity named in the related Prospectus Supplement as Indenture Trustee with respect to such series. A form of Indenture has been filed as an exhibit to the Registration Statement of which this prospectus forms a part. Each Indenture and Trust Agreement will be filed with the Commission as an exhibit to a Form 8-K. The following summaries (together with additional summaries under "The Agreements" below as well as other pertinent information included elsewhere in this Prospectus, and subject to the related Prospectus Supplement) do not describe all terms thereof but reflect the material provisions relating to the Notes common to each Agreement.

  Each series of Notes may consist of any one or a combination of the following: (i) a single class of Notes; (ii) two or more classes of Notes, one or more classes of Notes that are senior to any class or classes of any class or classes of Subordinate Securities as described in the respective Prospectus Supplement (any such series, a "SENIOR/SUBORDINATE SERIES"); (iii) one or more classes of Strip Notes which will be entitled to (a) principal payments, with disproportionate, nominal or no interest payments or (b) interest payments, with disproportionate, nominal or no principal payments; (iv) two or more classes of Notes which differ as to the timing, sequential order, rate or amount of payments of principal or interest or both, or as to which payments of principal or interest or both on any class may be made upon the occurrence of specified events, in accordance with a schedule or formula (including "planned amortization classes" and "targeted amortization classes" and "very accurately defined maturity classes"), or on the basis of collections from designated portions of the Pool, which series may include one or more classes of Accrual Notes with respect to which certain accrued interest will not be paid but rather will be added to the principal balance thereof on each Payment Date for the period described in the related Prospectus Supplement; or (v) similar classes of Notes with other payment characteristics, as described in the related Prospectus Supplement. Credit support for each series of Notes will be provided by a Financial Guaranty Insurance Policy, Letter of Credit, Reserve Fund, by the subordination of one or more classes of Subordinate Securities, Overcollateralization or other credit enhancement as described in the Prospectus Supplement or under "Description of Credit Enhancement," or by any combination of the foregoing.

FORM OF NOTES

  As specified in the related Prospectus Supplement, the Notes of each series will be issued either as physical certificates or in book-entry form. If issued as physical certificates, the Notes will be in fully-registered form only in the denominations specified in the related Prospectus Supplement, and will be transferrable and exchangeable at the corporate trust office of the person appointed under the related Agreement to register the Notes (the "NOTE REGISTRAR"). No service charge will be made for any registration of exchange or transfer of Notes, but the Indenture Trustee may require payment of a sum sufficient to cover any tax or other governmental charge. The term "NOTEHOLDER" as used herein refers to the entity whose name appears on the records of the Note Registrar (or, if applicable, a transfer agent) as the registered holder thereof, except as otherwise indicated in the related Prospectus Supplement.

  If issued in book-entry form certain classes of a series of Notes will be initially issued through the book-entry facilities of The Depository Trust Company ("DTC"), or Cedel Bank, societe anonyme ("CEDEL") or the Euroclear System ("EUROCLEAR") (in Europe) if they are participants of such systems, or indirectly through organizations which are participants in such systems, or through such other depository or facility as may be specified in the related Prospectus Supplement. As to any such class of Notes so issued ("BOOK-ENTRY NOTES"), the record holder of such Notes will be DTC's nominee. CEDEL and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective depositaries (the "DEPOSITARIES"), which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC.

  DTC is a limited-purpose trust company organized under the laws of the State of New York, which holds securities for its participating organizations ("DTC PARTICIPANTS," and together with the CEDEL and Euroclear participating organizations "PARTICIPANTS") and facilitates the clearance and settlement of securities transactions between Participants through electronic book-entry changes in the accounts of Participants. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Other institutions that are not Participants but clear through or maintain a custodial relationship with Participants (such institutions, "INDIRECT PARTICIPANTS") have indirect access to DTC's clearance system.

  Unless otherwise specified in the related Prospectus Supplement, no person acquiring an interest in any Book-Entry Notes (each such person, a "BENEFICIAL OWNER") will be entitled to receive a Note representing such interest in registered, certificated form, unless either (i) DTC ceases to act as depository in respect thereof and a successor depository is not obtained or
(ii) the Indenture Trustee elects in its sole discretion to discontinue the registration of such Notes through DTC. Prior to any such event, Beneficial Owners will not be recognized by the Indenture Trustee or the Master Servicer as holders of the related Notes for purposes of the related Agreement, and Beneficial Owners will be able to exercise their rights as owners of such Notes only indirectly through DTC, Participants and Indirect Participants. Any Beneficial Owner that desires to purchase, sell or otherwise transfer any interest in Book-Entry Notes may do so only through DTC, either directly if such Beneficial Owner is a Participant or indirectly through Participants and, if applicable, Indirect Participants. Pursuant to the procedures of DTC, transfers of the beneficial ownership of any Book-Entry Notes will be required to be made in minimum denominations specified in the related Prospectus Supplement. The ability of a Beneficial Owner to pledge Book-Entry Notes to persons or entities that are not Participants in the DTC system, or to otherwise act with respect to such Notes, may be limited because of the lack of physical certificates evidencing such Notes and because DTC may act only on behalf of Participants.

  Because of time zone differences, the securities account of a CEDEL or Euroclear Participant as a result of a transaction with a DTC Participant (other than a depositary holding on behalf of CEDEL or Euroclear) will be credited during subsequent securities settlement processing day (which must be a business day for CEDEL or Euroclear, as the case may be) immediately following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear Participant or CEDEL Participants on such business day. Cash received in CEDEL or Euroclear as a result of sales of securities by or through a CEDEL Participant or Euroclear Participant to a DTC Participant (other than the depositary for CEDEL or Euroclear) will be received with value on the DTC settlement date, but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlement in DTC.

  Transfers between Participants will occur in accordance with DTC rules. Transfers between CEDEL Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

  Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through CEDEL Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant Depositaries; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. CEDEL Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

  CEDEL as a professional depository holds securities for its participating organizations ("CEDEL PARTICIPANTS") and facilitates the clearance and settlement of securities transactions between CEDEL Participants through electronic book-entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of certificates. As a professional depository, CEDEL is subject to regulation by the Luxembourg Monetary Institute.

  Euroclear was created to hold securities for participants of Euroclear ("EUROCLEAR PARTICIPANTS") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (the "EUROCLEAR OPERATOR"), under contract with Euroclear Clearance Systems S.C., a Belgian co-operative corporation (the "CLEARANCE COOPERATIVE"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Clearance Cooperative. The Clearance Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission. Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "TERMS AND CONDITIONS"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.

  Payments in respect of the Book-Entry Notes will be forwarded by the Indenture Trustee to DTC, and DTC will be responsible for forwarding such payments to Participants, each of which will be responsible for disbursing such payments to the Beneficial Owners it represents or, if applicable, to Indirect Participants. Accordingly,

Beneficial Owners may experience delays in the receipt of payments in respect of their Notes. Under DTC's procedures, DTC will take actions permitted to be taken by holders of any class of Book-Entry Notes under the related Agreement only at the direction of one or more Participants to whose account the Book-Entry Notes are credited and whose aggregate holdings represent no less than any minimum amount of Percentage Interests or voting rights required therefor. DTC may take conflicting actions with respect to any action of Noteholders of any Class to the extent that Participants authorize such actions. None of the Master Servicer, the Company, the Indenture Trustee, the Owner Trustee or any of their respective affiliates will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Book-Entry Notes, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

ASSIGNMENT OF THE TRUST ASSETS

  At the time of issuance of a series of Notes, the Company will cause the Trust Assets and any other assets being included in the related Trust Fund to be assigned without recourse to the Owner Trustee or its nominee (which may be the Custodian), on behalf of the related Trust, together with, if specified in the related Prospectus Supplement, all principal and interest received on or with respect to such Trust Assets after the Cut-off Date (other than principal and interest due on or before the Cut-off Date and any Excluded Spread). The Owner Trustee will, concurrently with such assignment, grant a security interest in the related Trust Fund to the Indenture Trustee to secure such Notes. Each Trust Asset will be identified in a schedule appearing as an exhibit to the related Agreement. Such schedule will include, among other things, information as to the principal balance of each Trust Asset as of the Cut-off Date, as well as information respecting the Mortgage Rate, the currently scheduled monthly payment of principal and interest, the maturity of the Mortgage Note and the Combined Loan-to-Value Ratio at origination or modification.

  The Company will, as to each Trust Asset other than Trust Assets underlying any Private Securities, deliver to an entity specified in the related Prospectus Supplement (which may be the Indenture Trustee, a Custodian or another entity appointed by the Indenture Trustee) the legal documents relating to such Trust Assets that are in possession of the Company, which may include, as applicable, depending upon whether such Trust Asset is secured by a lien on Mortgaged Property: (i) the Mortgage Note (and any modification or amendment thereto) endorsed without recourse either in blank or to the order of the Owner Trustee or the Indenture Trustee (or a nominee thereof); (ii) the Mortgage (except for any Mortgage not returned from the public recording office) with evidence of recording indicated thereon or, in the case of a Cooperative Loan, the respective security agreements and any applicable UCC financing statements; (iii) an assignment in recordable form of the Mortgage (or, with respect to a Cooperative Loan, an assignment of the respective security agreements, any applicable UCC financing statements, recognition agreements, relevant stock certificates, related blank stock powers and the related proprietary leases or occupancy agreements); (iv) if applicable, any riders or modifications to such Mortgage Note and Mortgage, together with certain other documents at such times as set forth in the related Agreement; and (v) the original Contract and copies of documents and instruments related to each Contract and, other than in the case of unsecured Contracts, the security interest in the property securing such Contract. Such assignments may be blanket assignments covering Mortgages secured by Mortgaged Properties located in the same county, if permitted by law. If so specified in the related Prospectus Supplement, the Company may not be required to deliver one or more of such documents if such documents are missing from the files of the party from whom such Revolving Credit Loans, Home Equity Loans and certain Contracts were purchased.

  In the event that, with respect to any Revolving Credit Loan, Home Equity Loan or Contract secured by a lien on Mortgaged Property, the Company cannot deliver the Mortgage or any assignment with evidence of recording thereon concurrently with the execution and delivery of the related Trust Agreement because of a delay caused by the public recording office, the Company will deliver or cause to be delivered to the Indenture Trustee, the Custodian or another entity appointed by the Indenture Trustee a true and correct photocopy of such Mortgage or assignment. The Company will deliver or cause to be delivered to the Indenture Trustee or the Custodian such Mortgage or assignment with evidence of recording indicated thereon after receipt thereof from the public recording office or from the related Subservicer.

  Assignments of the Revolving Credit Loans, Home Equity Loans and Contracts secured by a lien on Mortgaged Property will be recorded in the appropriate public recording office, except in states where, in the opinion of counsel acceptable to the Indenture Trustee or Owner Trustee, such recording is not required to protect the Indenture Trustee's or Owner Trustee's interests in such Revolving Credit Loans, Home Equity Loans and Contracts against the claim of any subsequent transferee or any successor to or creditor of the Company or the originator of such Revolving Credit Loans, Home Equity Loans or Contracts, or except as otherwise specified in the related Prospectus Supplement.

  Under certain circumstances, as to any series of Notes, the Company may have the option to repurchase Trust Assets from the Trust Fund for cash, or in exchange for other Trust Assets or Permitted Investments. Alternatively, for any series of Notes secured by Private Securities, the Company may have the right to so repurchase Revolving Credit Loans, Home Equity Loans and/or Contracts from the entity that issued such Private Securities. All provisions relating to such optional repurchase provisions will be described in the related Prospectus Supplement.

REVIEW OF TRUST ASSETS

  The Indenture Trustee will be authorized to appoint one or more custodians (each, a "CUSTODIAN") pursuant to a custodial agreement to maintain possession of and review documents relating to the Trust Assets as the agent of the Indenture Trustee or, following payment in full of the Notes and discharge of the Indenture, the Owner Trustee. The identity of such Custodian, if any, will be set forth in the related Prospectus Supplement.

  The Indenture Trustee or the Custodian will hold such documents in trust for the benefit of the holders of the Securities (the "SECURITYHOLDERS") and, generally will review such documents within such period specified in the related Prospectus Supplement. If any such document is found to be defective in any material respect, the Indenture Trustee or such Custodian shall notify the Master Servicer and the Company, and if so specified in the related Prospectus Supplement, the Master Servicer, the Servicer or the Indenture Trustee shall notify Residential Funding or the Designated Seller. If Residential Funding or, in a Designated Seller Transaction, the Designated Seller cannot cure such defect within such period specified in the related Prospectus Supplement after notice of the defect is given to Residential Funding (or, if applicable, the Designated Seller), Residential Funding (or, if applicable, the Designated Seller) is required to, within such period specified in the related Prospectus Supplement, either repurchase the related Trust Asset or any property acquired in respect thereof from the Indenture Trustee, or if permitted substitute for such Trust Asset a new Trust Asset in accordance with the standards set forth herein. The Master Servicer will be obligated to enforce this obligation of Residential Funding or the Designated Seller to the extent described above under "Trust Asset Program-- Representations Relating to Trust Assets," but such obligation is subject to the provisions described below under "Servicing of Trust Assets--Realization Upon Defaulted Loans." There can be no assurance that the applicable Designated Seller will fulfill its obligation to purchase any Trust Asset as described above. Unless otherwise specified in the related Prospectus Supplement, neither Residential Funding, the Master Servicer nor the Company will be obligated to purchase or substitute for such Trust Asset if the Designated Seller defaults on its obligation to do so. Unless otherwise specified in the related Prospectus Supplement, the obligation to repurchase or substitute for a Trust Asset constitutes the sole remedy available to the Noteholders or the Indenture Trustee for a material defect in a constituent document. Any Trust Asset not so purchased or substituted for shall remain in the related Trust Fund.

  The Master Servicer will make certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under the Servicing Agreement. Upon a breach of any such representation of the Master Servicer which materially adversely affects the interests of the Securityholders in a Trust Asset, the Master Servicer will be obligated either to cure the breach in all material respects or to purchase the Trust Asset at its Purchase Price (less unreimbursed advances, if applicable, made by the Master Servicer with respect to such Trust Asset) or, unless otherwise specified in the related Prospectus Supplement, to substitute for such Trust Asset an Eligible Substitute Loan in accordance with the provisions for such substitution described above under "Trust Asset Program-- Representations Relating to Trust Assets." Unless otherwise specified in the related Prospectus Supplement, this purchase obligation will constitute the sole remedy available to Noteholders or the Indenture Trustee for such a breach of representation by the Master Servicer. Any Trust Asset not so purchased or substituted for shall remain in the related Trust Fund.

EXCESS SPREAD AND EXCLUDED SPREAD

  The Company, the Master Servicer or any of their affiliates, or such other entity as may be specified in the related Prospectus Supplement may retain or be paid a portion of interest due with respect to the related Trust Assets. The payment of any such portion of interest will be disclosed in the related Prospectus Supplement. This payment may be in addition to any other payment (such as the servicing fee) that any such entity is otherwise entitled to receive with respect to the Trust Assets. Any such payment in respect of the Trust Assets will represent a specified portion of the interest payable thereon and as specified in the related Prospectus Supplement, will either be part of the assets transferred to the related Trust Fund (the "EXCESS SPREAD") or will be excluded from the assets transferred to the related Trust Fund (the "EXCLUDED SPREAD"). The interest portion of a Realized Loss or Extraordinary Loss and any partial recovery of interest in respect of the Trust Assets will be allocated between the owners of any Excess Spread or Excluded Spread and the Noteholders entitled to payments of interest as provided in the applicable Agreement.

PAYMENTS ON TRUST ASSETS; DEPOSITS TO PAYMENT ACCOUNT

  Each Subservicer servicing a Trust Asset pursuant to a Subservicing Agreement will establish and maintain an account (the "SUBSERVICING ACCOUNT") which generally meets the requirements set forth in the Guide from time to time or is approved by Residential Funding. A Subservicer is required to deposit into its Subservicing Account on a daily basis all amounts that are received by it in respect of the Trust Assets, less its servicing or other compensation.

  As specified in the Subservicing Agreement, the Subservicer must remit or cause to be remitted to the Master Servicer all funds held in the Subservicing Account with respect to Trust Assets that are required to be so remitted on a periodic basis not less frequently than monthly. If so specified in the related Prospectus Supplement, the Subservicer may also be required to advance on the scheduled date of remittance any monthly installment of principal and interest, less its servicing or other compensation, on any Trust Asset for which payment was not received from the Mortgagor.

  The Master Servicer will deposit or will cause to be deposited into an account (the "CUSTODIAL ACCOUNT") certain payments and collections received by it subsequent to the Cut-off Date (other than payments due on or before the Cut-off Date), as specifically set forth in the related Agreement, which (except as otherwise provided therein) generally will include the following:

    (i) payments on account of principal on the Trust Assets comprising a Trust Fund;

    (ii) payments on account of interest on the Trust Assets comprising such Trust Fund, net of the portion of each payment thereof retained by the Subservicer, if any, as its servicing or other compensation;

    (iii) amounts (net of unreimbursed liquidation expenses and insured expenses incurred, and unreimbursed Servicing Advances, if any, made by the related Subservicer) received and retained in connection with the liquidation of any defaulted Trust Asset, by foreclosure or otherwise ("LIQUIDATION PROCEEDS"), including all proceeds of any hazard or other insurance policy or guaranty covering any Trust Asset in such Pool including proceeds from FHA insurance (with respect to any Contract partially insured by the FHA pursuant to Title I included in the Pool)) (together with any payments under any Letter of Credit, "INSURANCE PROCEEDS") or proceeds from any alternative arrangements established in lieu of any such insurance and described in the applicable Prospectus Supplement, other than proceeds to be applied to the restoration of the related property or released to the Mortgagor in accordance with the Master Servicer's normal servicing procedures;

    (iv) proceeds of any Trust Asset in such Trust Fund purchased (or, in the case of a substitution, certain amounts representing a principal adjustment) by the Master Servicer, the Company, Residential Funding, any Subservicer or Seller or any other person pursuant to the terms of the related Agreement. See "Trust Asset Program--Representations Relating to Trust Assets," and "--Assignment of Trust Assets" above;

    (v) any amount required to be deposited by the Master Servicer in connection with losses realized on investments of funds held in the Custodial Account, as described below; and

    (vi) any amounts required to be transferred from the Payment Account to the Custodial Account.

  In addition to the Custodial Account, the Master Servicer will establish and maintain, in the name of the Indenture Trustee for the benefit of the holders of each series of Notes, an account for the disbursement of payments on the Trust Assets evidenced by each series of Notes (the "PAYMENT ACCOUNT"). Both the Custodial Account and the Payment Account must be either (i) maintained with a depository institution whose debt obligations at the time of any deposit therein are rated by any Rating Agency that rated any Notes of the related series not less than a specified level comparable to the rating category of such Notes, (ii) an account or accounts the deposits in which are fully insured to the limits established by the FDIC, provided that any deposits not so insured shall be otherwise maintained such that, as evidenced by an opinion of counsel, the Noteholders have a claim with respect to the funds in such accounts or a perfected first priority security interest in any collateral securing such funds that is superior to the claims of any other depositors or creditors of the depository institution with which such accounts are maintained, (iii) in the case of the Custodial Account, a trust account or accounts maintained in either the corporate trust department or the corporate asset services department of a financial institution which has debt obligations that meet certain rating criteria, (iv) in the case of the Payment Account, a trust account or accounts maintained with the Indenture Trustee, or
(v) such other account or accounts acceptable to any applicable Rating Agency (an "ELIGIBLE ACCOUNT"). The collateral that is eligible to secure amounts in an Eligible Account is limited to certain permitted investments, which are generally limited to United States government securities and other investments that are rated, at the time of acquisition, in one of the categories permitted by the related Agreement ("PERMITTED INVESTMENTS").

  On the day set forth in the related Prospectus Supplement, the Master Servicer will withdraw from the Custodial Account and deposit into the applicable Payment Account, in immediately available funds, the amount to be paid therefrom to Noteholders on such Payment Date, except as otherwise provided in the related Prospectus Supplement. The Master Servicer or the Indenture Trustee will also deposit or cause to be deposited into the Payment Account (i) any payments under any Letter of Credit, Financial Guaranty Insurance Policy and any amounts required to be transferred to the Payment Account from a Reserve Fund, as described under "Credit Enhancement" below or
(iii) any amounts required to be paid by the Master Servicer out of its own funds due to the operation of a deductible clause in any blanket policy maintained by the Master Servicer to cover hazard losses on the Trust Assets as described under "Description of the Notes--Hazard Insurance; Claims Thereunder" below, any payments received on any Private Securities included in the Trust Fund and any other amounts as set forth in the related Agreement.

  The portion of any payment received by the Master Servicer in respect of a Trust Asset that is allocable to Excess Spread or Excluded Spread, as applicable, will generally be deposited into the Custodial Account, but any Excluded Spread will not be deposited in the Payment Account for the related series of Notes and will be paid as provided in the related Agreement.

  Funds on deposit in the Custodial Account may be invested in Permitted Investments maturing in general not later than the business day preceding the next Payment Date, and funds on deposit in the related Payment Account may be invested in Permitted Investments maturing, in general, no later than the Payment Date. Unless otherwise specified in the related Prospectus Supplement, all income and gain realized from any such investment will be for the account of the Master Servicer as additional servicing compensation. The amount of any loss incurred in connection with any such investment must be deposited in the Custodial Account or in the Payment Account, as the case may be, by the Master Servicer out of its own funds upon realization of such loss.

WITHDRAWALS FROM THE CUSTODIAL ACCOUNT

  The Master Servicer may, from time to time, make withdrawals from the Custodial Account for certain purposes, as specifically set forth in the related Agreement, which (except as otherwise provided therein) generally will include the following:

    (i) to make deposits to the Payment Account in the amounts and in the manner provided in the related Agreement and described above under "-- Payments on Trust Assets; Deposits to Payment Account" or in the related Prospectus Supplement;

    (ii) to reimburse itself or any Subservicer for amounts advanced in respect of taxes, insurance premiums or similar expenses ("SERVICING ADVANCES") as to any Mortgaged Property, out of late payments, Insurance Proceeds, Liquidation Proceeds or collections on the Trust Asset with respect to which such Servicing Advances were made;

    (iii) to pay to itself or any Subservicer unpaid Servicing Fees and Subservicing Fees, out of payments or collections of interest on each Trust Asset;

    (iv) to pay to itself as additional servicing compensation any investment income on funds deposited in the Custodial Account, any amounts remitted by Subservicers as interest in respect of partial prepayments on the Trust Assets, and, if so provided in the Servicing Agreement, any profits realized upon disposition of a Mortgaged Property acquired by deed in lieu of foreclosure or repossession or otherwise allowed under the Agreement;

    (v) to pay to itself, a Subservicer, Residential Funding, the Company or the Seller all amounts received with respect to each Trust Asset purchased, repurchased or removed pursuant to the terms of the related Agreement and not required to be paid as of the date on which the related Purchase Price is determined;

    (vi) to pay the Company or its assignee, or any other party named in the related Prospectus Supplement all amounts allocable to the Excluded Spread, if any, out of collections or payments which represent interest on each Trust Asset (including any Trust Asset as to which title to the underlying Mortgaged Property was acquired);

    (vii) to reimburse itself or the Company for certain other expenses incurred for which it or the Company is entitled to reimbursement (including reimbursement in connection with enforcing any repurchase, substitution or indemnification obligation of any Designated Seller), including payment of FHA insurance premiums, if applicable, or against which it or the Company is indemnified pursuant to the related Agreement;

    (viii) to withdraw any amount deposited in the Custodial Account that was not required to be deposited therein;

    (ix) to pay to itself or any Subservicer for the funding of any Draws made on the Revolving Credit Loans, if applicable; and

    (x) to make deposits to the Funding Account in the amounts and in the manner provided in the related Agreement, if applicable.

PAYMENTS

  On each Payment Date, payments of principal and interest (or, where applicable, of principal only or interest only) on each class of Notes entitled thereto will be made from amounts on deposit in the Payment Account by the Indenture Trustee, the Master Servicer acting on behalf of the Indenture Trustee or a paying agent appointed by the Indenture Trustee or the Issuer (the "PAYING AGENT"). Unless otherwise specified in the related Prospectus Supplement, such payments will be made to the persons who are registered as the holders of such Notes at the close of business on the last business day of the preceding month (the "RECORD DATE"). Payments will be made in immediately available funds (by wire transfer or otherwise) to the account of a Noteholder at a bank or other entity having appropriate facilities therefor, if such Noteholder has so notified the Indenture Trustee, the Master Servicer or the Paying Agent, as the case may be, and the applicable Agreement provides for such form of payment, or by check mailed to the address of the person entitled thereto as it appears on the Note

Register. The final payment in redemption of the Notes will be made only upon presentation and surrender of the Notes at the office or agency of the Indenture Trustee specified in the notice to Noteholders. Payments will be made to each Noteholder in accordance with such holder's Percentage Interest in a particular class. The ("PERCENTAGE INTEREST") represented by a Note of a particular class will be equal to the percentage obtained by dividing the initial principal balance or notional amount of such Note by the aggregate initial amount or notional balance of all the Notes of such class. In addition, amounts remaining in the Payment Account on each Payment Date after payments on the Notes will be applied for the purposes set forth in the Agreements, as described in the related Prospectus Supplement, including distributions on the related Certificates. Any amounts so distributed on the Certificates will be released from the lien of the Indenture.

 Principal and Interest on the Notes

  The method of determining, and the amount of, payments of principal and interest (or, where applicable, of principal only or interest only) on a particular series of Notes will be described in the related Prospectus Supplement. Payments of interest on each class of Notes will be made prior to payments of principal thereon. Each class of Notes (other than certain classes of Strip Notes) may have a different Interest Rate, which may be a fixed, variable or adjustable Interest Rate, or any combination of two or more such Interest Rates. The related Prospectus Supplement will specify the Interest Rate or Rates for each class, or the initial Interest Rate or Rates and the method for determining the Interest Rate or Rates. Unless otherwise specified in the related Prospectus Supplement, interest on the Notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

  On each Payment Date for a series of Notes, the Indenture Trustee or the Master Servicer on behalf of the Indenture Trustee will pay or cause the Paying Agent to pay, as the case may be, principal and interest to each holder of record on the Record Date of a class of Notes. Unless otherwise specified in the related Prospectus Supplement, payments to Noteholders of all classes within a series in respect of interest will have the same priority.

  In the case of a series of Notes which includes two or more classes of Notes, the timing, sequential order, priority of payment or amount of payments in respect of principal, and any schedule or formula or other provisions applicable to the determination thereof shall be as set forth in the related Prospectus Supplement. Payments in respect of principal of any class of Notes will be made on a pro rata basis among all of the Notes of such class unless otherwise set forth in the related Prospectus Supplement. In addition, unless otherwise specified in the related Prospectus Supplement, payments of principal on the Notes will be limited to monthly principal payments on the Trust Assets, any Excess Interest, if applicable, applied as principal payments on the Notes and any amount paid as a payment of principal under the related form of Credit Enhancement. If so specified in the related Prospectus Supplement, a series of Notes may provide for a period during which all or a portion of the principal collections on the Trust Assets otherwise available for payment to the Notes are reinvested in Additional Balances or additional Trust Assets or accumulated in a trust account pending the commencement of an amortization period specified in the related Prospectus Supplement or the occurrence of certain events specified in the related Prospectus Supplement.

  On the day specified in the related Prospectus Supplement as the determination date (the "DETERMINATION DATE"), the Master Servicer will determine the amounts of principal and interest which will be paid to Noteholders on the succeeding Payment Date. Prior to the close of business on the business day succeeding each Determination Date, the Master Servicer will furnish a statement to the Indenture Trustee setting forth, among other things, the amount to be paid on the next succeeding Payment Date.

FUNDING ACCOUNT

  If so specified in the related Prospectus Supplement, the Trust Agreement or other agreement may provide for the transfer by the Sellers of additional Trust Assets to the related Trust after the Closing Date. Such additional Trust Assets will be required to conform to the requirements set forth in the related Agreement or other agreement providing for such transfer. As specified in the related Prospectus Supplement, such transfer may be funded by the establishment of a Funding Account (a "FUNDING ACCOUNT"). If a Funding Account is established, all or a portion of the proceeds of the sale of one or more classes of Notes of the related series or a portion of collections on the Trust Assets in respect of principal will be deposited in such account to be released as additional Trust Assets are transferred. Unless otherwise specified in the related Prospectus Supplement, a Funding Account will be required to be maintained as an Eligible Account, all amounts therein will be required to be invested in Permitted Investments and the amount held therein shall at no time exceed 25% of the aggregate outstanding principal balance of the Notes. Unless otherwise specified in the related Prospectus Supplement, the related Agreement or other agreement providing for the transfer of additional Trust Assets will provide that all such transfers must be made within 9 months (as to amounts representing proceeds of the sale of the Securities) or 12 months (as to amounts representing principal collections on the Trust Assets ) after the Closing Date, and that amounts set aside to fund such transfers (whether in a Funding Account or otherwise) and not so applied within the required period of time will be deemed to be principal prepayments and applied in the manner set forth in such Prospectus Supplement.

REPORTS TO NOTEHOLDERS

  On each Payment Date, the Master Servicer will forward or cause to be forwarded to each Noteholder of record a statement or statements with respect to the related Trust Fund setting forth the information described in the related Agreement. Except as otherwise provided in the related Agreement, such information generally will include the following, as applicable:

    (i) the amount, if any, of such payment allocable to principal;

    (ii) the amount, if any, of such payment allocable to interest, and the amount, if any, of any shortfall in the amount of interest and principal;

    (iii) the aggregate unpaid principal balance of the Trust Assets after giving effect to the payment of principal on such Payment Date;

    (iv) the outstanding principal balance or notional amount of each class of Notes after giving effect to the payment of principal on such Payment Date;

    (v) based on the most recent reports furnished by Subservicers, the number of Trust Assets in the related Pool that are delinquent (a) one month, (b) two months and (c) three months, and that are in foreclosure and the aggregate principal balances of such Trust Assets or;

    (vi) the book value of any property acquired by such Trust Fund through foreclosure or grant of a deed in lieu of foreclosure;

    (vii) the balance of the Reserve Fund, if any, at the close of business on such Payment Date;

    (viii) the amount of coverage under any Letter of Credit or other form of credit enhancement covering default risk as of the close of business on the applicable Determination Date and a description of any credit enhancement substituted therefor;

    (ix) if applicable, any limited amounts available under the applicable credit support to cover Special Hazard Losses, Fraud Losses and Bankruptcy Losses, as of the close of business on the applicable Payment Date and a description of any change in the calculation of such amounts;

    (x) in the case of Notes benefiting from alternative credit enhancement arrangements described in a Prospectus Supplement, the amount of coverage under such alternative arrangements as of the close of business on the applicable Determination Date;

    (xi) with respect to any series of Notes as to which the Trust Fund includes Private Securities, certain additional information as required under the related Agreement; and

    (xii) the FHA Insurance Amount.

  Each amount set forth pursuant to clause (i) or (ii) above will be expressed as a dollar amount per Single Note. As to a particular class of Notes, a "Single Note" generally will evidence a Percentage Interest obtained by dividing $1,000 by the initial principal balance or notional balance of all the Notes of such class, except as otherwise provided in the related Agreement. In addition to the information described above, reports to Noteholders will contain such other information as is set forth in the applicable Agreement, which may include, without limitation, reimbursements to Subservicers and the Master Servicer and losses borne by the related Trust Fund.

  In addition, to the extent described in the related Agreement, within a reasonable period of time after the end of each calendar year, the Master Servicer will furnish a report to each holder of record of a class of Notes at any time during such calendar year. Such report will include information as to the aggregate of amounts reported pursuant to clauses (i) and (ii) above for such calendar year or, in the event such person was a holder of record of a class of Notes during a portion of such calendar year, for the applicable portion of such year.

HAZARD INSURANCE; CLAIMS THEREUNDER

  Unless otherwise specified in the related Prospectus Supplement, each Revolving Credit Loan, Home Equity Loan and Contract that is secured by a lien on a Mortgaged Property (in each case, other than a Cooperative Loan) will be required to be covered by a hazard insurance policy (as described below). See "Risk Factors--Risks Associated with Certain Trust Assets--No Hazard Insurance for Title I Contracts." The following summary, as well as other pertinent information included elsewhere in this Prospectus, do not describe all terms of a hazard insurance policy but will reflect all material terms thereof relevant to an investment in the Notes. Such insurance is subject to underwriting and approval of individual Trust Assets by the respective insurers. The descriptions of any insurance policies described in this Prospectus or any Prospectus Supplement and the coverage thereunder do not purport to be complete and are qualified in their entirety by reference to such forms of policies.

  Unless otherwise specified in the related Prospectus Supplement, the Servicing Agreement will require the Master Servicer to cause to be maintained for each Mortgaged Property a hazard insurance policy providing for no less than the coverage of the standard form of fire insurance policy with extended coverage customary in the state in which the property is located. Such coverage generally will be in an amount equal to the lesser of (i) the maximum insurable value of the Mortgaged Property or (ii) the outstanding balance of the related Revolving Credit Loan, Home Equity Loan or Contract plus the outstanding balance on any mortgage loan senior to such Revolving Credit Loan, Home Equity Loan or Contract except that, if generally available, such coverage must not be less than the minimum amount required under the terms thereof to fully compensate for any damage or loss on a replacement cost basis. The ability of the Master Servicer to ensure that hazard insurance proceeds are appropriately applied may be dependent on its being named as an additional insured under any hazard insurance policy or upon the extent to which information in this regard is furnished to the Master Servicer by Mortgagors or Subservicers.

  As set forth above, all amounts collected by the Master Servicer under any hazard policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with the Master Servicer's normal servicing procedures) will be deposited initially in the Custodial Account and ultimately in the Payment Account. The Master Servicer may satisfy its obligation to cause hazard policies to be maintained by maintaining a blanket policy insuring against losses on such Trust Assets. If such blanket policy contains a deductible clause, the Master Servicer will deposit in the Custodial Account or the applicable Payment Account all amounts which would have been deposited therein but for such clause.

  Unless otherwise specified in the related Prospectus Supplement, the Master Servicer shall also cause to be maintained on property acquired upon foreclosure, or deed in lieu of foreclosure, of any applicable Trust Asset, fire insurance with extended coverage in an amount which is at least equal to the amount necessary to avoid the application of any co-insurance clause contained in the related hazard insurance policy. See "Risk Factors--Risks Associated with Certain Trust Assets--No Hazard Insurance for Title I Contracts."

  Since the amount of hazard insurance that Mortgagors are required to maintain on the improvements securing the Revolving Credit Loans, Home Equity Loans and Contracts may decline as the principal balances owing thereon decrease, and since residential properties have historically appreciated in value over time, hazard insurance proceeds could be insufficient to restore fully the damaged property in the event of a partial loss.

                       DESCRIPTION OF CREDIT ENHANCEMENT

  As set forth in the related Prospectus Supplement, the credit support provided with respect to each series of Notes will include one or more of the following: subordination provided by the related Certificates, and by any other class of Subordinated Securities related to such series of Notes; Overcollateralization; a Reserve Fund; a Financial Guaranty Insurance Policy; a Letter of Credit; mortgage repurchase bond, mortgage pool insurance policy, special hazard insurance policy, bankruptcy bond or other types of insurance policies, or a secured or unsecured corporate guaranty, as described in the related Prospectus Supplement; or in such other form as may be described in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, the Contracts may be partially insured by the FHA pursuant to Title I. See "Risk Factors--Limitations on FHA Insurance for Title I Contracts" and "Description of FHA Insurance Under Title I" herein.

  As to each series of Notes, each element of the credit support will cover losses or shortfalls incurred on the Trust Assets, or losses or shortfalls allocated to or borne by the Notes, as and to the extent described in the related Prospectus Supplement and at such times as described therein. If so provided in the related Prospectus Supplement, any element of the credit support may not be subject to limitations relating to the specific type of loss or shortfall incurred as to any Trust Asset. Alternatively, if so provided in the related Prospectus Supplement, the coverage provided by any element of the credit support may be comprised of one or more of the components described below. Each such component may have a dollar limit and will generally provide coverage with respect to Realized Losses, as defined below, that are, as applicable, (i) attributable to the Mortgagor's failure to make any payment of principal or interest as required under the Mortgage Note, but not including Special Hazard Losses, Extraordinary Losses or other losses resulting from damage to a Mortgaged Property, Bankruptcy Losses or Fraud Losses (any such loss, a "DEFAULTED LOAN LOSS"); (ii) of a type generally covered by a special hazard insurance policy (any such loss, a "SPECIAL HAZARD LOSS") as described in the related Prospectus Supplement; (iii) attributable to certain actions which may be taken by a bankruptcy court in connection with a Trust Asset, including a reduction by a bankruptcy court of the principal balance of or the Mortgage Rate on a Trust Asset or an extension of its maturity (any such loss, a "BANKRUPTCY LOSS"); and (iv) incurred on defaulted Trust Assets as to which there was fraud in the origination of such Trust Assets (any such loss, a "FRAUD LOSS").

  Unless otherwise specified in the related Prospectus Supplement, credit support will not provide protection against all risks of loss and will not guarantee repayment of the entire outstanding principal balance of the Notes and interest thereon. If losses occur which exceed the amount covered by credit support or which are not covered by the credit support, Noteholders will bear their allocable share of deficiencies. In particular, if so provided in the related Prospectus Supplement, Defaulted Loan Losses, Special Hazard Losses, Bankruptcy Losses and Fraud Losses in excess of the amount of coverage provided therefor and losses occasioned by war, civil insurrection, certain governmental actions, nuclear reaction and certain other risks ("EXTRAORDINARY LOSSES") will not be covered. To the extent that the credit enhancement for any series of Notes is exhausted or unavailable for any reason, the Noteholders will bear all further risks of loss not otherwise insured against.

  With respect to any defaulted Trust Asset that is finally liquidated, the amount of loss realized, if any (as described in the related Agreement, a "REALIZED LOSS"), will equal the portion of the Stated Principal Balance remaining after application of all amounts recovered (net of expenses allocable to the Trust Fund) towards interest and principal owing on the Trust Asset. With respect to a Trust Asset the principal balance of which has been reduced in connection with bankruptcy proceedings, the amount of such reduction will be treated as a Realized Loss. The "Stated Principal Balance" of any Trust Asset as of any date of determination is equal to the principal balance thereof as of the Cut-off Date, after application of all scheduled principal payments due on or before the Cut-off Date whether received or not, reduced by all amounts allocable to principal that are paid to Noteholders on or before the date of determination, and as further reduced to the extent that any Realized Loss thereon has been allocated to any Notes on or before such date.

  Each Prospectus Supplement will include a description of (a) the amount payable under the credit enhancement arrangement, if any, provided with respect to a series, (b) any conditions to payment thereunder not otherwise described herein, (c) the conditions under which the amount payable under such credit support may be reduced and under which such credit support may be terminated or replaced and (d) the material provisions of any agreement relating to such credit support. Additionally, each such Prospectus Supplement will set forth certain information with respect to the issuer of any third-party credit enhancement (the "CREDIT ENHANCER"). As to any series of Notes, the related Agreements may be modified from the descriptions set forth herein to provide for reimbursement rights, control rights or other provisions that may be required by the Credit Enhancer.

  The descriptions of any insurance policies, bonds or other instruments described in this Prospectus or any Prospectus Supplement and the coverage thereunder do not describe all terms thereof but will reflect all relevant terms thereof material to an investment in the Notes. Copies of such instruments will be included as exhibits to the Form 8-K to be filed with the Commission in connection with the issuance of the related series of Notes.

FINANCIAL GUARANTY INSURANCE POLICY

  If so specified in the related Prospectus Supplement, a financial guaranty insurance policy (a "FINANCIAL GUARANTY INSURANCE POLICY") may be obtained and maintained for a Class or series of Notes. The issuer of the Financial Guaranty Insurance Policy (the "INSURER") will be described in the related Prospectus Supplement and a copy of the form of Financial Guaranty Insurance Policy will be filed with the related Current Report on Form 8-K.

  Unless otherwise specified in the related Prospectus Supplement, a Financial Guaranty Insurance Policy will be unconditional and irrevocable and will guarantee to holders of the applicable Notes that an amount equal to the full amount of payments due to such holders will be received by the Indenture Trustee or its agent on behalf of such holders for payment on each Payment Date. The specific terms of any Financial Guaranty Insurance Policy will be set forth in the related Prospectus Supplement. A Financial Guaranty Insurance Policy may have limitations and generally will not insure the obligation of the Sellers or the Master Servicer to purchase or substitute for a defective Trust Asset and will not guarantee any specific rate of principal prepayments. Unless otherwise specified in the related Prospectus Supplement, the Insurer will be subrogated to the rights of each holder to the extent the Insurer makes payments under the Financial Guaranty Insurance Policy.

LETTER OF CREDIT

  If any component of credit enhancement as to any series of Notes is to be provided by a letter of credit (the "LETTER OF CREDIT"), a bank (the "LETTER OF CREDIT BANK") will deliver to the Indenture Trustee an irrevocable Letter of Credit. The Letter of Credit may provide direct coverage with respect to the Trust Assets. The Letter of Credit Bank, the amount available under the Letter of Credit with respect to each component of credit enhancement, the expiration date of the Letter of Credit, and a more detailed description of the Letter of Credit will be specified in the related Prospectus Supplement. On or before each Payment Date, the Letter of Credit Bank will be required to make certain payments after notification from the Indenture Trustee, to be deposited in the related Payment Account with respect to the coverage provided thereby.

SUBORDINATION

  With respect to each series of Notes, the related Certificates will be subordinate thereto as described in the Prospectus Supplement. A Senior/Subordinate Series of Notes will consist of one or more classes of Notes and one or more classes of Subordinate Securities, as set forth in the related Prospectus Supplement. With respect to any Senior/Subordinate Series, the total amount available for payment on each Payment Date, as well as the method for allocating such amount among the various classes of Notes included in such series, will be described in the related Prospectus Supplement. Generally, with respect to any such series the amount available for payment will be allocated first to interest on the Notes of such series, and then to principal of the Notes up to the amounts described in the related Prospectus Supplement, prior to allocation of any amounts to the Subordinate Securities of such series.

  Realized Losses will be allocated to the Subordinate Securities of the related series in the order specified in the related Prospectus Supplement until the outstanding principal balance of such Class has been reduced to zero. Additional Realized Losses, if any, will be allocated to the Notes. If such series includes more than one class of Notes, such additional Realized Losses will be allocated either on a pro rata basis among all of the Notes in proportion to their respective outstanding principal balances or as otherwise provided in the related Prospectus Supplement. The respective amounts of specified types of losses (including certain Special Hazard Losses, Fraud Losses and Bankruptcy Losses) that may be borne solely by the Subordinate Securities may be limited to an amount described in the related Prospectus Supplement, in which case such losses would be allocated on a pro rata basis among all outstanding classes of Notes. Generally, any allocation of a Realized Loss to a Note will be made by reducing the outstanding principal balance thereof as of the Payment Date following the calendar month in which such Realized Loss was incurred.

  To the extent provided in the related Prospectus Supplement, certain amounts otherwise payable on any Payment Date to holders of Subordinate Securities may be deposited into a Reserve Fund. Amounts held in any Reserve Fund may be applied as described under "Description of Credit Enhancement--Reserve Funds" in the related Prospectus Supplement.

  With respect to any Senior/Subordinate Series, the terms and provisions of the subordination may vary from those described above. Any such variation and any additional credit enhancement will be described in the related Prospectus Supplement.

OVERCOLLATERALIZATION

  If so specified in the related Prospectus Supplement, interest collections on the Trust Assets may exceed interest payments on the Securities for the related Payment Date (such excess referred to as "EXCESS INTEREST"). Such Excess Interest may be deposited into a Reserve Fund or applied as a payment of principal on the Notes. To the extent Excess Interest is applied as principal payments on the Notes, the effect will be to reduce the principal balance of the Notes relative to the outstanding balance of the Trust Assets, thereby creating "Overcollateralization" and additional protection to the Noteholders, as specified in the related Prospectus Supplement.

RESERVE FUNDS

  If so specified in the related Prospectus Supplement, the Company will deposit or cause to be deposited in an account (a "RESERVE FUND") any combination of cash or Permitted Investments in specified amounts, or any other instrument satisfactory to the Rating Agency or Agencies, which will be applied and maintained in the manner and under the conditions specified in the related Prospectus Supplement and related Agreement. In the alternative or in addition to such deposit, to the extent described in the related Prospectus Supplement, a Reserve Fund may be funded through application of all or a portion of amounts otherwise payable on any related Securities, from the Excess Spread, Excluded Spread or otherwise. A Reserve Fund for a series of Notes which is funded over time by depositing therein a portion of the interest payment on each Trust Asset may be referred to as a "Spread Account" in the related Prospectus Supplement and related Agreement. To the extent that the funding of the Reserve Fund is dependent on amounts otherwise payable on related Subordinate Securities, Excess Spread, Excluded Spread or other cash flows attributable to the related Trust Assets or on reinvestment income, the Reserve Fund may provide less coverage than initially expected if the cash flows or reinvestment income on which such funding is dependent are lower than anticipated. With respect to any series of Notes as to which credit enhancement includes a Letter of Credit, if so specified in the related Prospectus Supplement, under certain circumstances the remaining amount of the Letter of Credit may be drawn by the Indenture Trustee and deposited in a Reserve Fund.

  Amounts in a Reserve Fund may be paid to Noteholders, or applied to reimburse the Master Servicer for outstanding advances, or may be used for other purposes, in the manner and to the extent specified in the related Prospectus Supplement. Unless otherwise provided in the related Prospectus Supplement, any such Reserve Fund will not be deemed to be part of the related Trust Fund. A Reserve Fund may provide coverage to more than one series of Notes if set forth in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, Reserve Funds may be established to provide limited protection against only certain types of losses and shortfalls. Following each Payment Date amounts in a Reserve Fund in excess of any amount required to be maintained therein may be released from the Reserve Fund under the conditions and to the extent specified in the related Prospectus Supplement and will not be available for further application to the Notes.

  Unless otherwise specified in the related Prospectus Supplement, the Indenture Trustee will have a perfected security interest for the benefit of the Noteholders in the assets in the Reserve Fund. However, to the extent that the Company, any affiliate thereof or any other entity has an interest in any Reserve Fund, in the event of the bankruptcy, receivership or insolvency of such entity, there could be delays in withdrawals from the Reserve Fund and the corresponding payments to the Noteholders. Such delays could adversely affect the yield to investors on the related Notes.

  Amounts deposited in any Reserve Fund for a series will be invested in Permitted Investments by, or at the direction of, and for the benefit of the Master Servicer or any other person named in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, any reinvestment income or other gain from such investments will be credited to the related Reserve Fund for such series, and any loss resulting from such investments will be charged to such Reserve Fund. However, such income may be payable to the Master Servicer or another service provider as additional compensation.

MAINTENANCE OF CREDIT ENHANCEMENT

  If credit enhancement has been obtained for a series of Notes, the Indenture Trustee or Master Servicer (as set forth in the related Agreement) will be obligated to exercise its best reasonable efforts to keep or cause to be kept such credit enhancement in full force and effect throughout the term of the applicable Agreements, unless coverage thereunder has been exhausted through payment of claims or otherwise, or substitution therefor is made as described below under "--Reduction or Substitution of Credit Enhancement." The Master Servicer, on behalf of itself, the Indenture Trustee and Noteholders, will provide the Indenture Trustee information required for the Indenture Trustee to draw any applicable credit enhancement.

  Unless otherwise specified in the related Prospectus Supplement, the Master Servicer will agree to pay the premiums for each Financial Guaranty Insurance Policy on a timely basis. In the event the related insurer ceases to be a "Qualified Insurer" because it ceases to be qualified under applicable law to transact such insurance business or coverage is terminated for any reason other than exhaustion of such coverage, the Master Servicer will use its best reasonable efforts to obtain from another Qualified Insurer a comparable replacement insurance policy or bond with a total coverage equal to the then outstanding coverage of such policy or bond. If the cost of the replacement policy is greater than the cost of such policy or bond, the coverage of the replacement policy or bond will, unless otherwise agreed to by the Company, be reduced to a level such that its premium rate does not exceed the premium rate on the original insurance policy. Any losses in market value of the Notes associated with any reduction or withdrawal in rating by an applicable Rating Agency shall be borne by the Noteholders.

  For Trust Assets secured by a lien on Mortgaged Property, if any property securing such a defaulted Trust Asset is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under any Letter of Credit, the Master Servicer is not required to expend its own funds to restore the damaged property unless it determines (i) that such restoration will increase the proceeds to one or more classes of Noteholders on liquidation of such Trust Asset after reimbursement of the Master Servicer for its expenses and (ii) that such expenses will be recoverable by it through Liquidation Proceeds or Insurance Proceeds. If recovery under any Letter of Credit or other credit enhancement is not available because the Master Servicer has been unable to make the above determinations, has made such determinations incorrectly or recovery is not available for any other reason, the Master Servicer is nevertheless obligated to follow such normal practices and procedures (subject to the preceding sentence) as it deems necessary or advisable to realize upon the defaulted Trust Asset and in the event such determination has been incorrectly made, is entitled to reimbursement of its expenses in connection with such restoration.

REDUCTION OR SUBSTITUTION OF CREDIT ENHANCEMENT

  The amount of credit support provided with respect to any series of Notes and relating to various types of losses incurred may be reduced under certain specified circumstances. In most cases, the amount available as credit support will be subject to periodic reduction on a non-discretionary basis in accordance with a schedule or formula set forth in the related Agreement. Additionally, in most cases, such credit support may be replaced, reduced or terminated, and the formula used in calculating the amount of coverage with respect to Bankruptcy Losses, Special Hazard Losses or Fraud Losses may be changed, without the consent of the Noteholders, upon the written assurance from each applicable Rating Agency that the then-current rating of the related series of Notes will not be adversely affected thereby. Furthermore, in the event that the credit rating of any obligor under any applicable credit enhancement is downgraded, the credit rating of each class of the related Notes may be downgraded to a corresponding level, and, unless otherwise specified in the related Prospectus Supplement, neither the Master Servicer nor the Company will be obligated to obtain replacement credit support in order to restore the rating of the Notes. The Master Servicer will also be permitted to replace such credit support with other credit enhancement instruments issued by obligors whose credit ratings are equivalent to such downgraded level and in lower amounts which would satisfy such downgraded level, provided that the then-current rating of each class of the related series of Notes is maintained. Where the credit support is in the form of a Reserve Fund, a permitted reduction in the amount of credit enhancement will result in a release of all or a portion of the assets in the Reserve Fund to the Company, the Master Servicer or such other person that is entitled thereto. Any assets so released and any amount by which the credit enhancement is reduced will not be available for payments in future periods.

                  DESCRIPTION OF FHA INSURANCE UNDER TITLE I

  Certain of the Contracts contained in a Trust Fund may be loans insured under the Title I Program (the "TITLE I LOANS") as described below and in the related Prospectus Supplement. The regulations, rules and procedures promulgated by the FHA under the Title I (the "FHA REGULATIONS") contain the requirements under which lenders approved for participation in the Title I Program (the "TITLE I LENDERS") may obtain insurance against a portion of losses incurred with respect to eligible loans that have been originated and serviced in accordance with FHA Regulations, subject to the amount of insurance coverage available in such Title I Lender's FHA Reserve, as described below and in the related Prospectus Supplement, and subject to the terms and conditions established under the National Housing Act and FHA Regulations. While FHA Regulations permit the Secretary of the Department of Housing and Urban Development ("HUD"), subject to statutory limitations, to waive a Title I Lender's noncompliance with FHA Regulations if enforcement would impose an injustice on the lender (provided the Title I Lender has acted in good faith, is in substantial compliance with FHA Regulations and has credited the borrower for any excess charges), in general, an insurance claim against the FHA will be denied if the Title I Loan to which it relates does not strictly satisfy the requirements of the National Housing Act and FHA Regulations.

  Unlike certain other government loan insurance programs, loans under the Title I Program (other than loans in excess of $25,000) are not subject to prior review by the FHA. Under the Title I Program, the FHA disburses insurance proceeds with respect to defaulted loans for which insurance claims have been filed by a Title I Lender prior to any review of such loans. A Title I Lender is required to repurchase a Title I Loan from the FHA that is determined to be ineligible for insurance after insurance claim payments for such loan have been paid to such lender. Under the FHA Regulations, if the Title I Lender's obligation to repurchase the Title I Loan is unsatisfied, the FHA is permitted to offset the unsatisfied obligation against future insurance claim payments owed by the FHA to such lender. FHA Regulations permit the FHA to disallow an insurance claim with respect to any loan that does not qualify for insurance for a period of up to two years after the claim is made and to require the Title I Lender that has submitted the insurance claim to repurchase the loan.

  The proceeds of loans under the Title I Program may be used only for permitted purposes, including, but not limited to, the alteration, repair or improvement of residential property, the purchase of a manufactured home or lot (or cooperative interest therein) on which to place such home or the purchase of both a manufactured home loan and the lot (or cooperative interest therein) on which such home is placed.

  Subject to certain limitations described below, eligible Title I Loans are generally insured by the FHA for 90% of an amount equal to the sum of (i) the net unpaid principal amount and the uncollected interest earned to the date of default, (ii) interest on the unpaid loan obligation from the date of default to the date of the initial submission of the insurance claim, plus 15 calendar days (the total period not to exceed nine months) at a rate of 7% per annum,
(iii) uncollected court costs, (iv) title examination costs, (v) fees for required inspections by the lenders or its agents, up to $75, and (vi) origination fees up to a maximum of 5% of the loan amount. However, the insurance coverage provided by the FHA is limited to the extent of the balance in the Title I Lender's FHA Reserve maintained by the FHA. Accordingly if sufficient insurance coverage is available in such FHA Reserve, then the Title I Lender bears the risk of losses on a Title I Loan for which a claim for reimbursement is paid by the FHA of at least 10% of the unpaid principal, uncollected interest earned to the date of default, interest from the date of default to the date of the initial claim submission and certain expenses. Unlike most other FHA insurance programs, the obligation of the FHA to reimburse a Title I Lender for losses in the portfolio of insured loans held by such Title I Lender is limited to the amount in an FHA Reserve maintained on a lender-by-lender basis and not on a loan-by-loan basis.

  Under Title I, the FHA maintains an FHA insurance coverage reserve account (a "FHA RESERVE") for each Title I Lender. The amount in each Title I Lender's FHA Reserve is a maximum of 10% of the amounts disbursed, advanced or expended by a Title I Lender in originating or purchasing eligible loans registered with the FHA for Title I insurance, with certain adjustments permitted or required by FHA Regulations. The balance of such FHA Reserve is the maximum amount of insurance claims the FHA is required to pay to the related Title I Lender. Title I Loans to be insured under Title I will be registered for insurance by the FHA. Following either the origination or transfer of loans eligible under Title I, the Title I Lender will submit such loans for FHA insurance coverage within its FHA Reserve by delivering a transfer of note report or through an electronic submission to the FHA in the form prescribed under the FHA Regulations (the "TRANSFER REPORT"). The increase in the FHA insurance coverage for such loans in the Title I Lender's FHA Reserve will occur on the date following the receipt and acknowledgement by the FHA of the Transfer Report for such loans. The insurance available to any Trust Fund will be subject to the availability, from time to time, of amounts in each Title I Lender's FHA Reserve, which will initially be limited to the amount specified in the related Prospectus Supplement (the "FHA INSURANCE AMOUNT").

  Under Title I, the FHA will reduce the insurance coverage available in a Title I Lender's FHA Reserve with the respect to loans insured under such Title I Lender's contract of insurance by (i) the amount of FHA insurance claims approved for payment related to such loans and (ii) the amount of reduction of the Title I Lender's FHA Reserve by reason of the sale, assignment or transfer of loans registered under the Title I Lender's contract of insurance. Such insurance coverage also may be reduced for any FHA insurance claims previously disbursed to the Title I Lender that are subsequently rejected by the FHA.

  In general, the FHA will insure Home Improvement Contracts up to $25,000 for a single-family property, with a maximum term of 20 years. The FHA will insure loans of up to $17,500 for manufactured homes which qualify as real estate under applicable state law and loans of up to $12,000 per unit for a $48,000 limit for four units for owner-occupied multiple-family homes. If the loan amount is $15,000 or more, the FHA requires a drive-by appraisal, the current tax assessment value, or a full Uniform Residential Appraisal Report dated within 12 months of the closing to verify the property's value. The maximum loan amount on transactions requiring an appraisal is the amount of equity in the property shown by the market value determination of the property.

  Following a default on a Home Improvement Contract partially insured by the FHA, the Master Servicer, either directly or through a subsidiary, may, subject to certain conditions, either commence foreclosure proceedings against the improved property securing the loan, if applicable, or submit a claim to FHA, but may submit a claim to FHA after proceeding against the improved property only with the prior approval of the Secretary of HUD. The availability of FHA Insurance following a default on a Contract is subject to a number of conditions, including strict compliance with FHA Regulations in originating and servicing the Contract. Failure to comply with FHA Regulations may result in a denial of or surcharge on the FHA insurance claim. Prior to declaring a Contract, in default and submitting a claim to FHA, the Master Servicer must take certain steps to attempt to cure the default, including personal contact with the borrower either by telephone or in a meeting and providing the borrower with 30 days' written notice prior to declaration of default. FHA may deny insurance coverage if the borrower's nonpayment is related to a valid objection to faulty contractor performance. In such event, the Master Servicer or other entity as specified in the related Prospectus Supplement will seek to obtain payment by or a judgment against the borrower, and may resubmit the claim to FHA following such a judgment.

                                  THE COMPANY

  The Company is an indirect wholly-owned subsidiary of GMAC Mortgage, which is a wholly-owned subsidiary of General Motors Acceptance Corporation. The Company was incorporated in the State of Delaware on May 5, 1995. The Company was organized for the purpose of acquiring first or junior lien home equity mortgage loans, home improvement contracts, manufactured housing contracts and mortgage securities and issuing securities backed by such mortgage loans, contracts and mortgage securities. The Company anticipates that it will in many cases have acquired Trust Assets indirectly through Residential Funding, which is also an indirect wholly-owned subsidiary of GMAC Mortgage. The Company does not have, nor is it expected in the future to have, any significant assets.

  The Notes do not represent an interest in or an obligation of the Company. The Company's only obligations with respect to a series of Notes will be pursuant to certain limited representations and warranties made by the Company or as otherwise provided in the related Prospectus Supplement.

  The Company maintains its principal office at 8400 Normandale Lake Boulevard, Suite 700, Minneapolis, Minnesota 55437. Its telephone number is
(612) 832-7000.

                        RESIDENTIAL FUNDING CORPORATION

  If so specified in the related Prospectus Supplement, Residential Funding, an affiliate of the Company, will act as the Master Servicer or Administrator for a series of Notes.

  Residential Funding buys mortgage loans under several loan purchase programs from mortgage loan originators or sellers nationwide, including affiliates that meet its seller/servicer eligibility requirements and services mortgage loans for its own account and for others. Residential Funding's principal executive offices are located at 8400 Normandale Lake Boulevard, Suite 700, Minneapolis, Minnesota 55437. Its telephone number is (612) 832-7000. Residential Funding conducts operations from its headquarters in Minneapolis and from offices located in California, Colorado, Connecticut, Florida, Georgia, Maryland, New York, North Carolina, Rhode Island and Texas. At September 30, 1996, Residential Funding was master servicing a first lien loan portfolio of approximately $32.4 billion and a second lien revolving credit and home equity loan portfolio of approximately $1.3 billion.

                           SERVICING OF TRUST ASSETS

  The Master Servicer will be required to service and administer the Trust Assets in a manner generally consistent with the terms of the servicing agreement entered into by the Master Servicer with the Company, an affiliate of the Company or other applicable entity (each, a "SERVICING AGREEMENT") and the Guide with respect to the Revolving Credit Loans or with respect to a Designated Seller Transaction, as specified in the related Prospectus Supplement.

  As to any series of Notes secured by Private Securities, the applicable procedures for servicing of the related Revolving Credit Loans, Home Equity Loans, Home Improvement Contracts and Manufactured Housing Contracts will be described in the related Prospectus Supplement.

SUBSERVICING

  In connection with any series of Securities the Master Servicer may enter into one or more Subservicing Agreements. See "Trust Asset Program-- Subservicing." Each Subservicer generally will be required to perform the customary functions of a servicer, including but not limited to, collection of payments from Mortgagors and remittance of such collections to the Master Servicer; maintenance of escrow or impoundment accounts of Mortgagors for payment of taxes, insurance and other items required to be paid by the Mortgagor pursuant to the Trust Asset, if applicable; processing of assumptions or substitutions (although, unless otherwise specified in the related Prospectus Supplement, the Master Servicer is generally required to exercise due-on-sale clauses to the extent such exercise is permitted by law and would not adversely affect insurance coverage); attempting to cure delinquencies; supervising foreclosures; inspection and management of Mortgaged Properties under certain circumstances; and maintaining accounting records relating to the Trust Assets. The Subservicer may be required to make advances to the holder of any related first mortgage loan to avoid or cure any delinquencies to the extent that doing so would be prudent and necessary to protect the interests of the Securityholders. A Subservicer also may be obligated to make advances to the Master Servicer in respect of certain taxes and insurance premiums not paid on a timely basis by Mortgagors. The Subservicer generally shall be responsible for performing all collection and other servicing functions with respect to any delinquent loan or foreclosure proceeding. In addition, the Subservicer is required to advance funds to cover any Draws made on a Revolving Credit Loan subject to reimbursement by the entity specified in the related Prospectus Supplement. No assurance can be given that the Subservicers will carry out their advance or payment obligations with respect to the Trust Assets. Unless otherwise specified in the related Prospectus Supplement, a Subservicer may transfer its servicing obligations to another entity that has been approved for participation in Residential Funding's loan purchase programs, but only with the approval of the Master Servicer.

  Each Subservicer will be required to agree to indemnify the Master Servicer for any liability or obligation sustained by the Master Servicer in connection with any act or failure to act by the Subservicer in its servicing capacity. Each Subservicer is required to maintain a fidelity bond and an errors and omissions policy with respect to its officers, employees and other persons acting on its behalf or on behalf of the Master Servicer.

  Each Subservicer will be required to service each Trust Asset pursuant to the terms of the Subservicing Agreement for the entire term of such Trust Asset, unless the Subservicing Agreement is earlier terminated by the Master Servicer or unless servicing is released to the Master Servicer. Subject to applicable law, the Master Servicer may have the right to terminate a Subservicing Agreement immediately upon the giving of notice upon certain stated events, including the violation of such Subservicing Agreement by the Subservicer, or up to ninety days' notice to the Subservicer without cause upon payment of certain amounts set forth in the Subservicing Agreement. Upon termination of a Subservicing Agreement, the Master Servicer may act as servicer of the related Trust Assets or enter into one or more new Subservicing Agreements. The Master Servicer may agree with a Subservicer to amend a Subservicing Agreement. Any amendments to a Subservicing Agreement or to a new Subservicing Agreement may contain provisions different from those described above which are in effect in the original Subservicing Agreements.

COLLECTION AND OTHER SERVICING PROCEDURES

  The Master Servicer, directly or through Subservicers, as the case may be, will make reasonable efforts to collect all payments called for under the Trust Assets and will, consistent with the related Servicing Agreement and any applicable insurance policy, FHA insurance or other credit enhancement, follow such collection procedures which shall be normal and usual in its general mortgage servicing activities with respect to mortgage loans comparable to the Trust Assets. Consistent with the foregoing, the Master Servicer may in its discretion waive any prepayment charge in connection with the prepayment of a Trust Asset or extend the Due Dates for payments due on a Trust Asset, provided that the insurance coverage for such Trust Asset or any coverage provided by any alternative credit enhancement will not be adversely affected thereby. With respect to any series of Notes as to which the Trust Fund includes Private Securities, the Master Servicer's servicing and administration obligations will be pursuant to the terms of such Private Securities.

  Under its Subservicing Agreement, a Subservicer is granted certain discretion to extend relief to Mortgagors whose payments become delinquent. A Subservicer may grant a period of temporary indulgence (generally up to three months) to a Mortgagor or may enter into a liquidating plan providing for repayment by the Mortgagor of delinquent amounts within six months from the date of execution of the plan, in each case without the prior approval of the Master Servicer. Other types of forbearance generally require Master Servicer approval. Neither indulgence nor forbearance with respect to a Trust Asset will affect the interest rate or rates used in calculating payments to Securityholders. See "Description of the Notes--Payments."

  In certain instances in which a Trust Asset is in default (or if default is reasonably foreseeable), and if determined by the Master Servicer to be in the best interests of the related Noteholders, the Master Servicer may permit certain modifications of the Trust Asset or make forbearances on the Trust Asset rather than proceeding with foreclosure or repossession (if applicable). In making such determination, the estimated Realized Loss that might result if such Trust Asset were liquidated would be taken into account. Such modifications may have the effect of reducing the Mortgage Rate or extending the final maturity date of the Trust Asset. Any such modified Trust Asset may remain in the related Trust Fund, and the reduction in collections resulting from such modification may result in reduced distributions of interest (or other amounts) on, or may extend the final maturity of, one or more classes of the related Notes.

  In any case in which property subject to a Trust Asset is being conveyed by the Mortgagor, the Master Servicer, directly or through a Subservicer, shall in general be obligated, to the extent it has knowledge of such conveyance, to exercise its rights to accelerate the maturity of such Trust Asset under any due-on-sale clause applicable thereto, but only if the exercise of such rights is permitted by applicable law and only to the extent it would not adversely affect or jeopardize coverage under any applicable credit enhancement arrangements. If the Master Servicer or Subservicer is prevented from enforcing such due-on-sale clause under applicable law or if the Master Servicer or Subservicer determines that it is reasonably likely that a legal action would be instituted by the related Mortgagor to avoid enforcement of such due-on-sale clause, the Master Servicer or Subservicer will enter into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person will become liable under the Mortgage Note subject to certain specified conditions. The original Mortgagor may be released from liability on a Trust Asset if the Master Servicer or Subservicer shall have determined in good faith that such release will not adversely affect the ability to make full and timely collections on the related Trust Asset. Any fee collected by the Master Servicer or Subservicer for entering into an assumption or substitution of liability agreement will be retained by the Master Servicer or Subservicer as additional servicing compensation unless otherwise set forth in the related Prospectus Supplement. See "Certain Legal Aspects of Trust Assets and Related Matters--Enforceability of Certain Provisions" herein. In connection with any such assumption, the Mortgage Rate borne by the related Mortgage Note may not be altered.

  Mortgagors may, from time to time, request partial releases of the Mortgaged Properties, easements, consents to alteration or demolition and other similar matters. The Master Servicer or the related Subservicer may approve such a request if it has determined, exercising its good faith business judgment in the same manner as it would if it were the owner of the related Trust Asset, that such approval will not adversely affect the security for, and the timely and full collectability of, the related Trust Asset. Any fee collected by the Master Servicer or the Subservicer for processing such request will be retained by the Master Servicer or Subservicer as additional servicing compensation.

  The Master Servicer is required to maintain a fidelity bond and errors and omissions policy with respect to its officers and employees and other persons acting on behalf of the Master Servicer in connection with its activities under the Servicing Agreement. The Master Servicer may be subject to certain restrictions under the Servicing Agreement with respect to the refinancing of a lien senior to a Revolving Credit Loan, Home Equity Loan or a Contract secured by a lien on the related Mortgaged Property.

REALIZATION UPON DEFAULTED LOANS

  With respect to a Revolving Credit Loan, Home Equity Loan or a Contract secured by a lien on a Mortgaged Property in default, the Master Servicer or the related Subservicer will decide whether to foreclose upon the Mortgaged Property or with respect to any such Trust Asset, write off the principal balance of the Trust Asset as a bad debt or take an unsecured note. Realization on other defaulted Contracts may be accomplished through repossession and subsequent resale of the underlying Manufactured Home or Home Improvement. In connection with such decision, the Master Servicer or the related Subservicer will, following usual practices in connection with senior and junior mortgage servicing activities or repossession and resale activities, estimate the proceeds expected to be received and the expenses expected to be incurred in connection with such foreclosure or repossession and resale to determine whether a foreclosure proceeding or a repossession and resale is appropriate. To the extent that a Revolving Credit Loan, Home Equity Loan or a Contract secured by a lien on a Mortgaged Property is junior to another lien on the related Mortgaged Property, following any default thereon, unless foreclosure proceeds for such Trust Asset are expected to at least satisfy the related senior mortgage loan in full and to pay foreclosure costs, it is likely that such Trust Asset will be written off as bad debt with no foreclosure proceeding. See "Risk Factors--Special Features of Certain Trust Assets Secured by Junior Liens on Mortgaged Properties" herein. In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale will be issued to the Indenture Trustee or to its nominee on behalf of Noteholders. Notwithstanding any such acquisition of title and cancellation of the related Trust Asset, such Revolving Credit Loan, Home Equity Loan or Contract secured by a lien on a Mortgaged Property (an "REO LOAN") will be considered for most purposes to be an outstanding Trust Asset held in the Trust Fund until such time as the Mortgaged Property is sold and all recoverable Liquidation Proceeds and Insurance Proceeds have been received with respect to such defaulted Trust Asset (a "LIQUIDATED LOAN"). To the extent provided in the related Agreement and related Servicing Agreement, any income (net of expenses and other than gains described below) received by the Subservicer or the Master Servicer on such Mortgaged Property, prior to its disposition will be deposited in the Custodial Account upon receipt and will be available at such time for making payments to Noteholders.

  With respect to a Revolving Credit Loan, Home Equity Loan or a Contract secured by a lien on a Mortgaged Property in default, the Master Servicer may pursue foreclosure (or similar remedies) subject to any senior lien positions and certain other restrictions pertaining to junior loans as described under "Certain Legal Aspects of Trust Assets and Related Matters--Foreclosure on Revolving Credit Loans, Home Equity Loans and Certain Contracts" concurrently with pursuing any remedy for a breach of a representation and warranty. However, the Master Servicer is not required to continue to pursue both such remedies if it determines that one such remedy is more likely to result in a greater recovery. Upon the first to occur of final liquidation and a repurchase or substitution pursuant to a breach of a representation and warranty, such Trust Asset will be removed from the related Trust Fund. The Master Servicer may elect to treat a defaulted Trust Asset as having been finally liquidated if substantially all amounts expected to be received in connection therewith have been received. Any additional liquidation expenses relating to such Trust Asset thereafter incurred will be reimbursable to the Master Servicer (or any Subservicer) from any amounts otherwise payable to the related Noteholders, or may be offset by any subsequent recovery related to such Trust Asset. Alternatively, for purposes of determining the amount of related Liquidation Proceeds to be paid to Noteholders, the amount of any Realized Loss or the amount required to be drawn under any applicable form of credit enhancement, the Master Servicer may take into account minimal amounts of additional receipts expected to be received, as well as estimated additional liquidation expenses expected to be incurred in connection with such defaulted Trust Asset.

  With respect to certain series of Notes, if so provided in the related Prospectus Supplement, the applicable form of credit enhancement may provide, to the extent of coverage thereunder, that a defaulted Trust Asset or REO Loan will be removed from the Trust Fund prior to the final liquidation thereof. In addition, the Master Servicer will generally have the option to purchase from the Trust Fund any defaulted Trust Asset after a specified period of delinquency. If a defaulted Trust Asset or REO Loan is not so removed from the Trust Fund, then, upon the final liquidation thereof, if a loss is realized which is not covered by any applicable form of credit enhancement or other insurance, the Noteholders will bear such loss. However, if a gain results from the final liquidation of an REO Loan which is not required by law to be remitted to the related Mortgagor, the Master Servicer will be entitled to retain such gain as additional servicing compensation unless the related Prospectus Supplement provides otherwise. For a description of the Master Servicer's obligations to maintain and make claims under applicable forms of credit enhancement and insurance relating to the Trust Assets, see "Description of Credit Enhancement" and "Description of the Securities--Hazard Insurance; Claims Thereunder."

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

  The principal servicing compensation to be paid to the Master Servicer in respect of its master servicing activities for each series of Notes will be equal to the percentage per annum described in the related Prospectus Supplement (which may vary under certain circumstances). As compensation for its servicing duties, a Subservicer or, if there is no Subservicer, the Master Servicer will be entitled to a monthly servicing fee as described in the related Prospectus Supplement, which may vary under certain circumstances from the amounts described in the Prospectus Supplement. Certain Subservicers may also receive additional compensation in the amount of all or a portion of the interest due and payable on the applicable Trust Asset which is over and above the interest rate specified at the time the Company or Residential Funding, as the case may be, committed to purchase the Trust Asset. See "Trust Asset Program--Subservicing." Subservicers will be required to pay to the Master Servicer an amount equal to one month's interest (net of its servicing or other compensation) on the amount of any partial Principal Prepayment. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer will retain such amounts to the extent collected from Subservicers. The Master Servicer or a Subservicer will retain all prepayment charges, assumption fees and late payment charges, to the extent collected from Mortgagors, and any benefit which may accrue as a result of the investment of funds in the Custodial Account or the applicable Payment Account (unless otherwise specified in the related Prospectus Supplement) or in a Subservicing Account, as the case may be. In addition, certain duties of the Master Servicer may be performed by an affiliate of the Master Servicer who will be entitled to reasonable compensation therefor from the Trust Fund.

  The Master Servicer (or, if specified in the related Agreement, the Indenture Trustee on behalf of the applicable Trust Fund) will pay or cause to be paid certain ongoing expenses associated with each Trust Fund and incurred by it in connection with its responsibilities under the Servicing Agreement, including, without limitation, payment of any fee or other amount payable in respect of certain credit enhancement arrangements, payment of any FHA insurance premiums, if applicable, payment of the fees and disbursements of the Indenture Trustee, the Owner Trustee, any custodian, the Note Registrar and any Paying Agent, and payment of expenses incurred in enforcing the obligations of Subservicers and Designated Sellers. The Master Servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of Subservicers and Designated Sellers under certain limited circumstances. In addition, as indicated in the preceding section, the Master Servicer will be entitled to reimbursements for certain expenses incurred by it in connection with Liquidated Loans and in connection with the restoration of Mortgaged Properties, such right of reimbursement being prior to the rights of Noteholders to receive any related Liquidation Proceeds (including Insurance Proceeds).

EVIDENCE AS TO COMPLIANCE

  Each Servicing Agreement will provide for delivery (on or before a specified date in each year) to the Indenture Trustee of an annual statement signed by an officer of the Master Servicer to the effect that the Master Servicer has fulfilled in all material respects the minimum servicing standards set forth in the audit guide for audits of non-supervised mortgagees approved by the Department of Housing and Urban Development for use by independent public accountants, the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for Federal Home Loan Mortgage Corporation (each, an "AUDIT GUIDE") throughout the preceding year or, if there has been a material default in the fulfillment of any such obligation, such statement shall specify each such known default and the nature and status thereof. Such statement may be provided as a single form making the required statements as to more than one Servicing Agreement.

  Each Servicing Agreement will also provide that on or before a specified date in each year, beginning the first such date that is at least a specified number of months after the Cut-off Date, a firm of independent public accountants will furnish a statement to the Company and the Indenture Trustee to the effect that, on the basis of an examination by such firm conducted substantially in compliance with the standards established by the American Institute of Certified Public Accountants, the servicing of mortgage loans under agreements (including the related Servicing Agreement) was conducted substantially in compliance with the minimum servicing standards set forth in the related Audit Guide (to the extent that procedures in such Audit Guide are applicable to the servicing obligations set forth in such agreements) except for such significant exceptions or errors in records that shall be reported in such statement. In rendering its statement such firm may rely, as to the matters relating to the direct servicing of mortgage loans by Subservicers, upon comparable statements for examinations conducted substantially in compliance with the related Audit Guide described above (rendered within one year of such statement) of firms of independent public accountants with respect to those Subservicers which also have been the subject of such an examination.

  Copies of the annual statement of an officer of the Master Servicer may be obtained by Noteholders without charge upon written request to the Master Servicer, at the address indicated in the monthly statement to Noteholders.

CERTAIN MATTERS REGARDING THE MASTER SERVICER AND THE COMPANY

  The Servicing Agreement for each series of Notes will provide that the Master Servicer may not resign from its obligations and duties thereunder except upon a determination that performance of such duties is no longer permissible under applicable law or except in connection with a permitted transfer of servicing. No such resignation will become effective until the Indenture Trustee or a successor servicer has assumed the Master Servicer's obligations and duties under the Servicing Agreement.

  Each Servicing Agreement will also provide that, except as set forth below, neither the Master Servicer, the Company nor any director, officer, employee or agent of the Master Servicer or the Company will be under any liability to the Trust Fund or the Noteholders for any action taken or for refraining from the taking of any action in good faith pursuant to the Servicing Agreement, or for errors in judgment; provided, however, that neither the Master Servicer, the Company nor any such person will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties thereunder. Each Servicing Agreement will further provide that the Master Servicer, the Company and any director, officer, employee or agent of the Master Servicer or the Company is entitled to indemnification by the Trust Fund (or the Special Purpose Entity, if applicable) and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Servicing Agreement or the related series of Notes, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, each Servicing Agreement will provide that the Master Servicer and the Company will not be under any obligation to appear in, prosecute or defend any legal or administrative action that is not incidental to its respective duties under the Servicing Agreement and which in its opinion may involve it in any expense or liability. The Master Servicer or the Company may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Servicing Agreement and the rights and duties of the parties thereto and the interests of the Noteholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Trust Fund (or the Special Purpose Entity, if applicable) and the Master Servicer or the Company, as the case may be will be entitled to be reimbursed therefor out of funds otherwise payable to Noteholders.

  Any person into which the Master Servicer may be merged or consolidated, any person resulting from any merger or consolidation to which the Master Servicer is a party or any person succeeding to the business of the Master Servicer will be the successor of the Master Servicer under the Servicing Agreement, provided that such person meets the requirements set forth in the Servicing Agreement. In addition, notwithstanding the prohibition on its resignation, the Master Servicer may assign its rights and delegate its duties and obligations under a Servicing Agreement to any person reasonably satisfactory to the Company and the Indenture Trustee and meeting the requirements set forth in the related Servicing Agreement. In the case of any such assignment, the Master Servicer will be released from its obligations under such Servicing Agreement, exclusive of liabilities and obligations incurred by it prior to the time of such assignment.

                                THE AGREEMENTS

  The following summaries describe certain provisions of the Trust Agreement, the Indenture and Servicing Agreement relating to a series of Notes (each, an "AGREEMENT" and, collectively, the "AGREEMENTS"). The summaries do not purport to be complete and are qualified entirely by reference to the actual terms of the Agreements relating to a series of Notes.

EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT

 Servicing Agreement

  A "Servicing Default" under the Servicing Agreement in respect of a series of Securities, unless otherwise specified in the Prospectus Supplement, generally will include: (i) any failure by the Master Servicer to make a required deposit to the Custodial Account or the Payment Account or, if the Master Servicer is the Paying Agent, to pay to the holders of any class of Securities of such series any required payment which continues unremedied for five business days after the giving of written notice of such failure to the Master Servicer by the Indenture Trustee or the Issuer (or the majority holder of the Ownership Interest in the Special Purpose Entity or the Credit Enhancer, if applicable); (ii) any failure by the Master Servicer duly to observe or perform in any material respect any other of its covenants or agreements in the Servicing Agreement with respect to such series of Securities which continues unremedied for 45 days after the giving of written notice of such failure to the Master Servicer by the Indenture Trustee or the Issuer (or the majority holder of the Ownership Interest in the Special Purpose Entity or the Credit Enhancer, if applicable); (iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings regarding the Master Servicer and certain actions by the Master Servicer indicating its insolvency or inability to pay its obligations and (iv) any other Servicing Default as set forth in the Servicing Agreement. A default pursuant to the terms of any Servicing Agreement relating to any Private Securities included in any Trust Fund will not constitute an Event of Default under the related Trust Agreement or Indenture.

  So long as a Servicing Default remains unremedied, either the Company or the Indenture Trustee may (except as otherwise provided for in the related Agreement with respect to the Special Purpose Entity or the Credit Enhancer, if applicable), by written notification to the Master Servicer and to the Issuer or the Indenture Trustee or Trust Fund, as applicable, terminate all of the rights and obligations of the Master Servicer under the Servicing Agreement (other than any right of the Master Servicer as Securityholder and other than the right to receive servicing compensation, expenses for servicing the Trust Assets during any period prior to the date of such termination, and such other reimbursement, of amounts the Master Servicer is entitled to withdraw from the Custodial Account) whereupon the Indenture Trustee will succeed to all responsibilities, duties and liabilities of the Master Servicer under such Servicing Agreement (other than the obligation to purchase Trust Assets under certain circumstances) and will be entitled to similar compensation arrangements. In the event that the Indenture Trustee would be obligated to succeed the Master Servicer but is unwilling so to act, it may appoint (or if it is unable so to act, it shall appoint) or petition a court of competent jurisdiction for the appointment of an approved mortgage servicing institution with a net worth of at least $10,000,000 to act as successor to the Master Servicer under the Servicing Agreement (unless otherwise set forth in the Servicing Agreement). Pending such appointment, the Indenture Trustee is obligated to act in such capacity. The Indenture Trustee and such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to the initial Master Servicer under the Servicing Agreement.

 Indenture

  An "Event of Default" under the Indenture in respect of each series of Notes, unless otherwise specified in the Prospectus Supplement, generally will include: (i) a default for five days or more in the payment of any principal of or interest on any Note of such series; (ii) failure to perform any other covenant of the Company or the Trust Fund in the Indenture which continues for a period of thirty days after notice thereof is given in accordance with the procedures described in the related Prospectus Supplement (and if the Credit Enhancer defaults in the performance of its obligations, if applicable); (iii) any representation or warranty made by the Company or the Trust Fund in the Indenture or in any certificate or other writing delivered pursuant thereto or in connection therewith with respect to or affecting such series having been incorrect in a material respect as of the time made, and such breach is not cured within thirty days after notice thereof is given in accordance with the procedures described in the related Prospectus Supplement; (iv) certain events of bankruptcy, insolvency, receivership or liquidation of the Company or the Trust Fund (and if the Credit Enhancer defaults in the performance of its obligations, if applicable); or (v) any other Event of Default provided with respect to Notes of that series.

  If an Event of Default with respect to the Notes of any series at the time outstanding occurs and is continuing, either the Indenture Trustee, the Credit Enhancer (if applicable) or the holders of a majority of the then aggregate outstanding amount of the Notes of such series may declare the principal amount (or, if the Notes of that series are Accrual Notes, such portion of the principal amount as may be specified in the terms of that series, as provided in the related Prospectus Supplement) of all the Notes of such series to be due and payable immediately. Such declaration may, under certain circumstances, be rescinded and annulled by the holders of a majority in aggregate outstanding amount of the related Notes.

  If, following an Event of Default with respect to any series of Notes, the Notes of such series have been declared to be due and payable, the Indenture Trustee (with the consent of the Credit Enhancer, if applicable) may, in its discretion, notwithstanding such acceleration, elect to maintain possession of the collateral securing the Notes of such series and to continue to apply payments on such collateral as if there had been no declaration of acceleration if such collateral continues to provide sufficient funds for the payment of principal of and interest on the Notes of such series as they would have become due if there had not been such a declaration. In addition, the Indenture Trustee may not sell or otherwise liquidate the collateral securing the Notes of a series following an Event of Default, unless (a) the holders of 100% of the then aggregate outstanding amount of the Notes of such series consent to such sale, (b) the proceeds of such sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding Notes of such series (and to reimburse the Credit Enhancer, if applicable) at the date of such sale or (c) the Indenture Trustee determines that such collateral would not be sufficient on an ongoing basis to make all payments on such Notes as such payments would have become due if such Notes had not been declared due and payable, and the Indenture Trustee obtains the consent of the holders of 66 2/3% of the then aggregate outstanding amount of the Notes of such series (and the Credit Enhancer, if applicable).

  In the event that the Indenture Trustee liquidates the collateral in connection with an Event of Default, the Indenture provides that the Indenture Trustee will have a prior lien on the proceeds of any such liquidation for unpaid fees and expenses. As a result, upon the occurrence of such an Event of Default, the amount available for payments to the Noteholders would be less than would otherwise be the case. However, the Indenture Trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the Indenture for the benefit of the Noteholders after the occurrence of such an Event of Default.

  Unless otherwise specified in the related Prospectus Supplement, in the event the principal of the Notes of a series is declared due and payable, as described above, the holders of any such Notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of such discount that is unamortized.

  No Securityholder generally will have any right under a Trust Agreement or Indenture to institute any proceeding with respect to such Agreement unless
(a) such holder previously has given to the Indenture Trustee written notice of default and the continuance thereof, (b) the holders of Securities of any class evidencing not less than 25% of the aggregate Percentage Interests constituting such class (i) have made written request upon the Indenture Trustee to institute such proceeding in its own name as Indenture Trustee thereunder and (ii) have offered to the Indenture Trustee reasonable indemnity, (c) the Indenture Trustee has neglected or refused to institute any such proceeding for 60 days after receipt of such request and indemnity and
(d) no direction inconsistent with such written request has been given to the Indenture Trustee during such 60 day period by the Holders of a majority of the Security Balances of such class (except as otherwise provided for in the related Agreement with respect to the Credit Enhancer). However, the Indenture Trustee will be under no obligation to exercise any of the trusts or powers vested in it by the applicable Agreement or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of Securities covered by such Agreement, unless such Securityholders have offered to the Indenture Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

AMENDMENT

  Unless otherwise stated in the related Prospectus Supplement, each Agreement may be amended by the parties thereto (except as otherwise provided for in the related Agreement with respect to the Credit Enhancer) without the consent of the related Noteholders, (i) to cure any ambiguity; (ii) to correct or supplement any provision therein which may be inconsistent with any other provision therein or to correct any error; (iii) to change the timing and/or nature of deposits in the Custodial Account or the Payment Account or to change the name in which the Custodial Account is maintained (except that (a) deposits to the Payment Account may not occur later than the related Payment Date, (b) such change may not adversely affect in any material respect the interests of any Securityholder, as evidenced by an opinion of counsel, and
(c) such change may not adversely affect the then-current rating of any rated Securities, as evidenced by a letter from each applicable Rating Agency) as specified in the related Prospectus Supplement; or (iv) to make any other provisions with respect to matters or questions arising under such Agreement which are not materially inconsistent with the provisions thereof, so long as such action will not adversely affect in any material respect the interests of any Securityholder.

  Unless otherwise stated in the related Prospectus Supplement, each Agreement may also be amended by the parties thereto (except as otherwise provided for in the related Agreement with respect to the Credit Enhancer) with the consent of the holders of Securities of each class affected thereby evidencing, in each case, not less than 66% of the aggregate Percentage Interests constituting such class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Agreement or of modifying in any manner the rights of the related Securityholders, except that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on Trust Assets which are required to be paid on a Security of any class without the consent of the holder of such Security, (ii) impair the right of any Securityholder to institute suit for the enforcement of the provisions of the Agreements or (iii) reduce the percentage of Securities of any class the holders of which are required to consent to any such amendment unless the holders of all Securities of such class have consented to the change in such percentage.

TERMINATION; REDEMPTION OF NOTES

 Trust Agreement

  The obligations created by the Trust Agreement for each series of Securities (other than certain limited payment and notice obligations of the Owner Trustee and the Company, respectively) will terminate upon the payment to the related Securityholders (including, the Notes issued pursuant to the related Indenture) of all amounts held by the Master Servicer and required to be paid to such Securityholders following the earlier of (i) the final payment or other liquidation or disposition (or any advance with respect thereto) of the last Trust Asset subject thereto and all property acquired upon foreclosure or deed in lieu of foreclosure of any Trust Asset and (ii) the purchase by the Master Servicer or the Company from the Trust Fund (or from the Special Purpose Entity, if applicable) for such series of all remaining Trust Assets and all property acquired in respect of such Trust Assets.

 Indenture

  The Indenture will be discharged with respect to a series of Notes (except with respect to certain continuing rights specified in the Indenture) upon the distribution to Noteholders of all amounts required to be distributed pursuant to the Indenture.

THE OWNER TRUSTEE

  The Owner Trustee under the Trust Agreement will be named in the related Prospectus Supplement. The commercial bank or trust company serving as Owner Trustee may have normal banking relationships with the Company and/or its affiliates, including Residential Funding.

  The Owner Trustee may resign at any time, in which event the Administrator or the Indenture Trustee will be obligated to appoint a successor owner trustee as set forth in the Agreements. The Administrator or the Indenture Trustee may also remove the Owner Trustee if the Owner Trustee ceases to be eligible to continue as such under the Trust Agreement or if the Owner Trustee becomes insolvent. Upon becoming aware of such circumstances, the Administrator or the Indenture Trustee will be obligated to appoint a successor Owner Trustee. Any resignation or removal of the Owner Trustee and appointment of a successor Owner Trustee will not become effective until acceptance of the appointment by the successor Owner Trustee.

THE INDENTURE TRUSTEE

  The Indenture Trustee under the Indenture will be named in the related Prospectus Supplement. The commercial bank or trust company serving as Indenture Trustee may have normal banking relationships with the Company and/or its affiliates, including Residential Funding.

  The Indenture Trustee may resign at any time, in which event the Company, the Owner Trustee or the Administrator will be obligated to appoint a successor indenture trustee as set forth in the Indenture. The Company, the Owner Trustee or the Administrator as set forth in the Indenture may also remove the Indenture Trustee if the Indenture Trustee ceases to be eligible to continue as such under the Indenture or if the Indenture Trustee becomes insolvent. Upon becoming aware of such circumstances, the Company, the Owner Trustee or the Administrator will be obligated to appoint a successor Indenture Trustee. If so specified in the Indenture, the Indenture Trustee may also be removed at any time by the holders of a majority principal balance of the Notes. Any resignation or removal of the Indenture Trustee and appointment of a successor Indenture Trustee will not become effective until acceptance of the appointment by the successor Indenture Trustee.

                      YIELD AND PREPAYMENT CONSIDERATIONS

  The yield to maturity of a Note will depend on the price paid by the holder for such Note, the Interest Rate on any such Note entitled to payments of interest (which Interest Rate may vary if so specified in the related Prospectus Supplement) and the rate and timing of principal payments (including payments in excess of required installments, prepayments or terminations, liquidations and repurchases) on the Trust Assets and the rate and timing of Draws (if applicable) and the allocation thereof to reduce the principal balance of such Note (or notional amount thereof, if applicable).

  The amount of interest payments on a Trust Asset made monthly to holders of a class of Notes entitled to payments of interest will be calculated on the basis of such class's specified percentage of each such payment of interest (or accrual in the case of Accrual Notes) and will be expressed as a fixed, adjustable or variable Interest Rate payable on the outstanding principal balance or notional amount of such Note, or any combination of such Interest Rates, calculated as described herein and in the related Prospectus Supplement. See "Description of the Notes--Payments." Holders of Strip Notes or a class of Notes having an Interest Rate that varies based on the weighted average Mortgage Rate of the underlying Trust Assets will be affected by disproportionate prepayments and repurchases of Trust Assets having higher Net Mortgage Rates or rates applicable to the Strip Notes, as applicable.

  The effective yield to maturity to each holder of Notes entitled to payments of interest will be below that otherwise produced by the applicable Interest Rate and purchase price of such Note to the extent that interest accrues on each Trust Asset during the calendar month or a period preceding a Payment Date instead of through the day immediately preceding such Payment Date.

  A class of Notes may be entitled to payments of interest at a variable or adjustable Interest Rate, or any combination of such Interest Rates, as specified in the related Prospectus Supplement. A variable Interest Rate may be calculated based on the weighted average of the Mortgage Rates (net of Servicing Fees and any Excess Spread or Excluded Spread) of the related Trust Assets (the "NET MORTGAGE RATE") or certain balances thereof for the month preceding the Payment Date, by reference to an index or otherwise. The aggregate payments of interest on a class of Notes, and the yield to maturity thereon, will be affected by the rate of payment of principal on the Notes (or the rate of reduction in the notional amount of Notes entitled to payments of interest only). The yield on the Notes will also be affected by liquidations of Trust Assets following Mortgagor defaults and by purchases of Trust Assets in the event of certain breaches of representations made in respect of such Trust Assets. See "Trust Asset Program--Representations Relating to Trust Assets" and "Description of the Notes--Assignment of Trust Assets" above. In addition, if the index used to determine the Interest Rate for the Notes is different than the Index applicable to the Mortgage Rates, the yield on the Notes will be sensitive to changes in the index related to the Interest Rate and the yield on the Notes may be reduced by application of a cap on the Interest Rate based on the weighted average of the Net Mortgage Rates or such other formulas as may be set forth in the related Prospectus Supplement.

  In general, if a Note is purchased at a premium over its face amount and payments of principal on such Note occur at a rate faster than anticipated at the time of purchase, the purchaser's actual yield to maturity will be lower than that assumed at the time of purchase. Conversely, if a Note is purchased at a discount from its face amount and payments of principal on such Note occur at a rate slower than that assumed at the time of purchase, the purchaser's actual yield to maturity will be lower than that originally anticipated. If Strip Notes are issued evidencing a right to payments of interest only or disproportionate payments of interest, a faster than expected rate of principal payments on the Trust Assets (net of Draws, if applicable) will negatively affect the total return to investors in any such Notes. The yield on a class of Strip Notes that is entitled to receive payments of interest only will nevertheless be affected by any losses on the related Trust Assets because of the effect on the timing and amount of payments. In certain circumstances, rapid principal payments on the Trust Assets (net of Draws, if applicable) may result in the failure of such holders to recoup their original investment. If Strip Notes are issued evidencing a right to payments of principal only or disproportionate payments of principal, a slower than expected rate of principal payments on the Trust Assets (net of Draws, if applicable) could negatively affect the anticipated yield on such Strip Notes. In addition, the total return to investors of Notes evidencing a right to payments of interest at a rate that is based on the weighted average Net Mortgage Rate of the Trust Assets from time to time will be adversely affected by principal payments on Trust Assets with Mortgage Rates higher than the weighted average Mortgage Rate on the Trust Assets. In general, mortgage loans with higher Mortgage Rates or Gross Margins are likely to prepay at a faster rate than mortgage loans with lower Mortgage Rates or Gross Margins. In addition, the yield to maturity on certain other types of classes of Notes, including Accrual Notes, Notes with an Interest Rate that fluctuates inversely with or at a multiple of an index or certain other classes in a series including more than one class of Notes, may be relatively more sensitive to the rate of principal payments on the related Trust Assets (net of Draws if applicable) than other classes of Notes.

  The outstanding principal balances of manufactured housing contracts, home equity loans and home improvement contracts are, in general, much smaller than traditional first lien mortgage loan balances, and the original terms to maturity of such contracts are generally shorter than those of traditional first lien mortgage loans. As a result, changes in interest rates will not affect the monthly payments on manufactured housing contracts and home improvement contracts to the same degree that changes in mortgage interest rates will affect the monthly payments on such mortgage loans. Consequently, the effect of changes in prevailing interest rates on the prepayment rates on manufactured housing contracts and home improvement contracts may not be similar to the effects of such changes on mortgage loan prepayment rates, or such effects may be similar to the effects of such changes on mortgage loan prepayment rates, but to a smaller degree.

  The timing of changes in the rate of principal payments on a Note may significantly affect an investor's actual yield to maturity, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. In general, the earlier a payment of principal on a Note, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of a series of Notes would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

  The rate and timing of defaults on the Trust Assets will also affect the rate and timing of principal payments on the Trust Assets and thus the yield on the related Notes. For a general discussion of the risk of defaults on the Trust Assets, see "Risk Factors" herein. There can be no assurance as to the rate of losses or delinquencies on any of the Trust Assets, however, such losses and delinquencies may be expected to be higher than those of traditional first lien mortgage loans. To the extent that any losses are incurred on any of the Trust Assets that are not covered by the applicable credit enhancement, holders of Notes of the series evidencing interests in the related Pool (or certain classes thereof) will bear all risk of such losses resulting from default by Mortgagors. See "Risk Factors--Limitations, Reduction and Substitution of Credit Enhancement" herein. Even where the applicable credit enhancement covers all losses incurred on the Trust Assets, the effect of losses may be to increase prepayment experience on the Trust Assets, thus reducing average weighted life and affecting yield to maturity.

  With respect to certain Trust Assets, the Mortgage Rate at origination may be below the rate that would result from the sum of the then-applicable Index and Gross Margin. Under the applicable underwriting standards, Mortgagors are generally qualified based on an assumed payment which reflects a rate significantly lower than the maximum rate. The repayment of any such Trust Asset may thus be dependent on the ability of the mortgagor to make larger interest payments following the adjustment of the Mortgage Rate.

  As discussed under "Risk Factors--Special Features of Certain Trust Assets Secured by Junior Liens on Mortgaged Properties--Revolving Credit Loan Characteristics," the Revolving Credit Loans are not expected to significantly amortize prior to maturity. As a result, a borrower will generally be required to pay a substantial principal amount at the maturity of a Revolving Credit Loan. Such Revolving Credit Loans pose a greater risk of default than fully-amortizing Revolving Credit Loans, because the Mortgagor's ability to make such a substantial payment at maturity will generally depend on the Mortgagor's ability to obtain refinancing of such Revolving Credit Loans or to sell the Mortgaged Property prior to the maturity of the Revolving Credit Loan. The ability to obtain refinancing will depend on a number of factors prevailing at the time refinancing or sale is required, including, without limitation, the Mortgagor's personal economic circumstances, the Mortgagor's equity in the related Mortgaged Property, real estate values, prevailing market interest rates, tax laws and national and regional economic conditions. For a general discussion of factors that may affect a Mortgagor's personal economic circumstances, see "Risk Factors--Special Features of Certain Trust Assets Secured by Junior Liens on Mortgaged Properties--Mortgagor Credit" herein. Unless otherwise specified in the related Prospectus Supplement, neither the Company, Residential Funding, GMAC Mortgage nor any of their affiliates will be obligated to refinance or repurchase any Trust Asset or to sell any Mortgaged Property.

  For any Revolving Credit Loans, Home Equity Loans and any Contracts secured by junior mortgages, any inability of the Mortgagor to pay off the balance thereof may also affect the ability of the Mortgagor to obtain refinancing at any time of any related senior mortgage loan, thereby preventing a potential improvement in the Mortgagor's circumstances. Furthermore, if so specified in the related Prospectus Supplement, under the Servicing Agreement the Master Servicer may be restricted or prohibited from consenting to any refinancing of any related senior mortgage loan, which in turn could adversely affect the Mortgagor's circumstances or result in a prepayment or default under the corresponding junior Revolving Credit Loan, Home Equity Loan or Contract, as applicable.

  In addition to the Mortgagor's personal economic circumstances, a number of factors, including homeowner mobility, job transfers, changes in the Mortgagor's housing needs, the Mortgagor's net equity in the Mortgaged Property, changes in the value of the Mortgaged Property, national and regional economic conditions, enforceability of due-on-sale clauses, prevailing market interest rates, servicing decisions, solicitations and the availability of mortgage funds, seasonal purchasing and payment habits of borrowers or changes in the deductibility for federal income tax purposes of interest payments on home equity loans, may affect the rate and timing of principal payments on the Trust Assets or Draws on the Revolving Credit Loans. For a discussion of certain factors that may affect national and regional economic conditions, see "Risk Factors--Special Features of Certain Trust Assets Secured by Junior Liens on Mortgaged Properties--Mortgagor Credit" herein. There can be no assurance as to the rate of principal payments or Draws on the Revolving Credit Loans. The Trust Assets generally may be prepaid in full or in part without penalty. The Company has no significant experience with respect to the rate of principal prepayments on home improvement contracts or manufactured housing contracts, but generally expects that prepayments on home improvement contracts will be higher than certain other Trust Assets due to the possibility of increased property value resulting from the home improvement and greater refinance options. The Company generally expects that prepayments on manufactured housing contracts will be lower than on other Trust Assets because manufactured housing contracts may have less refinance options. The rate of principal payments and the rate of Draws (if applicable) may fluctuate substantially from time to time. Generally, home equity loans are not viewed by mortgagors as permanent financing. Due to the unpredictable nature of both principal payments and Draws, the rates of principal payments net of Draws for such loans may be much more volatile than for typical first lien mortgage loans.

  The yield to maturity of the Notes of any series, or the rate and timing of principal payments or Draws (if applicable) on the related Trust Assets, may also be affected by a wide variety of specific terms and conditions applicable to the respective programs under which the Trust Assets were originated. For example, the Revolving Credit Loans may provide for future Draws to be made only in specified minimum amounts, or alternatively may permit Draws to be made by check or through a credit card in any amount. A pool of Revolving Credit Loans subject to the latter provisions may be likely to remain outstanding longer with a higher aggregate principal balance than a pool of Revolving Credit Loans with the former provisions, because of the relative ease of making new Draws. Furthermore, the Trust Assets may provide for interest rate changes on a daily or monthly basis, or may have Gross Margins that may vary under certain circumstances over the term of the loan. In extremely high market interest rate scenarios, Notes backed by Trust Assets with adjustable rates subject to substantially higher maximum rates than typically apply to adjustable rate first mortgage loans may experience rates of default and liquidation substantially higher than those that have been experienced on other adjustable rate mortgage loan pools.

  The yield to maturity of the Notes of any series, or the rate and timing of principal payments on the Trust Assets or Draws on the related Revolving Credit Loans and corresponding payments on the Notes, will also be affected by the specific terms and conditions applicable to the Notes. For example, if the index used to determine the Interest Rates for a series of Notes is different from the Index applicable to the Mortgage Rates of the underlying Trust Assets, the yield on the Notes may be reduced by application of a cap on the Interest Rates based on the weighted average of the Mortgage Rates. Depending on applicable cash flow allocation provisions, changes in the relationship between the two indexes may also affect the timing of certain principal payments on the Notes, or may affect the amount of any Overcollateralization (or the amount on deposit in any Reserve Fund) which could in turn accelerate the payment of principal on the Notes if so provided in the Prospectus Supplement. For any series of Notes backed by Revolving Credit Loans, provisions governing whether future Draws on the Revolving Credit Loans will be included in the Trust Fund will have a significant effect on the rate and timing of principal payments on the Notes. The yield to maturity of the Notes of any series, or the rate and timing of principal payments on the Trust Assets may also be affected by the risks associated with certain Trust Assets. See "Risk Factors--Risks Associated with Certain Trust Assets" herein and "Risk Factors" in the related Prospectus Supplement.

  As a result of the payment terms of the Revolving Credit Loans or of the Note provisions relating to future Draws, there may be no principal payments on such Notes in any given month. In addition, it is possible that the aggregate Draws on Revolving Credit Loans included in a Pool may exceed the aggregate payments with respect to principal on such Revolving Credit Loans for the related period. If specified in the related Prospectus

Supplement, a series of Notes may provide for a period during which all or a portion of the principal collections on the Revolving Credit Loans are reinvested in Additional Balances or are accumulated in a trust account pending commencement of an amortization period with respect to the Notes.

  Unless otherwise specified in the related Prospectus Supplement, Revolving Credit Loans generally will and Home Equity Loans and, as applicable, Contracts may contain due-on-sale provisions permitting the mortgagee to accelerate the maturity of such Trust Asset upon sale or certain transfers by the Mortgagor of the underlying Mortgaged Property. Unless the related Prospectus Supplement indicates otherwise, the Master Servicer will generally enforce any due-on-sale clause to the extent it has knowledge of the conveyance or proposed conveyance of the underlying Mortgaged Property and it is entitled to do so under applicable law; provided, however, that the Master Servicer will not take any action in relation to the enforcement of any due-on-sale provision that would adversely affect or jeopardize coverage under any applicable insurance policy. Adjustable Rate Home Equity Loans and, as applicable, Contracts may be assumable under certain conditions if the proposed transferee of the related Mortgaged Property establishes its ability to repay such Trust Asset and, in the reasonable judgment of the Master Servicer or the related Subservicer, the security for such Trust Asset would not be impaired by the assumption. The extent to which Trust Assets are assumed by purchasers of the Mortgaged Properties rather than prepaid by the related Mortgagors in connection with the sales of the Mortgaged Properties will affect the weighted average life of the related series of Notes. See "Servicing of Trust Assets--Collection and Other Servicing Procedures" and "Certain Legal Aspects of the Trust Assets and Related Matters--Enforceability of Certain Provisions" for a description of certain provisions of the Servicing Agreement and certain legal developments that may affect the prepayment experience on the Trust Assets.

  In addition, certain Private Securities included in a Pool may be backed by underlying Trust Assets having differing interest rates. Accordingly, the rate at which principal payments are received on the related Notes will, to a certain extent, depend on the interest rates on such underlying Trust Assets.

  At the request of the Mortgagor, the Master Servicer or a Subservicer may allow the refinancing of a Trust Asset in any Trust Fund by accepting prepayments thereon and permitting a new loan. In the event of such a refinancing, the new loan would not be included in the related Trust Fund and, therefore, such refinancing would have the same effect as a prepayment in full of the related Trust Asset. A Subservicer or the Master Servicer may, from time to time, implement programs designed to encourage refinancing. Such programs may include, without limitation, modifications of existing loans, general or targeted solicitations, the offering of pre-approved applications, reduced origination fees or closing costs, or other financial incentives. In addition, the Master Servicer or any Subservicers may encourage the refinancing of Trust Assets, including defaulted Trust Assets, that would permit creditworthy borrowers to assume the outstanding indebtedness of such Trust Assets.

  If the applicable Agreement for a series of Notes provides for a Funding Account or other means of funding the transfer of additional Trust Assets to the related Trust, as described under "Description of the Notes--Funding Account" herein, and the Trust is unable to acquire such additional Trust Assets within any applicable time limit, the amounts set aside for such purpose may be applied as principal payments on one or more classes of Notes of such series. In addition, if the Trust Fund for a series of Notes includes Additional Balances and the rate at which such Additional Balances are generated decreases, the rate and timing of principal payments on the Notes will be affected and the weighted average life of the Notes will vary accordingly. The rate at which Additional Balances are generated may be affected by a variety of factors. See "Risk Factors--Yield and Prepayment Considerations."

  Although the Mortgage Rates on Revolving Credit Loans will and certain Trust Assets may be subject to periodic adjustments, such adjustments generally (i) will not increase such Mortgage Rates over a fixed maximum rate during the life of any Trust Asset and (ii) will be based on an Index (which may not rise and fall consistently with prevailing market interest rates) plus the related Gross Margin (which may vary under certain circumstances, and which may be different from margins being used at the time for newly originated adjustable rate mortgage loans). As a result, the Mortgage Rates on the Trust Assets in any Pool at any time may not equal the prevailing rates for similar, newly originated adjustable rate home equity mortgage loans, lines of credit, home improvement loans or manufactured housing contracts and accordingly the rate of principal payments and Draws (if applicable) may be lower or higher that would otherwise be anticipated. In certain rate environments, the prevailing rates on fixed-rate mortgage loans may be sufficiently low in relation to the then-current Mortgage Rates on Trust Assets that the rate of prepayment may increase as a result of refinancings. There can be no certainty as to the rate of principal payments on the Trust Assets or Draws on the Revolving Credit Loans during any period or over the life of any series of Notes.

  With respect to any index used in determining the Interest Rates for a series of Notes or Mortgage Rates of the underlying Trust Assets, a number of factors affect the performance of such index and may cause such index to move in a manner different from other indices. To the extent that such index may reflect changes in the general level of interest rates less quickly than other indices, in a period of rising interest rates, increases in the yield to Noteholders due to such rising interest rates may occur later than that which would be produced by other indices, and in a period of declining rates, such index may remain higher than other market interest rates which may result in a higher level prepayments of the Trust Assets, which adjust in accordance with such index, than of mortgage loans which adjust in accordance with other indices.

  Under certain circumstances, the Master Servicer, the Company or, if specified in the related Prospectus Supplement, another person may have the option to purchase the Trust Assets in a Trust Fund, thus resulting in the early retirement of the related Notes. See "The Agreements--Termination; Redemption of Notes."

                   CERTAIN LEGAL ASPECTS OF THE TRUST ASSETS
                              AND RELATED MATTERS

  The following discussion contains summaries of certain legal aspects of the Trust Assets that are general in nature. Because such legal aspects are governed in part by state law (which laws may differ from state to state), the summaries do not purport to be complete, to reflect the laws of any particular state or to encompass the laws of all states in which the Trust Assets may be situated. These legal aspects are in addition to the requirements of any applicable FHA Regulations described in "Description of FHA Insurance" herein and in the related Prospectus Supplement with respect to the Contracts partially insured by FHA pursuant to Title I. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Revolving Credit Loans, Home Equity Loans, Home Improvement Contracts and Manufactured Housing Contracts.

GENERAL; TRUST ASSETS SECURED BY MORTGAGES ON MORTGAGED PROPERTY

  The Revolving Credit Loans and Home Equity Loans will and, if applicable, Contracts (in each case other than Cooperative Loans) may be secured by either deeds of trust, mortgages or deeds to secure debt, depending upon the prevailing practice in the state in which the related Mortgaged Property is located, and may have first, second or third priority. Mortgages and deeds to secure debt are herein referred to as "mortgages." Manufactured Housing Contracts evidence both the obligation of the obligor to repay the loan evidenced thereby and grant a security interest in the related Manufactured Homes to secure repayment of such loan. However, as Manufactured Homes have become larger and often have been attached to their sites without any apparent intention by the borrowers to move them, courts in many states have held that Manufactured Homes may, under certain circumstances become subject to real estate title and recording laws. See "--Manufactured Housing Contracts" below. In some states, a mortgage or deed of trust creates a lien upon the real property encumbered by the mortgage or deed of trust. However, in other states, the mortgage or deed of trust conveys legal title to the property respectively, to the mortgagee or to a trustee for the benefit of the mortgagee subject to a condition subsequent (i.e., the payment of the indebtedness secured thereby). The lien created by the mortgage or deed of trust is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers. Priority between mortgages depends on their terms or on the terms of separate subordination or inter-creditor agreements, the knowledge of the parties in some cases and generally on the order of recordation of the mortgage in the appropriate recording office. There are two parties to a mortgage, the mortgagor, who is the borrower and homeowner, and the mortgagee, who is the lender. Under the mortgage instrument, the

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

mortgagor delivers to the mortgagee a note or bond and the mortgage. In the case of a land trust, there are three parties because title to the property is held by a land trustee under a land trust agreement of which the borrower is the beneficiary; at origination of a mortgage loan, the borrower executes a separate undertaking to make payments on the mortgage note. Although a deed of trust is similar to a mortgage, a deed of trust has three parties: the trustor who is the borrower-homeowner; the beneficiary who is the lender; and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. The trustee's authority under a deed of trust, the grantee's authority under a deed to secure debt and the mortgagee's authority under a mortgage are governed by the law of the state in which the real property is located, the express provisions of the deed of trust or mortgage, and, in certain deed of trust transactions, the directions of the beneficiary.

COOPERATIVE LOANS

  If specified in the Prospectus Supplement relating to a series of Notes, the Revolving Credit Loans, Home Equity Loans and Contracts may include Cooperative Loans. Each debt instrument (a "COOPERATIVE NOTE") evidencing a Cooperative Loan will be secured by a security interest in shares issued by the related corporation (a "COOPERATIVE") that owns the related apartment building, which is a corporation entitled to be treated as a housing cooperative under federal tax law, and in the related proprietary lease or occupancy agreement granting exclusive rights to occupy a specific dwelling unit in the Cooperative's building. The security agreement will create a lien upon the shares of the Cooperative, the priority of which will depend on, among other things, the terms of the particular security agreement as well as the order of recordation and/or filing of the agreement (or financing statements related thereto) in the appropriate recording office.

  Unless otherwise specified in the related Prospectus Supplement, all Cooperative buildings relating to the Cooperative Loans are located in the State of New York. Generally, each Cooperative owns in fee or has a leasehold interest in all the real property and owns in fee or leases the building and all separate dwelling units therein. The Cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is an underlying mortgage (or mortgages) on the Cooperative's building or underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the Cooperative, as mortgagor or lessor, as the case may be, is also responsible for fulfilling such mortgage or rental obligations. An underlying mortgage loan is ordinarily obtained by the Cooperative in connection with either the construction or purchase of the Cooperative's building or the obtaining of capital by the Cooperative. The interest of the occupant under proprietary leases or occupancy agreements as to which that Cooperative is the landlord is generally subordinate to the interest of the holder of an underlying mortgage and to the interest of the holder of a land lease. If the Cooperative is unable to meet the payment obligations (i) arising under an underlying mortgage, the mortgagee holding an underlying mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements or (ii) arising under its land lease, the holder of the landlord's interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. In addition, an underlying mortgage on a Cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the Cooperative to refinance a mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the Cooperative to extend its term or, in the alternative, to purchase the land, could lead to termination of the Cooperative's interest in the property and termination of all proprietary leases and occupancy agreements. In either event, a foreclosure by the holder of an underlying mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by the mortgagee who financed the purchase by an individual tenant-stockholder of shares of the Cooperative or, in the case of the Revolving Credit Loans and the Home Equity Loans, the collateral securing the Cooperative Loans.

  Each Cooperative is owned by shareholders (referred to as tenant-stockholders) who, through ownership of stock or shares in the Cooperative, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific dwellings. Generally, a tenant-stockholder of a Cooperative must make a monthly

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

payment to the Cooperative pursuant to the proprietary lease, which payment represents such tenant-stockholder's pro rata share of the Cooperative's payments for its underlying mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a Cooperative and accompanying occupancy rights may be financed through a Cooperative Loan evidenced by a Cooperative Note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related shares of the related Cooperative. The mortgagee generally takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the Cooperative shares is filed in the appropriate state and local offices to perfect the mortgagee's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the Cooperative Note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of Cooperative shares. See "--Foreclosure on Shares of Cooperatives" below.

TAX ASPECTS OF COOPERATIVE OWNERSHIP

  In general, a "tenant-stockholder" (as defined in Section 216(b)(2) of the Code of a corporation that qualifies as a "cooperative housing corporation" within the meaning of Section 216(b)(1) of the Code is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of certain interest expenses and certain real estate taxes allowable as a deduction under Section 216(a) of the Code to the corporation under Sections 163 and 164 of the Code. In order for a corporation to qualify under Section 216(b)(1) of the Code for its taxable year in which such items are allowable as a deduction to the corporation, such section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders. By virtue of this requirement, the status of a corporation for purposes of Section 216(b)(1) of the Code must be determined on a year-to-year basis. Consequently, there can be no assurance that Cooperatives relating to the Cooperative Loans will qualify under such section for any particular year. In the event that such a Cooperative fails to qualify for one or more years, the value of the collateral securing any related Cooperative Loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under
Section 216(a) of the Code with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Section 216(b)(1) of the Code, the likelihood that such a failure would be permitted to continue over a period of years appears remote.

MANUFACTURED HOUSING CONTRACTS

  Except as set forth below, under the laws of most states, manufactured housing constitutes personal property and is subject to the motor vehicle registration laws of the state or other jurisdiction in which the unit is located. In the few states in which certificates of title are not required for manufactured homes, security interests are perfected by the filing of a financing statement under Article 9 of the UCC, which has been adopted by all states. Such financing statements are effective for five years and must be renewed prior to the end of each five year period. The certificate of title laws adopted by the majority of states provide that ownership of motor vehicles and manufactured housing shall be evidenced by a certificate of title issued by the motor vehicles department (or a similar entity) of such state. In the states that have enacted certificate of title laws, a security interest in a unit of manufactured housing, so long as it is not attached to land in so permanent a fashion as to become a fixture, is generally perfected by the recording of such interest on the certificate of title to the unit in the appropriate motor vehicle registration office or by delivery of the required documents and payment of a fee to such office, depending on state law.

  The Master Servicer will be required under the related agreement to effect such notation or delivery of the required documents and fees, and to obtain possession of the certificate of title, as appropriate under the laws of the state in which any Manufactured Home is registered. In the event the Master Servicer fails, due to clerical errors or otherwise, to effect such notation or delivery, or files the security interest under the wrong law (for example, under a motor vehicle title statute rather than under the UCC, in a few states), the Indenture Trustee may not have a first priority perfected security interest in the Manufactured Home securing a Manufactured

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

Housing Contract. As Manufactured Homes have become larger and often have been attached to their sites without any apparent intention by the borrowers to move them, courts in many states have held that Manufactured Homes may, under certain circumstances, become subject to real estate title and recording laws. As a result, a security interest in a Manufactured Home could be rendered subordinate to the interests of other parties claiming an interest in the Manufactured Home under applicable state real estate law. In order to perfect a security interest in a Manufactured Home under real estate laws, the holder of the security interest must file either a "fixture filing" under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the home is located. Generally, Manufactured Housing Contracts will contain provisions prohibiting the obligor from permanently attaching the Manufactured Home to its site. So long as the obligor does not violate this agreement, a security interest in the Manufactured Home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the Manufactured Home. If, however, a Manufactured Home is permanently attached to its site, other parties could obtain an interest in the Manufactured Home that is prior to the security interest originally retained by the seller and transferred to the Depositor.

  The Depositor will assign or cause to be assigned a security interest in the Manufactured Homes to the Indenture Trustee, on behalf of the Securityholders. Unless otherwise specified in the related Prospectus Supplement, neither the Depositor, the Master Servicer nor the Indenture Trustee will amend the certificates of title to identify the Indenture Trustee, on behalf of the Securityholders, as the new secured party and, accordingly, the Depositor or the Seller will continue to be named as the secured party on the certificates of title relating to the Manufactured Homes. In most states, such assignment is an effective conveyance of such security interest without amendment of any lien noted on the related certificate of title and the new secured party succeeds to the Depositor's rights as the secured party. However, in some states there exists a risk that, in the absence of an amendment to the certificate of title, such assignment of the security interest might not be effective against creditors of the Depositor or Seller.

  In the absence of fraud, forgery, permanent affixation of the Manufactured Home to its site, or administrative error by state recording officials, the notation of the lien of the Depositor on the certificate of title or delivery of the required documents and fees would be sufficient to protect the Indenture Trustee against the rights of subsequent purchasers of a Manufactured Home or subsequent lenders who take a security interest in the Manufactured Home. If there are any Manufactured Homes as to which the Depositor has failed to perfect or cause to be perfected the security interest assigned to the Trust Fund, such security interest would be subordinate to, among others, subsequent purchasers for value of such Manufactured Home and holders of perfected security interests in such Manufactured Home. There also exists a risk in not identifying the Indenture Trustee, on behalf of the Securityholders, as the new secured party on the certificate of title that, through fraud or negligence, the security interest of the Indenture Trustee could be released.

  In the event that the owner of a Manufactured Home moves such house to a state other than the state in which such Manufactured Home initially is registered, under the laws of most states the perfected security interest in the Manufactured Home would continue for four months after such relocation and thereafter until the owner re-registers the Manufactured Home in the new state. If the owner were to relocate a Manufactured Home to another state and re-register the Manufactured Home in such state, and if the Depositor did not take steps to re-perfect its security interest in such state, the security interest in the Manufactured Home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a Manufactured Home; accordingly, the Depositor must surrender possession if it holds the certificate of title to such Manufactured Home or, in the case of Manufactured Homes registered in states that provide for notation of lien, the Depositor would receive notice of surrender if the security interest in the Manufactured Home is noted on the certificate of title. Accordingly, the Depositor would have the opportunity to re-perfect its security interest in the Manufactured Home in the state of relocation. In states that do not require a certificate of title for registration of a Manufactured Home, re-registration could defeat perfection. Similarly, when an obligor under a

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manufactured housing conditional sales contract sells a Manufactured Home, the obligee must surrender possession of the certificate of title or it will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related manufactured housing conditional sales contract before release of the lien. Under each related agreement, the Master Servicer will be obligated to take such steps, at the Master Servicer's expense, as are necessary to maintain perfection of security interests in the Manufactured Homes.

  Under the laws of most states, liens for repairs performed on a Manufactured Home take priority even over a prior perfected security interest therein. The Depositor will obtain the representation of the Seller that it has no knowledge of any such liens with respect to any Manufactured Home securing a Manufactured Housing Contract. However, such liens could arise at any time during the term of a Manufactured Housing Contract. No notice will be given to the Indenture Trustee or Noteholders in the event such a lien arises.

FORECLOSURE ON REVOLVING CREDIT LOANS, HOME EQUITY LOANS AND CERTAIN CONTRACTS

  Although a deed of trust may also be foreclosed by judicial action, foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust which authorizes the trustee to sell the property upon any default by the borrower under the terms of the note or deed of trust. In addition to any notice requirements contained in a deed of trust, in some states, prior to a sale the trustee must record a notice of default and send a copy to the borrower/trustor and to any person who has recorded a request for a copy of notice of default and notice of sale. In addition, in some states, prior to such sale, the trustee must provide notice to any other individual having an interest of record in the real property, including any junior lienholders. If the deed of trust is not reinstated within a specified period, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers in a specified manner prior to the date of trustee's sale. In addition, some states' laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the real property.

  In some states, the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, in such states, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation.

  Foreclosure of a mortgage generally is accomplished by judicial action. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. If the mortgagee's right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time consuming.

  In the case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee is generally a public sale. However, because of the difficulty a potential third-party buyer at the sale might have in determining the exact status of title, and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at a foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or referee for a credit bid less than or equal to the unpaid principal amount of note plus the accrued and unpaid interest and the expense of foreclosure, in which case the mortgagor's debt will be extinguished unless the lender purchases the property for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment and such remedy is available under state law and the related loan documents. In the same states, there is a statutory minimum purchase price which the lender may offer for the property and generally, state law controls the amount of foreclosure costs and expenses, including attorneys' fees, which may be recovered by a lender. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance, paying taxes and making such repairs at its own expense as are necessary to render the property suitable for sale. Generally, the lender will obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate

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

proceeds of the sale of the property may not equal the lender's investment in the property and, in some states, the lender may be entitled to a deficiency judgment. Any loss may be reduced by the receipt of any mortgage insurance proceeds or other forms of credit enhancement for a series of Notes. See "Description of Credit Enhancement."

  A junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgages, in which case it must either pay the entire amount due on the senior mortgages to the senior mortgagees prior to or at the time of the foreclosure sale or undertake the obligation to make payments on the senior mortgages in the event the mortgagor is in default thereunder, in either event adding the amounts expended to the balance due on the junior loan, and may be subrogated to the rights of the senior mortgagees. In addition, in the event that the foreclosure by a junior mortgagee triggers the enforcement of a "due-on-sale" clause in a senior mortgage, the junior mortgagee may be required to pay the full amount of the senior mortgages to the senior mortgagees to avoid foreclosure. Accordingly, with respect to those Trust Assets which are junior mortgage loans, if the lender purchases the property, the lender's title will be subject to all senior liens and claims and certain governmental liens. The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage or deed of trust under which the sale was conducted. Any remaining proceeds are generally payable to the holders of junior mortgages or deeds of trust and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are generally payable to the mortgagor or trustor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgagee or may require the institution of separate legal proceedings. See "Risk Factors--Special Features of Certain Trust Assets Secured by Junior Liens on Mortgaged Properties" and "Servicing of Trust Assets--Realization Upon Defaulted Loans" herein.

FORECLOSURE ON SHARES OF COOPERATIVES

  The Cooperative shares owned by the tenant-stockholder, together with the rights of the tenant-stockholder under the proprietary lease or occupancy agreement, are pledged to the lender and are, in almost all cases, subject to restrictions on transfer as set forth in the Cooperative's certificate of incorporation and by-laws, as well as in the proprietary lease or occupancy agreement. The proprietary lease or occupancy agreement, even while pledged, may be cancelled by the Cooperative for failure by the tenant-stockholder to pay its obligations or charges owed by such tenant-stockholder, including mechanics' liens against the Cooperative's building incurred by such tenant-stockholder. Generally, obligations and charges arising under a proprietary lease or occupancy agreement which are owed to the Cooperative are made liens upon the shares to which the proprietary lease or occupancy agreement relates. In addition, the proprietary lease or occupancy agreement generally permits the Cooperative to terminate such lease or agreement in the event the borrower defaults in the performance of covenants thereunder. Typically, the lender and the Cooperative enter into a recognition agreement which, together with any lender protection provisions contained in the proprietary lease or occupancy agreement, establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

  The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate such lease or agreement until the lender has been provided with notice of and an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender's lien against proceeds from a sale of the shares and the proprietary lease or occupancy agreement allocated to the dwelling, subject, however, to the Cooperative's right to sums due under such proprietary lease or occupancy agreement or which have become liens on the shares relating to the proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the amount realized upon a sale of the collateral below the outstanding principal balance of the Cooperative Loan and accrued and unpaid interest thereon.

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

  Recognition agreements also generally provide that in the event the lender succeeds to the tenant-shareholder's shares and proprietary lease or occupancy agreement as the result of realizing upon its collateral for a Cooperative Loan, the lender must obtain the approval or consent of the board of directors of the Cooperative as required by the proprietary lease before transferring the Cooperative shares or assigning the proprietary lease. Such approval or consent is usually based on the prospective purchaser's income and net worth, among other factors, and may significantly reduce the number of potential purchasers, which could limit the ability of the lender to sell and realize upon the value of the collateral. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholder.

  Because of the nature of Cooperative Loans, lenders do not require the tenant-stockholder (i.e., the borrower) to obtain title insurance of any type. Consequently, the existence of any prior liens or other imperfections of title affecting the Cooperative's building or real estate also may adversely affect the marketability of the shares allocated to the dwelling unit in the event of foreclosure.

  In New York, foreclosure on the Cooperative shares is accomplished by public sale in accordance with the provisions of Article 9 of the New York Uniform Commercial Code (the "UCC") and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the sale and the sale price. Generally, a sale conducted according to the usual practice of banks selling similar collateral in the same area will be considered reasonably conducted.

  Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperative corporation to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See "--Anti-Deficiency Legislation and Other Limitations on Lenders" below.

REPOSSESSION WITH RESPECT TO MANUFACTURED HOUSING CONTRACTS

  Repossession of manufactured housing is governed by state law. A few states have enacted legislation that requires that the debtor be given an opportunity to cure its default (typically 30 days to bring the account current) before repossession can commence. So long as a manufactured home has not become so attached to real estate that it would be treated as a part of the real estate under the law of the state where it is located, repossession of such home in the event of a default by the obligor will generally be governed by the UCC (except in Louisiana). Article 9 of the UCC provides the statutory framework for the repossession of manufactured housing units. While the UCC as adopted by the various states may vary in certain small particulars, the general repossession procedure established by the UCC is as follows:

    (i) Except in those states where the debtor must receive notice of the right to cure a default, repossession can commence immediately upon default without prior notice. Repossession may be effected either through self-help (peaceable retaking without court order), voluntary repossession or through judicial process (repossession pursuant to court-issued writ of replevin). The self-help and/or voluntary repossession methods are more commonly employed, and are accomplished simply by retaking possession of the manufactured home. In cases in which the debtor objects or raises a defense to repossession, a court order must be obtained from the appropriate state court, and the manufactured home must then be repossessed in accordance with that order. Whether the method employed is self-help, voluntary repossession or judicial repossession, the repossession can be accomplished either by an actual physical removal of the manufactured home to a secure location for refurbishment and resale or by removing the occupants and their belongings from the manufactured home and maintaining possession of the manufactured home on the location where the occupants were residing. Various factors may affect whether the manufactured home is physically removed or left on location, such as the nature and term of any lease of the site on which it is

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

  located and the condition of the unit. In many cases, leaving the manufactured home on location is preferable, in the event that the home is already constructed, in order to avoid the cost of removing the structure. However, in cases where the home is not moved, expenses for site rentals will usually be incurred.

    (ii) Once repossession has been achieved, preparation for the subsequent sale of the manufactured home can commence. Such disposition may be by public or private sale provided the method, manner, time, place and terms of the sale are commercially reasonable.

    (iii) Sale proceeds will be applied first to repossession expenses (including expenses incurred in repossessing, storing, refurbishing and selling costs) and then to satisfaction of the indebtedness. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, the remainder may be sought from the debtor in the form of a deficiency judgment in those states that do not prohibit or limit such judgments. The deficiency judgment is a personal judgment against the debtor for the deficiency. Occasionally, after resale of a manufactured home and payment of all expenses and indebtedness, there is a surplus of funds. In such event, the UCC requires the party suing for the deficiency judgment to remit the surplus to the debtor. Because the defaulting owner of a manufactured home generally has very little capital or income available following repossession, a deficiency judgment is generally not sought or, if obtained, will be settled at a significant discount in light of the defaulting owner's limited financial condition.

RIGHTS OF REDEMPTION

  In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors or other parties are given a statutory period (generally ranging from six months to two years) in which to redeem the property from the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. In some states, the right to redeem is an equitable right. The equity of redemption, which is a non-statutory right that must be exercised prior to a foreclosure sale, should be distinguished from statutory rights of redemption. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The rights of redemption would defeat the title of any purchaser subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired.

NOTICE OF SALE; REDEMPTION RIGHTS WITH RESPECT TO MANUFACTURED HOMES

  While state laws do not usually require notice to be given to debtors prior to repossession, many states require delivery of a notice of default and notice of the debtor's right to cure defaults before repossession. The law in most states also requires that the debtor be given notice of sale prior to the resale of the home so that the owner may redeem at or before resale. In addition, the sale must comply with the requirements of the UCC.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

  Certain states have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states (including California), statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. In the case of a Revolving Credit Loan, Home Equity Loan and a Contract secured by a property owned by a trust where the Mortgage Note is executed on behalf of the trust, a deficiency judgment against the trust following foreclosure or sale under a deed of trust, even if obtainable under applicable law, may be of little value to the mortgagee or beneficiary if there are no trust assets against which such deficiency judgment may be executed. Some state statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the

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borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, in those states permitting such election, is that lenders will usually proceed against the security first rather than bringing a personal action against the borrower.

  Finally, in certain other states, statutory provisions limit any deficiency judgment against the borrower following a foreclosure to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

  Generally, Article 9 of the UCC governs foreclosure on Cooperative Shares and the related proprietary lease or occupancy agreement. Some courts have interpreted Article 9 to prohibit or limit a deficiency award in certain circumstances, including circumstances where the disposition of the collateral (which, in the case of a Cooperative Loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement) was not conducted in a commercially reasonable manner.

  In addition to laws limiting or prohibiting deficiency judgments, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon its collateral and/or enforce a deficiency judgment. For example, under the federal bankruptcy law, all actions against the debtor, the debtor's property and any co-debtor are automatically stayed upon the filing of a bankruptcy petition. Moreover, a court having federal bankruptcy jurisdiction may permit a debtor through its Chapter 11 or Chapter 13 rehabilitative plan to cure a monetary default in respect of a mortgage loan on such debtor's residence by paying arrearages within a reasonable time period and reinstating the original mortgage loan payment schedule, even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the residence had yet occurred) prior to the filing of the debtor's petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by permitting the borrower to pay over a number of years.

  Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan secured by property which is not the principal residence of the debtor may be modified. These courts have allowed modifications that include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule, forgiving all or a portion of the debt and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Generally, however, the terms of a mortgage loan secured only by a mortgage on real property that is the debtor's principal residence may not be modified pursuant to a plan confirmed pursuant to Chapter 13 except with respect to mortgage payment arrearages, which may be cured within a reasonable time period. Courts with federal bankruptcy jurisdiction similarly may be able to modify the terms of a Cooperative Loan.

  Certain tax liens arising under the Code may, in certain circumstances, have priority over the lien of a mortgage or deed of trust. This may have the effect of delaying or interfering with the enforcement of rights with respect to a defaulted Revolving Credit Loan, Home Equity Loan or a Contract. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans.


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

  The Revolving Credit Loans, Home Equity Loans and Contracts may be subject to special rules, disclosure requirements and other provisions that were added to the federal Truth-in-Lending Act by the Home Ownership and Equity Protection Act of 1994 (such Revolving Credit Loans, Home Equity Loans and Contracts, "HIGH COST LOANS"), if such Trust Assets were originated on or after October 1, 1995, are not loans made to finance the purchase of the mortgaged property and have interest rates or origination costs in excess of certain prescribed levels. Purchasers or assignees of any High Cost Loan, including any Trust Fund, could be liable for all claims and subject to all defenses arising under such provisions that the borrower could assert against the originator thereof. Remedies available to the borrower include monetary penalties, as well as recision rights if the appropriate disclosures were not given as required.

ENVIRONMENTAL LEGISLATION

  Under the federal Comprehensive Environmental Response, Compensation and Liability Act, as amended ("CERCLA"), and under state law in certain states, a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property may become liable in certain circumstances for the costs of cleaning up hazardous substances regardless of whether they have contaminated the property. CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, including current owners and operators of the property who did not cause or contribute to the contamination. Furthermore, liability under CERCLA is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Lenders may be held liable under CERCLA as owners or operators unless they qualify for the secured creditor exemption to CERCLA. This exemption exempts from the definition of owners and operators those who, without participating in the management of a facility, hold indicia of ownership primarily to protect a security interest in the facility. What constitutes sufficient participation in the management of a property securing a loan or the business of a borrower to render the exemption unavailable to a lender has been a matter of interpretation by the courts. CERCLA has been interpreted to impose liability on a secured party, even absent foreclosure, where the party participated in the financial management of the borrower's business to a degree indicating a capacity to influence waste disposal decisions. However, court interpretations of the secured creditor exemption have been inconsistent. In addition, when lenders foreclose and thereupon become owners of collateral property, courts are inconsistent as to whether such ownership renders the secured creditor exemption unavailable. Other federal and state laws in certain circumstances may impose liability on a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property on which contaminants other than CERCLA hazardous substances are present, including petroleum, agricultural chemicals, hazardous wastes, asbestos, radon, and lead-based paint. Such cleanup costs may be substantial. It is possible that such cleanup costs could become a liability of a Trust Fund and reduce the amounts otherwise payable to the holders of the related series of Notes. Moreover, certain federal statutes and certain states by statute impose a lien for any cleanup costs incurred by such state on the property that is the subject of such cleanup costs (an "ENVIRONMENTAL LIEN"). All subsequent liens on such property generally are subordinated to such an Environmental Lien and, in some states, even prior recorded liens are subordinated to Environmental Liens. In the latter states, the security interest of the trustee in a related parcel of real property that is subject to such an Environmental Lien could be adversely affected.

  Traditionally, many residential mortgage lenders have not taken steps to evaluate whether contaminants are present with respect to any mortgaged property prior to the origination of the mortgage loan or prior to foreclosure or accepting a deed-in-lieu of foreclosure. Accordingly, the Company has not made and will not make such evaluations prior to the origination of the Secured Contracts. Neither the Company nor any replacement Servicer will be required by any Agreement to undertake any such evaluations prior to foreclosure or accepting a deed-in-lieu of foreclosure. The Company does not make any representations or warranties or assume any liability with respect to the absence or effect of contaminants on any related real property or any casualty resulting from the presence or effect of contaminants. However, the Company will not be obligated to foreclose on related real property or accept a deed-in-lieu of foreclosure if it knows or reasonably believes that there are material contaminated conditions on such property. A failure so to foreclose may reduce the amounts otherwise available to Noteholders of the related series.

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

CONSUMER PROTECTION LAWS WITH RESPECT TO MANUFACTURED HOUSING CONTRACTS

  Numerous federal and state consumer protection laws impose substantial requirements upon creditors involved in consumer finance. These laws include the federal Truth-in-Lending Act, Regulation "Z", the Equal Credit Opportunity Act, Regulation "B", the Fair Credit Reporting Act and related statutes. These laws can impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability may affect an assignee's ability to enforce the related contract. In addition, certain of the Contracts may be subject to special rules, disclosure requirements and other provisions that are applicable to High Cost Loans discussed above.

  Manufactured housing contracts often contain provisions requiring the obligor to pay late charges if payments are not timely made. In certain cases, federal and state law may specifically limit the amount of late charges that may be collected. Unless otherwise provided in the related Prospectus Supplement, under the related agreement, late charges will be retained by the Master Servicer as additional servicing compensation and any inability to collect these amounts will not affect payments to Noteholders.

  Courts have imposed general equitable principles upon repossession and litigation involving deficiency balances. These equitable principles are generally designed to relieve a consumer from the legal consequences of a default.

  In several cases, consumers have asserted that the remedies provided to secured parties under the UCC and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. For the most part, courts have upheld the notice provisions of the UCC and related laws as reasonable or have found that the repossession and resale by the creditor does not involve sufficient state action to afford constitutional protection to consumers.

  The so-called "Holder-in-Due-Course" Rule of the Federal Trade Commission (the "FTC RULE") has the effect of subjecting a seller (and certain related creditors and their assignees) in a consumer credit transaction and any assignee of the creditor to all claims and defenses that the debtor in the transaction could assert against the seller of the goods. Liability under the FTC Rule is limited to the amounts paid by a debtor on the contract, and the holder of the contract may also be unable to collect amounts still due thereunder.

  Most of the Manufactured Housing Contracts in a Trust Fund will be subject to the requirements of the FTC Rule. Accordingly, the Indenture Trustee, as holder of the Manufactured Housing Contracts, will be subject to any claims or defenses that the purchaser of the related Manufactured Home may assert against the seller of the Manufactured Home, subject to a maximum liability equal to the amounts paid by the obligor on the Manufactured Housing Contract. If an obligor is successful in asserting any such claim or defense, and if the Seller had or should have had knowledge of such claim or defense, the Master Servicer will have the right to require the Seller to repurchase the Manufactured Housing Contract because of a breach of its Seller's representation and warranty that no claims or defenses exist that would affect the obligor's obligation to make the required payments under the Manufactured Housing Contract. The Seller would then have the right to require the originating dealer to repurchase the Manufactured Housing Contract from it and might also have the right to recover from the dealer any losses suffered by the Seller with respect to which the dealer would have been primarily liable to the obligor.

ENFORCEABILITY OF CERTAIN PROVISIONS

  The Revolving Credit Loans, Home Equity Loans and, as applicable, Contracts generally contain due-on-sale clauses. These clauses permit the mortgagee to accelerate the maturity of the loan if the borrower sells, transfers or conveys the property without the prior consent of the mortgagee. The enforceability of these clauses has been the subject of legislation or litigation in many states, and in some cases the enforceability of these clauses has been limited or denied. However, the Garn-St Germain Depository Institutions Act of 1982 (the "GARN-ST GERMAIN ACT"), subject to certain exceptions, preempts state law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms. The Garn-St Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

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

  The Garn-St Germain Act also sets forth nine specific instances in which a mortgage lender covered by the Garn-St Germain Act may not exercise a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. These include intra-family transfers, certain transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St Germain Act also prohibit the imposition of a prepayment penalty upon the acceleration of a loan pursuant to a due-on-sale clause.

  The inability to enforce a due-on-sale clause may result in a mortgage loan bearing an interest rate below the current market rate being assumed by a new home buyer rather than being paid off, which may have an impact upon the average life of the related Trust Assets and the number of Trust Assets which may be outstanding until maturity.

  Forms of notes and mortgages used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In addition to limitations imposed by FHA Regulations with respect to Contracts partially insured by the FHA pursuant to Title I, in certain states, there are or may be specific limitations upon the late charges that a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid.

  In foreclosure actions, courts have imposed general equitable principles. These equitable principles are generally designed to relieve the borrower from the legal effect of its defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage instrument is not monetary, such as the borrower failing to adequately maintain the property or the borrower executing a second mortgage or deed of trust affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust or mortgages receive notices in addition to the statutorily prescribed minimum. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust or under a mortgage having a power of sale, does not involve sufficient state action to afford constitutional protections to the borrower.

TRANSFER OF MANUFACTURED HOMES

  Generally, Manufactured Housing Contracts contain provisions prohibiting the sale or transfer of the related manufactured homes without the consent of the obligee on the contract and permitting the acceleration of the maturity of such contracts by the obligee on the contract upon any such sale or transfer to which consent has not been given. Unless otherwise provided in the related Prospectus Supplement, the Master Servicer will, to the extent it has knowledge of such conveyance or proposed conveyance, exercise or cause to be exercised its rights to accelerate the maturity of the related Manufactured Housing Contracts through enforcement of due-on-sale clauses, subject to applicable state law. In certain cases, the transfer may be made by a delinquent obligor in order to avoid a repossession proceeding with respect to a Manufactured Home.

  In the case of a transfer of a Manufactured Home as to which the Master Servicer desires to accelerate the maturity of the related Contract, the Master Servicer's ability to do so will depend on the enforceability under state law of the related due-on-sale clause. The Garn-St Germain Act preempts, subject to certain exceptions and conditions, state laws prohibiting enforcement of due-on-sale clauses applicable to the Manufactured Homes. Consequently, in some cases the Master Servicer may be prohibited from enforcing a due-on-sale clause in respect of certain Manufactured Homes.

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

THE HOME IMPROVEMENT CONTRACTS

 General

  The Home Improvement Contracts, other than those Home Improvement Contracts that are unsecured or secured by mortgages on real estate (such Home Improvement Contracts are hereinafter referred to in this section as "contracts") generally are "chattel paper" or constitute "purchase money security interests" each as defined in the UCC. Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the related agreement, the Depositor will transfer physical possession of the contracts to the Indenture Trustee or a designated custodian or may retain possession of the contracts as custodian for the Indenture Trustee. In addition, the Depositor will make an appropriate filing of a UCC-1 financing statement in the appropriate states to give notice of the Indenture Trustee's ownership of the contracts. Unless otherwise specified in the related Prospectus Supplement, the contracts will not be stamped or otherwise marked to reflect their assignment from the Depositor to the Indenture Trustee. Therefore, if through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of such assignment, the Indenture Trustee's interest in the contracts could be defeated.

 Security Interests in Home Improvements

  The contracts that are secured by the Home Improvements financed thereby grant to the originator of such contracts a purchase money security interest in such Home Improvements to secure all or part of the purchase price of such Home Improvements and related services. A financing statement generally is not required to be filed to perfect a purchase money security interest in consumer goods. Such purchase money security interests are assignable. In general, a purchase money security interest grants to the holder a security interest that has priority over a conflicting security interest in the same collateral and the proceeds of such collateral. However, to the extent that the collateral subject to a purchase money security interest becomes a fixture, in order for the related purchase money security interest to take priority over a conflicting interest in the fixture, the holder's interest in such Home Improvement must generally be perfected by a timely fixture filing. In general, under the UCC, a security interest does not exist under the UCC in ordinary building material incorporated into an improvement on land. Home Improvement Contracts that finance lumber, bricks, other types of ordinary building material or other goods that are deemed to lose such characterization, upon incorporation of such materials into the related property, will not be secured by a purchase money security interest in the Home Improvement being financed.

 Enforcement of Security Interest in Home Improvements

  So long as the Home Improvement has not become subject to the real estate law, a creditor can repossess a Home Improvement securing a contract by voluntary surrender, "self-help" repossession that is "peaceful" (i.e., without breach of the peace) or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, judicial process. The holder of a contract must give the debtor a number of days' notice, which varies from 10 to 30 days or more depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states restrict repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting such a sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the related property so that the debtor may redeem it at or before such resale.

  Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the property securing the debtor's loan. However, some states impose prohibitions or limitations on deficiency judgments and in many cases the defaulting borrower would have no assets with which to pay a judgment.

  Certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equity principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

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

 Consumer Protection Laws

  The FTC Rule is intended to defeat the ability of the transferor of a consumer credit contract that is the seller of goods which gave rise to the transaction (and certain related lenders and assignees) to transfer such contract free of notice of claims by the debtor thereunder. The effect of this rule is to subject the assignee of such a contract to all claims and defenses that the debtor could assert against the seller of goods. Liability under this rule is limited to amounts paid under a contract; however, the obligor also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought by the Indenture Trustee against such obligor. Numerous other federal and state consumer protections laws impose requirements applicable to the origination and lending pursuant to the contracts, including the Truth in Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related contract.

 Applicability of Usury Laws

  Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 ("TITLE V") provides that, subject to the following conditions, state usury limitations shall not apply to any contract that is secured by a first lien on certain kinds of consumer goods. The contracts would be covered if they satisfy certain conditions, among other things, governing the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of the related unit.

  Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision that expressly rejects application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V.

  Title V also provides that, subject to the following conditions, state usury limitations shall not apply to any loan that is secured by a first lien on certain kinds of manufactured housing. The contracts would be covered if they satisfy certain conditions, among other things, governing the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of or foreclosure with respect to the related unit. Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V. In any state in which application of Title V was expressly rejected or a provision limiting discount points or other charges has been adopted, no contract that imposes finance charges or provides for discount points or charges in excess of permitted levels has been included in the Trust Fund.

 Installment Contracts

  The Trust Assets may also consist of installment sales contracts. Under an installment contract ("INSTALLMENT CONTRACT") the seller (hereinafter referred to in this section as the "lender") retains legal title to the property and enters into an agreement with the purchaser (hereinafter referred to in this section as the "borrower") for the payment of the purchase price, plus interest, over the term of such contract. Only after full performance by the borrower of the Installment Contract is the lender obligated to convey title to the property to the purchaser. As with mortgage or deed of trust financing, during the effective period of the Installment Contract, the borrower is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

  The method of enforcing the rights of the lender under an Installment Contract varies on a state-by-state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to its terms. The terms of Installment Contracts generally provide that upon a default by the borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated and the buyer's equitable interest in the property is forfeited. The lender in such a situation is not required to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the borrower has filed the Installment Contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of borrower default during the early years of an Installment Contract, the courts will permit ejectment of the buyer and a forfeiture of his or her interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under Installment Contracts from the harsh consequences of forfeiture. Under such statutes, a judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the Installment Contract may be reinstated upon full payment of the defaulted amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a borrower with significant investment in the property under an Installment Contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, the lender's procedures for obtaining possession and clear title under an Installment Contract in a given state are simpler and less time consuming and costly than are the procedures for foreclosing and obtaining clear title to a property subject to one or more liens.

APPLICABILITY OF USURY LAWS

  Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 ("TITLE V"), provides that state usury limitations shall not apply to certain types of residential first mortgage loans, including cooperative loans originated by certain lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The Office of Thrift Supervision is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized any state to impose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits or to limit discount points or other charges.

  Usury limits apply to junior mortgage loans in many states. Any applicable usury limits in effect at origination will be reflected in the maximum Mortgage Rates for the Trust Assets, as set forth in the related Prospectus Supplement.

  Unless otherwise set forth in the related Prospectus Supplement, each Seller of a Revolving Credit Loan, Home Equity Loan and a Contract will have represented that such Revolving Credit Loan, Home Equity Loan or Contract was originated in compliance with then applicable state laws, including usury laws, in all material respects. However, the Mortgage Rates on the Revolving Credit Loans and the Home Equity Loans will be subject to applicable usury laws as in effect from time to time.

ALTERNATIVE MORTGAGE INSTRUMENTS

  Alternative mortgage instruments, including adjustable rate mortgage loans and adjustable rate cooperative loans, and early ownership mortgage loans, originated by non-federally chartered lenders have historically been subjected to a variety of restrictions. Such restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn-St Germain Act ("TITLE VIII"). Title VIII provides that, notwithstanding any state law to the contrary, (i) state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the Currency with respect to the origination of alternative mortgage instruments by national banks, (ii) state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration with

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

respect to origination of alternative mortgage instruments by federal credit unions and (iii) all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mutual savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board, predecessor to the Office of Thrift Supervision, with respect to origination of alternative mortgage instruments by federal savings and loan associations. Title VIII also provides that any state may reject applicability of the provisions of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of such provisions. Certain states have taken such action.

FORMALDEHYDE LITIGATION WITH RESPECT TO MANUFACTURED HOUSING CONTRACTS

  A number of lawsuits are pending in the United States alleging personal injury from exposure to the chemical formaldehyde, which is present in many building materials, including such components of manufactured housing as plywood flooring and wall paneling. Some of these lawsuits are pending against manufacturers of manufactured housing, suppliers of component parts and related persons in the distribution process. The Depositor is aware of a limited number of cases in which plaintiffs have won judgments in these lawsuits.

  Under the FTC Rule, which is described above under "--Consumer Protection Laws" and "Consumer Protection Laws with Respect to Manufactured Housing Contracts", the holder of any Contract secured by a Manufactured Home with respect to which a formaldehyde claim has been successfully asserted may be liable to the obligor for the amount paid by the obligor on the related Contract and may be unable to collect amounts still due under the Contract. The successful assertion of such claim constitutes a breach of a representation or warranty of the Seller, and the related Trust Fund would suffer a loss only to the extent that (i) the Seller breached its obligation to repurchase the Contract in the event an obligor is successful in asserting such a claim, and (ii) the Seller, the Depositor or the Indenture Trustee were unsuccessful in asserting any claim of contribution or subrogation on behalf of the Noteholders against the manufacturer or other persons who were directly liable to the plaintiff for the damages. Typical products liability insurance policies held by manufacturers and component suppliers of Manufactured Homes may not cover liabilities arising from formaldehyde in manufactured housing, with the result that recoveries from such manufacturers, suppliers or other persons may be limited to their corporate assets without the benefit of insurance.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

  Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "RELIEF ACT"), a Mortgagor who enters military service after the origination of such Mortgagor's Revolving Credit Loan, Home Equity Loan and certain Contracts (including a Mortgagor who was in reserve status and is called to active duty after origination of the Revolving Credit Loan, Home Equity Loan and certain Contracts) may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such Mortgagor's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to Mortgagors who are members of the Air Force, Army, Marines, Navy, National Guard, Reserves, Coast Guard, and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to Mortgagors who enter military service (including reservists who are called to active duty) after origination of the related Revolving Credit Loan, Home Equity Loan and related Contract, no information can be provided as to the number of loans that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of the Master Servicer to collect full amounts of interest on certain of the Revolving Credit Loans, Home Equity Loans and Contracts. Any shortfall in interest collections resulting from the application of the Relief Act or similar legislation or regulations, which would not be recoverable from the related Revolving Credit Loans, Home Equity Loans and Contracts, would result in a reduction of the amounts payable to the holders of the related Notes, and may not be covered by the applicable form of credit enhancement provided in connection with the related series of Notes. In addition, the Relief Act imposes limitations that would impair the ability of the Master Servicer to foreclose on an affected Revolving Credit Loan, Home Equity Loan or Contract during the Mortgagor's period of active duty status, and, under certain

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

circumstances, during an additional three month period thereafter. Thus, in the event that the Relief Act or similar legislation or regulations applies to any Revolving Credit Loan, Home Equity Loan and Contract which goes into default, there may be delays in payment and losses on the related Notes in connection therewith. Any other interest shortfalls, deferrals or forgiveness of payments on the Revolving Credit Loans, Home Equity Loans and Contracts resulting from similar legislation or regulations may result in delays in payments or losses to Noteholders of the related series.

FORFEITURES IN DRUG AND RICO PROCEEDINGS

  Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations ("RICO") statute can be seized by the government if the property was used in, or purchased with the proceeds of, such crimes. Under procedures contained in the Comprehensive Crime Control Act of 1984 (the "CRIME CONTROL ACT"), the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property," including the holders of mortgage loans.

  A lender may avoid forfeiture of its interest in the property if it establishes that: (i) its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or (ii) the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.

JUNIOR MORTGAGES; RIGHTS OF SENIOR MORTGAGEES

  The Revolving Credit Loans, Home Equity Loans, certain Contracts or certain Private Securities included in the Trust Fund for a series will be secured by mortgages or deeds of trust which generally will be junior to other mortgages or deeds of trust held by other lenders or institutional investors. The rights of the Trust Fund (and therefore the Noteholders), as mortgagee under a junior mortgage, are subordinate to those of the mortgagee under the senior mortgage, including the prior rights of the senior mortgagee to receive hazard insurance and condemnation proceeds and to cause the property securing the Revolving Credit Loan, Home Equity Loan or Contract to be sold upon default of the mortgagor, which may extinguish the junior mortgagee's lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, in certain cases, either reinitiates or satisfies the defaulted senior loan or loans. A junior mortgagee may satisfy a defaulted senior loan in full or, in some states, may cure such default and bring the senior loan current thereby reinstating the senior loan, in either event usually adding the amounts expended to the balance due on the junior loan. In most states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee. Where applicable law or the terms of the senior mortgage or deed of trust do not require notice of default to the junior mortgagee, the lack of any such notice may prevent the junior mortgagee from exercising any right to reinstate the loan which applicable law may provide.

  The standard form of the mortgage or deed of trust used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in such order as the mortgagee may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under underlying senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of junior mortgages in the order of their priority. Another provision sometimes found in the form of the mortgage or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which are prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to

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

maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage. Upon a failure of the mortgagor to perform any of these obligations, the mortgagee or beneficiary is given the right under certain mortgages or deeds of trust to perform the obligation itself, at its election, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by a senior mortgagee become part of the indebtedness secured by the senior mortgage.

  The form of credit line trust deed or mortgage used by most institutional lenders which make Revolving Credit Loans typically contains a "future advance" clause, which provides, in essence, that additional amounts advanced to or on behalf of the borrower by the beneficiary or lender are to be secured by the deed of trust or mortgage. The priority of the lien securing any advance made under the clause may depend in most states on whether the deed of trust or mortgage is designated as a credit line deed of trust or mortgage. If the beneficiary or lender advances additional amounts, the advance is entitled to receive the same priority as amounts initially advanced under the trust deed or mortgage, notwithstanding the fact that there may be junior trust deeds or mortgages and other liens which intervene between the date of recording of the trust deed or mortgage and the date of the future advance, and notwithstanding that the beneficiary or lender had actual knowledge of such intervening junior trust deeds or mortgages and other liens at the time of the advance. In most states, the trust deed or mortgage lien securing mortgage loans of the type which includes Revolving Credit Loans applies retroactively to the date of the original recording of the trust deed or mortgage, provided that the total amount of advances under the Credit Limit does not exceed the maximum specified principal amount of the recorded trust deed or mortgage, except as to advances made after receipt by the lender of a written notice of lien from a judgment lien creditor of the trustor.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

GENERAL

  The following is a general discussion of certain anticipated material federal income tax consequences of the purchase, ownership and disposition of the Notes offered hereunder. This discussion has been prepared with the advice of Thacher Proffitt & Wood and Orrick, Herrington & Sutcliffe LLP, counsel to the Company. This discussion is directed solely to Noteholders that hold the Notes as capital assets within the meaning of Section 1221 of the Code and does not purport to discuss all federal income tax consequences that may be applicable to particular categories of investors, some of which (such as banks, insurance companies and foreign investors) may be subject to special rules. Further, the authorities on which this discussion, and the opinion referred to below are based, are subject to change or differing interpretations, which could apply retroactively. Taxpayers and preparers of tax returns should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice (i) is given with respect to events that have occurred at the time the advice is rendered and is not given with respect to the consequences of contemplated actions, and (ii) is directly relevant to the determination of an entry on a tax return. Accordingly, taxpayers should consult their tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed herein. In addition to the federal income tax consequences described herein, potential investors should consider the state and local tax consequences, if any, of the purchase, ownership and disposition of the Notes. See "State and Other Tax Consequences." Noteholders are advised to consult their tax advisors concerning the federal, state, local or other tax consequences to them of the purchase, ownership and disposition of the Notes offered hereunder.

  Upon the issuance of the Notes, Thacher Proffitt & Wood or Orrick, Herrington & Sutcliffe LLP ("TAX COUNSEL"), counsel to the Company, will deliver its opinion generally to the effect that, for federal income tax purposes, assuming compliance with all provisions of the Indenture, Trust Agreement and certain related documents, (i) the Notes will be treated as indebtedness and (ii) the Issuer, as created pursuant to the terms and conditions of the Trust Agreement, will not be characterized as an association (or publicly traded partnership within the meaning of Code section 7704) taxable as a corporation or as a taxable mortgage pool within the

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

meaning of Code section 7701(i). The following discussion is based in part upon the rules governing original issue discount that are set forth in Code sections 1271-1273 and 1275 and in the Treasury regulations issued thereunder (the "OID REGULATIONS"). The OID Regulations do not adequately address certain issues relevant to, and in some instances provide that they are not applicable to, securities such as the Notes. For purposes of this tax discussion, references to a "Noteholder" or a "holder" are to the beneficial owner of a Note.

 Status as Real Property Loans

  (i) Notes held by a domestic building and loan association will not constitute "loans . . . secured by an interest in real property" within the meaning of Code section 7701(a)(19)(C)(v); and (ii) Notes held by a real estate investment trust will not constitute "real estate assets" within the meaning of Code section 856(c)(5)(A) and interest on Notes will not be considered "interest on obligations secured by mortgages on real property" within the meaning of Code section 856(c)(3)(B).

 Original Issue Discount

  The Notes are not expected to be considered issued with original issue discount since the principal amount of the Notes will not exceed their issue price by more than a de minimis amount. The stated interest thereon will be taxable to a Noteholder as ordinary interest income when received or accrued in accordance with such Noteholder's method of tax accounting. Under the OID Regulations, a holder of a Note issued with a de minimis amount of original issue discount must include such discount in income, on a pro rata basis, as principal payments are made on the Note.

  The original issue discount, if any, on a Note would be the excess of its stated redemption price at maturity over its issue price. The issue price of a particular class of Notes will be the first cash price at which a substantial amount of Notes of that class is sold (excluding sales to bond houses, brokers and underwriters) on the date of their initial issuance (the "CLOSING DATE"). Under the OID Regulations, the stated redemption price of a Note is equal to the total of all payments to be made on such Note other than "qualified stated interest." "Qualified stated interest" includes interest that is unconditionally payable at least annually at a single fixed rate, or in the case of a variable rate debt instrument, at a "qualified floating rate," an "objective rate," a combination of a single fixed rate and one or more "qualified floating rates" or one "qualified inverse floating rate," or a combination of "qualified floating rates" that generally does not operate in a manner that accelerates or defers interest payments on such Note.

  In the case of Notes bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion thereof will vary according to the characteristics of such Notes. In general terms original issue discount is accrued by treating the interest rate of the Notes as fixed and making adjustments to reflect actual interest rate adjustments.

  Certain classes of the Notes may provide for the first interest payment with respect to such Notes to be made more than one month after the date of issuance, a period which is longer than the subsequent monthly intervals between interest payments. Assuming the "accrual period" (as defined below) for original issue discount is each monthly period that ends on a Distribution Date, in some cases, as a consequence of this "long first accrual period," some or all interest payments may be required to be included in the stated redemption price of the Note and accounted for as original issue discount.

  In addition, if the accrued interest to be paid on the first Distribution Date is computed with respect to a period that begins prior to the Closing Date, a portion of the purchase price paid for a Note will reflect such accrued interest. In such cases, information returns to the Noteholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued with respect to periods prior to the Closing Date is treated as part of the overall purchase price of such Note (and not as a separate asset the purchase price of which is recovered entirely out of interest received on the next Distribution Date) and that portion of the interest paid on the first Distribution Date in excess of interest accrued for a number of days corresponding to

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

the number of days from the Closing Date to the first Distribution Date should be included in the stated redemption price of such Note. However, the OID Regulations state that all or some portion of such accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first Distribution Date. It is unclear how an election to do so would be made under the OID Regulations and whether such an election could be made unilaterally by a Noteholder.

  Notwithstanding the general definition of original issue discount, original issue discount on a Note will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the Note multiplied by its weighted average maturity. For this purpose, the weighted average maturity of the Note is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of such Note, by multiplying (i) the number of complete years (rounding down for partial years) from the issue date until such payment is expected to be made (possibly taking into account a prepayment assumption) by (ii) a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity of such Note. Under the OID Regulations, original issue discount of only a de minimis amount (other than de minimis original issue discount attributable to a so-called "teaser" interest rate or an initial interest holiday) will be included in income as each payment of stated principal is made, based on the product of the total amount of such de minimis original issue discount and a fraction, the numerator of which is the amount of such principal payment and the denominator of which is the outstanding stated principal amount of the Note. The OID Regulations also would permit a Noteholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "--Market Discount" for a description of such election under the OID Regulations.

  If original issue discount on a Note is in excess of a de minimis amount, the holder of such Certificate must include in ordinary gross income the sum of the "daily portions" of original issue discount for each day during its taxable year on which it held such Note, including the purchase date but excluding the disposition date. In the case of an original holder of a Note, the daily portions of original issue discount will be determined as follows.

  As to each "accrual period," that is, unless otherwise stated in the related Prospectus Supplement, each period that ends on a date that corresponds to the day prior to each Distribution Date and begins on the first day following the immediately preceding accrual period (or in the case of the first such period, begins on the Closing Date), a calculation will be made of the portion of the original issue discount that accrued during such accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of (i) the sum of (A) the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the Note, if any, in future periods and (B) the distributions made on such Note during the accrual period of amounts included in the stated redemption price, over
(ii) the adjusted issue price of such Note at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated using a discount rate equal to the original yield to maturity of the Notes, and possibly assuming that distributions on the Note will be received in future periods based on the Trust Assets being prepaid at a rate equal to a prepayment assumption. For these purposes, the original yield to maturity of the Note would be calculated based on its issue price and possibly assuming that distributions on the Note will be made in all accrual periods based on the Trust Assets being prepaid at a rate equal to a prepayment assumption. The adjusted issue price of a Note at the beginning of any accrual period will equal the issue price of such Note, increased by the aggregate amount of original issue discount that accrued with respect to such Note in prior accrual periods, and reduced by the amount of any distributions made on such Note in prior accrual periods of amounts included in its stated redemption price. The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for such day.

  A subsequent purchaser of a Note that purchases such Note at a price (excluding any portion of such price attributable to accrued qualified stated interest) less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount with respect to such Note. However, each such daily portion will be reduced, if such cost is in excess of its "adjusted issue price," in proportion to the ratio such excess bears to the aggregate original issue discount remaining to be accrued on

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

such Note. The adjusted issue price of a Note on any given day equals the sum of (i) the adjusted issue price (or, in the case of the first accrual period, the issue price) of such Note at the beginning of the accrual period which includes such day and (ii) the daily portions of original issue discount for all days during such accrual period prior to such day.

 Market Discount

  A Noteholder that purchases a Note at a market discount, that is, assuming the Note is issued without original issue discount, at a purchase price less than its remaining stated principal amount, will recognize gain upon receipt of each distribution representing stated principal. In particular, under Code section 1276 such a Noteholder generally will be required to allocate the portion of each such distribution representing stated principal first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A Noteholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such Noteholder on or after the first day of the first taxable year to which such election applies. In addition, the OID Regulations permit a Noteholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were made with respect to a Note with market discount, the Noteholder would be deemed to have made an election to include currently market discount in income with respect to all other debt instruments having market discount that such Noteholder acquires during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, a Noteholder that made this election for a Note that is acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Noteholder owns or acquires. See "--Premium" below. Each of these elections to accrue interest, discount and premium with respect to a Note on a constant yield method or as interest would be irrevocable.

  However, market discount with respect to a Note will be considered to be de minimis for purposes Code section 1276 if such market discount is less than 0.25% of the remaining principal amount of such Note multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, possibly taking into account a prepayment assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "--Original Issue Discount" above. Such treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

  Code section 1276(b)(3) specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, certain rules described in the legislative history to Code section 1276 (the "COMMITTEE REPORT") apply. The Committee Report indicates that in each accrual period market discount on Notes should accrue, at the Noteholder's option: (i) on the basis of a constant yield method, or (ii) in the case of a Note issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the Notes as of the beginning of the accrual period. Moreover, any prepayment assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of a Note purchased at a discount in the secondary market. Further, it is uncertain whether a prepayment assumption would be required to be used for the Notes if they were issued with original issue discount.

  To the extent that Notes provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly

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

slower than the rate at which such discount would accrue if it were original issue discount. Moreover, in any event a holder of a Note generally will be required to treat a portion of any gain on the sale or exchange of such Note as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

  Further, under Code section 1277 a holder of a Note may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a Note purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

 Premium

  If a holder purchases a Note for an amount greater than its remaining principal amount, such holder will be considered to have purchased such Note with amortizable bond premium equal in amount to such excess, and may elect to amortize such premium using a constant yield method over the remaining term of the Note and to offset interest otherwise to be required to be included in income in respect of such Note by the premium amortized in such taxable year. If such an election is made, it will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. The OID Regulations also permit Noteholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the Noteholder as having made the election to amortize premium generally. See "--Market Discount" above. The Committee Report states that the same rules that apply to accrual of market discount (which rules may require use of a prepayment assumption in accruing market discount with respect to Notes without regard to whether such Notes have original issue discount) would also apply in amortizing bond premium under Code section 171.

 Realized Losses

  Under Code section 166, both corporate and noncorporate holders of the Notes that acquire such Notes in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their Notes become wholly or partially worthless as the result of one or more realized losses on the Trust Assets. However, it appears that a noncorporate holder that does not acquire a Note in connection with a trade or business will not be entitled to deduct a loss under Section 166 of the Code until such holder's Note becomes wholly worthless (i.e., until its outstanding principal balance has been reduced to zero) and that the loss will be characterized as a short-term capital loss.

  Each holder of a Note will be required to accrue interest and original issue discount with respect to such Note, without giving effect to any reductions in distributions attributable to defaults or delinquencies on the Trust Assets until it can be established that any such reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a Note could exceed the amount of economic income actually realized by the holder in such period. Although the holder of a Note eventually will recognize a loss or reduction in income attributable to previously accrued and included income that, as the result of a realized loss, ultimately will not be realized, the law is unclear with respect to the timing and character of such loss or reduction in income.

 Sales of Notes

  If a Note is sold, the selling Noteholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the Note. The adjusted basis of a Note generally will equal the cost of such Note to such Noteholder, increased by the amount of any original issue discount or market discount previously reported by such Noteholder with respect to such Note and reduced by any amortized

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

premium and any principal payment received by such Noteholder. Except as provided in the following three paragraphs, any such gain or loss will be capital gain or loss, provided such Note is held as a capital asset (generally, property held for investment) within the meaning of Code section 1221. The Code as of the date of this Prospectus provides for a top marginal tax rate of 39.6% for individuals and a maximum marginal rate for long-term capital gains of individuals of 28%. No such rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

  Gain recognized on the sale of a Note by a seller who purchased such Note at a market discount will be taxable as ordinary income in an amount not exceeding the portion of such discount that accrued during the period such Note was held by such holder, reduced by any market discount included in income under the rules described above under "--Market Discount" and "-- Premium."

  A portion of any gain from the sale of a Note that might otherwise be capital gain may be treated as ordinary income to the extent that such Note is held as part of a "conversion transaction" within the meaning of Code section 1258. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in such transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate" (which rate is computed and published monthly by the IRS) at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

  Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for the taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

 Backup Withholding

  Payments of interest and principal, as well as payments of proceeds from the sale of Notes, may be subject to the "backup withholding tax" under Section 3406 of the Code at a rate of 31% if recipients of such payments fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from such tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

  The Issuer will report to the Holders and to the IRS for each calendar year the amount of any "reportable payments" during such year and the amount of tax withheld, if any, with respect to payments on the Notes.

 Tax Treatment of Foreign Investors

  Interest paid on a Note to a nonresident alien individual, foreign partnership or foreign corporation that has no connection with the United States other than holding Notes ("NONRESIDENTS") will normally qualify as portfolio interest (except where (i) the recipient is a holder, directly or by attribution, of 10% or more of the capital or profits interest in the Issuer, or (ii) the recipient is a controlled foreign corporation to which the Issuer is a related person) and will be exempt from federal income tax. Upon receipt of appropriate ownership statements, the Issuer normally will be relieved of obligations to withhold tax from such interest payments. These provisions supersede the generally applicable provisions of United States law that would otherwise require the issuer to withhold at a 30% rate (unless such rate were reduced or eliminated by an applicable tax treaty) on, among other things, interest and other fixed or determinable, annual or periodic income paid to Nonresidents. For these purposes a Noteholder may be considered to be related to the Issuer by holding a Certificate or by having common ownership with any other holder of a Certificate or any affiliate thereof.

                       STATE AND OTHER TAX CONSEQUENCES

  In addition to the federal income tax consequences described in "Certain Federal Income Tax Consequences," potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the Notes offered hereunder. State tax law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their tax advisors with respect to the various tax consequences of investments in the Notes offered hereunder.

                             ERISA CONSIDERATIONS

  ERISA imposes certain fiduciary responsibility requirements and prohibited transaction restrictions on employee pension and welfare benefit plans subject to ERISA ("ERISA PLANS"). Section 4975 of the Code imposes similar prohibited transaction restrictions on tax-qualified retirement plans described in
Section 401(a) of the Code ("QUALIFIED RETIREMENT PLANS") and on individual retirement accounts and annuities ("IRAS") described in Section 408 of the Code (collectively, "TAX-FAVORED PLANS").

  Certain employee benefit plans, such as governmental plans (as defined in Section 3(32) of ERISA), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA), are not subject to the ERISA requirements discussed herein. Accordingly, assets of such plans may be invested in Notes without regard to the ERISA considerations described below, subject to the provisions of applicable federal, state and local law. Any such plan that is a Qualified Retirement Plan and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in Section 503 of the Code.

  In addition to imposing general fiduciary responsibility requirements, including those of investment prudence and diversification and the requirement that a Plan's investment be made in accordance with the documents governing the Plan, Section 406 of ERISA and Section 4975 of the Code prohibit a broad range of transactions involving assets of ERISA Plans and Tax-Favored Plans (collectively, "PLANS") and persons ("PARTIES IN INTEREST" under ERISA or "DISQUALIFIED PERSONS" under the Code, collectively, "PARTIES IN INTEREST") who have certain specified relationships to the Plans, unless a statutory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to a penalty (or an excise tax) imposed pursuant to Section 502(i) of ERISA or Section 4975 of the Code, unless a statutory or administrative exemption is available.

PLAN ASSET REGULATIONS

  An investment of the assets of a Plan in Notes may cause the underlying Trust Assets and other assets included in the Trust Fund to be deemed "Plan Assets" of such Plan. The U.S. Department of Labor (the "DOL") has promulgated regulations at 29 C.F.R. Section 2510.3-101 (the "DOL REGULATIONS") defining the term "Plan Assets" for purposes of applying the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code. Under the DOL Regulations, generally, when a Plan acquires an "equity interest" in another entity (such as the Trust
Fund), the underlying assets of that entity may be considered to be Plan Assets unless certain exceptions apply. Exceptions contained in the DOL Regulations provide that a Plan's assets will not include an undivided interest in each asset of an entity in which it makes an equity investment if:
(1) the entity is an operating company; or (2) the equity investment made by the Plan is either a "publicly-offered security" that is "widely held" (both as defined in the DOL Regulations) or a security issued by an investment company registered under the Investment Company Act of 1940, as amended; or
(3) Benefit Plan Investors do not own 25% or more in value of any class of equity interests issued by the entity. For this purpose, the term "Benefit Plan Investors" include Plans, as well as any "employee benefit plan" (as defined in Section 3(3) or ERISA) which is not subject to Title I of ERISA, such as governmental plans (as defined in Section 3(32) of ERISA), church plans (as defined in Section 3(33) of

ERISA) which have not made an election under Section 410(d) of the Code, foreign plans and any entity whose underlying assets include Plan Assets by reason of a Plan's investment in the entity. The DOL Regulations provide that the term "equity interest" means any interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no "substantial equity features." Because of the factual nature of certain of the rules governing the applicability of the above-described exceptions under the DOL Regulations, Plans or persons investing Plan Assets should not acquire any Note which may be deemed in the respective Prospectus Supplement to have "substantial equity features" in reliance upon the availability of any such exception. For purposes of this section "ERISA Considerations," the term "Plan Assets" or "assets of a Plan" has the meaning specified in the DOL Regulations and includes an undivided interest in the underlying assets of certain entities in which a Plan invests.

  The prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code may apply to a Trust Fund and cause the Company, the Master Servicer, any Subservicer, any Administrator, the Indenture Trustee, the Owner Trustee, the obligor under any credit enhancement mechanism or certain affiliates thereof to be considered or become Parties in Interest with respect to an investing Plan (or of a Plan holding an interest in an investing entity). If so, the acquisition or holding of Notes by or on behalf of the investing Plan could also give rise to a prohibited transaction under ERISA and Section 4975 of the Code, unless a statutory or administrative exemption is available. Notes acquired by a Plan may be assets of that Plan. Under the DOL Regulations, the Trust Fund, including the Trust Assets and the other assets held in the Trust Fund, may also be deemed to be assets of each Plan that acquires Notes. Special caution should be exercised before Plan Assets are used to acquire a Note in such circumstances, especially if, with respect to such assets, the Company, the Master Servicer, any Subservicer, any Administrator, the Indenture Trustee, the Owner Trustee, the obligor under any credit enhancement mechanism or an affiliate thereof either (i) has investment discretion with respect to the investment of Plan Assets or (ii) has authority or responsibility to give (or regularly gives) investment advice with respect to Plan Assets for a fee pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such Plan Assets.

  Any person who has discretionary authority or control with respect to the management or disposition of Plan Assets and any person who provides investment advice with respect to such Plan Assets for a fee (in the manner described above) is a fiduciary of the investing Plan. If the Trust Assets or other assets in the Trust Fund were to constitute Plan Assets, then any party exercising management or discretionary control with respect to those Plan Assets may be deemed to be a Plan "fiduciary," and thus subject to the fiduciary responsibility requirements of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code with respect to any investing Plan. Therefore, if the Trust Assets and other assets included in the Trust Fund were to constitute Plan Assets, then the acquisition or holding of Notes by or on behalf of a Plan or with Plan Assets, as well as the operation of the Trust Fund, may constitute or involve a prohibited transaction under ERISA and
Section 4975 of the Code, unless a statutory or administrative exemption is available.

PROHIBITED TRANSACTION EXEMPTIONS

  A Plan fiduciary or other Plan Asset investor should consider the availability of certain class exemptions granted by the DOL, which provide relief from certain of the prohibited transaction provisions of ERISA and the related excise tax provisions of the Code, including Prohibited Transaction Class Exemption ("PTCE") 95-60, regarding transactions by insurance company general accounts. The respective Prospectus Supplement may contain additional information regarding the application of PTCE 95-60 or other DOL class exemptions with respect to the Notes offered thereby.

INSURANCE COMPANY GENERAL ACCOUNTS

  In addition to any exemption that may be available under PTCE 95-60 for the purchase and holding of the Notes by an insurance company general account, the Small Business Job Protection Act of 1996 added a new Section 401(c) to ERISA, which provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and Section 4975 of the Code, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account. Pursuant to Section 401(c) of ERISA, the DOL is required to issue final regulations ("401(C) REGULATIONS") no later than December 31, 1997 which are to provide guidance for the purpose of determining, in cases where insurance policies supported by an insurer's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan Assets.
Section 401(c) of ERISA generally provides that, until the date which is 18 months after the 401(c) Regulations become final, no person shall be subject to liability under Part 4 of Title I of ERISA and Section 4975 of the Code on the basis of a claim that the assets of an insurance company general account constitute Plan Assets, unless (i) as otherwise provided by the Secretary of Labor in the 401(c) Regulations to prevent avoidance of the regulations or
(ii) an action is brought by the Secretary of Labor for certain breaches of fiduciary duty which would also constitute a violation of federal or state criminal law. Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as Plan Assets. In addition, because Section 401(c) does not relate to insurance company separate accounts, separate account assets are still treated as Plan Assets of any Plan invested in such separate account. Insurance companies contemplating the investment of general account assets in the Notes should consult with their legal counsel with respect to the applicability of Section 401(c) of ERISA, including the general account's ability to continue to hold the Notes after the date which is 18 months after the date the 401(c) Regulations become final.

REPRESENTATION FROM PLANS INVESTING IN NOTES WITH "SUBSTANTIAL EQUITY
FEATURES"

  If the related Prospectus Supplement provides that any of the Notes being issued have "substantial equity features" within the meaning of the DOL Regulations, transfers of such Notes to a Plan, to a trustee or other person acting on behalf of any Plan, or to any other person using the assets of any Plan to effect such acquisition will not be registered by the Indenture Trustee unless the transferee provides the Company, the Indenture Trustee and the Master Servicer with an opinion of counsel satisfactory to the Company, the Indenture Trustee and the Master Servicer, which opinion will not be at the expense of the Company, the Indenture Trustee or the Master Servicer, that the purchase of such Notes by or on behalf of such Plan is permissible under applicable law and will not subject the Company, the Indenture Trustee or the Master Servicer to any obligation in addition to those undertaken in the Trust Agreement.

  In lieu of such opinion of counsel, the transferee may provide a certification substantially to the effect that (x) the purchase of Notes by or on behalf of such Plan is permissible under applicable law, will not constitute or result in any non-exempt prohibited transaction under ERISA or
Section 4975 of the Code and will not subject the Company, the Indenture Trustee or the Master Servicer to any obligation in addition to those undertaken in the Trust Agreement, and (y) the following statements in at least one of (i) or (ii) is correct: (i) the transferee is an insurance company and (a) the source of funds used to purchase such Notes is an "insurance company general account" (as such term is defined in PTCE 95-60),
(b) the conditions set forth in PTCE 95-60 have been satisfied and (c) there is no Plan with respect to which the amount of such general account's reserves and liabilities for contracts held by or on behalf of such Plan and all other Plans maintained by the same employer (or any "affiliate" thereof, as defined in PTCE 95-60) or by the same employee organization exceed 10% of the total of all reserves and liabilities of such general account (as determined under PTCE 95-60) as of the date of the acquisition of such Notes; or (ii) the transferee is an insurance company and (a) the source of funds used to purchase such Notes is an insurance company general account, (b) the requirements of Sections 401(c) of ERISA and the DOL Regulations to be promulgated thereunder have been satisfied and will continue to be satisfied and (c) the insurance company represents that it understands that the operation of the general account after December 31, 1998 may affect its ability to continue to hold the Notes after the date which is 18 months after the 401(c) Regulations become final and unless an individual exemption, a class exemption issued by the DOL or an exception under 401(c) of ERISA is then available for the continued holding of Notes, if the assets of the general account constitute Plan Assets, it will dispose of the Notes prior to the date which is 18 months after the 401(c) Regulations become final.

TAX EXEMPT INVESTORS

  A Plan that is exempt from federal income taxation pursuant to Section 501 of the Code (a "TAX-EXEMPT INVESTOR") nonetheless will be subject to federal income taxation to the extent that its income is "unrelated business taxable income" ("UBTI") within the meaning of Section 512 of the Code.

CONSULTATION WITH COUNSEL

  There can be no assurance that any DOL exemption will apply with respect to any particular Plan that acquires the Notes or, even if all the conditions specified therein were satisfied, that the exemption would apply to transactions involving the Trust Fund. Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and Section 4975 of the Code and the potential consequences to their specific circumstances prior to making an investment in the Notes.

  Before purchasing a Note in reliance on any DOL exemption or Section 401(c) of ERISA, a fiduciary of a Plan or other Plan Asset investor should itself confirm that all of the specific and general conditions set forth in such exemption or Section 401(c) of ERISA would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in such exemption, a Plan fiduciary should consider its general fiduciary obligations under ERISA in determining whether to purchase a Note on behalf of a Plan.

                           LEGAL INVESTMENT MATTERS

  Each class of Notes offered hereby and by the related Prospectus Supplement will be rated at the date of issuance in one of the four highest rating categories by at least one Rating Agency. Unless otherwise specified in the related Prospectus Supplement, each Class of Notes will evidence an interest in Trust Assets primarily secured by second or more junior liens, and therefore will not constitute "mortgage related securities" for purposes of SMMEA. Accordingly, investors whose investment authority is subject to legal restrictions should consult their legal advisors to determine whether and to what extent the Notes constitute legal investments for them.

  All depository institutions considering an investment in the Notes should review the Federal Financial Institutions Examination Council's Supervisory Policy Statement on the Selection of Securities Dealers and Unsuitable Investment Practices (to the extent adopted by their respective regulators), setting forth, in relevant part, certain investment practices deemed to be unsuitable for an institution's investment portfolio, as well as guidelines for investing in certain types of mortgage related securities.

  The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits and provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying".

  There may be other restrictions on the ability of certain investors either to purchase certain classes of Notes or to purchase any class of Notes representing more than a specified percentage of the investors' assets. The Company will make no representations as to the proper characterization of any class of Notes for legal investment or other purposes, or as to the ability of particular investors to purchase any class of Notes under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of Notes. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent the Notes of any class constitute legal investments or are subject to investment, capital or other restrictions.

                                USE OF PROCEEDS

  Unless otherwise specified in the related Prospectus Supplement, substantially all of the net proceeds to be received from the sale of Notes will be applied by the Company to finance the purchase of, or to repay short-term loans incurred to finance the purchase of, the Trust Assets underlying the Notes or will be used by the Company for general corporate purposes. The Company expects that it will make additional sales of securities similar to the Notes from time to time, but the timing and amount of any such additional offerings will be dependent upon a number of factors, including the volume of mortgage loans purchased by the Company, prevailing interest rates, availability of funds and general market conditions.

                            METHODS OF DISTRIBUTION

  The Notes offered hereby and by the related Prospectus Supplements will be offered in series through one or more of the methods described below. The Prospectus Supplement prepared for each series will describe the method of offering being utilized for that series and will state the net proceeds to the Company from such sale.

  The Company intends that Notes will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular series of Notes may be made through a combination of two or more of these methods. Such methods are as follows:
    1. by negotiated firm commitment or best efforts underwriting and public re-offering by underwriters;

    2. by placements by the Company with institutional investors through dealers; and

    3. by direct placements by the Company with institutional investors.

  In addition, if specified in the related Prospectus Supplement, a series of Notes may be offered in whole or in part to the Seller of the related Trust Assets (and other assets, if applicable) that would comprise the Pool in respect of such Notes.

  If underwriters are used in a sale of any Notes (other than in connection with an underwriting on a best efforts basis), such Notes will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. Such underwriters may be broker-dealers affiliated with the Company whose identities and relationships to the Company will be as set forth in the related Prospectus Supplement. The managing underwriter or underwriters with respect to the offer and sale of a particular series of Notes will be set forth on the cover of the Prospectus Supplement relating to such series and the members of the underwriting syndicate, if any, will be named in such Prospectus Supplement.

  In connection with the sale of the Notes, underwriters may receive compensation from the Company or from purchasers of the Notes in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the Notes may be deemed to be underwriters in connection with such Notes, and any discounts or commissions received by them from the Company and any profit on the resale of Notes by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

  It is anticipated that the underwriting agreement pertaining to the sale of any series of Notes will provide that the obligations of the underwriters will be subject to certain conditions precedent, that the underwriters will be obligated to purchase all such Notes if any are purchased (other than in connection with an underwriting on a best efforts basis) and that, in limited circumstances, the Company will indemnify the several underwriters and the underwriters will indemnify the Company against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or will contribute to distribution required to be made in respect thereof.

  The Prospectus Supplement with respect to any series offered by placements through dealers will contain information regarding the nature of such offering and any agreements to be entered into between the Company and purchasers of Notes of such series.

  The Company anticipates that the Notes offered hereby will be sold primarily to institutional investors or sophisticated non-institutional investors. Purchasers of Notes, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, in connection with reoffers and sales by them of Notes. Holders of Notes should consult with their legal advisors in this regard prior to any such reoffer or sale.

                                 LEGAL MATTERS

  Certain legal matters, including certain federal income tax matters, will be passed upon for the Company by Thacher Proffitt & Wood, New York, New York, or by Orrick, Herrington & Sutcliffe LLP, New York, New York, as specified in the Prospectus Supplement.

                             FINANCIAL INFORMATION

  The Company has determined that its financial statements are not material to the offering made hereby. The Notes do not represent an interest in or an obligation of the Company. The Company's only obligations with respect to a series of Notes will be to repurchase Trust Assets upon any breach of certain limited representations and warranties made by the Company, or as otherwise provided in the applicable Prospectus Supplement.

                         INDEX OF PRINCIPAL DEFINITIONS

                                                                            PAGE
                                                                            ----
401(c) Regulations.........................................................  83
Account Balance............................................................  19
Accrual Notes..............................................................   5
Additional Balance.........................................................  19
Additional Charges.........................................................  19
Administrator..............................................................   4
Affiliated Sellers.........................................................  16
Agreements.................................................................  50
Audit Guide................................................................  48
Bankruptcy Loss............................................................  38
Beneficial Owner...........................................................  28
Book-Entry Notes...........................................................  28
CEDEL......................................................................  28
CEDEL Participants.........................................................  29
CERCLA.....................................................................  67
Certificates...............................................................   4
Clearance Cooperative......................................................  29
Closing Date...............................................................  76
CLTV.......................................................................  18
Code.......................................................................   8
Combined Loan-to-Value Ratio...............................................  18
Commission.................................................................   2
Committee Report...........................................................  78
Contracts..................................................................   1
Cooperative................................................................  59
Cooperative Loans..........................................................  16
Cooperative Note...........................................................  59
Cooperative Notes..........................................................  16
Credit Enhancer............................................................  39
Credit Line Agreements.....................................................  19
Credit Utilization Rate....................................................  18
Crime Control Act..........................................................  74
Custodial Account..........................................................  32
Custodian..................................................................  31
Defaulted Loan Loss........................................................  38
Deleted Loan...............................................................  26
Depositaries...............................................................  28
Designated Seller..........................................................  17
Designated Seller Transaction..............................................  17
Determination Date.........................................................  35
Disqualified Persons.......................................................  81
DOL........................................................................  81
DOL Regulations............................................................  81
Draw.......................................................................  19
Draw Period................................................................  19
DTC........................................................................  28
DTC Participants...........................................................  28
Eligible Account...........................................................  33
Eligible Substitute Loan...................................................  26
Environmental Lien.........................................................  67

                                                                            PAGE
                                                                            ----
ERISA......................................................................   8
ERISA Plans................................................................  81
Euroclear..................................................................  28
Euroclear Operator.........................................................  29
Euroclear Participants.....................................................  29
Event of Default...........................................................  51
Excess Interest............................................................  40
Excess Spread..............................................................   4
Exchange Act...............................................................   2
Excluded Spread............................................................   4
Extraordinary Losses.......................................................  38
FDIC.......................................................................  24
FHA........................................................................   1
FHA Claims Administration Agreement........................................  13
FHA Claims Administrator...................................................  13
FHA Insurance Amount.......................................................  43
FHA Regulations............................................................  42
FHA Reserve................................................................  43
Finance Charge.............................................................  19
Financial Guaranty Insurance Policy........................................  39
Fraud Loss.................................................................  38
FTC Rule...................................................................  68
Funding Account............................................................  36
Garn-St Germain Act........................................................  68
GMAC Mortgage..............................................................   1
Gross Margin...............................................................  19
Guide......................................................................  21
High Cost Loans............................................................  67
Holder-in-Due-Course.......................................................  68
Home Equity Loans..........................................................   1
Home Equity Program........................................................  21
Home Improvement Contracts.................................................   1
Home Improvements..........................................................   1
HUD........................................................................  42
Indenture..................................................................   1
Indenture Trustee..........................................................   4
Index......................................................................  19
Indirect Participants......................................................  28
Installment Contract.......................................................  71
Insurance Proceeds.........................................................  32
Insurer....................................................................  39
Interest Rate..............................................................   5
IRAs.......................................................................  81
Issuer.....................................................................   4
Junior Ratio...............................................................  18
Letter of Credit...........................................................  39
Letter of Credit Bank......................................................  39
Liquidated Loan............................................................  47
Liquidation Proceeds.......................................................  32
Manufactured Homes.........................................................  20
Manufactured Housing Contracts.............................................   1

                                                                            PAGE
                                                                            ----
Master Commitments.........................................................  21
Mortgage Notes.............................................................  16
Mortgage Rate..............................................................  19
Mortgaged Properties.......................................................   5
Mortgagor..................................................................  10
National Housing Act.......................................................   6
Net Mortgage Rate..........................................................  54
Nonresidents...............................................................  80
Note Registrar.............................................................  28
Noteholder.................................................................  28
Notes......................................................................   1
OID Regulations............................................................  76
Overcollateralization......................................................  40
Owner Trustee..............................................................   4
Ownership Interest.........................................................  17
Participants...............................................................  28
Parties in Interest........................................................  81
Paying Agent...............................................................  34
Payment Account............................................................  33
Payment Date...............................................................   6
Percentage Interest........................................................  35
Permitted Investments......................................................  33
Plan Assets................................................................  81
Plans......................................................................  81
Pool.......................................................................   1
Private Securities.........................................................   6
PTCE.......................................................................  82
Purchase Price.............................................................  26
Qualified Insurer..........................................................  41
Qualified Retirement Plans.................................................  81
Rating Agency..............................................................   8
Realized Loss..............................................................  38
Record Date................................................................  34
Registration Statement.....................................................   2
Relief Act.................................................................  73
REO Loan...................................................................  47
Reserve Fund...............................................................  40
Residential Funding........................................................   4
Revolving Credit Loans.....................................................   1
RICO.......................................................................  74
Securities.................................................................   1
Securityholders............................................................  31
Sellers....................................................................  16
Senior/Subordinate Series..................................................  27
Servicing Advances.........................................................  34
Servicing Agreement........................................................  44
Servicing Default..........................................................  50
Single Note................................................................  36
SMMEA......................................................................   8
Special Hazard Loss........................................................  38
Special Purpose Entity.....................................................  17

                                                                            PAGE
                                                                            ----
Spread Account.............................................................   40
Stated Principal Balance...................................................   38
Strip Note.................................................................    5
Subordinate Securities.....................................................    5
Subservicers...............................................................   18
Subservicing Account.......................................................   32
Subservicing Agreement.....................................................   27
Tax Counsel................................................................   75
Tax-Exempt Investor........................................................   84
Tax-Favored Plans..........................................................   81
Terms and Conditions.......................................................   29
Title I....................................................................    6
Title I Contracts..........................................................    1
Title I Lenders............................................................   42
Title I Loans..............................................................   42
Title V....................................................................   71
Title VIII.................................................................   72
Transfer Report............................................................   43
Trust Agreement............................................................    1
Trust Assets...............................................................    1
Trust Fund................................................................. 1, 4
UBTI.......................................................................   84
UCC........................................................................   64
Unaffiliated Sellers.......................................................   16
Unsecured Contract.........................................................   14

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